================================================================================

   As filed with the Securities and Exchange Commission on March 3, 1997
                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                                 UP SEDONA, INC.
      (Exact Name of Registrant as specified in its governing instruments)

                             ---------------------

                               2601 E. THOMAS ROAD
                                    SUITE 225
                             PHOENIX, ARIZONA 85018
                                 (602) 955-9190
                    (Address of principal executive offices)

                             ---------------------

                                 UP Sedona, Inc.
             2601 E. Thomas Road, Suite 225, Phoenix, Arizona 85018
                                 (602) 955-9190
                     (Name and address of agent for service)

                                   COPIES TO:

                               Jean E. Harris, Esq
                          O'Connor, Cavanagh, Anderson,
                         Killingsworth & Beshears, P.A.
                       One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012-1656
                                 (602) 263-2400

          APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE
           SECURITIES TO THE PUBLIC: As soon as practicable after the
                    Registration Statement becomes effective.

                               CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                             PROPOSED MAXIMUM
                          TITLE OF                              AGGREGATE         AMOUNT OF
                 SECURITIES BEING REGISTERED                 OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------
Condominium Units coupled with mandatory rental pool.......    $42,500,000      $12,878.79(1)
==============================================================================================

(1) Calculated pursuant to Rule 457(o) of the Rules and Regulations under the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS                          Subject to Completion, dated March 3, 1997
----------

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   $42,500,000


                  UP Sedona, Inc., is offering for sale 225 condominium units ("Units") in the Sedona Golf Resort and Conference Center as a business investment. Each Unit is subject to a mandatory Hotel Operating and Rental Pool Agreement wherein Delta Hotels International, Inc. will manage the Hotel on behalf of the owners. Each owner will receive fee title to a Unit, which includes an undivided interest in the common areas that constitute the Hotel.

                  The Units sell for between $159,500 and $199,850, depending on the size and location within the Hotel. The Hotel consists of one-bedroom, executive and studio Units. The price varies based on the location within the Hotel.

        ================================================================
                  UNIT             Number
               DESCRIPTION       Available           Price Range
        ----------------------------------------------------------------
        OB 1   -  One Bedroom         116           $188,850 - $196,850
        OB 2   -  One Bedroom          12           $191,850 - $199,850
        OB 3   -  One Bedroom          12           $191,850 - $199,850
        OB 7   -  One Bedroom          12           $191,850 - $199,850
        OB 8   -  One Bedroom          16           $191,850 - $199,850
        OB 10  -  One Bedroom           3           $194,350 - $196,850
        ST 1   -  Studio               44           $159,500 - $167,500
        ST 2   -  Studio                4           $167,300 - $169,800
        EX 1   -  Executive             6                $183,900
        ================================================================

Selling commissions of up to _____% of the gross sales price of the Unit will be paid to broker-dealers selected by UP Sedona, Inc. to participate in the offering.

--------------------------------------------------------------------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The information in this Prospectus is not complete and may be amended. UP Sedona, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

              The date of this Prospectus is ________________, 1997
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




                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS...........................................  1

SUMMARY.........................................................  3

RISK FACTORS....................................................  6
     Negative Cash Flow.........................................  6
     Dependence on the Hotel Operator...........................  6
     Dependence on Golf Operator................................  6
     Competition................................................  6
     Operating Risks............................................  7
     Seasonal Fluctuations......................................  7
     Transportation/Access......................................  7
     Insurance..................................................  7
     Limited Resale.............................................  7
     Environmental Laws.........................................  8
     Significant Income Tax Considerations to Owners............  8

THE HOTEL....................................................... 10
     General.................................................... 10
     The Units.................................................. 10
     Conference Facilities...................................... 10
     Other Facilities........................................... 11
     Recreational Amenities..................................... 11
     Additional Benefits to Owners.............................. 11
     The Sedona Golf Resort..................................... 11
         The Golf Course........................................ 11
         Multi/Single Family Residential Development............ 11
         Commercial/Retail Development.......................... 12
         The Ridge Timeshare Resort............................. 12

THE HOTEL INDUSTRY.............................................. 13
     General.................................................... 13
     Resort Market.............................................. 13
     Arizona.................................................... 15
     The Sedona Market.......................................... 16
         Sedona   .............................................. 16
         Market Overview........................................ 16
         Competition............................................ 17
         Resort Market Seasonality.............................. 21
         Market Demand.......................................... 21
         Future Demand Growth................................... 22
         Prospective New Resort Supply.......................... 23
         Market Penetration for the Hotel....................... 23
         Average Daily Rate..................................... 24
         Conclusion............................................. 24

BASIS FOR FORECASTS AND SUMMARY OF SELECTED
     FINANCIAL PERFORMANCE...................................... 25

THE HOTEL OPERATOR.............................................. 27
     Delta Hotels International, Inc............................ 27

MANAGEMENT OF THE HOTEL AND THE RENTAL POOL..................... 29
     Management of the Rental Pool.............................. 29
         Mandatory Participation in the Rental Pool............. 29
         Owners' Use of Units................................... 29
     Allocation of Revenue and Expenses......................... 30
     Direct Expenses of Owners.................................. 31
     Rental Pool Reports........................................ 31
     Distributions from Rental Pool............................. 31
     Reserves................................................... 32
     Shortfalls................................................. 32
     Hotel Operator May Rely Upon Acts of Board of Directors.... 32
     Management and Maintenance of the Hotel.................... 32
     Fees Paid to Hotel Operator................................ 33
     Termination of Hotel Operator.............................. 33
     Removal of the Hotel Operator's Brand...................... 34
     Sale of a Unit by An Owner................................. 34

SUMMARY OF DECLARATION AND RELATED
     DOCUMENTS.................................................. 35
     The Association............................................ 35
         Voting Rights.......................................... 36
         Meetings .............................................. 36
         Board of Directors; Officers........................... 37
     Use Restrictions........................................... 37
     Development Rights......................................... 38
     Insurance.................................................. 39
     Enforcement of the Declaration............................. 39

UP SEDONA, INC.................................................. 40
     Management................................................. 40
     Prior Developments of United Properties.................... 41

DETERMINATION OF PURCHASE PRICE................................. 41

USE OF PROCEEDS................................................. 42

PLAN OF DISTRIBUTION............................................ 42

HOW TO PURCHASE................................................. 42

CERTAIN FEDERAL AND STATE INCOME TAX ASPECTS.................... 43
     Entity Classification of Rental Pool and Taxation of
         Ownership of Units..................................... 43
     Classification as a Partnership............................ 44
     Tax Consequences of Rental Pool to Owners.................. 45
     Administrative and Compliance Matters...................... 49
     Possible Changes in Federal Tax Laws....................... 50
     Investment by Foreign Persons.............................. 50
     Corporate Investors........................................ 50
     State and Local Taxes...................................... 50

LEGAL MATTERS................................................... 51

EXPERTS......................................................... 51

SUMMARY OF PROMOTIONAL AND SALES MATERIAL....................... 51

ADDITIONAL INFORMATION.......................................... 51

FORECASTS.......................................................F-1

FINANCIAL STATEMENTS...........................................FS-1

Annex A - Schedule of Purchase Prices of Units.....................
Annex B - Hotel Operating and Rental Pool Agreement................
Annex C - Declaration..............................................
Annex D - Articles of Incorporation................................
Annex E - Bylaws...................................................
Annex F - Purchase Contract........................................

                              QUESTIONS AND ANSWERS


Q:   What kind of investment is this?

A: You are acquiring a real property interest consisting of a condominium unit ("Unit") to be operated along with the other Units as a hotel. Each Unit, which is a hotel suite together with an undivided interest in the common areas, is subject to a mandatory rental pool agreement. The Hotel consists of the suites, the lobby, the conference rooms, the restaurant and all other facilities. Your purchase will close and ownership will begin when the Hotel is complete and ready to commence operations.

Q:   How well is the U.S. hotel industry doing?

A: By three key measures of financial performance (occupancy, average daily rate and revenue per available room), the U.S. hotel industry has been on the rise over the past five years. All indicators point to this trend continuing in the foreseeable future.

Q:   Who is going to operate the Hotel?

A: The Hotel will be professionally managed by Delta Hotels International, Inc., a wholly-owned subsidiary of Delta Hotels Limited, which is the Hotel Operator pursuant to the Hotel Operating and Rental Pool Agreement. Delta Hotels Limited is Canada's largest privately owned hotel company based in Toronto, Ontario, Canada. Delta Hotels Limited and its affiliates have 10,853 hotel rooms under management or development in eight countries. Most of its hotels under management are rated "four-star" by the Canadian/American Automobile Association. Delta is not affiliated in any way with UP Sedona, Inc.

Q:   How does the Hotel Operating and Rental Pool Agreement work?

A: The Hotel Operator will use the Units as hotel rooms and rent them to hotel guests. You will be entitled to receive your allocable share of the revenue that result from renting the Units to hotel guests after all of the expenses associated with running the Hotel have been paid. Your allocable share of revenue is adjusted to take into account your personal use.

Q:   What happens if the Hotel is losing money?

A: The Hotel is expected to operate at a loss in the first year, which is not uncommon for a new hotel, and to operate at a profit thereafter. During the first year, UP Sedona, Inc. will contribute to each Owner an amount necessary to ensure a break even cash flow for Owners after an implied debt service. Owners who have not financed their Units will receive a distribution equivalent to at least the implied debt service. If the Hotel loses money in subsequent years, you and other Unit owners will ultimately be responsible for making up any shortfalls.

Q:   Will there be any debt on the property?

A: The only debt will be that which is placed by individual Owners on their own Units. The construction of the Hotel will be financed by UP Sedona, Inc. The mortgage for the construction debt against each Unit will be discharged on the closing of the sale of such Unit.

Q:   What costs are associated with a Unit in addition to hotel operating costs?

A: You will have to individually make any loan payments on any loan you obtained to buy your Unit, pay the real property taxes on your Unit and condominium association expenses, and pay any income and/or capital gains taxes that may result from the sale of your Unit.

Q:   How often can I use my Unit?

A: In order to deduct expenses for tax purposes, you can stay a maximum of 14 days per year. If you begin a stay on a Friday or a Saturday, you must stay a minimum of two nights. You may not use your Unit for two or three day stays beginning on a Friday or a Saturday more than four times per year. The executive Units will not be available for personal use.

Q:   Do I own the contents in my Unit?

A: Yes; however, you may neither alter nor remove any of the furnishings or fixtures. To do so would violate the Declaration and Hotel Operating and Rental Pool Agreement.

Q:   How does the condominium Association work?

A: All of the owners of Units are members of the Sedona Golf Resort and Conference Center Condominium Association. The members elect a Board of Directors whose duties will include approving the annual operating plan and budget for the Hotel, and monitoring the performance of the Hotel Operator.

Q:   What happens if Delta quits or is removed?

A: If there is no agreement in place for a Hotel Operator, the Association will assume the responsibility of managing the Hotel. The Board of Directors will be responsible for selecting another Hotel Operator.

Q: What if UP Sedona Inc. gets into financial difficulty and cannot complete construction of the Hotel?

A: All funds are held in escrow during construction and are not released to UP Sedona, Inc. until completion of the Hotel and the closing on the sale of the Units. In the event the Hotel is not completed, the Initial Deposits will be returned with interest and you will have no obligation to complete the purchase of a Unit.

Q:   How can I sell my Unit?

A: You can sell your Unit at any time subject to the requirement that the purchaser ratify and adopt the Hotel Operating and Rental Pool Agreement. The Association will maintain the necessary securities registrations to facilitate resales.

Q:   What are the tax implications of owning a Unit?

A: An Owner will be required to report on his federal income tax return his allocable share of operating income from the Hotel. An Owner will be able to deduct property taxes, investment interest expense and depreciation for his Unit to the extent such expenses would be deductible for real estate investments in general. The Rental Pool will be taxed as a partnership for federal income tax purposes.

     Each Owner's deductions attributable to the ownership of the Unit may also be limited by certain provisions of the Internal Revenue Code, including, but not limited to, provisions governing vacation home rentals, passive activity losses, and investment interest expense.

                                     SUMMARY

     This Summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand what ownership of a Unit means and for a more complete description of the legal terms involved, you should read carefully this entire Prospectus including the documents appearing in the Annex.

Sponsor The sponsor is UP Sedona, Inc. ("UP Sedona"), which is an indirect wholly-owned subsidiary of United Properties Ltd., a British Columbia corporation. United Properties Ltd. is a real estate development company incorporated in 1975 operating in British Columbia and the Northwest United States and has developed approximately 4,500 housing units having an aggregate sales value of in excess of $650 million (Canadian). Purchasers in this Offering will not be acquiring any interest in UP Sedona or United Properties Ltd.

                  UP Sedona maintains its principal executive offices at 2601 East Thomas Road, Suite 225, Phoenix, Arizona 85018, and its telephone number is (602) 955-9190.

The Hotel         The Hotel,  the Sedona Golf Resort and Conference  Center,  is
                  located in the Village of Oak Creek, Arizona.  Construction is
                  anticipated  to begin in April 1997 and to be  completed by no later than  December 31, 1998.  The Hotel  contains 225 suites
                  (hotel  rooms),   a  conference   center,   lobby,   ballroom,
                  restaurant,  parking  facilities and  recreational  amenities.
                  These amenities  include  privileges at the Sedona Golf Resort
                  Golf Course and the Ridge Spa and Racquet Club. Each Unit, which consists of a hotel suite together with an undivided interest in the common areas, is subject to a mandatory rental pool agreement.

The Hotel         The Hotel  Operating and Rental Pool Agreement  requires the
Operating and     pooling of all revenue and expenses generated by all of the
Rental Pool       Units in the rental pool (the "Rental Pool"). A mandatory
Agreement         Rental Pool provides the Hotel Operator with the hotel rooms necessary to effectively operate the Hotel. Units will be in the Rental Pool unless the Owner has reserved the Unit for his own use. A Unit may be used for personal use only by the Owner for a maximum of 14 days per year. The executive Units will not be available for personal use. Delta Hotels
                  International, Inc. ("Delta") will be the Hotel Operator pursuant to the Hotel Operating and Rental Pool Agreement.

The Hotel         Delta Hotels International,  Inc. is a wholly-owned subsidiary
Operator          of Delta Hotels Limited,  based in Toronto,  Ontario,  Canada.
                  Delta Hotels Limited is Canada's largest privately owned hotel company, with over 6,500 guest rooms under management in Canada. Delta Hotels Limited through its affiliates also manages hotels in Florida, the Caribbean and in Asia. Delta is not affiliated with UP Sedona or United Properties Ltd.

Distributions     The  Hotel  Operator  will  prepare  monthly  reports  on  the operation of the Hotel and distributions will be made no later than the 20th day following the end of each month. The Hotel
                  Operator may choose to make distributions based on an estimate of the annual amount distributable to owners, less an amount not to exceed 20%, and make distributions in 12 equal monthly installments with the balance, if any, paid at the end of the year.

Reserves An operating cash reserve will be established when the Hotel commences operations. Each Unit Owner will be required to contribute to the operating cash reserve an amount equal to the percentage interest of the Unit being purchased multiplied by $150,000 upon the closing of the purchase of each Unit (see Annex A). This $150,000 reserve will be available to the Hotel Operator for working capital in connection with the operation of the Hotel commencing in the second year of operations. Reserves will also be established for capital expenditures for the repair and replacement of the Hotel premises and the repair and replacement of furniture, fixtures and equipment at the rate of 5% of gross revenue beginning in year two of operations. These reserves are in addition to the retention of distributable cash flow available set forth above.

Shortfalls        If,  from time to time,  the  funds  from  operations  are not sufficient to pay the expenses of operating the Hotel, to maintain reserves, or to make capital expenditures in excess of the established reserves, the Owners of Units will be required to pay their allocable share of the shortfall. The
                  Hotel Operator may elect, but is not obligated, to advance such amount and be repaid, plus interest, out of future cash flow.

Forecasted        UP Sedona forecasts,  though cannot assure, that the Hotel
Results of        will break even (after an implied  debt  service on the Unit)
Operations        during the second year of operations and provide annual cash flow distributions (after an implied debt service) in year three at an annual rate of return on equity (assuming a 25% downpayment) of 12.25%. UP Sedona will contribute to each Owner an amount necessary to ensure a break even cash flow after an implied debt service for the first year of operations.



The               The Declaration of Covenants,  Conditions and Restrictions for
Condominium       the Condominium (the "Declaration")  provides for the creation
Association       of the Sedona Golf Resort and  Conference  Center  Condominium
                  Association  (the  "Association").  Purchasers  of a Unit will
                  automatically   become   members  of  the   Association.   The
                  Association will be responsible for the maintenance and management of the Units, will enter into and monitor the Hotel
                  Operating and Rental Pool Agreement, and will levy, collect and enforce the assessments of the Association. The Owners will elect a Board of Directors who will be responsible for managing the Association and acting on behalf of the Owners.

Prices of         The initial  purchase prices of Units have been established by
Units             UP Sedona.  UP Sedona is not  required to maintain the initial purchase price schedule. The price of any given Unit will not be changed once a Purchase Contract has been executed for such Unit. The schedule of initial purchase prices and the amount of closing costs of each Unit designated by type and location, together with the amount to be contributed to the operating cash reserve, are set forth in Annex A. The initial purchase price schedule for the Units determines the allocable share of revenue and expenses for each Unit. The allocable share of revenue is adjusted to take into account personal use.

Initial Deposit   A down payment will be required upon execution of a Purchase
and Escrow        Contract in the amount of 10% of the purchase price of a Unit
                  (the "Initial Deposit"). The Initial Deposit is non-refundable if the  purchaser  fails to close on the purchase of a Unit or otherwise breaches the Purchase Contract.  The Initial Deposit will be held in escrow for the  benefit of the  purchaser  and will not be available for  distribution to UP Sedona until the completion  of  construction  (estimated  to be no later  than
                  December  31,  1998)  and  the  Hotel  is  ready  to  commence operations.  At that time,  the  purchase  of the Units  under contract  will be completed  (the  "Initial  Closing") and the balance of the purchase  price together with closing costs and
                  the  operating  cash  reserves   contribution   will  be  due.
                  Additional closings will occur as Units are sold. No minimum number of Units must be sold before UP Sedona can close on the Units.

Financing         Purchasers may procure financing from any available source. UP
                  Sedona may arrange referrals for financing for purchasers on terms that will vary from time to time based on market conditions for such financing. Each purchaser will be required to qualify for financing based on the requirements of the particular lender.

Tax               The  Owner  will  be  entitled  to  any  available  deductions
Considerations    associated  with  ownership of the Unit for federal income tax purposes, including deductions for property taxes, investment interest expense and depreciation. The Rental Pool will be treated as a partnership for federal income tax purposes. Each
                  Owner must therefore  report his allocable share of the Rental
                  Pool's taxable income and loss on his own federal income tax return. For a more complete discussion of the tax consequences of Unit ownership, see "Certain Federal and State Income Tax
                  Aspects." Each Owner is encouraged to consult his own tax advisors concerning his particular situation and the impact that his participation in the Hotel may have on his federal income tax liability and any state and local income and other tax laws liability.

                                  RISK FACTORS

                  Prospective investors should carefully consider the following in conjunction with the other information contained in this Prospectus before purchasing Units.

                  NEGATIVE CASH FLOW. There is a risk of negative cash flow if the Hotel fails to reach the level of occupancy and average daily rate anticipated by UP Sedona. Owners who finance the purchase of the Units are at an even greater risk of negative cash flow. There can be no assurances that the Rental Pool income payable to an Owner in any year will exceed the Owner's allocable share of hotel operating costs and reserves and capital expenditures in excess of reserves in such year. Further, as the costs of services and other charges increase in future years, hotel operating costs may also increase; however, there can be no assurance that revenue will increase sufficiently to offset increases in these costs. Increases in property taxes may also increase the risk of negative cash flow.

                  If a significant number of Owners default on assessments made to cover hotel operating costs, the Association may have insufficient funds to pay maintenance and operating costs, which could ultimately result in the loss of the ability to operate the property as a hotel.

                  DEPENDENCE ON THE HOTEL OPERATOR. The Hotel Operating and Rental Pool Agreement appoints the Hotel Operator as the exclusive agent for the management of the Rental Pool and the bookings of the Units for a term of 10 years, unless earlier terminated. Success of the Hotel will depend to a great extent on the efforts and abilities of the Hotel Operator. The loss of the services of the Hotel Operator could have a material adverse effect on the Hotel's business and results of operation. The Hotel Operator may terminate its appointment upon 60 days' prior notice if the Owners fail to make or authorize the Hotel Operator to make capital expenditures without which the Hotel cannot be operated as a first class hotel (in the discretion of the Hotel Operator).

                  If the appointment of the Hotel Operator is terminated, it may be difficult to secure another party to provide replacement services at comparable costs. Termination of a Hotel Operator could result in lost bookings, reduced maintenance, loss of operating licenses such as liquor licenses, loss of staff and delays in transferring operations to a new hotel operator. The Hotel could experience lower occupancy and reduced revenue during a transition. If the Owners are required to operate the Hotel for an interim period, the Owners may be at a disadvantage without the benefits of an advanced reservation booking system and national advertising provided by a hotel operator.

                  DEPENDENCE ON GOLF OPERATOR. The ability of the Hotel to achieve satisfactory occupancy and room rates is dependent on the access to golf facilities, which has been arranged with the Sedona Golf Resort Golf Course. Neither the Hotel Operator nor the Owners will have any ability to control or direct the operations of the golf course. If the owner of the golf course fails to properly maintain the golf course, the performance of the Hotel could be negatively impacted.

                  COMPETITION. The success of the Hotel will depend upon its ability to compete in such matters as access, location, quality of accommodations, roomrate structure and the quality and scope of other amenities such as food and beverage and meeting facilities. The Hotel will compete with existing hotels, resorts and timeshares, as well as with future hotels, resorts and timeshares that may be developed in proximity to the Hotel. The timeshare market in Sedona is highly competitive. Significant timeshare development has and is expected to continue taking place throughout the Sedona market, including a timeshare resort project in the Sedona Golf Resort Community. Competition in the future may be affected by changes in local market conditions, changes in regional and local population, changes in disposable income characteristics, changes in travel patterns and preferences, and periodic over-building that can adversely affect patronage levels.

                  OPERATING RISKS. The Hotel will be subject to the operating risks common to the hotel industry. The underlying value of the Hotel and ability to make distributions to Owners will depend on the ability of the Hotel Operator to operate the Hotel in a manner adequate to maintain or increase gross revenue and to generate sufficient income in excess of operating expenses. Income from the Hotel may be adversely affected by a range of factors in addition to increased competition as discussed above, including increases in operating costs as a result of inflation and other factors, which may not be possible to offset by increased revenue; strikes and other labor disturbances of hotel employees of the Hotel; increases in energy costs and other expenses of travel; change in demand from tour operators due to fluctuations in foreign currency exchange rates; weather conditions; and adverse effects on general and local economic conditions. Due to minimal commercial activity in Sedona and limited access to the Sedona area, the Hotel is particularly dependent upon individual leisure travelers, group bookings and tourism; occupancy by commercial travelers is expected to be minimal. All of these factors could have a negative impact on the Hotel's ability to generate revenue.

                  SEASONAL FLUCTUATIONS. The Sedona resort market is seasonal in nature, with demand fluctuating at different levels throughout the year. This seasonality may cause fluctuations in the gross revenue generated from the operation of the Hotel.

                  TRANSPORTATION/ACCESS. The primary mode of transportation to the Sedona area is automobile or bus, via two highways. Because Sedona is not located along an interstate freeway, its ability to draw overnight demand is limited. Significant improvements have been proposed for the highway to the City of Sedona; construction is scheduled to begin by 1998. The Sedona Airport has no control tower and is mainly utilized by small single-engine and multi-engine propeller aircraft and helicopters. The lack of scheduled airline service from Phoenix and other "feeder" destinations to Sedona, combined with the lack of airport infrastructure, will continue to limit Sedona's ability to become a national group destination. No near-term plans have been proposed to increase airline traffic to Sedona.

                  INSURANCE. Included in each Owner's share of Hotel operating costs will be a share of insurance premiums for property damage, public liability and fire and other hazard insurance carried by the Association against certain risks derived from the operation of the Hotel. There can be no assurance that the amount of insurance carried will be adequate. There are certain risks which may be uninsurable or not insurable at reasonable terms. In the event insurance is unavailable for any reason, the Association will have to self-insure for all or part of any loss or to seek coverage at higher rates from alternative carriers. Each Owner may personally have joint and several liability for tort and contract claims as a result of an ownership of Units or participation in the Rental Pool. Although UP Sedona believes that the insurance coverage afforded Owners will be adequate, purchasers of Units are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional liability insurance coverage, if any, may be necessary or appropriate for their particular circumstances.

                  LIMITED RESALE. There can be no assurance that there will be a resale market for the sale of Units by Owners and Owners may not be able to liquidate their interests in the event of an emergency. Although Owners are free to resell their Units, there are certain conditions that must be satisfied in connection with the sale of a Unit by an Owner, including the requirement for the prospective purchaser to ratify the Hotel Operating and Rental Pool Agreement. Consequently, the purchase of a Unit should be considered only as a long-term investment.

                  ENVIRONMENTAL LAWS. Under various federal, state, and local environmental laws, ordinances, regulations, and common law, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws, ordinances and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. UP Sedona is not aware of any material violations of currently applicable environmental laws or regulations. However, there can be no assurance that violations will not occur in the future or that more stringent laws will not be enacted in the future, and that UP Sedona, the Hotel Operator or the Owners will not suffer material adverse consequences as a result.

                  SIGNIFICANT INCOME TAX CONSIDERATIONS TO OWNERS. The following is a brief summary of what UP Sedona believes are the most significant tax considerations involved in an investment in a Unit and participation in the Rental Pool. An unfavorable outcome with respect to any tax aspect factor may have an adverse effect on an Owner or the Rental Pool.

                  The tax considerations involved in an investment in a Unit that should be significant to the Owners are discussed under "Certain Federal and State Income Tax Aspects." Those considerations involve additional tax risks not discussed below. Each prospective investor is strongly urged to review the material and to discuss with his tax advisors the tax consequences to him of an investment in a Unit and participation in the Rental Pool.

                    (a) Partnership Status

                  The federal income tax treatment contemplated for the Rental Pool will be available only if the Rental Pool is classified as a "partnership" for federal income tax purposes and not as an "association" taxable as a corporation. O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel for UP Sedona ("Counsel"), has opined that, under current law and regulations and interpretations thereof, the Rental Pool should more likely than not be classified as a "partnership" for federal income tax purposes. Counsel's opinion is not binding on the Internal Revenue Service (the "Service") or the courts. If it were determined that the Partnership is taxable as a corporation rather than as a partnership, the changes in the tax consequences to an Owner and the Rental Pool would be significant and adverse. See "Certain Federal and State Income Tax Aspects - Classification as a Partnership."

                    (b) Section 183 Hobby Loss Rules

                  An Owner's allocable share of any losses and deductions from the Rental Pool may be subject to the Code's hobby loss rules, which limit the amount of deductions from activities that are not engaged in for profit. Such deductions are not suspended, but are permanently disallowed. UP Sedona can provide no assurances that an Owner can expect a profit from the Rental Pool sufficient to avoid the hobby loss rules; however, UP Sedona believes that the Rental Pool will more likely than not be considered an activity engaged in for profit. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners - Section 183."

                    (c) Section 280A - Vacation Home Rental Rules

                  An Owner's allocable share of the Rental Pool's losses and deductions will also be limited by the vacation home rental rules in the Code.
Section 280A establishes an expense allocation formula for apportioning deductions between personal and business use of a dwelling unit. Each Unit is considered a dwelling unit for federal income tax purposes. In the Rental Pool arrangement, all Owners' personal use will be aggregated in determining the applicable expense allocation. An Owner will be permitted to deduct expenses associated with the Rental Pool only to the extent such expenses are allocable to business use. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners - Section 280A."

                    (d) Passive Activity Rules

                  Any Rental Pool losses will be treated as losses generated in a passive activity. Losses from passive activities generally may only be deducted against income from the same or other passive activities. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners
- Income and Losses From Passive Activities."

                    (e) Partnership Audit Risk

                  If the Rental Pool's information return is audited and adjusted, such audit may cause corresponding adjustments to, and may increase the probability of an audit of, an Owner's federal income tax return. See "Certain Federal and State Income Tax Aspects - Administrative and Compliance Matters."

                                    THE HOTEL

GENERAL.

                  The Hotel will  consist of 225 suites and will be located on a
7.43 acre site within the Sedona Golf Resort commercial/residential master planned community. The Sedona Golf Resort is situated in the Village of Oak Creek, a residential area located approximately five miles south of Sedona, Arizona. (See "The Sedona Golf Resort" below.) The Hotel will be three stories and have a grand lobby, conference center, ballroom, and recreational amenities, including a swimming pool and jacuzzi. The Hotel will offer food and beverage service from a lounge and full-service restaurant.

                  The Hotel will be located within the Sedona Golf Resort master planned community, which includes a retail/commercial center, multi- and single-family residential development, timeshare properties, the Sedona Golf Resort Golf Course, the Ridge Spa and Racquet Club (see "Recreational Amenities" below"), and the proposed Hotel. UP Sedona believes that the Hotel meets a demand in the Sedona market for a first-class full-service hotel and that the mix of residential, recreational and commercial uses in the Sedona Golf Resort provides a unique setting for the Hotel.

THE UNITS.

                  The Hotel will be comprised of a mix of one-bedroom, executive and studio Units. All Units include a patio or balcony and offer scenic views of the adjacent golf course and/or the red rocks of Sedona. Six one-bedroom plans, two studio plans and one executive plan have been designed; the plan of a Unit will depend upon its location within the Hotel. All of the Units will have similar furnishings depending on size, except for the executive Units. The one-bedroom Units range from approximately 551 to 700 square feet (excluding balcony). The studio Units are approximately 347 square feet (excluding balcony), and resemble a typical hotel room. The executive Units will be approximately 591 square feet. Each one-bedroom Unit will include a separate living/sleeping area, full kitchen and fireplace and the studio Unit will have a living/sleeping area and a kitchenette. Each of the studio Units will be adjacent to a one-bedroom Unit, allowing a one-bedroom Unit and a studio Unit to be rented as a two-bedroom suite. Each executive Unit will be equipped for small meetings with a conference table and will have a murphy bed.

                  Currently only one of the hotel properties in the Sedona market offers comparable suites in both size and amenity package. In response to UP Sedona's market studies, UP Sedona has determined that a mix of 171 one-bedroom Units, six executive Units and 48 studio Units will best serve the combination of individual and group travel.

                  The floor plans for the majority of the Units and the building layouts indicating the location of the Units and other Hotel facilities are set forth at the beginning and end of this Prospectus.

CONFERENCE FACILITIES.

                  UP Sedona believes that there is a significant need for additional quality conference facilities in the Sedona market. See "The Hotel Industry - The Sedona Market" below. Conference facilities planned for the Hotel will comprise 10,000 square feet of meeting space, including a 5,000 square foot ballroom, several "breakout" conference rooms and hospitality suites and pre-function, storage and kitchen spaces. UP Sedona believes that the Hotel's planned meeting space will be the largest, most flexible facility available in northern Arizona.

OTHER FACILITIES.

                  The Hotel will include a 125 seat full-service restaurant, a lobby lounge, and an outdoor swimming pool and jacuzzi. The Hotel will offer pool side food and beverages in the area surrounding the swimming pool.

RECREATIONAL AMENITIES.

                  UP Sedona believes that access to golf activities is an important factor for a successful resort hotel. It has therefore entered into an agreement with the Sedona Golf Resort (see below) pursuant to which guests of the Hotel will receive preferential tee times and a ten percent discount on greens fees. The agreement permits the Hotel to reserve rounds for its guests up to 40% of the total rounds played in the previous year. In 1996, approximately 43,000 rounds were played, which would have entitled the Hotel to reserve approximately 17,200 rounds in 1997 if it were to have been operational. In addition, the Ridge Spa and Racquet Club, a full-service private health/fitness facility located within a short walk from the Hotel, has agreed to allow guests of the Hotel to use its facilities at a discounted guest fee. The services offered by the spa include a fitness center, aerobic room, heated lap pool and outdoor jacuzzi, three racquetball courts, three lighted tennis courts, social lounge with courtyard seating, full service pro shop, juice and snack bar, and sauna and steam room facilities.

ADDITIONAL BENEFITS TO OWNERS

                  Each Owner will have privileges with other Delta hotels in North America managed or operated by Delta or its parent company at a 25% discount off the rack rate, subject to availability. In addition, each Owner will be entitled to participate in the Delta Privilege program.

THE SEDONA GOLF RESORT

The Golf Course.

                  The Sedona Golf Resort Golf Course, the only public golf course in the Sedona area, is recognized as one of the premiere golf courses in the United States and was recently rated as the second best course in Arizona by The Arizona Republic. The course provides scenic views of Sedona's red rocks and can be played year-round. In November 1996, the owner and developer of the golf course opened a new 18,000 square foot clubhouse facility directly across from the Hotel that offers a full-service restaurant and lounge, a retail facility, men's and women's locker facilities and a small meeting room. The golf course also includes a driving range and professional instruction.

Multi/Single Family Residential Development.

                  Residential development is a significant component of the Sedona Golf Resort master plan. Currently there are approximately 50 multi-family condominium units located west of the Hotel site, adjacent to the Ridge Spa and Racquet Club. The current master plan provides for the development of 300 single family homes throughout the resort. Golden Heritage Homes, the exclusive home builder in the development, intends to sell lots ranging from 6,600 square feet to 10,000 square feet, with finished home prices ranging from $250,000 to $310,000. Custom homes will be available on some of the larger lots. Home construction began in November 1996.

Commercial/Retail Development.

                  The master plan also includes neighborhood/tourist retail and food and beverage development, to be located between the Hotel site and State Route 179 in the northeastern portion of the master plan.

The Ridge Timeshare Resort.

                  An unaffiliated developer has begun construction of a 120-unit timeshare resort, to be situated on a 11.5 acre parcel located southwest of the Hotel. The first phase of construction began in October of 1996 and is expected to include 12 units and an 11,000 square foot clubhouse and sales center. The developer of this timeshare resort also owns and operates the Ridge Spa and Racquet Club. All timeshare owners will have membership access to the spa facilities.

                               THE HOTEL INDUSTRY

GENERAL.

                  Two key measures of performance in the U.S. lodging industry are occupancy and average daily rate ("ADR"). As of the end of 1995, the U.S. lodging industry has experienced 50 consecutive months of increases in occupancy and ADR. While the improved performance, commencing in 1992, was driven primarily by increased occupancy, the past two years have witnessed steady increases in ADR with no negative impact on occupancy levels. The following table from Smith Travel Research outlines the growth in occupancy and average daily rate for the total U.S. lodging industry from 1991 through 1995:










                               [GRAPHIC OMITTED]














                  In addition to increased occupancy and room rates, the hotel industry has experienced a higher degree of operating efficiency, which, when coupled with lower interest rates, has further contributed to the recent
improvement.   All  of  the  above   factors  have   contributed   to  increased
profitability, which in turn has increased the attractiveness of hotel investment for both current and potential owners.

RESORT MARKET.

                  Resort hotels showed significant improvement in both their market and financial performance in 1995. As the economy continues its steady pace of growth and consumer confidence slowly improves, it appears that business and leisure travelers alike are seeking the luxurious facilities and services offered at the nation's resorts. In 1995, resort hotels achieved the highest average room rate of all property types according to PKF Consulting - Trends 1996. The following tables, which supports the PKF findings, sets forth occupancy, ADR and revenue per available room ("REVPAR") as reported by Smith Travel Research for the total U.S. full service market and the total U.S. resort market from 1991 through 1995:

                               [GRAPHIC OMITTED]

                  Seasonality is a major factor affecting the performance of hotels in the resort segment of the lodging industry. PKF Consulting reports that resorts have softened the depressing effects of off-season demand by attracting demand from the corporate and meetings business. Leisure travel occupancy in resorts has declined from 62% in 1990 to 54% in 1995 while corporate and meetings business has risen from 33% in 1990 to 44% in 1995.

ARIZONA.

                  Tourism is Arizona's second largest industry and plays a significant economic role throughout the state. The growth of the tourism industry in Arizona is based on the following:

                         + Favorable climate
                         + Natural beauty
                         + More leisure time
                         + Number and quality of resort hotels and championship
                           golf courses
                         + Development of new tourist  attractions
                         + Low airfare structure
                         + Expansion of sporting  events
                         + Shopping
                         + Healthy economy
                         + Aggressive tourism development

                  UP Sedona has obtained a report from Smith Travel Research on the performance of a representative set of resort properties for 1995 for the State of Arizona as set forth in the following table:

          -----------------------------------------------------------
                    OCCUPANCY            ADR             REVPAR
          ===========================================================
                      76.2%            $121.72          $34,977
          -----------------------------------------------------------

          Note: The  resort  properties  represented  include  Radisson  Resort,
                Scottsdale; Hilton Inn, Scottsdale; Sheraton Hotel El Conquistador, Tucson; Doubletree Resort, Scottsdale; Red Lion La Posada, Scottsdale; Marriott Camelback Inn, Scottsdale; Marriott Mountain Shadows, Scottsdale; Royal McCormick Ranch, Scottsdale; Hilton The Pointe at Squaw Peak, Phoenix; Hilton The Pointe Tapatio, Phoenix; and Loews Ventana Canyon, Tucson.

                  Because the representative hotels did not all report for prior years, Smith Travel Research was not able to provide data for the same sample for prior years comparable to the information available for U.S. full service and U.S. resort hotels.

                  UP Sedona believes that the above factors contribute to a strong tourism industry in Arizona and that unsatisfied demand allows for additional hotel development in Arizona. UP Sedona has selected the Sedona market as a particularly attractive location for such development.

--------------------------------------------------------------------------------
     It should be noted that Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspects of, and is in no way whatsoever associated with, the Offering of Units.
--------------------------------------------------------------------------------

THE SEDONA MARKET.

Sedona.

                  Sedona  is  located  in the  central  portion  of the State of
Arizona in a mountainous area known for its majestic red rocks, some of the most spectacular geological formations in the United States, and recreational and cultural activities. Sedona is approximately 120 miles north of Phoenix and 30 miles south of Flagstaff, Arizona. While Sedona has four distinct seasons, it is known for its mild climate, with an average daily maximum temperature of 74.7 degrees. Approximately 3.5 million visitors travel through Sedona annually to view the rock formations and to take advantage of the recreational opportunities. Sedona is well located as a base for day trip activities and as a hub for visitors to northern Arizona. Sedona's numerous scenic attractions include Oak Creek Canyon, Slide Rock State Park, Grand Canyon National Park, Sunset Crater, Walnut Canyon and Montezuma's Castle. The Sedona market includes the Village of Oak Creek.

Market Overview.

                  According to the Sedona Chamber of Commerce, there are approximately 1,800 hotel/motel rooms and 100 bed and breakfast rooms in the greater Sedona market and an estimated 3.5 million visitors annually. Only five properties offer over 80 rooms. There was no significant new hotel development in the Sedona market from 1988 through 1994. In response to this pent-up demand, certain existing hotels have begun expansion projects and a number of new properties have recently opened or are currently under construction. According to Warnick & Company, a hotel consulting firm, a total of 491 rooms have been added to the Sedona lodging market since 1995. An additional 355 rooms are expected to be available within the next two to three years. The new hotel construction is primarily of the "limited-service" variety except for the proposed The Cliffs at Oak Creek, the expansion at Bell Rock Inn and the expansion at Poco Diablo Resort, which are all "full-service" hotels. The Holiday Inn Express, the Desert Quail Inn and the expansion at Bell Rock Inn represent development in the Village of Oak Creek.

                        SEDONA HOTEL DEVELOPMENT ACTIVITY
================================================================================
          PROPERTY                     DEVELOPMENT STATUS         NO. OF ROOMS
================================================================================

NEW HOTELS

    Desert Quail Inn:                     Opened 1995               21 rooms
       Village of Oak Creek

    Comfort Inn: Sedona                   Opened 1995               53 rooms

    Southwest Inn:  West Sedona           Opened 1995               28 rooms

    Best Western Inn at Sedona:           Opened 1996              110 rooms
       West Sedona

    Holiday Inn Express:                  Opened 1996              102 rooms
       Village of Oak Creek

    Comfort Suites: West Sedona           Opened 1996               37 rooms

================================================================================
          PROPERTY                     DEVELOPMENT STATUS          NO. OF ROOMS
================================================================================

    Hampton Inn: Central Sedona        Under Construction             52 rooms

    Sedona Real: West Sedona           Under Construction             47 rooms

    Homewood Suites:                 Approved for Construction        70 rooms
       Central Sedona

    Sleep Inn:  West Sedona        Preliminary Planning Process       60 rooms

    The Cliffs at Oak Creek:       Preliminary Planning Process       70 rooms
       Central Sedona

    Unnamed Motel: West            Preliminary Planning Process       56 rooms
       Sedona

       EXPANSION

    Bell Rock Inn:                        Expanded 1995               52 rooms
       Village of Oak Creek

    Quality Inn King's Ransom:            Expanded 1995               60 rooms
       Sedona

    Poco Diablo Resort: Sedona            Expanded 1996               28 rooms
                                                                      --------

    Total New Rooms                                                  846 ROOMS
================================================================================
   Source:  Sedona Planning Department

Competition.

    UP Sedona believes that six properties in the Sedona market are directly competitive with the Hotel. These are the Enchantment Resort, L'Auberge de Sedona, Los Abrigados Resort, Poco Diablo Resort, Junipine Resort and Best
Western Arroyo Roble. The following chart sets forth the characteristics of these properties:


                            COMPETITIVE RESORT SUPPLY
================================================================================
                                     YEAR   NO. OF
        PROPERTY                    OPENED   ROOMS       FACILITIES / AMENITIES
================================================================================
The Enchantment Resort               1987    165        Restaurant, lounge, 4 pools,
  West Sedona/Boynton Canyon                            whirlpool spas, spa and fitness
                                                        center, tennis center, pitch and putt
                                                        golf course, full kitchens in some
                                                        units, rental facilities

L'Auberge de Sedona                  1985     97        Two restaurants, lounge, pool,
  Cental Sedona/creekside location                      whirlpool spa, villa units located
                                                        along Oak Creek


=============================================================================================
                                     YEAR   NO. OF
        PROPERTY                    OPENED   ROOMS              FACILITIES / AMENITIES
=============================================================================================
Los Abrigados                        1986   50(1)       Multiple restaurants, lounge, spa and
  Cental Sedona/creekside location                      fitness center, pool, whirlpool spa,
                                                        tennis courts, indoor/outdoor
                                                        meetings/ conference and function
                                                        space, guest rooms have a suite
                                                        orientation

Poco Diablo Resort                   1978    137        Restaurant, lounge, pool, whirlpool
  Southern Sedona/proximate to                          spas, par 3 golf course, tennis and
  Oak Creek                                             racquetball courts, 6,000 square feet
                                                        of conference space, each room
                                                        equipped with wet-bar and
                                                        refrigerator, suites available

Junipine Resort                      1986     50        Restaurant, all units are one/two
  Upper Oak Creek Canyon/                               bedroom fully equipped
  Creekside Location                                    condominiums

Best Western Arroyo Roble            1983     60        Pool, whirlpool spa, tennis courts, a
  Central Sedona                                        15,000 square foot clubhouse with a
                                                        variety of recreational/ fitness
                                                        amenities, fully equipped suites
                                             ---        available
                                             559
                                             ===
----------
(1)  Los Abrigados currently has 50 of its total 172 suites available for use by the  resort as hotel  rooms.  It also has been  involved  with a  timeshare conversion  for the past several  years.  The remaining  inventory  will be reduced by approximately 25 units per year during the sell-out of timeshare units.

================================================================================
Source:  Warnick & Company

                  The factors considered in determining this competitive supply included: (i) the number of rooms and amount and quality of meeting space, (ii) quality and value of overall facilities and amenities, (iii) character and style of the Hotel, (iv) rate structure and market position, and (v) location factors such as surrounding land uses.

                  With the exception of Poco Diablo Resort, all of the properties in the competitive resort supply were developed in the early to mid-1980's. According to Warnick & Company, the upper end of these hotels is represented by Enchantment Resort and L'Auberge de Sedona and to a lesser degree, by Los Abrigados and the Junipine Resort. These properties generally offer higher quality facilities and amenities and capture the highest average rates in the Sedona marketplace. Poco Diablo and Arroyo Roble represent the lower end of the competitive continuum, primarily due to rate structure and, in the case of Arroyo Roble, inferior facilities and amenities.

                  Of the competitive supply, Los Abrigados and Enchantment offer suite amenities. A portion of the units at Enchantment have full kitchens. As noted above, Los Abrigados is being converted to timeshare and should no longer represent a competitive property.

                  The Bell Rock Inn and the Best Western at Sedona are not included in the competitive supply. The Bell Rock Inn has a lower rate structure and virtually no meeting facilities. The Best Western Inn at Sedona has recently opened and represents a limited service hotel with a lower rate structure.

                  UP Sedona obtained a survey from Warnick & Company regarding the historical performance of the competitive supply as follows:

               HISTORICAL PERFORMANCE OF COMPETITIVE RESORT SUPPLY
                                1992 THROUGH 1996
        ===============================================================
                      NO. OF                    AVERAGE         REVPAR
            YEAR      ROOMS      OCCUPANCY     ROOM RATE
        ===============================================================
            1992       598         65.6%        $124.50         $29,810

            1993       574         71.4%        $132.00         $34,401

            1994       550         77.2%        $138.70         $39,083

            1995       528         79.0%        $146.80         $42,330

            1996       503         76.0%        $160.00         $44,384
        ===============================================================
Source:  Warnick & Company, PKF Consulting, and individual properties

                  The average rate indicated in the previous table does not reflect the rate disparity between properties representing the upper and lower end of the competitive resort market. According to Warnick & Company, the four properties in the upper resort tier (Los Abrigados, L'Auberge, Enchantment Resort, and the Junipine Resort) had average annual room rates ranging between $160 and $180 during 1995. Conversely, average room rates at the Best Western Arroyo Roble and the Poco Diablo Resort during 1995 averaged between $100 and $110. The average rate at Poco Diablo will likely be enhanced as a result of the recent opening of 28 suites and renovation efforts. Every property in the competitive supply has experienced solid rate growth over the past few years.

                  The above table indicates that the Sedona market has experienced solid growth in occupancy and average room rates over the past few years. UP Sedona believes this growth has been attributed to improved economic conditions, the favorable national exposure of Sedona as a destination area, improved marketing efforts by the individual properties and the community and the lack of new supply.

                  Since 1992, the Sedona competitive supply has substantially out-performed the U.S. full service and U.S. resort markets as measured by occupancy, ADR and REVPAR, with the exception of 1992, where occupancy was slightly below those markets. The following tables compare these performance measures with those of the U.S. full service and U.S. resort markets for the years 1992 through 1995:

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                  Warnick & Company obtained its information as discussed in this Prospectus from third party sources, including the properties reported on, and does not guarantee or warrant the reliability or accuracy of such information. No audit of the information has been conducted by Warnick & Company or by UP Sedona.
--------------------------------------------------------------------------------

Resort Market Seasonality.

                  The Sedona resort market is affected by seasonality with demand fluctuating at different levels throughout the year. UP Sedona believes that the severity of demand fluctuation has lessened in recent years as a result of the increasing popularity of the area. Peak season in demand occurs in Spring, Summer and Fall. Specifically, the peak season extends from April through August and includes the month of October. During peak periods, occupancy in Sedona ranges from 80% - 90% and there is less disparity between weekend and weekday demand.

                  The "shoulder" season includes February and March, September and early November. Occupancy percentages generally range from the 60s to the 70s during this period. Group meetings and group tour demand bolsters mid-week occupancies and individual tour demand is mainly oriented to the weekends. As a result, the resort market experiences numerous fill nights (periods in which the market is at capacity) on the weekends during the shoulder season.

                  The low season is represented by the later part of November and the months of December and January. The Red Rock Fantasy, as well as other events held in the area during this period have helped to increase demand activity during this low season. Market occupancy ranges from 50-60% during this period.

                  UP Sedona believes that there remains a misconception that the weather in Sedona is similar to the extreme cold of other northern areas of the State such as Flagstaff. However, much of the area outdoor recreational activity (golf, hiking, etc.) is available on a year around basis. The two main golf courses in Sedona each recorded less then 10 "no play" days on average over the past two years as a result of poor weather.

                  Solid occupancy growth has been present throughout 1996, particularly during the shoulder and slow seasons. The properties that UP Sedona believes are directly competitive with the Hotel achieved an occupancy rate of 79% in 1995, which is higher than the occupancy rate achieved by the Sedona lodging market as a whole.

Market Demand.

                  The overall demand for resort lodging accommodations in the Sedona area is generated primarily by three market segments: individual leisure, group meetings and group tours. According to Warnick & Company, the commercial demand segment comprises only approximately 3% of the total number of rooms rented in Sedona in 1995 due to the minimal commercial activity in Sedona and was primarily satisfied by properties in the downtown area of the City of Sedona. UP Sedona does not expect a substantial amount of business from commercial travelers.

                  Individual Leisure. The "individual leisure" market segment consists of tours requiring accommodations in the area for general sightseeing, weekend "get-aways", cultural activities and a variety of recreational and special events throughout the year. This demand segment is strongest in the Spring, Summer and Fall. Individual leisure demand is characterized by multiple occupancy. According to Warnick & Company, this market segment accounted for approximately 77% of the total rooms rented in the competitive supply in Sedona in 1995. UP Sedona believes that individual leisure travelers generally select accommodations based on the following factors:

                         + Aesthetic  appeal of surrounding  area
                         + Proximity to area attractions
                         + Overall quality of the facilities
                         + Quality and variety of recreational facilities + Value offered
                         + Name identity/affiliation and/or reputation

                  Group Market. Group meeting demand is typically comprised of smaller regional/state associations, state corporations and state government. Corporate meeting business consists primarily of executive/incentive retreats and conferences. Group demand in Sedona typically peaks during March-April and September-October. According to Warnick & Company, group meeting demand accounted for approximately 20% of the total rooms rented in Sedona in 1995 by the hotels in the competitive supply.

                  UP Sedona believes there has been support from the group market in the past in Sedona and that, with the loss of the meeting space at Los Abrigados, there is a significant opportunity for new group-oriented resort hotel business in the Sedona market. Currently, only a few of the properties competitive with the Hotel specifically cater to the group demand segment. The design of the Hotel has specifically taken into consideration the requirements to meet this demand. It believes that certain factors that contribute to group use of a particular facility include the following:

                         + Image and reputation
                         + Quality, flexibility, and size of meeting facilities + Quality of support services provided to group meeting planners and their attendees
                         + Distance/travel time to airport
                         + Convenience  of  access  to  shopping, restaurants
                           services, attractions and recreational facilities (especially golf)
                         + Quality,  variety,  and  size of food  and  beverage
                           outlets
                         + Quality  and  consistence  of service in all areas of
                           the hotel
                         + Pricing

Future Demand Growth.

                  UP Sedona estimates that demand will increase at approximately 3 percent annually starting in 1998, the point in which new supply is expected to enter the competitive marketplace. This growth is consistent with the demand growth experienced by the competitive supply between 1992 and 1994.

                  In addition to normal demand growth, UP Sedona estimates that currently unsatisfied demand will be satisfied by the opening of the Homewood Suites, the Hotel, and The Cliffs at Oak Creek. UP Sedona also anticipates that the new additions to the competitive supply, specifically the Hotel, will induce demand into the market. Induced demand is new demand that enters a market as a direct result of the introduction of a new hotel product. This demand is over and above the normal demand growth experienced by the marketplace. The introduction of these properties will allow the market to attract additional demand which is not able to be accommodated in the market because of facility size or capacity constraints. As a result of their more unique physical attributes, variety of amenities, and ability to cater to all demand segments, resort oriented hotels, more than any other lodging type, possess the ability to induce new demand into a marketplace.

Prospective New Resort Supply.

                  UP Sedona estimates that 440 new resort/hotel units (including the Hotel) will be constructed within the next three years. These new rooms, combined with a 50 room reduction at a competitive hotel, result in a net increase of 390 rooms. The recent addition of 28 rooms at Poco Diablo, the proposed 70 room The Cliffs at Oak Creek (lodging and timeshare), and the 47 room Sedona Real are the only additions to the competitive supply as other recent additions and proposed additions have been in the limited-service category.

Market Penetration for the Hotel.

                  Individual Tourist/Leisure Demand. As discussed under "Market Demand," individual leisure demand for the competitive supply accounted for approximately 77% of the total occupied rooms. UP Sedona estimates that the leisure market will account for approximately 55% of the occupied rooms in the Hotel in the first year of stabilized operations, which is more than 20% less than that experienced by the competitive supply. The remaining demand will be filled by the group market.

                  Factors that contribute to the Hotel's ability to attract leisure travelers include the following:

                       + Unsatisfied  demand  within the  competitive  supply
                         during the peak season
                       + The Hotel's suite orientation
                       + The fact that it is the only  hotel  located on an 18
                         hole  golf  course  in  Sedona/Oak   Creek   offering
                         preferential tee times and discounted green fees
                       + The competitive rate structure + The guest privileges
                         at the Ridge Spa + The full service nature of the Hotel

                  Group Demand. Of the competitive supply, only Poco Diablo, Enchantment and Arroyo Roble offer group-oriented facilities. Poco Diablo offers the largest meeting space (6,000 square feet). UP Sedona believes that the removal from the market of the Los Abrigados meeting space (10,000 square feet) has created significant unsatisfied demand for meeting facilities. The group market is estimated to account for 45% of the occupied rooms in the Hotel in the first year of stabilized operations. Although this is significantly higher than the 20% experienced by the competitive supply in 1995, UP Sedona believes that it is well positioned to capture this proportion of the group demand for the following reasons:

                         + The Hotel will provide modern meeting facilities that
                           will be superior to those offered by any of the properties in the competitive supply
                         + The Hotel's suite orientation
                         + The Hotel will  provide a variety of resort  oriented
                           facilities and recreational amenities, including on-site golf and spa privileges. This will provide the Hotel with a significant competitive advantage when considering groups that emphasize golf as an important component of their itinerary
                         + The  Hotel's  location  provides  a more  remote  and
                           resort oriented atmosphere, yet is convenient to all the facilities and attractions recognized throughout the city of Sedona and the surrounding region

                  Based on the above factors, the Hotel is positioned to generate leisure and group business by meeting unsatisfied demand even though the market supply is expected to increase. The following table sets forth estimated market penetration for the Hotel:

              ESTIMATED OCCUPIED ROOMS AND OCCUPANCY FOR THE HOTEL
================================================================================
               ESTIMATED           ESTIMATED
             OCCUPIED ROOM       OCCUPIED ROOM   TOTAL ESTIMATED     ESTIMATED
            NIGHTS: LEISURE      NIGHTS: GROUP    OCCUPIED ROOM   OCCUPANCY RATE
 YEAR           SECTOR              SECTOR           NIGHTS        FOR THE HOTEL
================================================================================
Year 1           31,284             17,170           48,454             59%
--------------------------------------------------------------------------------
Year 2           33,878             23,610           57,488             70%
--------------------------------------------------------------------------------
Year 3(1)        34,329             27,265           61,594             75%
================================================================================
(1)  Forecasted first year of stabilized operating performance

Average Daily Rate.

                  The ADR in the competitive supply has escalated at a consistent pace since 1992 as set forth in the table entitled "Historical Performance of Competitive Resort Supply" on page 19. Properties in the upper tier achieved an ADR in the $160 to $180 range and properties in the lower tier achieved an ADR in the $100 to $110 range. The average ADR for all properties in the competitive supply was $160.00 in 1996. UP Sedona estimates that the ADR for the Hotel will be $155 (1998 dollars) upon entering the market, which is below the average ADR achieved in 1996 when adjusted for an approximate 3% inflation factor.

Conclusion.

                  UP Sedona believes that the Sedona lodging market will experience continued growth into the foreseeable future. Factors contributing to the strength of the market and its overall potential growth are:

                         + Projected  growth of tourism  throughout the northern
                           Arizona region;
                         + Increased desirability of locations within Arizona as
                           destinations for group meeting planners;

                         + Local  municipal  commitment  to  aggressive  tourism
                           marketing;
                         + Positive economic trends within the State of Arizona; + Enhanced interest in Arizona as a premiere resort and golf destination;
                         + Proposed   expansion   projects   at   Sky   Harbor
                           International Airport (Phoenix); and
                         + Continued growth in the slow season demand.

         UP Sedona believes that the Hotel, with its larger one-bedroom Units with full kitchens, will provide an attractive alternative to the more standard guest rooms offered by the majority of the competitive hotels. The Hotel's conference facilities will be the largest of any of the competitive hotels. Further, the Hotel will be the only property offering on-site championship golf facilities. UP Sedona believes that the Hotel's anticipated quality, proposed meeting space, recreational amenities and golf and spa affiliations will position the Hotel to attract individual leisure and group travelers and create additional demand for lodgings in the Sedona market. The Hotel will represent the newest full service hotel addition to the competitive supply since Enchantment was built in 1987. UP Sedona anticipates that the Hotel will be positioned below both the midpoint rate range and the market leaders and anticipates that it will achieve occupancy levels above the competitive supply.

         Based on all of the factors discussed above, UP Sedona believes the Hotel is well positioned to perform as indicated in the Forecasts appearing at page F-1.

        BASIS FOR FORECASTS AND SUMMARY OF SELECTED FINANCIAL PERFORMANCE

         The following represents a summary of selected financial performance of a typical one-bedroom Unit and studio Unit from the first forecasted stabilized year of operations and is derived from the Forecasts appearing on page F-1. This summary of selected financial performance should be read in conjunction with the Forecasts, which includes the assumptions underlying the Forecasts and related notes.

         The Forecasts include a five year forecast of the financial performance of the Hotel and, by applying the allocable percentage to a typical one-bedroom Unit and typical studio Unit, a five year forecast of financial performance for the Owner's of each of the typical Units illustrated. UP Sedona has prepared the Forecasts based upon its inquiry as set forth and based upon the stated assumptions, which it believes are reasonable. While UP Sedona believes it has taken into consideration all factors that can affect the overall economic performance of the Hotel, there are a number of critical factors that can cause actual performance, especially when related to the hotel industry, to vary with that of a forecast. These factors include, but are not limited to: (a) projected occupancy rate; (b) projected average daily room rate; (c) projected restaurant performance; (d) the effect of competition; (e) general economic environment;
(f) strength of the tourist sector of the economy; and (g) assumptions regarding the effects of inflation on both revenue and expenses.

         Investors should recognize that there can be no assurance that the assumptions will prove correct or that actual results will not differ from the results forecasted. Actual results may vary materially because events and circumstances frequently do not occur as expected. Investors are encouraged to consult with their own advisors with respect to the assumptions upon which the forecasts are based and are encouraged to review the discussion of risk factors regarding the Hotel and its operations set forth under the heading "Risk Factors" on page 6.

                    ------------------------------------------------------------------------------------------
                             YEAR 3                         YEAR 4                          YEAR 5
                    ------------------------------------------------------------------------------------------
                     (Year Ended Dec. 31, 2001)   (Year Ended Dec. 31, 2002)     (Year Ended Dec. 31, 2003)
                    ------------------------------------------------------------------------------------------
                      1-BEDROOM      STUDIO        1-BEDROOM        STUDIO        1-BEDROOM        STUDIO
--------------------------------------------------------------------------------------------------------------
AVERAGE OCCUPANCY                       75%              75%           75%              75%             75%              75%
--------------------------------------------------------------------------------------------------------------
ADR                    $   181     $   156          $   186       $   161          $   192         $   165
--------------------------------------------------------------------------------------------------------------
REVPAR                 $49,519     $42,700          $51,005       $43,981          $52,535         $45,300
--------------------------------------------------------------------------------------------------------------
NET DISTRIBUTABLE
CASH FLOW              $18,658     $16,089          $19,222       $16,756          $19,663         $16,955
--------------------------------------------------------------------------------------------------------------
NET AFTER DEBT
SERVICE CASH FLOW      $ 6,177     $ 5,327          $ 6,741       $ 5,814          $ 7,182         $ 6,193
--------------------------------------------------------------------------------------------------------------
RATE OF CASH ON
CASH RETURN              12.25%      12.25%           13.37%        13.37%           14.24%          14.24%
--------------------------------------------------------------------------------------------------------------


NOTE 1: Assumes purchase price of $191,350 for one-bedroom Unit and $165,000 for studio Unit.

NOTE 2: Assumes debt service based on 75% adjustable rate mortgage at 8% with a five year term and 30 year amortization.

NOTE 3: Assumes Owners equity, after above financing of $50,432 for one-bedroom Unit and $43,488 for studio Unit.

NOTE 4: Assumes no personal use of the Owner's Unit.

                               THE HOTEL OPERATOR

DELTA HOTELS INTERNATIONAL, INC.

              Delta Hotels International, Inc., a wholly-owned subsidiary of Delta Hotels Limited, will serve as the hotel operator pursuant to the Hotel Operating and Rental Pool Agreement. Delta Hotels Limited is Canada's largest privately owned hotel company. Delta Hotels Limited and its affiliates are not affiliated in any way with UP Sedona or United Properties Ltd. Delta Hotels Limited opened its first hotel in 1962 in Vancouver, British Columbia. Based in Toronto, Ontario, Delta Hotels Limited has grown to become a leader in the Canadian hospitality market, with representation in every major city in Canada. Significant development of the Delta chain and brand has occurred under its present ownership by RH Corporation and Transtrend-Canada Ltd., affiliates of Realstar Group of Toronto and Lai Sun Group of Hong Kong. Delta Hotels Limited has expanded from 14 hotel properties under management in Canada in 1987 to a present portfolio of 21 Canadian hotel properties under management totalling 6,886 guest rooms. An additional four Canadian hotel properties are presently under development, which will add another 1,000 guest rooms to the existing portfolio.

              From its strong Canadian base, Delta Hotels Limited has expanded its international presence in recent years to destinations frequented by Canadian travellers. Through its affiliates, Delta Hotels Limited manages two Delta branded hotel properties totalling 266 guest rooms in the Caribbean, one 800 room Delta branded property in Florida and one additional 290 room property under development in the Caribbean. Through Delta Asia Limited, an affiliate of Delta Hotels Limited, the Delta brand has also been expanded into Thailand, Vietnam, Malaysia and the Philippines, with four Delta branded hotel properties under management totalling 765 rooms, and an additional three properties under development totalling 846 rooms.

              Hotels within Delta Hotel Limited's Canadian portfolio have reported a steady history of growth in occupancy, average rate and revenue per available room as indicated in the following table:



                               [GRAPHIC OMITTED]

              Delta Hotels Limited has consistently delivered higher net income per available room (which excludes management fees, franchise royalty fees, rent, depreciation and interest) than the hotel industry average in Canada. Compared with other major first class hotel brands, including Doubletree, Sheraton, Hilton, Westin, Radisson and Marriott, Delta is a much lower cost operator when comparing similar brand costs including franchise fees, national advertising and marketing and reservation fees. The net income per available room for 1991 through 1996 for Delta Hotels Limited and for the hotel industry in Canada is set forth in the following table:











                               [GRAPHIC OMITTED]














              Delta hotels are positioned in the first class category of the hospitality sector with most hotels rated "four-star" by the Canadian/American Automobile Association. Delta hotels have a solid reputation amongst business and leisure travellers, and enjoy very high guest loyalty. An independent research study of Canadian frequent business travellers recently conducted by the Angus Reid Group reported that Delta hotels achieved a higher guest satisfaction rating in 1996 than their competitors, and their guest satisfaction rating increased substantially over the 1995 rating. Delta Hotels Limited has been innovative in introducing new products and service to the hospitality industry. Delta Hotels Limited's guest recognition program, Delta Privilege, is the largest program of its kind in Canada. Delta Hotels Limited was also the first chain in Canada to introduce an in-room office program.

--------------------------------------------------------------------------------
                  Delta Hotels Limited has not endorsed or approved the offering. The execution of the Hotel Operating and Rental Pool Agreement is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Delta Hotels Limited (or any of its affiliates, subsidiaries or divisions) of the Hotel or the Units offered hereby.
--------------------------------------------------------------------------------

                   MANAGEMENT OF THE HOTEL AND THE RENTAL POOL

              The Hotel Operator will manage the Hotel and the Rental Pool, and maintain the Hotel on behalf of the Owners pursuant to the Hotel Operating and Rental Pool Agreement. The following discussion of the Hotel Operating and Rental Pool Agreement does not purport to be complete and is qualified in its entirety by reference to the Hotel Operating and Rental Pool Agreement together with all attachments and exhibits to the Hotel Operating and Rental Pool Agreement, which are set forth in Annex B hereto.

MANAGEMENT OF THE RENTAL POOL

Mandatory Participation in the Rental Pool

              Participation for all Unit Owners in the Rental Pool in accordance with the Hotel Operating and Rental Pool Agreement is mandatory. In addition, any Units that have not been sold by UP Sedona will be placed in the Rental Pool. A Unit will automatically be placed in the Rental Pool when the Unit is not reserved for use by the Owner. Each Owner appoints the Hotel Operator as his exclusive agent for management of the Rental Pool and the bookings of the Owner's Unit and agrees to honor and be bound by the rental booking of his Unit made by the Hotel Operator in accordance with the Hotel Operating and Rental Pool Agreement. Units may not be used for any purpose other than as hotel suites in accordance with the Hotel Operating and Rental Pool Agreement, the Declaration and other condominium documents governing the Hotel. The Hotel
Operator has complete discretion to establish Unit rental rates including offering the use of Units at low promotional rental rates and offering Units on a complimentary basis from time to time to guests of the Hotel.

              The initial operating period of the Rental Pool will commence on the date that the Hotel is opened by the Hotel Operator for business as a hotel in the Hotel Operator's hotel system and will conclude on December 31 in that year. Thereafter, operating periods for the Rental Pool will run 12 months based on the calendar year.

Owners' Use of Units

              Because United States tax laws permit an Owner to deduct the Owner's expenses associated with owning a Unit only if the Owner uses the Unit no more than 14 days per year, AN OWNER MAY ONLY USE HIS UNIT FOR A TOTAL OF 14 DAYS PER CALENDAR YEAR. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners - Section 280A." The executive Units will not be available for personal use. If an Owner reserves the use of his Unit for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Owner must reserve the Unit for a minimum two night stay. An Owner may use his Unit no more than four times a year with respect to two or three night stays that commence at or after 2:00 p.m. on a Friday or a Saturday. The Owner must reserve the use of his Unit by written notice to the Hotel Operator no less than six months prior to the date the Owner intends to use the Unit. If an Owner does not use all of his allotted days in a calendar year, the Owner will not be entitled to accumulate the unused days for use in any subsequent year. Furthermore, if an Owner reserves the use of his Unit, but does not use the Unit at the reserved time, unless the Unit is made available for rental to the public and the Owner has canceled the reservation with the approval of the Hotel Operator no less than 30 days prior to the Owner's scheduled use, the Owner will nonetheless be deemed to have used the Unit, and the Unit will not be deemed to be in the Rental Pool for the benefit of such non-cancelling Owner for the reserved time. An Owner will be required to pay a mandatory room cleaning charge in connection with the Owner's use of his Unit. In addition, an Owner will pay the standard charges established by the Hotel Operator for, among other amenities, long distance telephone calls, movie rentals, room service and restaurant usage, and the purchase of other goods and services at the Hotel. All of the furniture, fixtures and equipment located in and around the Hotel (excluding any such items located in a Unit) will be owned collectively by the Owners. Any furniture, fixtures and equipment located within a Unit will be owned by the Owner of the Unit but cannot be removed or changed except as set forth in the Hotel Operating and Rental Pool Agreement.

ALLOCATION OF REVENUE AND EXPENSES

              The Hotel Operating and Rental Pool Agreement describes the manner in which income from Unit rentals is divided among the Owners. For each day that a Unit is in the Rental Pool, the Owner of that Unit will be entitled to share in the gross revenue from the operation of the Hotel, including revenue received from the restaurant and conference facilities, regardless of whether the Owner's Unit generated rental income on that particular date. An Owner's allocable share of the gross revenue will be determined based on the percentage interest of the Unit. The percentage interest of a Unit will be determined according to the following formula as provided in the Declaration:

                          Initial Purchase Price of a Unit as established by UP
                          Sedona
Percentage Interest   =
of a Unit                 ------------------------------------------------------
                          Sum of the Initial Purchase Prices of all Units

An Owner's allocable share of revenue for a day in which the Owner's Unit is in the Rental Pool (not reserved for use by the Owner) will be determined according to the following formula:

                          Percentage Interest of the Owner
Gross revenues from
the operation of the   X  ------------------------------------------------------
Hotel                     Sum of Percentage Interests of all Owners whose
                          Units are in the Rental Pool on that day

Each Owner will be responsible for his allocable share (as determined under the Declaration) of all hotel expenses and other costs attributable to the Owners under the Hotel Operating and Rental Pool Agreement. An Owner will be responsible for his allocable share of the costs attributable to the Owners for each day that the Hotel is operating, regardless of whether the Owner's Unit is in the Rental Pool on any particular day. The Owners bear all of the costs and expenses of operating, maintaining and repairing the Hotel, the Hotel grounds and the contents of the Hotel. These costs include, for example: (i) repair and maintenance of Hotel buildings, grounds, furniture, fixtures and equipment located at the Hotel; (ii) purchasing all supplies including food, beverages, linens, and cleaning products necessary for the operation of the Hotel; (iii) costs associated with hiring, firing and compensating employees necessary to staff the Hotel; (iv) fees paid to the Hotel Operator; (v) utilities and insurance; and (vi) marketing and promotion expenses, reservation fees and travel agent commissions.

DIRECT EXPENSES OF OWNERS

          Each Owner will be personally responsible for the payment of all taxes applicable to the Owner arising out of the ownership of a Unit, amounts owed under any financing of the Unit, and all assessments made by the Association. The amount of property taxes to be paid by each Owner will be determined annually by the Yavapai County Assessor's Office. Property taxes will be assessed against each Owner as of the date the Unit is purchased by the Owner. UP Sedona's estimate of taxes is based on application of 1996 tax rates to such property. The actual tax may differ from the projected amount when actually assessed. Subsequent transfers of one or more Units may cause further reassessments of one or more Units and tax increases. Property taxes may increase for all Owners even in years in which no reassessment from any sale or transfer occurs.

RENTAL POOL REPORTS

          For each calendar month, the Hotel Operator will prepare detailed statements of operations that describe, among other things, the gross revenue from the Hotel, hotel operating expenses, capital expenditures, reserves, and the amount, if any, distributable to an Owner for that month. A summary of these statements of operations will be mailed to each Owner no later than the 20th day following the end of each calendar month. The Hotel Operator will also prepare and mail to each Owner within 75 days after the end of an operating year statements of operations for the entire operating year and individual statements relative to each Owner's Unit. The individual statements will serve as the basis for reporting to the Internal Revenue Service and other appropriate taxing authorities.

DISTRIBUTIONS FROM RENTAL POOL

          The amount distributable to an Owner will be computed each month by subtracting the following amounts from the Owner's share of gross revenue from Hotel operations: (i) the Owner's share of Hotel operating expenses; (ii) the Owner's share of amounts necessary to fund or replenish operating and capital expenditure reserves, make capital lease payments and pay the Hotel Operator's Incentive Fee; (iii) the Owner's share of capital expenditures exceeding amounts paid out of the appropriate reserve; (iv) the Owner's share of repayment expenses in connection with a previous operating shortfall, if any, (see "Shortfalls" below) after depletion of reserves (see "Reserves" below); (v) any assessment payable by the Owner pursuant to the Declaration; (vi) expenses associated with an Owner's personal use of the Hotel (for example, the cleaning charge); (vii) bed taxes and other similar taxes imposed or collected in connection with the use of the Hotel by the Hotel patrons; (viii) withholding taxes, if applicable; (ix) and any other amounts payable by the Owner to Delta pursuant to the Hotel Operating and Rental Pool Agreement.

         The amount distributable to an Owner, if any, will be sent to the Owners with the monthly financial summary (see, "Rental Pool Reports" above). Alternatively, the Hotel Operator may prepare a reasonable estimate of the amount distributable to the Owners on an annual basis and distribute to the Owners the estimated amount, less an amount (not to exceed 20%) established by the Hotel Operator for seasonal working capital requirements, in 12 equal monthly installments. If the Hotel Operator elects to distribute an estimated amount, at the end of the operating year the Hotel Operator will calculate the actual amount distributable to each Owner and pay to each Owner the balance of the amount, if any, distributable for that operating year. This last payment will be sent at the end of the operating year with the annual financial statements.

RESERVES

          An operating cash reserve in the amount of $150,000 will be established when the Hotel commences operations. Upon the closing of the purchase of a Unit, the Unit Owner will be required to contribute to the operating cash reserve an amount equal to the percentage interest of the Unit being purchased multiplied by $150,000 (see Annex A). This reserve will be available to the Hotel Operator for working capital in connection with the operation of the Hotel commencing in the second year of operations. Reserves will be established for capital expenditures for repair and replacement of the Hotel premises and repair and replacement of furniture, fixtures and equipment at the rate of 5% of gross revenue beginning in year two of operations.

SHORTFALLS

         If at any time the funds derived from the operations of the Hotel (including established reserves) are not sufficient to pay when due all expenses incurred in connection with the operation of the Hotel, capital expenditures and other amounts for which the Owners are liable (such as may occur from time to time as a result of, among other causes, seasonal fluctuations in the use of the Hotel by Owners and other patrons), the Hotel Operator may require each Owner to remit to the Hotel Operator the Owner's allocable share of the shortfall. The Hotel Operator may elect, but is not obligated, to advance the shortfall and obtain repayment of the shortfall, plus interest accruing at the designated prime rate plus 2%, out of the cash flow from the operations of the Hotel. Payment of the shortfall by the Owner may be obtained by, among other methods, enforcement by the Association of an assessment lien against the Units. See "Summary of Declaration and Related Documents - Enforcement of the Declaration."

HOTEL OPERATOR MAY RELY UPON ACTS OF BOARD OF DIRECTORS

          The Board of Directors of the Association elected in accordance with the provisions of the Declaration will represent the Owners in all respects concerning the Hotel Operator. See "Summary of Declaration and Related Documents
- The Association - Board of Directors". All of the Owners will be bound by the acts of the Board of Directors on behalf of the Owners and the Hotel Operator will be entitled to rely upon the acts of the Board of Directors as the authorized acts of the Owners. The Board of Directors and the Hotel Operator will meet not less than frequently than quarterly.

MANAGEMENT AND MAINTENANCE OF THE HOTEL

         The Hotel Operator will perform, on an exclusive basis, all duties and obligations within the scope of the management, maintenance, and marketing of the Hotel, including the restaurant and conference facilities. The Hotel Operator will, among other things, use all reasonable efforts to maintain and operate the Hotel as a first-class resort hotel, market and sell the rental use of the Units and other facilities of the Hotel, furnish bookkeeping, inventory control, reservations, marketing and advertising services, direct, in consultation with the Board of Directors, litigation in respect of the Hotel, supervise the use of the Hotel by guests and Owners, hire, train, terminate and perform other managerial functions with respect to the staff necessary to the operation of the Hotel, and obtain for itself or on behalf of the Owners all insurance, licenses and permits necessary to the operation of the Hotel. The Hotel Operator may make, at the Owners' expense, but subject to the then current approved operating plan and budget and other limitations, reasonable changes to the Hotel.

          The Hotel Operator will prepare, on or before December 1 of each year, an annual operating plan and budget for the operation of the Hotel during the following operating year. The annual operating plan and budget will be subject to the reasonable approval of the Board of Directors of the Association and a summary of the operating plan and budget will be sent to all of the Owners after it has been approved by the Board of Directors. Either the Hotel Operator or the Board of Directors may elect to have disputes regarding the operating plan and budget resolved by arbitration.

         The Hotel Operator will obtain and maintain, as an operating expense of the Hotel, public liability, fire and casualty, business interruption, workmen's compensation and other insurance reasonably necessary to the operation of the Hotel, naming the Owners, the Hotel Operator and the Association as insureds. With regard to the possible liability of the Owners, see "Risk Factors Insurance."

         Under the Hotel Operating and Rental Pool Agreement, the Hotel Operator may, in its discretion, assign all or a portion of its rights and obligations under the Hotel Operating and Rental Pool Agreement to an affiliate of the Hotel Operator or any successor in interest to the Hotel Operator.

FEES PAID TO HOTEL OPERATOR

         As a compensation for its services provided under the Hotel Operating and Rental Pool Agreement, the Hotel Operator will be paid various fees. The Hotel Operator's fees will be paid out of the gross revenues of the Hotel. The Hotel Operator will receive a Base Fee of $10,000 per month for the 12 month period following the opening of the Hotel and 3.0% of gross revenues thereafter payable in monthly installments. In addition, if the Hotel Operator achieves certain performance standards in respect of the operations of the Hotel based on operating income realized from the operation of the Hotel net of all expenses associated with the operation of the Hotel, the Hotel Operator will be paid an Incentive Fee based on a tiered scale. Depending upon the performance of the Hotel, the Incentive Fee payable to the Hotel Operator may range from 0% of net hotel return (if net hotel return is less than $3.2 million) to 30% of the amount by which net hotel return exceeds $4.2 million in the first full operating year, decreasing to 10% of the amount by which net hotel return exceeds $4.2 million in the sixth and subsequent operating years. The Hotel Operator will also receive reimbursement for marketing and reservations system costs incurred in connection with the operation of the Hotel. The Hotel Operator will also be paid a monthly Administration Fee in the amount of $5 per month per Unit. In addition, the Hotel Operator will be entitled to be reimbursed for costs incurred by the Hotel Operator in connection with special promotional programs, training materials, travel by head office personnel and others on matters directly involving the Hotel, and other similar expenses. The Hotel Operator may retain an affiliate or division as a consultant to perform technical services in connection with any substantial remodeling, repairs, construction or other capital improvements to the Hotel and the Hotel Operator and its affiliate will be entitled to be compensated by the Owners for their services.

TERMINATION OF HOTEL OPERATOR

         The appointment of the Hotel Operator under the Hotel Operating and Rental Pool Agreement will run continuously from the date that the Hotel is opened by the Hotel Operator for business as a hotel in the Hotel Operator's hotel system until December 31, 2008, unless earlier terminated. The appointment of the Hotel Operator may be renewed for two additional terms of 5 years each if certain conditions are satisfied or by agreement of the Owners and the Hotel Operator. The Hotel Operator may terminate its appointment under the Hotel Operating and Rental Pool Agreement at any time upon 60 days' prior notice to the Board of Directors of the Association if the Owners fail to make or authorize the Hotel Operator to make capital expenditures without which the Hotel cannot be operated as a first class hotel (in the discretion of the Hotel Operator) or if the number of Units subject to the Hotel Operating and Rental Pool Agreement is less than 200. The appointment of the Hotel Operator under the Hotel Operating and Rental Pool Agreement may be terminated by a vote of 75% of the Units entitled to vote on the matter if the Hotel Operator is in default under the Hotel Operating and Rental Pool Agreement and the Hotel Operator fails to cure the breach within the required time.

         The  appointment of the Hotel  Operator  under the Hotel  Operating and
Rental Pool Agreement may also be terminated by a vote of 75% of the Units entitled to vote thereon if, commencing in the ninth operating year, the Hotel Operator fails to achieve minimum performance standards. These minimum performance standards will not be met if in two consecutive operating years the REVPAR for the Hotel is not at least a minimum percentage of the average REVPAR of a sample of competitors of the Hotel, or if in two consecutive operating years the Hotel fails to produce a minimum net return greater than a specific amount. The competitors of the Hotel for purposes of the REVPAR test and the percentage of the average REVPAR of those competitors that must be achieved will be determined approximately five months prior to the opening of the Hotel. However, if the Hotel Operator fails to achieve such minimum performance standards, the Hotel Operator has the option to contribute an amount necessary to be deemed to have achieved the minimum performance standards in lieu of being terminated.

         To the extent the Hotel Operator or its Affiliates own Units, with respect to any vote of the Owners to terminate the Hotel Operator, the Hotel Operator for itself and on behalf of its Affiliates irrevocably appoints the president of the Association as its proxy for the limited purpose of casting the Hotel Operator's and its Affiliates votes as abstentions on such matters. Furthermore, for purpose of determining whether the required number of Units have voted to terminate the Hotel Operator, votes recorded as abstentions shall not be counted toward a quorum or as having been entitled to vote on such matters.

REMOVAL OF THE HOTEL OPERATOR'S BRAND

         If at any time five or more Units are not subject to the Hotel Operating and Rental Pool Agreement (except for temporary removal as a result of a fire or other casualty), the Hotel Operator may cease to operate or identify the Hotel as a hotel in the Delta Group. If the Hotel is no longer operated as part of the Delta group, the Hotel Operator may carry out its duties through a subsidiary or assign its rights under the Hotel Operating and Rental Pool Agreement to a subsidiary. In addition, the name of the Hotel will be changed to remove references to "Delta" and alternate reservation and marketing services will be provided by the Hotel Operator and its subsidiary at a cost to be agreed upon with the Board of Directors.

SALE OF A UNIT BY AN OWNER

         There are certain conditions that must be satisfied in connection with the sale of a Unit by an Owner. Prior to entering into an agreement for the sale of a Unit, the selling Owner must provide the proposed purchaser with a copy of the Hotel Operating and Rental Pool Agreement and must notify the proposed purchaser of any proposed bookings of the Unit by the selling Owner. In addition, the purchaser must, as a condition of the purchase, ratify the Hotel Operating and Rental Pool Agreement, appoint the Hotel Operator as its exclusive agent for the management and rental of the Hotel and the Unit, and expressly assume the obligations of an Owner pursuant to a form acceptable to the Hotel Operator. The Hotel Operating and Rental Pool Agreement does not terminate upon the death or the attempted withdrawal of an Owner or upon the sale or transfer of a Unit by an Owner.

                  SUMMARY OF DECLARATION AND RELATED DOCUMENTS

          The Declaration, Articles of Incorporation and Bylaws of the Association impose certain covenants, conditions and restrictions on the Units and Owners. The following discussion of these documents does not purport to be complete and is qualified in its entirely by reference to such documents and instruments, which are attached hereto as Annex C, D, and E.

THE ASSOCIATION

         The Association will be formed as an Arizona non-profit corporation to perform various management and supervision functions at the Hotel on behalf of the Owners pursuant to the Declaration. The Declaration, established by UP Sedona as Declarant, is recorded against title to the property. An Owner of a Unit automatically becomes a member of the Association. Membership in the Association may not be transferred or retained separately from any Unit.

         The Association will supervise and assure the performance of all appropriate maintenance, management, repair, and administration of the Hotel, including the Common Elements, the Units, and all of the furnishings, fixtures, equipment and other items located in and around the Hotel. Actual operation of the Hotel will be the responsibility of a Hotel Operator, pursuant to the terms of a Hotel Operating and Rental Pool Agreement. The Association shall be responsible for negotiating with the Hotel Operator on behalf of the Owners; reviewing, and approving proposed annual operating budgets prepared by the Hotel Operator; and coordinating with and reviewing the performances of the Hotel Operator. If a Hotel Operator defaults in its obligations under a Hotel
Operating and Rental Pool Agreement or if a Hotel Operating and Rental Pool Agreement terminates and is not concurrently replaced with a new Hotel Operator and Hotel Operating and Rental Pool Agreement, the Association shall be responsible for managing and operating the Hotel.

         Based upon annual operating budgets to be provided by the Hotel Operator, and taking into consideration projected Hotel revenues and expenses and estimating the cost to operate the Association and perform its obligations under the Declaration, the Association will levy annual Assessments against each Unit. The Assessment against each Unit shall consist of the total estimated Common Expenses set forth in the budget adopted by the Board of Directors of the Association (after taking into account the amounts proposed to be paid from operating revenue by the Hotel Operator pursuant to the approved Hotel budget) multiplied times the allocable share attributable to each Unit. If the Board of Directors determines during any fiscal year that available Association funds are or will become inadequate to meet Common Expenses of the Association for any reason, the Board of Directors may increase and reallocate Common Expense Assessments for that fiscal year.

         In addition to Common Expense Assessments, the Association may levy special assessments for the purposes of defraying the cost of any construction, reconstruction, repair or replacement of capital improvements to any one or more Units and/or the Common Elements.

         If any Common Expenses are caused by the negligence or other misconduct of any Owner, the Association shall assess that Common Expense exclusively against such Owner, to the extent not covered by insurance.

         Assessments shall either be payable in whole or in installments, as established by the Board of Directors. The Association is responsible for enforcement and collection of the Assessments. Delinquent Assessments accrue interest and may be subject to other late fees. The Association may request the Hotel Operator to offset Assessments from amounts otherwise due to the Owners pursuant to the Hotel Operating and Rental Pool Agreement. The Association also has the right to enforce all other rights and remedies to collect Assessments, including but not limited to foreclosing any assessment lien against a defaulting Owner's Unit.

Voting Rights

         All voting rights are vested exclusively in the members of the Association. The Declaration provides that there will be a period of control of the Association by the Declarant until the earlier to occur of: (i) 90 days after the conveyance of 75% of the Units to Owners other than Declarant; (ii) 4 years after all Declarants have ceased to offer Units for sale in the ordinary course of business; or (iii) the date Declarant records an instrument with the County Recorder of Yavapai County relinquishing its right to appoint and remove officers and members of the Board of Directors of the Association. During the period of Declarant control, only the Declarant will have the right to appoint and remove the members of the Board of Directors and the officers of the Association. Such board members and officers are not required to be Owners during the period of Declarant control. After termination of the period of Declarant control, each member will be entitled to cast 1 equal vote for each Unit owned by such member in all meetings of the members of the Association; however, the voting rights of a member may be suspended if an Owner fails to pay any assessments or other amounts due the Association within 15 days after such payment is due or if any Owner violates any other provision of the Declaration or other documents pertaining to the condominium and such violation is not cured within 15 days after notice to the member. Only a single vote may be cast for each Unit, regardless of how title is held. If a Unit is owned by more than one person and such Owners are unable to agree among themselves as to how their vote or votes shall be cast, they will lose their right to vote on the matter in question.

         Under the Declaration, a special assessment may be levied upon an affirmative vote of two-thirds of the members entitled to vote on such matters. In addition, the Declaration provides the members of the Association with the right to vote to approve by a majority-in-interest of members whether to finance capital improvements in the condominium by encumbering future assessments. The Declaration may only be amended or modified by an affirmative vote of 67% of the members entitled to vote thereon, except where applicable law otherwise requires or in cases involving the exercise of development rights by the Declarant, eminent domain, relocation of limited common elements or boundaries between Units, subdivision of Units, or termination of the condominium. In addition, the approval of two-thirds of the holders of first priority mortgage or deed of trust liens with respect to the Units is required in connection with certain acts of the Association.

Meetings

         The Association is required to hold annual meetings. Special meetings of the Association may be called at any time by the President of the Association, by a majority of the Board of Directors, or by written request of the Owners holding at least 25% of the votes entitled to be cast at such meeting. All Association meetings will be held pursuant to notice given to the members not less than 10 nor more than 50 days prior to the date of the meeting. Members of the Association entitled to cast one-tenth of the total authorized votes of members will constitute a quorum. If a quorum is not present at any meeting, the members entitled to vote who are present at such meeting will have the power to adjourn the meeting without notice other than announcement at the meeting and the members present at the time and place announced in the prior adjourned meeting will constitute a quorum.

Board of Directors; Officers

         Unless the Declaration and other condominium documents or applicable law require a vote of the members, approvals or actions to be given or taken by the Association will be valid if given or taken by the Board of Directors. The Board of Directors will consist of five directors, who, except during the period of Declarant control, must be members of the Association. Following the period of Declarant control, directors will be elected for staggered year terms. Except with respect to directors appointed by the Declarant, any director may be removed with or without cause by members having more than two-thirds of the votes entitled to be cast on such matter.

         The Board of Directors is responsible for the control and management of the Association and the disposition of its funds and properties. The responsibilities of the Board of Directors include, but are not limited to: opening bank accounts on behalf of the Association; approve or disapprove additions to, improvements to, or alterations to the Hotel; enforcing by legal means the provisions of the Declaration and other condominium documents; following receipt of a proposed annual operating budget from the Hotel Operator, preparing and adopting an annual budget and operating plan for the Hotel and Association prior to the commencement of each fiscal year; exercising for the Association all powers, duties and authority vested in or delegated to the Association and not reserved to the membership by other provisions of the Declaration or other condominium documents; supervising all officers, agents and employees of the Association and seeing that their duties are properly performed; levying, collecting and enforcing the payment of Assessments in accordance with the provisions of the Declaration; causing to be procured and maintained adequate property liability and other insurance as required by the Declaration; negotiating with the Hotel Operator; and engaging providers of professional services including attorneys, accountants and property managers, to render services to the Association.

         Officers of the Association will include a president, vice-president, secretary and treasurer, to be appointed by the Board of Directors for one year terms. The Board of Directors may appoint other officers for such terms and with such authority as is determined by the Board of Directors.

USE RESTRICTIONS

          Restrictions on the use of Units appear in the Declaration and other documents. The use restrictions include, but are not limited to, the following:

               i. The Units must be used only for commercial rental by the Hotel
Operator  to  the  public  for   tourist,   visitor  and   transient   traveller
accommodation.

              ii. An Owner may not individually lease his Unit or directly or indirectly charge rent or any form of consideration for the use of the Owner's Unit except in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

             iii. The use of the Units is subject to the requirements of, among other documents, the Hotel Operating and Rental Pool Agreement and the Declaration.

              iv. The rights of an Owner to make use of the common elements at the Hotel are limited to those times when the Owner has the right to occupy his Unit in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

               v. The Hotel Operator is authorized to designate certain areas of the Hotel for the exclusive use of the Hotel Operator and the Owners may not interfere with that exclusive use.

              vi. An Owner may use his Unit for not more than 14 days in any year, subject to additional restrictions contained in the Hotel Operating and Rental Pool Agreement. An Owner of an executive Unit may not use or occupy his Unit other than to make the executive Unit subject to the rental use in accordance with the Hotel Operating and Rental Pool Agreement.

             vii. No animals are allowed in the Units or in other areas of the Hotel except for physical impairment assistive animals to the extent that they are required by persons at the Hotel.

            viii. Except for signs incidental to the operation of the Hotel, and any other advertising signs that Declarant elects to post in connection with the development of the Hotel, no signs are permitted on the exterior of any Unit or any other portion of the Hotel without the prior written approval of the Board of Directors.

              ix. No Owner may remove, replace, substitute, alter, repair or add to any part of the Hotel (including the Owner's Unit) or any of the furniture, fixtures or equipment located in and around the Hotel (including in any Unit) without the prior written approval of the Association and, if required, architects and engineers.

DEVELOPMENT RIGHTS

         During the period of Declarant control, the Declarant retains certain development rights that enable the Declarant to do, among other things, the following:

          (1)  add real property to the Hotel;

          (2) create Units, easements, common elements, or limited common elements, including, without limitation, the right to enclose the patio allocated to any Unit;

          (3) subdivide Units, convert Units into common elements, or convert common elements into Units;

          (4) make the Hotel part of a larger condominium or master planned community; and

          (5) amend the Declaration to correct errors or to comply with applicable law provided that the amendment does not adversely affect the rights of any Owner and to comply with the rules and requirements of certain governmental and quasi-governmental agencies.

 INSURANCE

          The Association will be required to assure that property damage, public liability, fire and other hazard insurance coverage with respect to the Hotel is maintained. The amount of such insurance will be based on full replacement cost. In addition, the Association will be required to have insurance against loss or liability due to property damage, personal injury or death of persons while located at the Hotel, which policy will have limits determined by the Board of Directors, but in no event less than a combined single limit of $1,000,000 per occurrence. The Association will also be required to maintain worker's compensation insurance to the extent necessary to meet applicable legal requirements, and director's and officer's liability insurance in such amounts as may be determined by the Board of Directors. The Association may maintain other insurance affording such coverages and with such limits as the Board of Directors may determine. All insurance policies will name the Owners, the Hotel Operator and the Association as insureds.

         The Association will also obtain fidelity blanket bonds for all officers, directors, trustees, and employees of the Association. The amount of the bonds maintained by the Association will be determined in the discretion of the Board of Directors.

         Each Owner may personally have joint and several liability for tort and contract claims as a result of an ownership of Units or participation in the Rental Pool. Although the Declarant believes that the insurance coverage afforded Owners will be adequate, purchasers of Units are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional insurance coverage if any, may be necessary or appropriate for their particular circumstances.

ENFORCEMENT OF THE DECLARATION

         The Association will do all things necessary to enforce each Owner's obligations under the Declaration, including, without limitation, with respect to non-payment of Assessments, the filing and foreclosure of liens, the suspension of an Owner's right to vote on Association matters, and the bringing of an action at law against the Owner personally. Furthermore, the Association may direct the Hotel Operator to deduct the amount of unpaid Assessments from any sum distributable to the Owner under the Hotel Operating and Rental Pool Agreement. All unpaid assessments will constitute a lien on a Unit superior to all other liens except for tax and special assessment liens and unpaid sums under a first mortgage or deed of trust.

                                 UP SEDONA, INC.

MANAGEMENT.

          UP Sedona,  Inc.  is an indirect  wholly  owned  subsidiary  of United
Properties  Ltd.,  a  British  Columbia  company  ("United   Properties").   The
management of UP Sedona and United Properties are as follows:

                               UP Sedona             United  Properties
                               ---------             ------------------
 Victor D. Setton        Chairman and Director    President and Director
 William Oliver          President                       -----
 Elias D. Setton         Vice President           Manager, Land Development
 Raymond J. Langrish     Secretary, Treasurer     Vice President, Finance
 Roger L. Moors               ---                 Vice President, Development
 Terry E. Forbes              ---                 Vice President, Marketing
 Jennifer A. Silvera          ---                 Vice President, Administration

         VICTOR D. SETTON, age 51, has been President and Director since 1975 of United Properties, which specializes in the development, construction and marketing of multi-family residential projects in the Lower Mainland of Vancouver, B.C. and in the Pacific Northwest United States and Arizona, and Chairman and Director of UP Sedona since 1996. He was elected President of the Urban Development Institute in 1986, was re-elected for a two year term in 1987, and in 1988 received its Highest Honour Award for his outstanding contribution to professionalism, leadership, and commitment to excellence in urban environment. Mr. Setton has been a participant in the Urban Design Advisory Panel for the City of Vancouver.

         WILLIAM OLIVER, age 63, has served as President of UP Sedona since July 1996. From 1993 to June 1996 he was President of Rio Rico Properties, a real estate development company. Prior thereto he was President of his own development company in Arizona from 1973 to 1993. He has extensive experience in the building industry, specifically in recreation/resort development and construction and has also developed residential and commercial properties for major development companies in the United States.

         ELIAS D. SETTON, age 39, has served as Manager, Land Development since 1990 of United Properties and as Vice President of UP Sedona since 1996. During the past two years his primary role has been overseeing the development of hotels within Canada and the United States. Mr. Setton holds a Diploma in Urban Land Economics in both Appraisal and Real Estate Management from the University of British Columbia. He is currently a Director of the Urban Development Institute.

         RAYMOND J. LANGRISH, age 52, has served as Vice President, Finance since joining United Properties in 1987 and Secretary, Treasurer of UP Sedona since 1996. Prior to joining United Properties, Mr. Langrish held similar positions over the previous 20 years with various real estate development companies, both public and private. He qualified as a Certified Management Accountant in 1972 and is a former member of the Accounting Standards Committee of the Canadian Institute of Public Real Estate Companies.

         ROGER L. MOORS, age 53, has served as Vice President, Development for United Properties since 1990. He joined the company in 1989 and prior thereto had several years of construction and development experienced gained from senior management positions with prominent development companies which have completed numerous projects in British Columbia and the United States. Mr. Moors also represents United Properties as Director on the Board of the Greater Vancouver Home Builders' Association. Mr. Moors graduated with a B.Sc degree from University in the U.K. in 1965.

         TERRY E. FORBES, age 63, has been Vice President, Marketing for United Properties since 1988. He joined United Properties in 1982 and prior thereto, he had 19 years of experience marketing residential projects for many recognized developers and builders in British Columbia and Alberta. He has worked with the Housing Corporation of B.C. and the B.C. Government in various areas such as land acquisition and merchandising.

         JENNIFER A. SILVERA, age 53, has been Vice President, Administration for United Properties since 1988. She has been with the Company since 1979 and brought to the organization 18 years of previous experience within the airline industry in planning, administration and corporate organization.

PRIOR DEVELOPMENTS OF UNITED PROPERTIES.

         United Properties was incorporated in 1975. United Properties is currently one of the largest residential real estate developers in British Columbia. It has also developed projects in the states of Washington, California and Arizona. Since its incorporation, United Properties has developed approximately 4,500 residential units including townhomes, apartment condominiums (both high-rise and garden) and single family lot subdivisions. United Properties's gross sales from completed projects in Canada to date are approximately $590 million (Canadian). Gross sales of completed projects in the United States are approximately $72 million (Canadian). Projects currently under development in Canada include Terravita, an 88-unit townhome development, The Balmoral, an 85-unit luxury high-rise condominium development, and Whistler Mont Blanc, a 279 hotel condominium unit development with 38,300 square feet of commercial space. Total gross sales from projects under development in Canada are projected to be $129 million (Canadian).

         The construction of Whistler Mont Blanc, a Delta Suites Hotel, is 50% complete. United Properties expects occupancy for the commercial properties by July 1997 and commencement of operations of the hotel by November 1997. The commercial properties are 60% leased. The commercial properties also include plans for a spa and a nightclub to be operated by independent parties. The residential condominium units are fully sold for an aggregate of $44.5 million (Canadian). Delta Hotels Limited has entered into a Hotel Management and Rental Pool Agreement for the operation of the residential condominium units as a Delta hotel.

                         DETERMINATION OF PURCHASE PRICE

         The initial purchase price of the Units has been determined by UP Sedona solely on the basis of its subjective evaluation of marketing considerations. No independent valuations have been obtained for purposes of determining the value of the Units. There can be no assurance that Units can be resold at or in excess of the purchase price. No organized market for the trading of Units is expected to develop as a result of this Offering.

                                 USE OF PROCEEDS

         Assuming that the maximum number of Units offered hereby are sold, the gross proceeds from the sale of Units will be approximately $42.5 million exclusive of Offering expenses (estimated at $____________, and sales commissions of $_________). All of the net proceeds of this Offering will be paid to UP Sedona except for amounts paid in addition to the purchase price for closing costs that are payable to third parties and for the contribution to the operating cash reserve for the Hotel. UP Sedona will deliver the Units free and clear of any and all liens.

                              PLAN OF DISTRIBUTION

         The Units are being offered on a best efforts basis by UP Sedona and by broker-dealers selected by UP Sedona who are members of the National Association of Securities Dealers, Inc. UP Sedona may elect to form or acquire an affiliated broker-dealer to participate in the Offering. The minimum subscription is one Unit. Broker-dealers will receive a commission of up to ___% of the gross sales price of a Unit. UP Sedona will not receive any sales commissions.

         The closing on the sale of Units will not occur until the Hotel is ready for operation (the "Initial Closing"). Initial Deposits will be held in an escrow account for the benefit of purchasers until the Initial Closing. No minimum number of Units must be sold before UP Sedona can close on the Units. Subsequent closings will occur upon the sale of each Unit. The offering will terminate two years from the effective date of this Prospectus.

         UP Sedona and each broker-dealer participating in the offering have agreed to indemnify each other against certain liabilities including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Arizona Securities Act.

                                 HOW TO PURCHASE

         To purchase a Unit, a prospective owner must execute a Purchase Contract in the form appearing in Annex F and agree to be bound to its terms and the terms of the Hotel Operating and Rental Pool Agreement, the Condominium Declaration and Association Bylaws. All purchasers are subject to the review, approval and acceptance by UP Sedona, whose decision shall be final. Retirement plans and individual retirement accounts may not purchase Units. UP Sedona does not intend to impose any minimum suitability standards. Upon purchase, an Initial Deposit must be paid of at least 10% of the purchase price of the Unit acquired. Upon the close of the purchase of a Unit, the Owner will be required to pay the balance of the purchase price and closing costs (exclusive of financing costs) in an amount not to exceed 1% of the purchase price and to contribute an amount equal to the percentage interest of the Unit being purchased multiplied by $150,000 to the operating cash reserve of the Hotel. See Annex A. All Units will be completed within two years of the date a Purchase Contract is executed.

         Purchasers may procure financing from any available source and will be required to qualify for financing based on the requirements of the particular lender. All financing costs will be the obligation of individual purchasers who elect to finance the purchase of a Unit.

                  CERTAIN FEDERAL AND STATE INCOME TAX ASPECTS

         Set forth below is a summary of certain federal income tax considerations related to the offering. This summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the "Code"), on existing Treasury Department regulations ("Regulations"), and on administrative rulings and judicial decisions interpreting the Code. Legislative amendments, administrative changes and judicial decisions could modify or change completely statements and opinions expressed below about the federal income tax consequences of the purchase of a Unit and participation in the Rental Pool. Additionally, the interpretation of existing law and regulations described here may be challenged by the Service during an audit of the Rental Pool's information return or an Owner's individual return. Moreover, a successful challenge of the Rental Pool's information return would likely result in an adjustment to an Owner's individual return.

         The following summary of tax aspects generally assumes that the investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that are considered to be most important to individual investors owning interests in rental pools. Although the Hotel will furnish the Owners with such information regarding the Hotel as is required for income tax purposes, each Owner will be responsible for preparing and filing his own tax returns. Accordingly, prospective investors are urged to consult, and must depend upon, their tax advisors regarding their individual circumstances (especially if the prospective investor is not an individual) and the federal, state, local and other tax consequences arising out of their participation as Owners.

         Unless otherwise noted, the discussion in this section represents the opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Phoenix, Arizona ("Counsel"), which is counsel for UP Sedona. Counsel's opinions expressed in the following discussion are only opinions that the tax law results described are more likely than not to be the tax law results that should occur, subject to any conditions stated in the particular section of this discussion which states such tax law conclusions. Although Counsel's opinions represent its best judgment as of the date of this Prospectus and are based on legal authorities published (and available in Phoenix, Arizona) as of that date, those opinions do not bind the Service or in any way constitute an assurance that the Service will agree with the federal income tax consequences described. Further, no rulings have been requested from the IRS with respect to the matters discussed in this section. UP Sedona does not intend to obtain any such rulings.

ENTITY CLASSIFICATION OF RENTAL POOL AND TAXATION OF OWNERSHIP OF UNITS

         Under Section 301.7701-2 of the Regulations, an arrangement is classified as an organization if there are (1) associates, and (2) an objective to carry on business for joint profit. Pursuant to the provisions of the Rental Pool Agreement, the Hotel Operator will rent the Unit of each Owner on behalf of such Owner. Profits from the rental of Units will be shared proportionately by the Owners of the Units. Counsel believes that the sum of the relationships created by the Rental Pool Agreement causes the Owners to be associates. Furthermore, Counsel believes that there is a common profit motive between the Owners because net profits are shared proportionately by the Owners. Therefore, although each Owner will be the legal owner of a separate Unit, because of provisions in the Rental Pool Agreement relating to the sharing of income and expenses of the property, the Owners likely will be treated as participants in an association taxable as either a partnership or a corporation for federal income tax purposes.

          If, consistent with tax counsel's opinion, an association is created by the sum of the contractual relationships between the Owners of the Units, the federal income tax consequences to the Owner of a Unit will depend upon the association's classification for federal income tax purposes. If the association isclassified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead, an Owner will be subject to tax on his or her allocable share of the partnership's income and gain, and may be entitled to claim his or her allocable share of the partnership's losses. However, deduction of an Owner's allocable share of loss from a partnership is subject to many important limitations, some of which are discussed below. A detailed explanation of such limitations is beyond the scope of this general discussion. Prospective Owners should consult, and must depend on, their own tax advisor's advice concerning detailed application of partnership tax rules to their specific tax situations.

         If the arrangement created by the Rental Pool Agreement is classified as an association taxable as a corporation or as a "publicly traded partnership," Owners will be treated as shareholders of a corporation, and (1) the taxable income of the organization will be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the Owners to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to Owners, some or all of which may be taxable as dividends.

CLASSIFICATION AS A PARTNERSHIP

         Counsel believes that the Rental Pool and the arrangements for sharing of rental income and payment of related Rental Pool expenses more likely than not will be treated as an association taxable as a partnership for federal income tax purposes. Moreover, the Rental Pool will elect to be taxed as a partnership. A partnership incurs no federal income tax liability. Instead, each partner is required to take into account an allocable share of the partnership's net income or loss and an allocable share of certain specially characterized items (e.g., capital gains and losses) in computing his income tax liability. Distributions by a partnership to a partner generally are not taxable unless the distributions exceed the partner's adjusted basis in his partner interest.

         Owners in the Rental Pool for any year will be required to report on their own federal income tax return their share of partnership income allocated to them under the Rental Pool Agreement. The Rental Pool will file an annual partnership information return, and each Owner will be provided with the information required for the preparation of such Owner's respective federal income tax return.

         The discussion that follows is based upon the assumption that the Owners will be treated as the owners for tax purposes of their Unit and their undivided share of the Hotel common areas and that the Rental Pool will be classified as a partnership and not as a corporation for federal income tax purposes. Owners will be considered partners who have contributed the use of a Unit, not its ownership, to the Rental Pool, so that each participating Owner will report separately items of expense or deduction relating to the ownership of a Unit, including interest and depreciation subject to the limitations described below.

TAX CONSEQUENCES OF RENTAL POOL TO OWNERS


          1. GENERAL.

          No federal income tax is paid by a partnership as an entity. Instead, each partner is required to report on his income tax return his distributive share of a partnership's income, gain, loss, deduction or credit (and items of tax preference), regardless of whether any actual distribution is made to that partner during his taxable year. Consequently, a partner's share of the partnership's taxable income may exceed the cash, if any, actually distributed to that partner. Conversely, actual (or constructive) distributions of money from a partnership will be taxable only to the extent that such distributions exceed the adjusted basis of the partner's interest in the partnership, regardless of whether the partnership has current income. The characterization of an item of income or loss generally will be the same for the partners as it is for the partnership.

          The Rental Pool's items of income, gain, loss, deduction or credit will be allocated proportionately between the Owners. The extent to which an Owner may deduct his or her distributive share of the Rental Pool's expenses will depend upon: (1) whether the rental activity engaged in is with the intent of making a profit (Section 183); (2) whether the Unit constitutes a "dwelling unit" (Section 280A); (3) whether the rental activity is a "passive activity" (Section 469); (4) whether the taxpayer is "at risk" with respect to the activity (Section 465); (5) the investment interest limitation, and (6) the floor on miscellaneous itemized deductions (Section 67(a)). Additional provisions of the Code may also limit a specific taxpayer's deductions. Moreover, to the extent that an Owner's share of Rental Pool losses exceeds the basis of his Unit, such excess losses cannot be utilized in that year by that Owner for any purpose, but are allowed as a deduction (subject to the limitations described above) only when that Owner's adjusted basis for his Units at the end of any year exceeds zero (before reduction by the suspended loss).

          2. SECTION 183

          Section 183 of the Code provides that, in the case of an activity engaged in by an individual or an S corporation, certain deductions attributable to such activity will be limited to the gross income generated by such activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are not merely suspended but are permanently denied. The Regulations under
Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.

         Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each Owner, it is impossible to presently predict with accuracy whether a particular Owner will be able to establish that he or she has a profit objective.

         Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. To allow the presumption to work, an Owner is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his Unit and engaged in rental activity. An Owner should make an election as prescribed in he Regulations to preserve the ability to take advantage of this presumption and the delay in determining its application. An Owner should note that UP Sedona makes no assurances or representations concerning whether an Owner can expect a profit from the Rental Pool within four years, however, it believes that the Rental Pool will more likely than not be considered an activity engaged in for profit.

          3. SECTION 280A

          The Section 280A home business expense disallowance rule applies to any "dwelling unit" used by the taxpayer as a residence. Taxpayers include individuals, partnerships, trusts, estates, and S corporations. Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate. A "dwelling unit" includes a house, apartment, condominium, mobile home, boat or other similar property that provides basic living accommodations. The Regulations provide an objective standard for determining whether a taxpayer's use of a dwelling unit causes it to be considered a residence. The Code and Regulations impose a gross income limitation upon deductions for any Owner whose Unit is used by the Owner for personal use for a number of days during a taxable year which exceeds the greater of (i) 14 days, or (ii) 10% of the number of days during the year for which the Unit is rented for fair value. Personal use includes use by the taxpayer, use by the taxpayer's family, use by an individual pursuant to a reciprocal arrangement that permits the taxpayer use of another unit, days on which the unit is rented for less than fair rental, use by other owners in a time sharing arrangement or use by the taxpayer of other units in a rental pool, and use of the unit as a result of a charitable donation by the taxpayer. Based upon the proposed operation of the Rental Pool, which would limit the use by any Owner of any of the Units to a combined total of 14 days, the Section 280A gross income limitation should not should not apply to the Owners.

         Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Section 280A applies. The expense allocation formula permits deduction of the fraction of expenses associated with the property (other than those expenses that are otherwise deductible even if a property is used for personal use) of which the numerator is the days the property is actually used for business and the denominator of which is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use for even one day. If an Unit is a dwelling unit, it is possible that Units held by other Owners could be aggregated with the Unit held by a particular Owner, with the result that even an Owner that never used an Unit for personal purposes could, nevertheless, have otherwise deductible expenses reduced pursuant to Section 280A. Based upon the expense allocation requirement, an Owner will be able to deduct expenses (other than property taxes) and depreciation attributable to the Rental Pool only to the extent allocable to business use.

          4. INCOME AND LOSSES FROM PASSIVE ACTIVITIES.

          The Code characterizes certain activities as producing either passive or portfolio income and loss. Deductions of passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations, may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive income, not wages or portfolio income (such as dividends, interest, annuities and royalties).

          In general, a passive activity, is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity. Counsel believes that it is very unlikely that an Owner will be treated as materially participating in the Rental Pool because, under the terms of the Pooling Agreement, sole authority for the management and operation of the Hotel resides in the Hotel Manager.

          Investments in rental activities generally produce passive income and loss. Rental activities are treated as passive without regard to whether they involve the conduct of trade or business or whether the taxpayer materially participates. The Regulations provide that where the actual or prospective customer's payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease. There are several exceptions provided by the Regulations to treatment as a rental activity, however, Counsel does not believe that any of the exceptions apply to the Rental Pool. Therefore, income from the Rental Pool will be passive income.

         To the extent that an Owner has passive losses from other activities, he should be able to offset those passive losses against his allocable share of the Rental Pool's income and profits. Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from such activity during the year of disposition, second against net income or gain from all other passive activities, and thereafter against income from all sources, including active income. A disposition can occur through a partner's disposition of his entire partnership interest.

          5. APPLICATION OF AT-RISK LIMITATIONS.

          Generally, Code section 465 limits losses that a taxpayer can claim in real estate and other enumerated activities to the amount that the taxpayer has at risk with respect to such activities. Losses that are disallowed in any year because of the at-risk limitations are carried over to succeeding years and can be used in those years to the extent that the partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to (i) the net amount of money and the adjusted basis of property contributed by the taxpayer to the activity, (ii) any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount, and
(iii) the taxpayer's proportionate share of any amount borrowed with respect to the activity if the lender is an institutional lender and the loan is secured by real property used in the activity ("qualified nonrecourse financing"). A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar agreements. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 and 280A are applied prior to the application of Section 465, and Section 469 is applied after any limitation under Section 465 is determined.

          6. LIMITATION ON INTEREST DEDUCTIONS.

          The deductibility of a taxpayer's investment interest expense generally is limited to the amount of such taxpayer's net investment income. Investment interest expense does not include any interest expense which is taken into account in determining the income or loss from a passive activity, but does include (i) interest on indebtedness incurred or continued to purchase or carry property held for investment, (ii) a partnership's interest expense attributable to portfolio income under the passive loss rules, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). Owners who intend to finance the purchase of their Units with borrowed funds should consult their own tax advisors before borrowing such funds and should maintain careful records of any debt they incur to carry or acquire their Units, because the interest on such debt may be investment interest to the extent the Rental Pool does not engage in a passive activity or to the extent of any portfolio income received from the Rental Pool.

          Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

          7. DEPRECIATION/AMORTIZATION

          Each Owner of a Unit used for rental purposes will separately determine the applicable allowance for depreciation with respect to such Unit and any tangible personal property associated with such Unit for any year, subject to the limitations described above. Section 179 of the Code allows a taxpayer (other than trusts, estates and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election are made are allowed for the tax year in which the Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Section 179.

          8. SALE OF A UNIT.

          If a Unit is held solely for business purposes for more than one year by an Owner who is not a dealer with respect to such Unit, gain or loss realized on the sale of such Unit generally will be considered gain or loss from the sale of a Section 1231 asset and will be so taken into account in computing the taxpayer's net Section 1231 gain or loss for the taxable year. A net Section 1231 gain generally is treated as a long-term capital gain, while a net Section 1231 loss is treated as an ordinary loss. If any such gain on the sale of a Unit represents recapture of depreciation of personal property, that portion of the gain will be taxable as ordinary income.

          No loss will be allowed in connection with the sale of a Unit held for personal use. Any gain realized on the sale of a Unit held for personal use will be a long-term or a short-term capital gain, depending upon whether the Unit was held for more than one year. If a Unit is held partly for personal use and partly for business use, an apportionment of the gain or loss will be required and each portion will be reported in accordance with the principles stated above.

          In the event of an Owner's sale or other transfer of a Unit, the distributive share of Rental Pool income, gain, loss, deduction or credit for the entire year allocable to such Unit generally will be allocated between the transferor and the transferee, based upon the period of time during the taxable year that each owned such Unit, notwithstanding the timing or amounts of any Rental Pool distributions.

ADMINISTRATIVE AND COMPLIANCE MATTERS

          1. AUDIT RISK.

          The Service has adopted a policy of auditing, selectively, a large number of partnership information returns. In view of the Service's audit programs, the Rental Pool's information return may be selected for audit. If the Service audits and adjusts the Rental Pool's information return, it is likely that the Service will make corresponding adjustments to the Owners' income tax returns. It is also more likely that the Owners' returns also will be audited. It is not expected that the Rental Pool will make cash distributions to Owners to assist them in paying a tax liability resulting therefrom.

          2. RESOLUTION OF DISPUTES INVOLVING RENTAL POOL ITEMS.

          The Rental Pool will be treated as a separate entity for purposes of federal tax audits, judicial review of administrative adjustments by the Service and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Board of Directors shall be responsible for selecting the Tax Matters Partner for the Rental Pool.

         The Tax Matters Partner is entitled to make certain elections on behalf of the Rental Pool and Owners and can extend the statute of limitations for assessment of tax deficiencies against Owners with respect to Rental Pool items. The Tax Matters Partner may bind to a settlement with the Service any Owners with less than a one percent profits interest in the Rental Pool unless the Owners elect, by filing a statement with the Secretary of the Treasury, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the Owners are bound) of a final Rental Pool administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any Owners having in the aggregate at least a 5 percent profits interest. Only one action for judicial review will go forward, however, and Owners with an interest in the outcome may participate.

          The Owners generally will be required to treat Rental Pool items on their personal federal income tax returns consistent with the treatment of the items on the Rental Pool's information return. In general, this consistency requirement is waived if an Owner files a statement with the Service identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the Owner's treatment of the item with his treatment on the Rental Pool's information return. Even if the consistency requirement is waived, adjustments to an Owner's tax liability with respect to Rental Pool items may result from an audit of the Rental Pool's or the Owner's tax return. Intentional or negligent disregard of the consistency requirement may subject an Owner to substantial penalties.

POSSIBLE CHANGES IN FEDERAL TAX LAWS

         The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the Service through its audit policy, announcements, and published and private rulings. Such changes may be retroactive. Accordingly, the ultimate effect on an Owner's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the Rental Pool would be limited to prospective effect.

INVESTMENT BY FOREIGN PERSONS

         The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign investors ("foreign persons") are complex, and no attempt has been made herein to discuss such rules. Potential investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of United States federal, state and local income tax laws.

         It should be noted, however, that there is imposed a withholding requirement on dispositions of a United States real property interest ("USRPI"), which includes United States real estate and interests in entities, such as partnerships, holding United States real estate. Therefore, disposition of the Property or disposition of a Unit will give rise to a withholding requirement.

CORPORATE INVESTORS

         Section 183 does not apply to corporate Owners. Section 280A does not apply to corporations that are not electing S corporations. Section 469 applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of a Unit by a corporation may be disallowed or restricted under other Code sections. Corporations that purchase Units should consult their own tax advisor regarding the application of Section 274 of the Code, which prohibits the deduction of certain expenses incurred with respect to facilities used for entertainment, amusement or recreation. There are numerous issues involved in corporate ownership, and corporations should obtain tax advice from their own counsel before purchasing a Unit.

STATE AND LOCAL TAXES

         The Rental Pool's activities will be carried on within the state of Arizona and the Rental Pool will be considered to be domiciled in the state of Arizona. Arizona imposes an income tax with respect to all income, regardless of source, of Arizona residents and the income derived from Arizona sources earned by a nonresident. Arizona income tax law generally conforms to federal income tax law in matters material to an investment in the Rental Pool.

         Owners who are not Arizona residents may be subject to taxation by their state of residence as well as Arizona with respect to income derived from the Rental Pool. Depending upon applicable state and local laws, Arizona nonresidents may find that some deductions that are available to the Owners for federal income tax purposes may not be available for state or local income tax purposes.

Furthermore, the tax treatment of particular items under other state or local income tax laws may vary materially from federal income tax treatment. In addition, Owners may be subject to income, gift, estate or inheritance taxes in the state or locality of their residence or domicile, as well as in the state of Arizona. Prospective Owners are urged to consult their tax advisors concerning those matters.

                                  LEGAL MATTERS

         O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Phoenix, Arizona, has passed on certain tax matters as described under "Certain Federal and State Income Tax Aspects." Prospective Owners should not consider O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. to be their legal counsel with respect to this Offering or any other related matter and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this Offering and any other related matters, including the tax implications of the purchase of a Unit.

                                     EXPERTS

         The balance sheet of UP Sedona Inc. dated as of December 31, 1996 appearing in this Prospectus and Registration Statement has been audited by Toback CPAs, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    SUMMARY OF PROMOTIONAL AND SALES MATERIAL

         Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, "fact" sheets, articles, publications, and brochures describing the Offering, United Properties and the Hotel. The Offering is made only by means of the Prospectus.

                             ADDITIONAL INFORMATION

         UP Sedona has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act with respect to the Units offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Units offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, together with exhibits thereto, may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, without charge and copies of the material contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                        FORECASTED SUMMARIZED STATEMENTS
                      OF ESTIMATED ANNUAL OPERATING RESULTS

                         FOR THE OPERATING YEARS ENDING
                            DECEMBER 31, 1999 - 2003

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                        FORECASTED SUMMARIZED STATEMENTS
                      OF ESTIMATED ANNUAL OPERATING RESULTS

                         FOR THE OPERATING YEARS ENDING
                            DECEMBER 31, 1999 - 2003





                                    CONTENTS

                                      Page

Accountant's compilation report                               F-3


Forecasted summarized statement of
  estimated annual operating results                          F-4

Forecasted summarized statement of
  allocation of net distributable cash
  flow and rate of return of cash on
  cash  investment  to an owner of a
  typical one bedroom unit                                    F-5

Forecasted summarized statement of
  allocation of net distributable
  cash flow and rate of return of
  cash on cash investment to an
  owner of a typical studio unit                              F-6


Summary of significant forecast assumptions               F-7 - F-12

                        [LETTERHEAD OF TOBACK CPAs, P.C.]

   3200 NORTH CENTRAL AVENUE, SUITE 700 PHOENIX, ARIZONA 85012 (602) 264-9011








Board of Directors
UP Sedona, Inc.
Phoenix, Arizona



         We have compiled the accompanying forecasted summarized statement of estimated annual operating results and the related forecasted summarized statement of allocation of net distributable cash flow and rate of return of cash on cash investment to an owner of a typical one bedroom unit and the forecasted summarized statement of allocation of net distributable cash flow and rate of return of cash on cash investment to an owner of a typical studio unit, of Sedona Golf Resort and Conference Center, a proposed 225 room hotel in Sedona, Arizona, for the operating years ending December 31, 1999 through 2003, in accordance with standards established by the American Institute of Certified Public Accountants.

         A compilation is limited to presenting in the form of a forecast information that is the representation of management and does not include evaluation of the support for the assumptions underlying the forecast. We have not examined the forecasts and, accordingly, do not express an opinion or any other form of assurance on the accompanying statements or assumptions. Furthermore, there will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. We have no responsibility to update this report for events and circumstances occurring after the date of this report.



                                                               Toback CPAs, P.C.



February 6, 1997

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

      FORECASTED SUMMARIZED STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                          Years ending:
                                             December 31, 1999            December 31, 2000
                                              Amount             %          Amount           %
                                          --------------   -----------  --------------  -----------
REVENUE:
   Rooms (A)                              $    7,510,331         65.57% $    9,657,900       66.60%
   Food and beverage                           3,113,638         27.18       3,823,442       26.37
   Telephone                                     311,364          2.72         382,344        2.64
   Other income                                  518,940          4.53         637,240        4.39
                                          --------------   -----------  --------------  ----------
TOTAL REVENUE                                 11,454,273        100.00      14,500,926      100.00
                                          --------------   -----------  --------------  ----------
DEPARTMENTAL EXPENSES (B):
   Rooms                                       2,002,593         26.66       2,227,066       23.06
   Food and beverage                           2,802,274         90.00       3,135,222       82.00
   Telephone                                     217,955         70.00         229,407       60.00
   Other expenses                                311,364         60.00         286,758       45.00
                                          --------------   -----------  --------------  ----------
TOTAL DEPARTMENTAL EXPENSES                    5,334,186         46.57       5,878,453       40.54
                                          --------------   -----------  --------------  ----------
INCOME BEFORE UNDISTRIBUTED
   EXPENSES                                    6,120,087         53.43       8,622,473       59.46
                                          --------------   -----------  --------------  ----------
UNDISTRIBUTED EXPENSES:
   Administrative and general                  1,068,684          9.33       1,174,575        8.10
   Sales and marketing                         1,097,319          9.58       1,078,869        7.44
   Property operations                           747,964          6.53         769,999        5.31
   Energy                                        572,714          5.00         661,242        4.56
                                          --------------   -----------  --------------  ----------
TOTAL UNDISTRIBUTED EXPENSE                    3,486,681         30.44       3,684,685       25.41
                                          --------------   -----------  --------------  ----------
GROSS OPERATING PROFIT                         2,633,406         22.99       4,937,788       34.05
                                          --------------   -----------  --------------  ----------
FIXED EXPENSES:
   Management fees (Note 6)                      120,000          1.05         435,028        3.00
   Incentive management fees (Note 6)                -            0.00           5,009        0.03
   Real estate taxes (C)                         443,714          3.87         457,026        3.15
   Association expenses (C)                       50,000          0.44          51,750        0.36
   Property insurance                             84,341          0.74          87,293        0.60
                                          --------------   -----------  --------------  ----------
TOTAL FIXED EXPENSES                             698,055          6.10       1,036,106        7.14
                                          --------------   -----------  --------------  ----------
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                      $    1,935,351         16.89% $    3,901,682       26.91%
                                          ==============   ===========  ==============  ==========
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                      $    1,935,351         16.89% $    3,901,682       26.91%
   Reserve for replacements (Note 6)                 -             -           725,046        5.00
                                          --------------   -----------  --------------  ----------
NET DISTRIBUTABLE CASH FLOW               $    1,935,351         16.89% $    3,176,636       21.91%
                                          ==============   ===========  ==============  ==========

Total number of rooms                                225                           225
Annual available rooms                            82,125                        82,125
Annual occupied rooms                             48,454                        57,488
Occupancy percent                                     59%                          70%
Average daily rate                                  $155                          $168


















                                       December 31, 2001          December 31, 2002       December 31, 2003
                                         Amount          %         Amount         %         Amount           %
                                     ------------  ----------  -------------  --------  -------------  ---------
REVENUE:
   Rooms (A)                         $ 10,902,094       67.00% $ 11,229,157     66.89%  $  11,566,031      66.78%
   Food and beverage                    4,239,924       26.06     4,388,321     26.14       4,541,913      26.22
   Telephone                              423,992        2.60       438,832      2.61         454,191       2.62
   Other income                           706,654        4.34       731,387      4.36         756,985       4.38
                                     ------------  ----------  ------------  --------   -------------  ---------
TOTAL REVENUE                          16,272,664      100.00    16,787,697    100.00      17,319,120     100.00
                                     ------------  ----------  ------------  --------   -------------  ---------
DEPARTMENTAL EXPENSES (B):
   Rooms                                2,402,772       22.04     2,474,906     22.04       2,549,153      22.04
   Food and beverage                    3,307,141       78.00     3,422,891     78.00       3,542,692      78.00
   Telephone                              254,395       60.00       263,299     60.00         272,515      60.00
   Other expenses                         282,662       40.00       292,555     40.00         302,794      40.00
                                     ------------  ----------  ------------  --------   -------------  ---------
TOTAL DEPARTMENTAL EXPENSES             6,246,970       38.39     6,453,651     38.44       6,667,154      38.50
                                     ------------  ----------  ------------  --------   -------------  ---------
INCOME BEFORE UNDISTRIBUTED
   EXPENSES                            10,025,694       61.61    10,334,046     61.56      10,651,966      61.50
                                     ------------  ----------  ------------  --------   -------------  ---------
UNDISTRIBUTED EXPENSES:
   Administrative and general           1,270,895        7.81     1,311,119      7.81       1,352,623       7.81
   Sales and marketing                  1,059,350        6.51     1,092,879      6.51       1,127,475       6.51
   Property operations                    794,106        4.88       801,520      4.77         829,573       4.79
   Energy                                 715,997        4.40       721,368      4.30         746,616       4.31
                                     ------------  ----------  ------------  --------   -------------  ---------
TOTAL UNDISTRIBUTED EXPENSE             3,840,348       23.60     3,926,886     23.39       4,056,287      23.42
                                     ------------  ----------  ------------  --------   -------------  ---------
GROSS OPERATING PROFIT                  6,185,346       38.01     6,407,160     38.17       6,595,679      38.08
                                     ------------  ----------  ------------  --------   -------------  ---------
FIXED EXPENSES:
   Management fees (Note 6)               488,180        3.00       503,631      3.00         519,574       3.00
   Incentive management fees (Note 6)     143,626         .88       180,257      1.07         208,977       1.21
   Real estate taxes (C)                  488,180        3.00       502,825      3.00         517,910       2.99
   Association expenses (C)                53,561        0.33        55,436      0.33          57,376       0.33
   Property insurance                      90,348        0.56        93,511      0.56          96,784       0.56
                                     ------------  ----------  ------------  --------   -------------  ---------
TOTAL FIXED EXPENSES                    1,263,895        7.77     1,335,660      7.96       1,400,621       8.09
                                     ------------  ----------  ------------  --------   -------------  ---------
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                 $  4,921,451       30.24% $  5,071,500     30.21%  $   5,195,058      29.99%
                                     ============  ==========  ============  ========   =============  =========
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                 $  4,921,451       30.24% $  5,071,500     30.21%  $   5,195,058      29.99%
   Reserve for replacements (Note 6)      813,633        5.00       839,385      5.00         865,956       5.00
                                     ------------  ----------  ------------  --------   -------------  ---------
NET DISTRIBUTABLE CASH FLOW          $  4,107,818       25.24% $  4,232,115     25.21%  $   4,329,102      24.99%
                                     ============  ==========  ============  ========   =============  =========

Total number of rooms                         225                       225                       225
Annual available rooms                     82,125                    82,125                    82,125
Annual occupied rooms                      61,594                    61,594                    61,594
Occupancy percent                             75%                       75%                       75%
Average daily rate                           $177                      $182                      $188

----------
(A) This forecast assumes no individual owner usage.

(B) The percentages for departmental expenses are stated as a percentage of the related revenue.

(C) Property taxes and association expenses will be paid at the individual investor level and have been included as an expense item in this presentation for analysis purposes only.

(D) Net operating income excludes certain fixed costs such as interest, depreciation, and various other costs that will be paid at the investor level.

               See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                OF NET DISTRIBUTABLE CASH FLOW AND RATE OF RETURN
               OF CASH ON CASH INVESTMENT TO AN OWNER OF A TYPICAL
                  ONE BEDROOM UNIT (PURCHASE PRICE OF $191,350)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                Years ending:
                                               December 31, 1999  December 31, 2000 December 31, 2001
                                               -----------------  ----------------- -----------------
Revenue (1):
   Rooms                                          $    34,113      $     43,868     $     49,519
   Food and beverage, telephone and other              17,914            21,998           24,394
                                                  -----------        ------------     ------------
     Gross revenue                                     52,027            65,866           73,913
Operating expenses (2)                                 43,236            48,144           51,559
                                                  -----------      ------------     ------------
Net operating income before certain fixed charges       8,791            17,722           22,354
Reserve for replacements (3):                               -            (3,293)          (3,696)
                                                  -----------      ------------     ------------
Net distributable cash flow                             8,791            14,429           18,658
Cash flow provided by UP Sedona, Inc. (4)               3,690                 -                -
Debt service (5)                                      (12,481)          (12,481)         (12,481)
                                                  -----------      ------------     ------------
Annual net cash flow received prior to
   deduction for depreciation and
    income tax effect                             $       -        $      1,948     $      6,177
                                                  ===========      ============     ============
Owner's initial cash investment (6)                    50,432            50,432           50,432
Rate of return of cash on cash investment (7)             -                3.86%           12.25%


                                                  December 31, 2002  December 31, 2003
                                                  ---------------    -----------------
Revenue (1):
   Rooms                                           $     51,005          $    52,535
   Food and beverage, telephone and other                25,247               26,131
                                                   ------------          -----------
     Gross revenue                                       76,252               78,666
Operating expenses (2)                                   53,217               55,070
                                                   ------------          -----------
Net operating income before certain fixed charges        23,035               23,596
Reserve for replacements (3):                            (3,813)              (3,933)
                                                   ------------          -----------
Net distributable cash flow                              19,222               19,663
Cash flow provided by UP Sedona, Inc. (4)                    -                  -
Debt service (5)                                        (12,481)             (12,481)
                                                   ------------          -----------
Annual net cash flow received prior to
   deduction for depreciation and
    income tax effect                              $      6,741          $     7,182
                                                   ============          ===========
Owner's initial cash investment (6)                      50,432               50,432
Rate of return of cash on cash investment (7)             13.37%               14.24%

Notes:(1) Revenues are allocated to owners in the proportion that an individual initial selling price of a unit relates to the total initial selling prices of all units, as adjusted for an owners individual usage. This forecast assumes no individual owner usage. Any personal use of the unit will reduce the individual investor's rate of return.

     (2) Operating expenses include the estimated departmental, undistributed and fixed expenses to manage the hotel. Expenses also include property taxes and association expenses which will be paid at the investor level. Expenses are allocated based on the proportion that an individual initial selling price of a unit relates to the total initial selling prices of all units.

     (3) Reserve for replacement is zero in the first year and will be 5% of gross revenue each year thereafter. This reserve for replacement is established for the replacement of capital items.

     (4) During the first year of operations, UP Sedona, Inc., will ensure a break even cash flow for the investor based on the implied debt service as described below. The cash flow provided by UP Sedona, Inc., during the first year of operations, will not vary based on the amount financed by each individual investor.

     (5) Debt service assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($143,513), bearing an 8% interest rate with a 30 year amortization. The terms of this financing have been assumed for the purpose of calculating the implied debt service with regard to UP Sedona, Inc.'s commitment to provide a breakeven cash flow for the first year of operations. The same terms have been assumed for the subsequent four years for illustrative purposes only. Interest rates vary from lender to lender based on the borrower's financial strength. No specific interest rate can, therefore, be assured.

     (6)  Owner's assumed initial cash investment:
          Unit purchase price                                      $  191,350
          Less estimated financing of 75% of purchase price           143,513
                                                                   ----------
          Down payment                                                 47,837
          Add:
          Closing costs (estimated to be 1% of purchase price)          1,914
          Initial funding of operating reserve                            681
                                                                   ----------
          Owner's initial cash investment                          $   50,432
                                                                   ==========

     (7) Any gain or loss on the sale of the unit is not included in the forecasted rate of return.

                See summary of significant forecast assumptions.
                                      F-5

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                OF NET DISTRIBUTABLE CASH FLOW AND RATE OF RETURN
                   OF CASH ON CASH INVESTMENT TO AN OWNER OF A
                TYPICAL STUDIO UNIT (PURCHASE PRICE OF $165,000)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                   Years ending:
                                               December 31, 1999  December 31, 2000    December 31, 2001
                                               -----------------  -----------------    -----------------
Revenue (1):
Rooms                                             $     29,416     $      37,827        $      42,700
Food and beverage, telephone and other                  15,447            18,969               21,035
                                                  ------------     -------------        -------------
     Gross revenue                                      44,863            56,796               63,735
Operating expenses (2)                                  37,283            41,514               44,459
                                                  ------------     -------------        -------------
Net operating income before certain fixed charges        7,580            15,282               19,276
Reserve for replacements (3):                                -            (2,840)              (3,187)
                                                  ------------     -------------        -------------
Net distributable cash flow                              7,580            12,442               16,089
Cash flow provided by UP Sedona, Inc. (4)                3,182                 -                    -
Debt service (5)                                       (10,762)          (10,762)             (10,762)
                                                  ------------     -------------        -------------
Annual net cash flow received prior to
   deduction for depreciation and income
   tax effect                                     $   -            $      1,680          $     5,327
                                                  ============     ============          ===========
Owner's initial cash investment (6)                     43,488           43,488               43,488
Rate of return of cash on cash investment (7)              -               3.86%               12.25%


                                                December 31, 2002     December 31, 2003
                                                -----------------     -----------------
Revenue (1):
Rooms                                              $   43,981          $  45,300
Food and beverage, telephone and other                 21,771             22,533
                                                   ----------          ---------
     Gross revenue                                     65,752             67,833
Operating expenses (2)                                 45,888             47,486
                                                   ----------          ---------
Net operating income before certain fixed charges      19,864             20,347
Reserve for replacements (3):                          (3,288)            (3,392)
                                                   ----------          ---------
Net distributable cash flow                            16,576             16,955
Cash flow provided by UP Sedona, Inc. (4)                   -                  -
Debt service (5)                                      (10,762)           (10,762)
                                                   ----------          ---------
Annual net cash flow received prior to
   deduction for depreciation and income
   tax effect                                       $   5,814         $    6,193
                                                    =========         ==========
Owner's initial cash investment (6)                    43,488             43,488
Rate of return of cash on cash investment (7)           13.37%             14.24%

----------
(1) Revenues are allocated to owners in the proportion that an individual initial selling price of a unit relates to total initial selling sales prices of all units, as adjusted for an owners individual usage. This forecast assumes no individual owner usage. Any personal investor use of the unit will reduce the individual investor's rate of return.

(2) Operating expenses include the estimated departmental, undistributed and fixed expenses to manage the hotel. Expenses also include property taxes and association expenses which will be paid at the investor level. Expenses are allocated based on the proportion that an individual initial selling price of a unit relates to the initial selling prices of all units.

(3)  Reserve for  replacement  is zero in the first year and will be 5% of gross
     revenue  each  year  thereafter.   This  reserve  is  established  for  the
     replacement of capital items.

(4) During the first year of operations, UP Sedona, Inc., will ensure a breakeven cash flow for the investor based on the implied debt service as described below. The cash flow provided by UP Sedona, Inc., during the first year of operations, will not vary based on the amount financed by each individual investor.

(5) Debt service assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($123,750) bearing an 8% interest rate with a 30 year amortization. The terms of this financing have been assumed for the purpose of calculating the implied debt service with regard to UP Sedona, Inc.'s commitment to provide a breakeven cash flow for the first year of operations. The same terms have been assumed for the subsequent four years for illustrative purposes only. Interest rates vary from lender to lender based on the borrower's financial strength. No specific rate can, therefore, be assured.

(6)  Owner's assumed initial cash investment:
     Purchase price                                           $       165,000
     Less estimated financing of 75% of purchase price               (123,750)
                                                              ---------------
     Down payment                                                      41,250
     Add:
     Closing costs (estimated to be 1% of purchase price)               1,650
     Initial funding of operating reserve                                 588
                                                              ---------------
     Initial cash investment                                  $        43,488
                                                              ===============

(7) Any gain or loss on the sale of the unit is not included in the forecasted rate of return.


                See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                                   ASSUMPTIONS


     These financial forecasts present, to the best of management's knowledge and belief, the hotel's expected annual operating results for the operating years ending December 31, 1999 through 2003. Accordingly, the forecasts reflect its judgment as of February 6, 1997, the date of these forecasts, of the expected conditions and these expected course of action. The assumptions disclosed herein are those that management believes are significant to the forecasts. There will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

     The securities prospectus, dated ___________, should be reviewed for a more detailed explanation of the investment and its related risk factors.

1. Description of the project and analysis of sources of forecasted information:

     UP Sedona, Inc. owns a parcel of land in Sedona, Arizona for the purpose of developing a hotel which will be subdivided into condominium units. UP Sedona, Inc. plans to market 171 one bedroom units, 48 studio units and 6 Executive Suites to individual investors. Concurrent with the purchase of the units, the unit owners will enter into a hotel and operating rental pool agreement (see Note 5). Unit owners will be subject to income taxes at an individual level on their allocated share of income or loss, as forecasted on pages 3 and 4, less any other deductions, such as interest and depreciation.

     Management of UP Sedona, Inc. has evaluated numerous sources of information to support assumptions for revenues and expenses in this forecast. These sources include, but are not limited to, industry publications, operating data for the geographic location and certain mandatory facility requirements based on architectural renderings, cost analysis, site surveys, traffic studies, zoning studies and real estate consultation. In addition, certain facilities contracts are being negotiated, as more fully described in the following notes. Management has analyzed this information for consistency and completeness in developing this forecast.

2. Summary of significant forecast assumptions:

   + The property will be developed as a destination resort hotel with full amenity package as described in footnote 4

   + The anticipated opening date for the hotel is January 1, 1999

   + The number of rooms available in the rental pool are 171 one bedroom units, 48 studio units and 6 Executive Suites.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

 2.  Summary of significant forecast assumptions, continued:

     + The anticipated occupancy and average daily room rates as shown on page 2 are more fully discussed in footnote 5

     +    This forecast assumes no individual owner usage

     + Qualified, competent, and efficient management personnel will be operating the facility as discussed in footnote 6

     + A golf facilities agreement has been signed with Sedona Golf Resort as described in footnote 4

     + A health club agreement has been signed with Ridge Spa and Racquet Club as described in footnote 4

     + The forecasts presented on page 2,3 and 4 assume inflation rates varying from 3% to 3.5% per annum

     + At a minimum, two hundred rooms must be completed prior to the hotel opening

     + At the time of closing, UP Sedona, Inc. will retain ownership of any unsold units and will share in the rental pool operations proportionately. UP Sedona, Inc. will continue to market any unsold units.

 3.  Basis of presentation:

     The forecasted presentation of net operating income before certain fixed charges (NOI) has been presented using the accrual basis of accounting. NOI as presented on page 2 includes an expense for property taxes and association expenses that will be assessed and remitted at the individual investor level.

     The operating reserve established concurrently with the purchase of the units will be used to stabilize cash flow for operations and investor distribution purposes. Due to the establishment of this reserve, no adjustments have been made for any differences between the accrual basis NOI and the net distributable cash flow, except for the reserve for replacements.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

 4.  Development of the Property:

     It is anticipated that guest room design will incorporate the physical and technological features that management believes will appeal to both the leisure traveler and to conference planners and travel coordinators in the competitive business environment assumed during the forecast period. In addition to the innovative guest room design, the property will include the following amenities.

     Meeting Rooms:

     + The hotel will provide a total of 10,000 square feet of meeting space (approximately 45 square feet per guest room) including a 5,000 square foot ballroom

     + A variety of breakout meeting rooms, adequate pre-function storage and kitchen space will be available

     Food and Beverage Facility:

     + A 125-seat full-service restaurant that will offer all day dining and room service for a minimum of 18-hours per day is anticipated

     +    A lobby lounge

     +    Pool side food and beverage service

     Recreation/Other Amenities:

     +    A pool feature and jacuzzi

     +    A small gift/sundry shop

     Golf Facilities Agreement:

     A golf facilities agreement has been entered into with the Sedona Golf Resort. The agreement will allow hotel guests to obtain certain golf course use privileges including, but not limited to, preferential tee times, discount pricing, and tournament reservations. The agreement has various restrictions related to cancellations and advance reservations.

     Health Club Agreement:

     An agreement to use the Ridge Spa and Racquet Club by hotel guests has been entered into with the owners of the club. The club is located adjacent to the hotel and allows guests to use the facilities at a preferential rate.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

 5.  Occupancy rate percentages and average daily room rates:

     The extensive development of the hotel facilities, the hiring of an experienced management group and the amenities available, including agreements with the Sedona Golf Resort and Ridge Spa and Racquet Club, are anticipated to allow the hotel to competitively participate in the destination resort hotel marketplace in Sedona, Arizona. The target market will be both individual leisure travelers and the corporate group market. The forecast contemplates fluctuating occupancy levels and average daily rates in the first two operating years during which time the hotel will be establishing its niche in the market place and stabilizing in the third operating year with modest increases in the average daily room rate in the fourth and fifth operating years. In addition, operations will incur higher costs in the start-up phase. Anticipated occupancy rates and average daily room rates for the forecast period are described below as follows:

                 Years ending       Occupancy rate       Average daily
                 December 31,         percentages         room rates

                    1999                  59%             $     155
                    2000                  70                    168
                    2001                  75                    177
                    2002                  75                    182
                    2003                  75                    188

 6.  Hotel and Operating Rental Pool Agreement:

     Upon purchasing a one bedroom or studio  condominium  unit, each owner will be required to sign a ten year agreement with Delta Hotels International, Inc. (Delta). Delta will be engaged to act as the owner's exclusive manager for the operation of the hotel. Delta will prepare, on a monthly basis, calculations of unit revenue based upon the days each unit qualifies to be included in the rental pool, in addition to various other financial reports. Operating expenses and the cost of maintaining the units will be shared by all of the owners based upon their allocated percentage shares determined at the time each unit is originally acquired. Certain minimum insurance requirements will be maintained by Delta at the expense of the owners.

     Delta will  establish  on  behalf of the  owners,  a  reserve  for  capital expenditures and for the replacement of furniture, fixtures and equipment. In the first year no reserve will be funded, however a five percent (5%) reserve based upon gross revenue will be collected each year thereafter.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

 6.  Hotel and Operating Rental Pool Agreement, continued:

     UP Sedona, Inc. will fund any cash flow shortfalls (based on the implied debt service included on pages 3 and 4) during the first year of the hotel's operations. After the first year, cash flow shortfalls may result in assessments to the owners by the condominium association (see
        Note 7). The forecasts as outlined in pages 2, 3 and 4 do not assume any requirement for any additional assessment, although one may be required. The return to the investor will be lower if additional assessments are required.

     An operating cash reserve for working capital purposes in connection with the operation of the hotel will be funded by the owners at the time of closing of the owner's purchase of the unit. The estimated reserve to be collected from each owner is approximately .356% of the initial purchase price. The operating fund will be managed by Delta.

     Distributions will be made monthly to investors by Delta based upon eighty-percent (80%) of anticipated net distributable cash flow for the year, multiplied by the individual investor's allocable share. The balance of the net distributable cash flow will be distributed no later than seventy five days after the operating year end. Delta will also prepare final year-end reports for purposes of filing individual income tax returns.

     Base management fees paid to Delta will be $120,000 for year one and three percent of total revenue for subsequent years.

     In addition,  an  incentive  management  fee will be paid to Delta when net distributable cash flow, excluding the management incentive, reaches $3,200,000. The incentive fees will be calculated for the next five years, based on the appropriate percentage applied to the net distributable cash flow, excluding association expenses, in excess of the base levels as indicated below:

                                                   Years ending December 31,
                                                   1999    2000   2001- 2003
                                                   ----    ----   ----------
        Net distributable cash flow, excluding association expenses:

           Less than $3.2 Million                  0.0%     0.0%      0.0%
               (base level)

           Over $3.2 Million and
               up to $4.2 Million                 15.0%    15.0%     12.0%

           Over $4.2 Million                      30.0%    25.0%    22.50%

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

 6.  Hotel and Operating Rental Pool Agreement, continued:

     Delta will receive additional fees for administrative services, sales and marketing and other maintenance services. These fees are included in hotel operating expenses in the accompanying forecasted statements on pages 2, 3 and 4.

 7.  Formation of a condominium owners association:

     UP Sedona, Inc. will form an association which will be taken over by the owners of the hotel condominium units once seventy five percent (75%) of the units have been sold. The Association, through its Board of Directors, will be responsible for interfacing with Delta. Association expenses are included in fixed expenses in the accompanying forecasted summarized statement of estimated annual operating results.

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996





                                    CONTENTS

                                                    Page



Independent auditor's report                        FS-3



Balance sheet                                       FS-4



Notes to balance sheet                           FS-5 - FS-6

                                TOBACK CPAs, P.C.
                          Certified Public Accountants
                              3200 N. Central Ave.
                                    Suite 700
                                Phoenix, AZ 85012




Board of Directors
UP Sedona, Inc.
Phoenix, Arizona

                          INDEPENDENT AUDITOR'S REPORT

         We have audited the accompanying balance sheet of UP Sedona, Inc. as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of UP Sedona, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.



                                                               Toback CPAs, P.C.


February 6, 1997

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996


                                     ASSETS

Real estate under development (Note 2)                        $3,048,806

Deferred placement costs                                          45,604

Organization costs                                                 1,694
                                                              ----------
                                                              $3,096,104
                                                              ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

Accounts payable                                              $  161,345

Note payable (Note 3)                                            165,000

Due to shareholder (Notes 4 and 5)                             1,269,759
                                                              ----------
Total liabilities                                              1,596,104
                                                              ----------

Commitments (Note 5)

Shareholders' equity:
Preferred  stock,  no par value, 1,000,000 shares
 authorized, limited voting rights, 18 shares
 issued  and  outstanding, at the rate of 18%
 of corporate profits, payable quarterly, cumulative           1,000,000

Common  stock,  no par value, stated value
 $.01 per  share, 2,000,000 shares authorized,
 one vote per share, 82 shares issued and outstanding                  1

Additional paid in capital                                       499,999
                                                                 -------

Total shareholders' equity                                     1,500,000
                                                              ----------
                                                              $3,096,104
                                                              ==========


   The accompanying notes are an integral part of these financial statements.

                                 UP SEDONA, INC.

                          NOTES TO FINANCIAL STATEMENTS


 1.  Nature of business and summary of significant accounting policies:

     The Company was formally organized as an Arizona corporation in December, 1996 to acquire and develop real estate for future sale. The Company acquired a parcel of land in Sedona, Arizona in December, 1996 and intends to develop a resort hotel to be known as Sedona Golf Resort and Conference Center which will be subdivided into condominium units. As part of the sales transaction, each condominium purchaser will enter into a hotel operating and rental pool agreement with the hotel operator. The Company has incurred certain project development costs, but has not yet commenced construction or its marketing campaign.

     Real estate under development:

     Real estate under  development is stated at cost which is not in excess of
         net  realizable   value,  and  includes  direct  costs  of  land,  land
         development,   construction   and  all  other  costs  relative  to  the
         development and sale of the project.

     Organization costs:

     Organization costs consist of legal fees which will be amortized on a straight-line basis over five years.

     Deferred placement costs:

     Deferred placement costs consist of legal and other fees incurred in the preparation of a securities prospectus. These costs have been deferred as of December 31, 1996 and will be charged against future sales of the condominium units.

     Financial instruments:

     The fair value of the Company's financial instruments, approximates their carrying value. In addition, based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the note payable approximates carrying value after imputing interest as discussed in Note 3.

     Accounting estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 UP SEDONA, INC.

 2.  Real estate under development:

     Real estate under development consists of the following:

       Land                                                    $ 2,665,000
       Capitalized closing costs                                     3,476

       Project development costs:

           Architectural costs                                     208,738
           Engineering                                              27,247
           Legal and accounting                                     65,135
           Management fees                                          20,283
           Property development and feasibility consulting          58,927
                                                               -----------
                                                               $ 3,048,806
                                                               ===========
 3.  Note payable:

     The note payable is due to the seller of the property in five annual installments of $50,000. The payments commence on the first anniversary of receipt of the certificate of occupancy for the operation as a resort hotel, and are due each year thereafter until paid. The note is non-interest bearing, unsecured and is guaranteed by the parent company of a shareholder. The note has been adjusted for unamortized discount of $85,000 based on an imputed interest rate of 10% with the offsetting amount reducing the carried cost of land (see Note 2).

 4.  Due to shareholder:

     Amounts due to shareholder are for real estate development advances and accrued management fees (see Note 5). The advances are non-interest bearing, unsecured and have no fixed repayment terms. The advances will be repaid from future cash flows as they become available.

 5.  Shareholders' agreement:

     The shareholders' of the Company have entered into an agreement regarding capital contributions, management, distributions and other business matters affecting the Company. As part of this agreement, the managing shareholder will be paid 5% of the costs of developing the project, as defined in the agreement. The payment also includes compensation for certain operating and administrative expenses, among other items. Management fees of $20,283 were accrued during the period ended December 31, 1996. These fees have been capitalized into real estate under development and are included in the amount due to shareholder.

                                     ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                  INITIAL                                   OPERATING
UNIT      UNIT       AREA        UNIT             PURCHASE      PERCENTAGE      CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION      PRICE         INTEREST        COSTS       RESERVE
1008      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1009      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1010      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1011      EX 1       591         EXECUTIVE        $183,900      0.436532%       $1,839      $655
1012      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1013      EX 1       591         EXECUTIVE        $183,900      0.436532%       $1,839      $655
1014      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1015      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1016      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1017      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1018      OB 8       618         1 BED            $191,850      0.455404%       $1,919      $683
1019      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1020      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1021      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1022      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1023      OB 8       618         1 BED            $191,850      0.455404%       $1,919      $683
1024      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1025      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1026      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1027      OB 3       631         1 BED            $191,850      0.455404%       $1,919      $683
1028      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1030      OB 2       648         1 BED            $191,850      0.455404%       $1,919      $683
1032      OB 2       648         1 BED            $191,850      0.455404%       $1,919      $683
1034      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1035      OB 3       631         1 BED            $191,850      0.455404%       $1,919      $683
1036      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1037      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1038      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1039      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1040      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672
1041      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1042      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1043      OB 7       700         1 BED            $191,850      0.455404%       $1,919      $683
1044      OB 7       700         1 BED            $191,850      0.455404%       $1,919      $683
1052      EX 1       591         EXECUTIVE        $183,900      0.436532%       $1,839      $655
1053      ST 1       347         STUDIO           $159,500      0.378613%       $1,595      $568
1054      EX 1       591         EXECUTIVE        $183,900      0.436532%       $1,839      $655
1055      EX 1       591         EXECUTIVE        $183,900      0.436532%       $1,839      $655
1056      OB 1       551         1 BED            $188,850      0.448283%       $1,889      $672

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                   INITIAL                                  OPERATING
UNIT      UNIT       AREA        UNIT              PURCHASE     PERCENTAGE      CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION       PRICE        INTEREST        COSTS       RESERVE
1057      EX 1       591         EXECUTIVE         $183,900     0.436532%       $1,839      $655
1058      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1059      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1060      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1061      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1062      OB 8       618         1 BED             $191,850     0.455404%       $1,919      $683
1063      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1064      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1065      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1066      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1067      OB 8       618         1 BED             $191,850     0.455404%       $1,919      $683
1068      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1069      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1070      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1071      OB 3       631         1 BED             $191,850     0.455404%       $1,919      $683
1072      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1074      OB 2       648         1 BED             $191,850     0.455404%       $1,919      $683
1076      OB 2       648         1 BED             $191,850     0.455404%       $1,919      $683
1078      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1079      OB 3       631         1 BED             $191,850     0.455404%       $1,919      $683
1080      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1081      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1082      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1083      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1084      OB 1       551         1 BED             $188,850     0.448283%       $1,889      $672
1085      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1086      ST 1       347         STUDIO            $159,500     0.378613%       $1,595      $568
1087      OB 7       700         1 BED             $191,850     0.455404%       $1,919      $683
1088      OB 7       700         1 BED             $191,850     0.455404%       $1,919      $683
2003      OB 8       618         1 BED             $197,350     0.468459%       $1,974      $703
2005      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692
2006      OB 10      608         1 BED             $194,350     0.461338%       $1,944      $692
2007      ST 2       418         STUDIO            $167,300     0.397128%       $1,673      $596
2008      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692
2009      ST 1       347         STUDIO            $165,000     0.391669%       $1,650      $588
2010      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692
2011      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692
2012      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692
2013      OB 1       551         1 BED             $194,350     0.461338%       $1,944      $692

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                   INITIAL                                  OPERATING
UNIT      UNIT       AREA        UNIT              PURCHASE      PERCENTAGE     CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION       PRICE         INTEREST       COSTS       RESERVE
2014      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2015      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2016      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2017      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2018      OB 8       618         1 BED             $197,350      0.468459%      $1,974      $703
2019      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2020      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2021      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2022      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2023      OB 8       618         1 BED             $197,350      0.468459%      $1,974      $703
2024      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2025      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2026      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2027      OB 3       631         1 BED             $197,350      0.468459%      $1,974      $703
2028      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2030      OB 2       648         1 BED             $197,350      0.468459%      $1,974      $703
2032      OB 2       648         1 BED             $194,350      0.461338%      $1,944      $692
2034      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2035      OB 3       631         1 BED             $197,350      0.468459%      $1,974      $703
2036      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2037      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2038      ST 1       347         STUDIO            $162,000      0.384547%      $1,620      $577
2039      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2040      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2041      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2042      ST 1       347         STUDIO            $162,000      0.384547%      $1,620      $577
2043      OB 7       700         1 BED             $197,350      0.468459%      $1,974      $703
2044      OB 7       700         1 BED             $194,350      0.461338%      $1,944      $692
2047      OB 8       618         1 BED             $197,350      0.468459%      $1,974      $703
2049      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2051      ST 2       418         STUDIO            $167,300      0.397128%      $1,673      $596
2052      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2053      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2054      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2055      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2056      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2057      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2058      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2059      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                   INITIAL                                  OPERATING
UNIT      UNIT       AREA        UNIT              PURCHASE      PERCENTAGE     CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION       PRICE         INTEREST       COSTS       RESERVE
2060      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2061      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2062      OB 8       618         1 BED             $194,350      0.461338%      $1,944      $692
2063      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2064      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2065      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2066      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2067      OB 8       618         1 BED             $197,350      0.468459%      $1,974      $703
2068      ST 1       347         STUDIO            $162,000      0.384547%      $1,620      $577
2069      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2070      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2071      OB 3       631         1 BED             $194,350      0.461338%      $1,944      $692
2072      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2074      OB 2       648         1 BED             $197,350      0.468459%      $1,974      $703
2076      OB 2       648         1 BED             $197,350      0.468459%      $1,974      $703
2078      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2079      OB 3       631         1 BED             $194,350      0.461338%      $1,944      $692
2080      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2081      ST 1       347         STUDIO            $162,000      0.384547%      $1,620      $577
2082      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2083      OB 1       551         1 BED             $191,350      0.454217%      $1,914      $681
2084      OB 1       551         1 BED             $194,350      0.461338%      $1,944      $692
2085      ST 1       347         STUDIO            $162,000      0.384547%      $1,620      $577
2086      ST 1       347         STUDIO            $165,000      0.391669%      $1,650      $588
2087      OB 7       700         1 BED             $194,350      0.461338%      $1,944      $692
2088      OB 7       700         1 BED             $197,350      0.468459%      $1,974      $703
3001      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3002      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3003      OB 8       618         1 BED             $199,850      0.474394%      $1,999      $712
3004      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3005      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3006      OB 10      608         1 BED             $196,850      0.467273%      $1,969      $701
3007      ST 2       418         STUDIO            $169,800      0.403063%      $1,698      $605
3008      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3009      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3010      OB 1       551         1 BED             $196,850      0.467273%      $1,969      1969
3011      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3012      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3013      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                   INITIAL                                  OPERATING
UNIT      UNIT       AREA        UNIT              PURCHASE      PERCENTAGE     CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION       PRICE         INTEREST       COSTS       RESERVE
3014      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3015      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3016      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3017      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3018      OB 8       618         1 BED             $199,850      0.474394%      $1,999      $712
3019      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3020      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3021      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3022      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3023      OB 8       618         1 BED             $199,850      0.474394%      $1,999      $712
3024      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3025      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3026      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3027      OB 3       631         1 BED             $199,850      0.474394%      $1,999      $712
3028      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3030      OB 2       648         1 BED             $199,850      0.474394%      $1,999      $712
3032      OB 2       648         1 BED             $196,850      0.467273%      $1,969      $701
3034      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3035      OB 3       631         1 BED             $199,850      0.474394%      $1,999      $712
3036      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3037      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3038      ST 1       347         STUDIO            $164,500      0.390482%      $1,645      $586
3039      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3040      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3041      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3042      ST 1       347         STUDIO            $164,500      0.390482%      $1,645      $586
3043      OB 7       700         1 BED             $199,850      0.474394%      $1,999      $712
3044      OB 7       700         1 BED             $196,850      0.467273%      $1,969      $701
3045      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3046      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3047      OB 8       618         1 BED             $199,850      0.474394%      $1,999      $712
3048      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3049      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3050      OB 10      608         1 BED             $193,850      0.460151%      $1,939      $690
3051      ST 2       418         STUDIO            $169,800      0.403063%      $1,698      $605
3052      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3053      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3054      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3055      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES
                                   -----------

                                                   INITIAL                                  OPERATING
UNIT      UNIT       AREA        UNIT              PURCHASE      PERCENTAGE     CLOSING     CASH
NUMBER    TYPE       (SQFT)      DESCRIPTION       PRICE         INTEREST       COSTS       RESERVE
3056      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3057      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3058      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3059      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3060      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3061      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3062      OB 8       618         1 BED             $196,850      0.467273%      $1,969      $701
3063      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3064      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3065      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3066      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3067      OB 8       618         1 BED             $199,850      0.474394%      $1,999      $712
3068      ST 1       347         STUDIO            $164,500      0.390482%      $1,645      $586
3069      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3070      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3071      OB 3       631         1 BED             $196,850      0.467273%      $1,969      $701
3072      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3074      OB 2       648         1 BED             $199,850      0.474394%      $1,999      $712
3076      OB 2       648         1 BED             $199,850      0.474394%      $1,999      $712
3078      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3079      OB 3       631         1 BED             $196,850      0.467273%      $1,969      $701
3080      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3081      ST 1       347         STUDIO            $164,500      0.390482%      $1,645      $586
3082      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3083      OB 1       551         1 BED             $193,850      0.460151%      $1,939      $690
3084      OB 1       551         1 BED             $196,850      0.467273%      $1,969      $701
3085      ST 1       347         STUDIO            $164,500      0.390482%      $1,645      $586
3086      ST 1       347         STUDIO            $167,500      0.397603%      $1,675      $596
3087      OB 7       700         1 BED             $196,850      0.467273%      $1,969      $701
3088      OB 7       700         1 BED             $199,850      0.474394%      $1,999      $712
TOTAL                119858                        $42,127,450     100%        $421,275   $150,000

                                     ANNEX B


                    SEDONA GOLF RESORT AND CONFERENCE CENTER


                    HOTEL OPERATING AND RENTAL POOL AGREEMENT

                                                                         ANNEX B

                    SEDONA GOLF RESORT AND CONFERENCE CENTER,
                    HOTEL OPERATING AND RENTAL POOL AGREEMENT


This Agreement dated for reference                , 1997


BETWEEN:

                UP SEDONA, INC., an Arizona corporation

                - and -

                THE OWNERS OF THE UNITS from time to time, who are parties to this Agreement in accordance with Article 16 hereof

                (collectively, the "Owners")

AND:

                DELTA HOTELS INTERNATIONAL, INC., a Delaware Corporation

                ("Delta")

WHEREAS:

A.   The Owners are the owners of the Units;

B. Delta is knowledgeable in the operation of First-Class Hotels and Delta and its parent company have performed such functions throughout Canada and in the United States;

C. The Owners desire to engage Delta to act as the Owners' exclusive manager for the operation of the Hotel in accordance with the terms and conditions set out in this Agreement; and

D. Delta agrees to perform such services for the Owners in accordance with this Agreement.


THEREFORE, the parties agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. The following terms as used in this Agreement have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

                                                                         ANNEX B

     (1) "Administration Fee" means the fee payable to Delta established and paid pursuant to section 7.5.

     (2)  "Affiliate" means, with respect to any person:

          (a)  any person which is Controlled by that particular person; or

          (b)  any person which Controls that particular person,

          whether such Control be direct or indirect;

     (3) "Annual General Meeting" means the annual general meeting of the Association pursuant to the Condominium Act;

     (4)  "Annual Statement" has the meaning set forth in section 8.2(2);

     (5) "Approved Operating Plan and Budget" means any Operating Plan and Budget approved pursuant to section 5.1(3) or deemed to be approved pursuant to section 5.1(2);

     (6) "Arm's Length" means characteristic of a transaction negotiated by unrelated parties each acting in its own best interests;

     (7) "Assessment" means a Common Expense Assessment or a Special Assessment levied against Unit pursuant to the Condominium Documents;

     (8) "Association" means the Sedona Golf Resort and Conference Center Condominium Association, an Arizona non profit corporation;

     (9) "Association Expenses" means expenditures made by or on behalf of the Association for professional services rendered by accountants, attorneys, consultants and any manager engaged by the Association who performs any services other than those required to be performed by Delta under this Agreement;

     (10) "Base Fee" means the fee payable to Delta established and paid pursuant to section 7.1;

     (11) "Board of Directors" means the duly elected board of directors of the Association, or its authorized agent;

     (12) "Business Day" means any day which is not a Saturday, Sunday, or a statutory state or federal holiday in the State of Arizona;

     (13) "Capital Expenditures" means all expenditures of the Hotel of a capital nature which are not expenses, as determined in accordance with Generally Accepted Hotel Accounting Principles;

     (14) "Certified Public Accountants" means the firm of certified public accountants selected by Delta and approved by the Board of Directors;

                                                                         ANNEX B

     (15) "Commencement  Date"  means  the date that the  Hotel  (including  the
          restaurant,   parking  areas,  and  conference   facilities  contained
          therein) is opened by Delta for business as a "Delta" hotel;

     (16) "Common Elements" means Tract A on the Plat and all other portions of the Condominium other than the Units.

     (17) "Condominium Act" means the Arizona Condominium Act, A.R.S. 33-1201 et seq., as amended from time to time.

     (18) "Condominium  Documents"  means  the  Declaration,   the  Articles  of
          Incorporation and the Bylaws of the Association.

     (19) "Control" means:

          (a) the right to exercise a majority of the votes which may be put at a meeting of the shareholders of a corporation, the partners of a partnership, or the members of a limited liability company; and

          (b) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or the manager of a limited liability company or other persons who have the right to manage or supervise the management of the affairs and business of a person;

     (20) "Declaration" means the Condominium Declaration for Sedona Golf Resort and Conference Center, a condominium, dated ______________, 1997, by UP Sedona, Inc., an Arizona corporation, as declarant, which condominium declaration has been recorded in Book ____ of Maps, page ____, records of Yavapai County, Arizona, and any amendments, supplements or corrections thereto;

     (21) "Delta"   means  Delta   Hotels   International,   Inc.,   a  Delaware
          corporation;

     (22) "Delta Group" means the group of hotels located in Canada or the United States as may, from time to time, be managed by Delta or any Affiliate of Delta as a "DELTA" hotel using the trademark and tradename "DELTA";

     (23) "Delta  Marketing  and Sales  Expenses"  has the  meaning set forth in section 7.3;

     (24) "Delta Recoveries" has the meaning set forth in section 7.6;

     (25) "Employees" means the employees of the Hotel hired by Delta pursuant to section 9.6;

     (26) "Escalation Factor" means the fraction (which may be greater than, equal to or less than one) of which:

          (a) the numerator is the Consumer Price Index for all Urban Consumers (CPI-U) U.S. City Average (1982-84 = 100), issued by the United States Department of

                                                                         ANNEX B

               Labor, Bureau of Labor Statistics (the "Consumer Price Index") as of the date that the Escalation Factor is to be determined; and

          (b) the denominator is the Price Index as of the prior date to which the date of the determination of the Escalation Factor is being compared,

               except that if at any time the Bureau of Labor Statistics no longer publishes the Consumer Price Index or is no longer operated by the United States government, the Escalation Factor will be determined by the agreement of the Board of Directors and Delta or, failing such agreement, arbitration in accordance with section 18.1;

     (27) "Executive Unit" means a Unit designated as an Executive Unit pursuant to the Declaration, which Unit shall not be available for personal use or occupancy by the Owner, as more fully described in section 10.2.

     (28) "FF&E Reserve" means the reserve to be established by Delta pursuant to the terms of section 6.6;

     (29) "First-Class Hotel" means the standards of a first-class commercial resort in accordance with hotel industry standards in the vicinity of Sedona and Oak Creek Canyon, Arizona;

     (30) "Fringe Benefits" means those benefits normally given from time to time to employees or personnel at any hotel within the Delta Group, including without limitation, pension, medical, health and life insurance and similar employee plans, bonus or gain sharing plan participation, the benefits of any housing loan and relocation costs;

     (31) "Furniture, Fixtures and Equipment" means all furniture, equipment, fixtures and furnishings necessary for the proper operation of the Hotel and wherever situated in the Hotel Premises, whether or not located in a Unit or in the Common Elements, including, without limitation, office equipment and furniture, computers and computer systems, conference facility equipment, laundry equipment, telephones and telephone systems, video machines, mini bars, refrigerators, stoves, kitchen equipment, food service and dining equipment, carpeting, rugs and other floor coverings, draperies, curtains, tapestries, screens, works of art, pictures, paintings, prints, beds, mattresses, bedspreads, pillows, radios and television sets, including such items bearing the Delta name or identifying characteristics as Delta, acting reasonably, considers appropriate;

     (32) "Generally Accepted Hotel Accounting Principles" means generally accepted accounting principles observed by certified public accountants in the United States and as supplemented by the Uniform System of Accounts for Hotels published by the Hotel Association of New York City, Inc.;

     (33) "Gross Revenue" means all revenue of any kind whatsoever derived directly or indirectly from the Hotel Premises or any portion thereof and the operation of the Hotel, including, without limitation, all of the following:

                                                                         ANNEX B

          (a) all revenue from the use and enjoyment of the Hotel by Hotel Guests and Owners pursuant to this Agreement, including room charges, restaurant revenue, catering revenue, mini-bar revenue (if applicable), conference center revenue, room service revenue (if applicable), houseke charges, telephone revenue, movie rental revenue and the fees and charges referred to in section 10.3;

          (b)  all revenue from parking, if any;

          (c)  proceeds received from any business interruption insurance; and

          (d) all other revenue from the operation of the Hotel, including revenue from any amenity at the Hotel for which a charge is made and from any business or facility operated within the Hotel Premises, vending machine revenue and revenue and fees from licensees or concessionaires within the Hotel Premises, excluding, however, all of the following:

          (e) applicable excise, sales, income, hotel, room, entertainment and use taxes or similar government charges collected directly from Hotel Guests and Owners or as part of the sales price of any goods or services;

          (f) gains arising from the sale or other disposition of capital assets or unwanted inventory;

          (g) revenue from condemnation awards or sales or other transfers in lieu of and under the threat of condemnation;

          (h) proceeds of any insurance other than business interruption insurance;

          (i) rebates, discounts or credits of a similar nature (other than credit card discounts, which will be included as an item of revenue and considered a Hotel Expense);

          (j)  gratuities paid to Employees; and

          (k) payments received at the Hotel for accommodation, goods or services to be provided at other hotels;

     (34) "Head Office Personnel" means any member of the corporate staff of Delta operating on behalf of the Delta Group and not for the Hotel only;

     (35) "Hotel" means the Hotel Premises and the hotel operation known as "Sedona Golf Resort and Conference Center, a Delta Suite Hotel" managed by Delta for the Owners in respect of the Hotel Premises pursuant to this Agreement;

     (36) "Hotel Bank Account"  means the bank account  established  pursuant to section 8.1;

                                                                         ANNEX B

     (37) "Hotel Expenses" means all expenses properly incurred in accordance with Generally Accepted Hotel Accounting Principles and the terms and conditions set out in this Agreement in connection with the earning of the Gross Revenue and chargeable to the Owners in accordance with this Agreement, including, without limitation:

          (a)  the Base Fee;

          (b)  the Delta Marketing and Sales Expenses;

          (c)  the Delta Recoveries;

          (d)  the Administration Fee;

          (e) any amount payable to and in respect of the Employees in accordance with this Agreement, including hiring costs and expenses, Fringe Benefits, withholding amounts and costs of termination;

          (f)  utility costs and charges;

          (g)  the cost of the Operating Supplies and Expendables;

          (h) expenses in connection with the maintenance and repair of the Hotel Premises and the maintenance and repair of any Furniture, Fixtures and Equipment;

          (i) the cost of operating and maintaining any parking facility at the Hotel;

          (j)  travel agent commissions and credit card commissions;

          (k)  insurance premiums;

          (l) deductibles paid in connection with claims on insurance policies required to be maintained under Article 13; and

          (m) the cost of filing any tax returns and reports in regards to the taxes described in section 6.10(1);

          but  excluding the following:

          (n)  the Association Expenses;

          (o)  Special Assessments for capital improvements

          (p)  the Incentive Fee;

          (q)  depreciation and amortization;

          (r)  capital lease payments;

                                                                         ANNEX B

          (s)  Capital Expenditures;

          (t) any taxes personal to the Owners, including but not limited to income taxes, real property taxes and capital gains taxes; and

          (u)  debt service payments payable by the Owners;

     (38) "Hotel Guests" means the users and occupants of the Hotel from time to time including the Owners, other than the Owners using the Hotel in accordance with Schedule B and persons claiming under the Owners pursuant to Schedule B;

     (39) "Hotel Premises" means the real property located in Yavapai County, Arizona, together with the buildings and other improvements located thereon and more particularly described as the "Condominium" in the Declaration;

     (40) "Incentive Fee" means the fee payable to Delta established and paid pursuant to section 7.2;

     (41) "Initial Term" has the meaning set forth in section 2.2;

     (42) "In the Rental Pool" has the meaning set forth in section 6.3;

     (43) "Net Hotel Return" means Gross Revenue less the aggregate of all of the following:

          (a)  the Hotel Expenses;

          (b) the amount contributed to the FF&E Reserve in respect of all of the Hotel Premises during the Operating Year for which the Net Hotel Return is being determined; and

          (c)  real property taxes;

     (44) "Operating Cash Reserve" means the reserve to be established pursuant to section 6.7;

     (45) "Operating Plan and Budget" means the marketing and operating plan and budget for the operations of the Hotel for any Operating Year established pursuant to the terms of sections 5.1 and 5.2;

     (46) "Operating Supplies and Expendables" means any operating supplies used by Delta in the operation of the Hotel in accordance with this Agreement, including the terms of any Approved Operating Plan and Budget, including, without limitation, laundry supplies, linens, housekeeping supplies, engineering supplies, accounting supplies, miscellaneous general supply items, uniforms, food and beverage inventories, inventories, paper supplies and other such items that when used once are considered to be disposed of and all other similar items necessary or appropriate for the operation of the Hotel as contemplated by this Agreement;

                                                                         ANNEX B

     (47) "Operating Year" means:

          (a) firstly, the period from the Commencement Date to and including December 31 in the year after the year in which the Commencement Date occurs; and

          (b) thereafter, each period of 12 months from and including the first day of January to and including the last day of December, or the portion thereof in the case of the last year of the Term;

     (48) "Owner-Sponsor" means UP Sedona, Inc., an Arizona corporation;

     (49) "Percentage Interest" means the percentage interest of any Unit as set forth in Exhibit B to the Declaration;

     (50) "Person" means any individual, corporation, body corporate, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, government or governmental or regulatory authority, however constituted, or any trustee, executor, administrator or other legal representative;

     (51) "Plat" means the Condominium Plat for Sedona Golf Resort and Conference Center, a condominium, which plat has been recorded in Book ___ of Maps, page ____, records of Yavapai County, Arizona, and any amendments, supplements or corrections thereto;

     (52) "Prime Rate" means the floating rate of interest used by Bank One Arizona, N.A. from time to time as a reference rate for establishing rates of interest for loans payable on demand and commonly known as its "prime rate", except that if at any time Bank One Arizona, N.A. no longer publishes its prime rate, the Prime Rate will be the "prime rate" published in the "Money Rates" or equivalent section of the Western Edition of The Wall Street Journal provided that if a "prime rate" range is published by The Wall Street Journal, then the highest rate of that range will be used, and if The Wall Street Journal ceases publishing a prime rate or prime rate range, the Prime Rate will be determined by the agreement of the Board of Directors and Delta or, failing such agreement, by arbitration in accordance with section 18.1;

     (53) "Related Person" means, with respect to any person:

          (a)  any Affiliate of such person;

          (b) any person who is not at Arm's Length to such person or any Affiliate of such person; and

          (c) any person who is a director, officer, employee or agent of such person or any Affiliate of such person or any spouse, parent,
               child  or  relative   (including  by  marriage)  of  any  of  the
               foregoing;

     (54) "Rental Pool" means the rental management arrangement in respect of the Hotel undertaken by Delta on behalf of the Owners pursuant to this Agreement;

                                                                         ANNEX B

     (55) "Revpar" means "Room Revenue" divided by "Available Rooms", where:

          (a) "Room Revenue" means all gross revenue derived from the rental of sleeping rooms, net of any applicable rebates and discounts and excluding any incidental revenue such as telephone charges and movie rental; and

          (b) "Available Rooms" means the total number of rooms available for rental to the public on a daily basis, and in the case of the Hotel, the Available Rooms will mean the total number of rooms in the Rental Pool on a daily basis;

     (56) "Security" has the meaning set forth in section 16.5;

     (57) "Security Holder" has the meaning set forth in section 16.5;

     (58) "Special Resolution" means a resolution passed at a meeting of the Owners properly convened in accordance with the Condominium Documents passed by Owners present or represented by proxy and representing not less than 75% of the Owners entitled to vote thereon provided, however, that Owners who, in person or by proxy, cast their votes as abstentions shall not be considered to be entitled to vote on such matters;

     (59) "Term" has the meaning set forth in section 2.2;

     (60) "Unit Revenue Share" has the meaning set forth in section 6.2;

     (61) "Unit" means that portion of the Hotel Premises designated for separate ownership or occupancy, the boundaries of which are described in section 2.5 of the Declaration together with any limited common element for the exclusive use of any such Units;

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (1) "this Agreement" means this Hotel Operating and Rental Pool Agreement, as it may from time to time be supplemented or amended by one or more agreements between the parties in accordance with the terms hereof;

     (2) except where otherwise specifically stated, all references in this Agreement to designated "Articles", "sections" and other subdivisions are to be designated Articles, sections and other subdivisions of this Agreement;

     (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole or not to any particular Article, section or other subdivision;

     (4) the headings are for convenience only and do not form a part of this Agreement and they will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

                                                                         ANNEX B

     (5) the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", "without limiting the generality of the foregoing", or "but not limited to" or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

     (6) words importing the neuter gender include the masculine or feminine gender and words in the singular include the plural, and vice versa.

1.3 Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Arizona (without giving effect to the principles thereof relating to conflicts of law) which will be deemed to be the proper law hereof, and, subject to Article 18, the courts of the State of Arizona or of the United States of America for the District of Arizona will have exclusive jurisdiction in connection with all matters under this Agreement and the interpretation and enforceability hereof.

1.4 Statutes. Any reference in this Agreement to any statute means such statute and any statute or law enacted to supersede or replace such statute.


                                    ARTICLE 2
                      COMMENCEMENT DATE, TERM OF AGREEMENT

2.1 Commencement Date. This Agreement will be a binding agreement and bind the Hotel Premises, Delta and all of the Owners upon the execution and delivery hereof by the Owner-Sponsor and Delta. The duties and obligations of the parties under this Agreement will come into full force and effect upon the Commencement Date except that Delta's obligation to prepare an Operating Plan and Budget for the first Operating year will come into full force and effect upon execution of this Agreement by all of the parties hereto.

2.2 Initial Term. The initial term of the appointment of Delta as the Owners' manager under this Agreement will be a period commencing on the Commencement Date and terminating at midnight at the end of the day on December 31, 2008 (the "Initial Term"). For purposes of this Agreement, the word "Term" means the Initial Term and any extensions thereof pursuant to section 2.3 or section 2.6.

2.3 Renewals by Delta. Following the Initial Term, the appointment of Delta as the Owners' manager pursuant to this Agreement will be automatically renewed (without the requirement for notice by either the Owner or Delta) for two successive periods of five years each (each called a "Renewal Term"), provided that:

     (1) the Owners have not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Delta as manager under this Agreement pursuant to section 15.2;

                                                                         ANNEX B

     (2) Delta has not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Delta as manager under this Agreement pursuant to section 15.3;

     (3)  the Initial Term has been extended for all prior periods;

     (4) Delta, in its sole discretion, has not given the Board of Directors written notice of its election not to so renew such appointment on or before the date which is six months prior to the end of the then existing Initial Term or Renewal Term, as the case may be; and

     (5) the Owners have not elected to terminate the appointment of Delta as manager under this Agreement in accordance with section 2.5.

2.4 Renewal - By Agreement and Special Resolution by Owners. In addition to renewals pursuant to section 2.3, the parties may agree to renew the appointment of Delta as the Owners' manager pursuant to this Agreement for a Renewal Term or Renewal Terms for such period or periods and upon such terms and conditions as may be approved by both:

     (1)  an agreement in writing signed by Delta; and

     (2) an agreement in writing signed by the Board of Directors and approved by a Special Resolution of the Owners,

and both Delta and all of the Owners will be bound by any such renewal.

2.5 Performance by Delta.

     (1) This Agreement may be terminated by the Owners in 2009 or any subsequent Operating Year by Special Resolution if any of the following occur:

          (a)  The Revpar Test is not met, or

          (b)  The Revpar Test is met, but the Profitability Test is not met.

          (2) The Owners or the Board of Directors shall give Delta notice of termination which shall be effective no less than 60 and no more than 90 days after delivery of the notice of termination.

2.6 Revpar Test.

     (1) Commencing in 2008, the Revpar Test shall be deemed to not have been met if, in two consecutive Operating Years beginning on or after 2007, the Revpar for the Hotel, under Delta's management, is not at least the Minimum Average Revpar (as determined below) of the Sample Properties (as determined below).

     (2) The Minimum Average Revpar shall initially be equal to 90% of the average Revpar of the Sample Properties for the comparable time period. The Minimum Average Revpar

                                                                         ANNEX B

          may be adjusted higher or lower by agreement of the Owners and Delta as provided in section 2.6(6) and following an addition to or deletion from the Sample Properties.

     (3) The Sample Properties shall initially consist of the following hotels/resorts:

          (a)  Enchantment Resort

          (b)  L'Auberge de Sedona

          (c)  Poco Diablo

          (d)  Junipine

          (e)  Arroyo Roble

     (4) The Sample Properties may not be changed except as provided in section 2.6(6) and except as agreed to by the Owners and Delta where one of the following occurs:

          (a) One of the Sample Properties ceases to operate or no longer meets the criteria for Sample Properties.

          (b) An additional hotel/resort that satisfies the Sample Properties criteria opens in the vicinity of Sedona and Oak Creek Canyon, Arizona and completes 2 full years of operation.

          The addition or deletion of a hotel/resort as a Sample Property shall, at the request of the Owners or Delta, be subject to review by a member of the International Society of Hospitality Consultants ("ISHC") to determine whether the proposed Sample Property satisfies the criteria fo being a Sample Property.

     (5) The Sample Properties shall consist of the hotels/resorts determined from time to time in accordance with this Agreement based on the following criteria:

          (a) The Sample Properties shall serve similar market segments to the Hotel.

          (b) The Sample Properties shall be full service hotels/resorts offering first-class accommodations and recreation and restaurant facilities.

          (c) The Sample Properties shall be located in the vicinity of Sedona and Oak Creek Canyon, Arizona.

          (d)  The Hotel shall not be a Sample Property.

     (6) The Sample Properties and the amount of the Minimum Average Revpar shall be reevaluated and, if appropriate, changed by agreement of the Sponsor and Delta approximately five months prior to the Commencement Date.

                                                                         ANNEX B

     (7)  If,

               i) Delta and the Sponsor are unable to agree upon whether the initial Minimum Average Revpar or the initial Sample Properties need to be modified no later than 4 months prior to the Commencement Date, or

               ii) Delta and the Owners are unable to agree within 90 days after a change in the Sample Properties, upon an appropriate Minimum Average Revpar taking into account the effect, if any, of such change, then, such matter shall be resolved by arbitration in the manner described in this section 2.6. All arbitrators appointed pursuant to this section 2.6 shall be hospitality industry experts selected from the membership of the ISHC. If the Owners and Delta are unable to agree, withi 30 days after the event giving rise to the arbitration, upon the selection of a single arbitrator to arbitrate the dispute, Delta and the Owners shall each select one arbitrator to arbitrate the dispute. If the two arbitrators selected by the Owners and Delta are unable to agree upon a resolution of the dispute, a third arbitrator shall be selected by the Chairman of the ISHC for that purpose. The authority of the arbitrators shall be limited to determining the Minimum Average Revpar or the Sample Properties, as the case may be.

     (8) Commencing in 2006, the Board of Directors and Delta shall jointly compile Revpar information for the Sample Properties on or before June 30 of each year. The Revpar information shall be obtained, to the extent available, from a generally accepted industry source, such as Smith Travel Research. The Board of Directors and Delta shall jointly attempt to directly obtain Revpar information for any Sample Property for which the Revpar information is not available from an recognized industry source. The Board of Directors and Delta agree that the Revpar information, whether obtained directly from a Sample Property or through a recognized industry source, shall be deemed to be conclusively accurate, absent manifest error.

2.7     Profitability Test.

     (1) Commencing in 2008, the Profitability Test shall be deemed to not have been met if, in any two consecutive Operating Years beginning on or after 2007 in which the Revpar Test has been met, the annual Net Hotel Return is less than the following (the "Minimum Return"):

                2007 and 2008                           $3,625,000

                2009 and thereafter                     $3,750,000

     (2) For any Operating Year in which the Hotel is rendered totally or partially inoperative or in which Net Hotel Return is otherwise materially adversely affected by reason of force majeure including, without limitation, strike, fire, flood, pestilence, war, civil strife, embargo, act of God or other circumstance or market condition beyond the reasonable control of Delta, or, if the size of the Hotel shall be reduced by reason of partial

                                                                         ANNEX B

          destruction or governmental  taking,  the Minimum Return  described in section 2.7(1) shall be reduced proportionately to reflect the effect of the foregoing enumerated circumstances.

2.8 Topping Up by Delta. Notwithstanding the provisions of section 2.5:

     (1) If the Owners or the Board of Directors have given a notice of termination in accordance with section 2.5, within 60 days after receipt by Delta of such notice, Delta will have the right, but not the obligation, to pay to the Owners the difference between the actual Net Hotel Return and the Minimum Return for each of the two years in which the failure occurred. If Delta does not elect to cure, and the Owners give Delta a notice of termination as provided in section 2.5, Delta may, within 10 days after receipt of the notice of termination, give the Owners written notice of Delta's election to arbitrate such dispute in the following manner. All arbitrators appointed pursuant to this section 2.8 shall be hospitality industry experts selected by the Owners and Delta from the membership of the ISHC. If, within 30 days after Delta's notice of election to arbitrate, the Owners and Delta are unable to agree upon the selection of a single arbitrator Delta and the Owners shall each select one arbitrator to arbitrate the dispute. If the two arbitrators selected by the Owners and Delta are unable to agree upon a resolution of the dispute, a third arbitrator shall be selected by the Chairman of the ISHC for that purpose. The authority of the arbitrators shall be limited to determining whether the cause of the failure to meet the performance tests described in this section 2.8 was attributable to factors beyond the reasonable control of Delta. Unless the arbitrators determine that the failure to meet the performance test was primarily attributable to factors beyond the reasonable control of Delta, the Owners' notice of termination shall be effective. Fees associated with the arbitration shall be borne equally unless otherwise determined by the arbitrators, provided, however, that each party shall be responsible for its attorneys' fees incurred in connection with the arbitration.

     (2) The Owner's notice of termination will be deemed to be withdrawn upon payment by Delta of the amounts permitted to be paid pursuant to this section and written notice from Delta to the Owners thereof.


                                    ARTICLE 3
                             HOTEL RENTAL MANAGEMENT

3.1 Management of Hotel Rental Pool. The Owners hereby appoint Delta as their exclusive manager to manage the operation of the Hotel and the Rental Pool in respect thereof in accordance with the terms and conditions set out in this Agreement and to undertake on an exclusive basis, on behalf of and for the account of the Owners, all duties and obligations coming within the scope of the management and marketing of the Hotel Premises, including those specific services as set forth herein. Without limiting any of its duties or obligations set out in this Agreement, Delta agrees to operate the Hotel Premises as a First-Class Hotel, except to the extent that Delta is prevented from maintaining this standard of service due to any default by any Owner pursuant to this Agreement.

                                                                         ANNEX B

3.2 Hotel Rental Pool. Delta will manage the rental of the Units in accordance with this Agreement. Each of the Owners hereby irrevocably covenants and agrees to be bound by the rental bookings of its Unit made by Delta in accordance with this Agreement.

3.3 Use. The Units will be used only as condominium hotel units and only in accordance with the Declaration, this Agreement and the Rental Pool and will not be used for any other purpose without the prior written consent of the Owners and Delta. Any use of the Units will comply with the Declaration, all applicable laws, bylaws, rules and regulations and any other Condominium Documents.

3.4 Restrictions Re: Condominium Documents. No Owner will vote in favor of any amendment or modification of, or addition to, the Condominium Documents which conflicts with a term or condition set out in this Agreement.

3.5 Monitoring Use by Owners. Delta will maintain such books and records as may be necessary to monitor use of the Units by Owners to ensure that no Owner uses its Unit more than is permitted by this Agreement.


                                    ARTICLE 4
                         ACTS OF THE BOARD OF DIRECTORS

4.1 Owners' Meetings. The Owners will have meetings in respect of this Agreement in accordance with the requirements of the Condominium Documents.

4.2 Board of Directors. Subject to the following, the Owners will be represented by the Board of Directors established pursuant to the Condominium Documents:

     (1) upon a change in the members of the Board of Directors, the new Board of Directors will notify Delta in writing thereof;

     (2) no person on the Board of Directors who is a Related Person to Delta may vote in respect of any matter under or relating to this Agreement;

     (3) Delta will advise the Owners of any nominee to the Board of Directors who is a representative of a person who is a Related Person to Delta prior to the election of such person to the Board of Directors.

     (4) unless otherwise determined by the Board of Directors from time to time, Delta will be given notice of and be entitled to attend meetings of the Board of Directors;

     (5) Delta will be entitled to rely on any agreement, document or instrument signed by the chairperson or any two members of the Board of Directors or the duly appointed agent of the Board of Directors; and

     (6) all acts and thing done by the Board of Directors or its duly appointed agent as set out in this Agreement will be binding upon all of the Owners and Delta will be entitled to rely on all acts and things done by the Board of Directors in purported compliance with this Agreement, except where a Special Resolution is expressly required.

                                                                         ANNEX B

4.3 Release and Indemnity of Board of Directors. The Owners hereby release and agree to fully indemnify and hold harmless the members of the Board of Directors for all acts and things done by the members of the Board of Directors as members of the Board of Directors in good faith in connection with this Agreement.

4.4 Major Decisions - Special Resolutions. The following will be subject to the approval of the Owners by Special Resolution:

     (1)  any amendment to or modification of this Agreement;

     (2)  the renewal of the Term pursuant to section 2.4;

     (3)  termination of the appointment of Delta as Owners' manager pursuant to section 15.2;

     (4) assignment, transfer or disposition of Delta's rights under this Agreement if required in section 17.1;

     (5) changes and modifications to the Hotel Premises as provided in section 9.4(1); and

     (6) any other matter which, pursuant to the terms of this Agreement, is required to be approved by a Special Resolution.

To the extent that Delta or an Affiliate of Delta is an Owner of Units, Delta, for itself and on behalf of its Affiliates, irrevocably appoints the president of the Association as its proxy for the limited purpose of casting Hotel Operator's and its Affiliate's votes as abstentions on matters required to be approved by Special Resolution described in subsections 4.4(1)-4.4(4).

4.5 Owners to be Bound. All of the Owners will be bound by any acts and things done by the Board of Directors in accordance with the Condominium Documents and this Agreement and any Special Resolutions passed by the Owners at any meeting of the Owners in accordance with the Condominium Documents and this Agreement.


                                    ARTICLE 5
                            OPERATING PLAN AND BUDGET

5.1 Operating Plan and Budget.

     (1) For the first Operating Year, the Operating Plan and Budget will be prepared by Delta and approved by the Owner-Sponsor, acting as the Board of Directors, prior to the Commencement Date. Such Operating Plan and Budget will be an Approved Operating Plan and Budget and Delta will mail a summary thereof to each of the Owners.

     (2) After the first Operating Year, on or before December 1 of each year, Delta will prepare and deliver to a meeting of the Board of Directors duly convened in accordance with this Agreement a preliminary Operating Plan and Budget for the following Operating Year and Delta will review such preliminary Operating Plan and Budget with the Board of Directors at such meeting. For a period of 30 days after receipt by the Board of Directors

                                                                         ANNEX B

          of the preliminary Operating Plan and Budget at such meeting of the Board of Directors, the Board of Directors is entitled from time to time to request further details from Delta and to submit written comments to Delta. The Board of Directors will give good faith consideration to the preliminary Operating Plan and Budget and not reasonably refuse to accept any item, provided such item is in accordance with this Agreement. If the Board of Directors does not respond to the preliminary Operating Plan and Budget within the 30 day period, then the Board of Directors will be deemed to have approved the preliminary Operating Plan and Budget and such Operating Plan and Budget will be deemed to be an Approved Operating Plan and Budget. If after giving good faith consideration to the preliminary Operating Plan and Budget, the Board of Directors within such 30 day period gives Delta written notice of its objection and proposals for amendment of any disputed items, the Board of Directors and Delta, both acting reasonably, will endeavor to resolve any such differences between them.

     (3) Each Operating Plan and Budget is subject to the approval of the Board of Directors and no Operating Plan and Budget will be an Approved Operating Plan and Budget unless it is approved or deemed approved by the Board of Directors in accordance with this section 5.1(3). If any Operating Plan and Budget is not approved by the Board of Directors, then:

          (a) pending resolution of any disputed item, the specific disputed items of the Operating Plan and Budget will be suspended and replaced for the Operating Year in question by an amount equal to the lesser of (i) that proposed by Delta for such Operating Year or (ii) such budget in the Approved Operating Plan and Budget for the Operating Year prior thereto, subject to escalation per item by the Escalation Factor, over the 12 month period immediately following the start of the Operating Year in question, provided that if such budget item was not in the Approved Operating Plan and Budget for the Operating Year prior thereto, such item will be suspended pending resolution of such item; and

          (b) either the Board of Directors or Delta may submit the Operating Plan and Budget to be settled by arbitration in accordance with section 18.1.

     (4) Delta makes no assurances that actual performance of the Hotel will correspond to such estimates contained in the Approved Operating Plan and Budget. However, Delta agrees to use its best efforts to operate the Hotel within the Approved Operating Plan and Budget. The Owners acknowledge that notwithstanding Delta's experience and expertise in relation to the operation of hotels, the projections contained in each Approved Operating Plan and Budget are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond Delta's control.

5.2 Inclusions in Operating Plan and Budget. The Operating Plan and Budget will be a reasonably detailed budget of revenue and expenses in connection with the operation of the Hotel, similar in kind and scope to operating plans and budgets prepared by Delta for other hotels in the Delta Group as of the Commencement Date, and will include the following:

                                                                         ANNEX B

     (1) the projected Gross Revenue, detailed as to each source of revenue, together with information and background as to how the various projections have been determined;

     (2) the budgeted Hotel Expenses, by major expense category, together with information and background as to how the various projections have been determined;

     (3)  the projected Unit Revenue Share for each Unit;

     (4)  the marketing strategy and plan for the Hotel;

     (5) any recommended Capital Expenditures for capital improvements to be made to the Hotel Premises; and

     (6) the basis upon which the Delta Marketing and Sales Expenses and Delta Recoveries will be charged.

5.3 Budget Summary. Delta will mail to each of the Owners a summary of each Approved Operating Plan and Budget once it is approved in accordance with this
Article 5.

                                    ARTICLE 6
                  OWNERS' REVENUES AND DISTRIBUTIONS TO OWNERS

6.1 Calculations by Delta. For each calendar month during the Term, Delta will prepare or cause to be prepared reasonably detailed financial statements, prepared in accordance with Generally Accepted Hotel Accounting Principles and for each such period Delta will calculate:

     (1)  the Gross Revenue;

     (2)  the Hotel Expenses;

     (3)  the Capital Expenditures, if any;

     (4)  the FF&E Reserve;

     (5)  the Incentive Fee, if any;

     (6)  capital lease payments, if any;

     (7)  the Operating Cash Reserve; and

     (8)  the Unit Revenue Share for each Unit,  determined  in accordance  with section 6.2. No later than the 20th day following the end of each calendar month during the Term, Delta will

     (9)  deliver to the Board of Directors such financial statements; and

                                                                         ANNEX B

     (10) mail to each of the Owners a written summary statement (the "Monthly Statement"), setting out the amounts set out in sections 6.1(1) through 6.1(8) above and the calculations thereof, in reasonable detail.

6.2 Calculations of Unit Revenue Share. The Owners and Delta agree that:

     (1) for each day that a Unit is In the Rental Pool, the Owner of such Unit will be entitled to share in the Gross Revenue from the Hotel Premises and the operation of the Hotel earned on such day, as calculated by multiplying the Gross Revenue earned on such day by the fraction which has as its numerator the Percentage Interest of such Unit and as its denominator the aggregate of the Percentage Interests of all of the Units In the Rental Pool on such day;

     (2) each Owner of a Unit will be responsible for the payment of all Hotel Expenses, Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees payable for all days (whether or not the Unit is In the Rental Pool), as calculated by multiplying the relevant Hotel Expenses, the Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees by the Percentage Interest; and

     (3)  each Owner will be responsible for the FF&E Reserve in accordance with section 6.6 and for the  Operating  Cash  Reserve in  accordance  with section 6.7, as calculated by multiplying each of the FF&E Reserve and the Operating Cash Reserve by the Percentage Interest.

For the purposes of this Agreement, the "Unit Revenue Share" for any Unit in respect of any period means the amount allocated to such Unit in accordance with section 6.2(1) for such period less the amounts allocated to such Unit in accordance with sections 6.2(2) and 6.2(3).

6.3 "In the Rental Pool". For the purposes of this Agreement, a Unit will be considered to be "In the Rental Pool" on a particular day only if it is not booked for use by the Owner in accordance with Article 10 (unless the Owner complies with the requirements of section 10.6 and Delta, acting reasonably, determines that the Unit is In the Rental Pool).

6.4 Payments to Owners. Concurrently with the mailing of the Monthly Statement, Delta will mail to each Owner a check, drawn upon the Hotel Bank Account, in the amount equal to the Owner's Unit Revenue Share for the month for which the Monthly Statement applies less the following amounts:

     (1)  any  unpaid  amount  then  payable by the Owner to Delta  pursuant  to section 6.8; and

     (2) any amount deductible therefrom pursuant to sections 6.9, 6.10 or 10.3; and

     (3) any other amount payable by the Owner to Delta pursuant to this Agreement; and

     (4)  withholding tax, if applicable.

Notwithstanding the foregoing, Delta may at any time, in consultation with the Board of Directors, prepare a reasonable estimate of the annual Unit Revenue Share payable to each of the Owners pursuant

                                                                         ANNEX B

to this section 6.4 and distribute to the Owners concurrently with the mailing of the monthly statements the amount of such estimate, less a percentage (not to exceed 20%) established by Delta for seasonal working capital requirements in 12 equal monthly payments, in which case at the end of such Operating Year Delta will calculate or cause to be calculated the actual Unit Revenue Share payable to each of the Owners in accordance with this Agreement and include such calculation in the Annual Statement as set out in section 8.2(2) and at such time Delta will pay to each Owner the balance of his or her Unit Revenue Share payable for such Operating Year.

6.5 Maintenance and Repair of Units. Delta will, for and on behalf of the Owners, keep the Units in substantially the same condition they were in as of the Commencement Date, nominal wear and tear excepted, and the cost thereof will be a Hotel Expense. The Owners acknowledge and agree that the cost of maintaining and repairing the Units will be shared by all of the Owners during the Term in accordance with pro rata shares based on Percentage Interests.

6.6 FF&E Reserve. Delta will establish for and on behalf of the Owners a reserve in the following amounts:

     (1) 0% of the Gross Revenue for the 12 month period following the Commencement Date; and

     (2)  5.0% of the Gross Revenue thereafter.

The FF&E Reserve will be held by Delta, for and on behalf of the Owners, in a separate account from the Hotel Bank Account, as a reserve for Capital Expenditures for the repair and replacement of the Hotel Premises and for the repair and replacement of any Furniture, Fixtures and Equipment. Delta will, for and on behalf of the Owners, keep the Hotel Premises and the Furniture, Fixtures and Equipment in substantially the same condition, quality and scope they were in as of the Commencement Date, normal wear and tear excepted, and the Owners hereby authorize Delta to use the FF&E Reserve only for such purposes. Delta will be under no obligation to use its own funds for such purpose. The Owners acknowledge and agree that the FF&E Reserve will be for the benefit of all of the Units collectively and not for each individual Unit separately and that the cost of maintaining and replacing the Furniture, Fixtures and Equipment will be shared by all of the Owners during the Term in accordance with pro rata shares based on Percentage Interests. The FF&E Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.

6.7 Operating Cash Reserve. A reserve in the amount of $150,000 will be established for and on behalf of the Owners, for use by Delta on behalf of the Owners, as working capital in connection with the operation of the Hotel. The Operating Cash Reserve will be initially established with funds paid by each Owner at the time of settlement of the Owner's purchase of its Unit. If, 12 months after the Commencement Date, there have not been a sufficient number of purchases of Units to fund the Operating Cash Reserve in the amount of $150,000, Sponsor shall contribute such amounts as are necessary to fully fund the Operating Cash Reserve. Sponsor shall be reimbursed for the amount so contributed out of closing proceeds as and when remaining Units are purchased. Commencing 12 months after the Commencement Date, Delta will at all times be authorized to withhold each month from the Owners' Unit Revenue Shares sufficient funds in order to keep the Operating Cash Reserve at such $150,000 level throughout the Term. The Operating Cash Reserve will be held in the Hotel Bank Account and, commencing 12 months after the Commencement Date, Delta may withdraw funds from the

                                                                         ANNEX B

Operating Cash Reserve to pay any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments and the Incentive Fee. During the 12 month period following the Commencement Date, Owner-Sponsor shall provide to Delta such funds as may be necessary for the payment of Hotel Expenses, Capital Expenditures, capital lease payments and the Incentive Fee to the extent that there are inadequate funds derived from the operations of the Hotel to pay such amounts. The Operating Cash Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.

6.8 Shortfalls. If at any time the funds in the Hotel Bank Account are not sufficient to pay when due any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments or Incentive Fees payable under this Agreement, then:

     (1) Delta may (such as in the case of seasonal operating shortfalls), but will not be obligated to, pay any such amount out of its own funds, in which case the Owners will repay such amount to Delta forthwith upon demand and will pay interest on any amount outstanding at the rate equal to the Prime Rate plus 2% per annum, calculated from the date of advance by Delta until the date of repayment by the Owners and Delta may deduct the amount of any such payment by Delta and interest thereon from the Hotel Bank Account; or

     (2) Delta may require the Owners to pay the amount of the shortfall estimated by Delta, by mailing to the Owners a written notice setting out such amount and each Owner's proportionate share thereof, as calculated by multiplying the amount of such shortfall by the Percentage Interest.

     (3) Delta shall have all rights and remedies available at law or in equity to enforce the payment of any shortfall by any Owner, and the Association will cooperate with Delta to collect such shortfall including enforcing any assessment lien and remitting the proceeds of any such enforcement actions to Delta.

6.9 Payment of Unit Expenses by Owners. Each of the Owners will promptly pay when due all taxes personal to the Owners in respect of such Owner's Unit, including income taxes and capital gains taxes, and all amounts owing under any financing of the Owner's Unit arranged by such Owner. For administrative purposes, Delta will, if requested by the Board of Directors, pay to the Association for and on behalf of and in the name of each Owner, out of the Unit Revenue Share payable to such Owner, the Owner's pro rata share of Assessments.

If any Owner's Unit Revenue Share is not sufficient to pay any such amount, Delta will notify such Owner thereof and such Owner will either remit to Delta any shortfall and Delta will pay such amount or pay such amount directly, as directed by Delta.

6.10    Other Taxes. The parties agree that:

     (1) Delta will, as agent for and on behalf of the Owners, collect and remit to any applicable taxing authority, within the required time for the remittance thereof, any tax, hotel tax, transient lodging tax, bed tax and other tax imposed or collected in connection with the

                                                                         ANNEX B

          use of the Hotel Premises by Hotel Guests and Owners, and make any necessary filings and reports in respect thereof; and

     (2) Delta may withhold from any of the Owners and remit to any relevant taxing authority any amount required to be withheld or remitted in respect of withholding tax or any other applicable statutory tax, charge or levy which Delta is required to withhold or remit.

6.11 No Separate Revenue for Delta. Except as specifically set out in this Agreement or any other agreement in writing between or among Delta, the Owners or the Association, neither Delta nor any person Related to Delta will receive any other revenue, profit or reward of any kind or nature from or in respect of the Hotel Premises or the Hotel or any portion thereof. Notwithstanding the foregoing, Delta and any person Related to Delta will be entitled to receive any amount payable to Delta or such person pursuant to this Agreement as an Owner of any Unit. Except as otherwise provided herein, to the extent Delta or any person Related to Delta owns any Units, Delta or such person Related to Delta shall be entitled to all of the rights, benefits and privileges, and shall be subject to all of the burdens, obligations and liabilities of an Owner hereunder.


                                    ARTICLE 7
               MANAGEMENT AND OTHER FEES AND REIMBURSABLE EXPENSES

7.1 Base Fee. The Owners and Delta agree that:


     (1) during the Term, Delta will receive a Base Fee as compensation for the services rendered in accordance with this Agreement as follows:

          (a) for the period commencing on the Commencement Date and ending at the end of the month on the first anniversary of the Commencement Date, the Owners will pay to Delta a Base Fee of $10,000 per month (with a pro rata portion thereof for a part of a month); and

          (b) thereafter, the Owners will pay to Delta a Base Fee in an amount of 3.0% of Gross Revenue for each Operating Year payable in monthly installments in respect of the Gross Revenue for the preceding month, payable as a Hotel Expense in each case upon the delivery of the Monthly Statement in respect of such month;

     (2) the Base Fee paid in respect of each Operating Year will be adjusted annually, based on actual Gross Revenue for that Operating Year, within 30 days after the delivery of the Annual Statement.

7.2 Incentive Fee. The Owners and Delta agree that:

     (1) if for any Operating Year during the Term the Net Hotel Return exceeds $3,200,000 the Owners will pay to Delta an Incentive Fee for such Operating Year equal to the aggregate of the following:

                                                                         ANNEX B

                                  Incentive Fee
                                  -------------
--------------------------------------------------------------------------------
                              YEAR           YEAR        YEAR          YEAR
NET HOTEL RETURN               1              2          3,4,5      6,7,8,9,10
--------------------------------------------------------------------------------

Less than $3.2 Million        0.0%           0.0%         0.0%         0.0%

Over $3.2 Million and        15.0%          15.0%        12.0%        10.0%
up to $4.2 Million         of the amount by which Net Hotel Return exceeds $3.2
                           Million

Over $4.2 Million            30.0%          25.0%         22.50%         10.0%
                           of the amount by which Net Hotel Return exceeds $4.2 Million

     (2) For purposes of computing the Incentive Fee, the first Operating Year shall be deemed to commence on January 1, 1999 and end on December 31, 1999.

     (3) the Incentive Fee in respect of each Operating Year, will be payable to Delta 30 days after the mailing of the Annual Statement.

     (4) during any Renewal Term, the Incentive Fee shall be computed in the same manner as in year 10 of the Initial Term.

7.3 Sales, Reservations, Advertising and Marketing Expenses. For the services provided by Delta pursuant to Article 9, including, without limitation, the Delta Group advertising and marketing programs, sales and reservation systems the Owners will, pay to Delta and its Affiliates the fees and charges set out in sections 9.9(3) and 9.9(7), (net of any applicable credits) (collectively called "Delta's Marketing and Sales Expenses"). The Owners acknowledge that the basis and method of allocation of Delta's Marketing and Sales Expenses may change during the Term and the Owners agree to any such change provided it is in accordance with section 7.4.

7.4 Limitation on Delta's Marketing and Sales Expenses. Delta agrees that none of Delta's Marketing and Sales Expenses will be:

     (1) charged on a basis different than that charged to any other hotel in the Delta Group; or

     (2) allocated by a method other than that set out in the then current Approved Operating Plan and Budget.

7.5 Administration Fee. The Owners and Delta agree that:

     (1) for the services provided by Delta pursuant to Articles 3 and 6 the Owners will pay to Delta an annual Administration Fee equivalent to $5 per month per Unit.

     (2) the Administration Fee will be payable monthly as a Hotel Expense in each case upon the delivery of the Monthly Statement in respect of such month.

                                                                         ANNEX B

7.6 Reimbursement of Delta Recoveries. The Owners agree to reimburse Delta for all reasonable costs incurred by Delta for the Owners' account in the ordinary course of business, which costs will be Hotel Expenses, including, without limitation, the following:

     (1) the daily per diem rate for those personnel of Delta assigned to special projects, which will be based upon each individual's rate of pay and Fringe Benefits (such special projects will include, but not be limited to, special sales or marketing programs, training and installation of capital purchases and reasonable travel and out-of-pocket expenses will be included);

     (2) reasonable travel and out-of-pocket expenses incurred directly in connection with the operation of the Hotel by Head Office Personnel. When such expenses were incurred in visiting a number of hotels within the Delta Group, the cost will be reasonably prorated to all those hotels; and

     (3) the reasonable cost of the standard Delta corporate services utilized by hotels within the Delta Group such as, but not limited to, attendance at Delta's management seminars and other conferences, operating handbooks and manuals, purchasing services, departmental services, and corporate marketing services, and provided that each of the foregoing is set out in an Approved Operating Plan and Budget or otherwise preapproved by the Board of Directors.


                                    ARTICLE 8
                    HOTEL BANK ACCOUNT AND BOOKS AND RECORDS

8.1 Hotel Bank Account. Delta will have the right to designate the United States bank having a branch reasonably convenient to the Hotel with which the Hotel will conduct its various banking affairs, and all funds received in the operation of the Hotel will be deposited into a trust account bearing the name of the Hotel in such bank. The Hotel Bank Account will be under the control of Delta. Checks and other documents of withdrawal will be signed only by persons authorized by Delta. All funds in the Hotel Bank Account will belong to the Owners and will be dealt with in accordance with this Agreement. Delta is hereby authorized to pay all Hotel Expenses, Capital Expenditures, Association Expenses, capital lease payments (if any) and Incentive Fees incurred in accordance with this Agreement and all amounts repayable to the Owner-Sponsor pursuant to section 6.7 from funds in the Hotel Bank Account.

8.2 Books, Records, Financial Statements.

     (1) Delta agrees on behalf of the Owners, to keep on the Hotel Premises proper books of account and other records relating to or reflecting the results of the operations of the Hotel in accordance with this Agreement. All books of account and other records are the property of the Owners and will be available to the Board of Directors at all reasonable times for examination, audit, inspection and copying. Upon any termination of this Agreement, all financial books and records and a list of the Hotel's individual guests who stayed at the Hotel during the preceding two years (with their names and addresses and the dates of their arrivals and departures) will be turned over forthwith to the Board

                                                                         ANNEX B

          of Directors to ensure the orderly continuance of the operation of the Hotel. All books and records will thereafter be available to Delta at the Hotel, at all reasonable times, for inspection, audit, examination and copying. Any costs and expenses incurred in providing books and records to Delta after termination will be paid by Delta.

     (2) Within 75 days after the end of each Operating Year, Delta agrees to cause to be prepared and mailed to all of the Owners, reasonably detailed financial statements in accordance with Generally Accepted Hotel Accounting Principles, together with an annual statement setting out the items referred to in sections 6.1(1) to (6) the Incentive Fee, if any, and the calculation of each of them (collectively called the "Annual Statement") and any other reports or information as may be reasonably required by the Owners for tax purposes. Unless otherwise agreed by the Board of Directors in advance, the Annual Statement will be audited by the Certified Public Accountants and will contain a certification by the Certified Public Accountants to the effect that all of such items have been calculated in accordance with the terms of this Agreement.

                                    ARTICLE 9
                        SERVICES TO BE RENDERED BY DELTA

9.1 Management Services. Delta will:

     (1) use all reasonable efforts to sell room nights in respect of the Units to Hotel Guests;

     (2) use all reasonable efforts to sell the use of the conference facilities, restaurant and other amenities located at the Hotel Premises to Hotel Guests;

     (3) carry out and perform all such acts and things as are reasonably necessary or desirable in connection with the operation of the Hotel as a First-Class Hotel in accordance with this Agreement;

     (4) procure and maintain any licenses and permits which may be required in connection with the carrying out of its duties and obligations under this Agreement;

     (5) strictly observe and abide by the terms and conditions set out in the Declaration; and

     (6) diligently and faithfully perform its duties and obligations under this Agreement as would a reasonably prudent hotel manager in the position of Delta.

9.2 General Management. Subject to the terms and conditions of this Agreement and any Approved Operating Plan and Budget, Delta agrees to perform on behalf of and for the account of the Owners, all appropriate and necessary management services in connection with the operation of the Hotel as a First-Class Hotel, including but not limited to:

     (1)  the general organization of the Hotel;

                                                                         ANNEX B

     (2) the development and implementation of sales, advertising, personnel, employment, purchasing and maintenance programs consistent with the provisions of this Agreement;

     (3) the implementation of administrative accounting, budgeting, and operational policies and practices of Delta as used in the hotels within the Delta Group, from time to time. Such policies and practices will be deemed to be in compliance with Delta's obligations hereunder, and the Owners will accept such policies and practices so long as they do not conflict with any term or condition of this Agreement or any Approved Operating Plan and Budget;

     (4) the review of the conduct of hotel operations at the Hotel from time to time in accordance with the standards of a First-Class Hotel and established management practices and policies of Delta;

     (5) the establishment and supervision of Delta's standard accounting and inventory control systems which are normally used for the hotels within the Delta Group which are comparable to the Hotel;

     (6) the arrangement for the provision to the Hotel of all goods and services as are necessary for the proper operation and maintenance of a First-Class Hotel as contemplated by this Agreement;

     (7) the establishment of all prices, charges and rates, and in connection therewith, the supervision and control of the collection, receipt and giving of receipts for all goods or services provided or revenue of any nature derived from the operations of the Hotel;

     (8) the determination of the Hotel's purchasing policy, including the selection of the merchandise, supplies and materials and establishment and maintenance of all inventories required for the proper operation of the Hotel, and the selection of the suppliers and negotiation of supply contracts in order to assure that all purchases are made on the best available terms;

     (9) the negotiation and execution of contracts which are normally entered into within the scope of hotel operations and preparation of the corresponding legal documents;

     (10) the determination of credit practices applicable to suppliers and to the Hotel's clientele and negotiation of arrangements with credit organizations, in particular those issuing credit cards;

     (11) with the prior approval of the Board of Directors, acting reasonably, instituting in the name of the Hotel any lawsuits or other legal actions having a direct link with the operations of the Hotel and deemed necessary or advisable by Delta; and

     (12) the supervision and control of the activities of Owners while in occupancy of a Unit, Hotel Guests and any tenants, concessionaires and holders of privileges in respect of any portion of the Hotel Premises and their employees, including the dispossession of Hotel Guests, Owners and tenants for nonpayment of rent or any other proper cause, or the termination of the rights of concessionaires or licensees for proper cause.

                                                                         ANNEX B

9.3 Maintenance.

     (1) Delta agrees for the account of the Owners, to cause the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in good operating condition and repair, normal wear and tear excepted, and Delta will replace, at the expense of the Owners, such items of the Furniture, Fixtures and Equipment and Operating Supplies and Expendables as from time to time may be appropriate in accordance with the then current Approved Operating Plan and Budget. All items of Furniture, Fixtures and Equipment not located within a Unit, forthwith upon acquisition and receipt by Delta of any payment therefor, will become, without further act, the property of the Owners and will be owned collectively in accordance with their pro rata shares based on Percentage Interest. Upon completion of reconstruction of any change or addition to the Hotel, Delta will furnish to the Board of Directors any guarantees and warranties relating to any portions of the Hotel or the Furniture, Fixtures and Equipment and Operating Supplies and Expendables. Delta agrees to cooperate with the Owners to enforce the provisions of such guarantees and warranties. Delta will make no expenditures for the repair and replacement of the Furniture, Fixtures and Equipment or for maintenance and repair which would result in or cause a change in the general character of the interior or exterior of any portion of the Hotel Premises or make any Capital Expenditures except if the same is included in an Approved Operating Plan and Budget or otherwise preapproved by the Board of Directors.

     (2) The Owners acknowledge that the Hotel will be operated as a member of the Delta Group and that it will therefore be mandatory for the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in the manner befitting a First-Class Hotel in order to continue operation of the Hotel as part of the Delta Group.

9.4 Changes and Alterations. From time to time during the Term, Delta may make, at the Owners' expense, but subject to the terms of this Agreement and the then current Approved Operating Plan and Budget, reasonable changes and alterations to the Hotel Premises, or any part thereof, subject however in all cases to the following:

     (1) no change or alteration will be made which would:

          (a)  change the general character or description of the Hotel;

          (b)  involve the excavation of any portion of the Hotel Premises;

          (c) include alteration of, or result in increasing the burden upon the foundation of the Hotel Premises; or

          (d)  reduce the size of any Unit;

          without the prior consent of the Owners by Special Resolution;

                                                                         ANNEX B

     (2) all permits, licenses and authorizations required to be procured in connection with any change or alteration will be procured (or caused to be procured) by Delta, and the cost of the same will be a Hotel Expense;

     (3) any change or alteration will be made promptly in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and permits and insurance requirements;

     (4) the cost of any change or alteration will be promptly paid (or caused to be paid) so that the Hotel Premises will at all times be free from any lien, encumbrance, mortgage, chattel mortgage, conditional sales agreement, title retention agreement or other charge for labor, services or material supplied or claimed to have been supplied to the Hotel Premises;

     (5) if any such change or alteration involves an estimated cost of more than $50,000:

          (a) Delta agrees to obtain the specific approval (in addition to approval of the Approved Operating Plan and Budget) of the Board of Directors to such change or alteration prior to Delta proceeding;

          (b) if Delta proposes to have such change or alteration supervised by personnel of Delta or the Hotel, Delta will obtain the specific approval of the Board of Directors as to whether such change or alteration requires the supervision of an independent engineer or architect; and

          (c) if the Board of Directors so advises Delta in writing prior to the Owners approving same, such change or alteration will be made under the supervision of an architect or engineer approved by the Board of Directors in accordance with detailed plans and specifications approved the Board of Directors prepared by such architect or engineer and the Board of Directors will have the right to approve the contractor and to supervise construction.

9.5 Capital Expenditures. Delta is authorized to make Capital Expenditures only in accordance with the terms of the then current Approved Operating Plan and Budget or otherwise pre-approved by the Board of Directors, except where required in an emergency to preserve property or the safety of persons in or about the Hotel Premises.

9.6 Personnel and Employees.

        (1) The selection and employment of the general manager and all such other employees and personnel necessary for the proper operation of the Hotel is the responsibility of Delta and all such persons will be employed by Delta as employees of Delta. The hiring, promoting and discharging of the general manager and any other employees and personnel and the terms of their employment, including compensation, will be at the sole discretion of Delta, acting reasonably and in the best interest of the Owners.

                                                                         ANNEX B

     (2) Delta may delegate to the general manager of the Hotel, who in turn may delegate to others, the selection and hiring of all employees and personnel required for the operation of the Hotel.

     (3) The general manager may, during the Term be replaced by Delta, and likewise the employment of any other Employee may be terminated by Delta or the general manager or by the person or persons to whom the general manager will delegate such authority. The decision in regard to any such discharge, whether directly or through the general manager of the Hotel, will be at the sole discretion of Delta, acting reasonably.

     (4) The Owners agree that all costs and expenses incurred by Delta, acting reasonably and prudently, in connection with the employment of the Employees (including any hiring costs and expenses, Fringe Benefits, withholding amounts and termination costs payable, including the costs of terminating Employees at the end of the Term or earlier termination of the appointment of Delta under this Agreement), will be Hotel Expenses, payable by the Owners pursuant to this Agreement.

9.7 Delta Group Advertising.

     (1) Delta agrees to integrate the Hotel in all corporate publicity, advertising, audio visual and public relation programs and campaigns with respect to hotels affiliated with the Delta Group. Advertising may be implemented on a national or regional basis.

     (2) Delta will cause the hotels in and affiliated with the Delta Group to promote the Hotel with their own clientele in a similar manner to the other hotels in and affiliated with the Delta Group.

9.8 Marketing at the Hotel.

     (1) Delta will carry out on behalf of the Hotel all operational marketing activities and the implementation of the Delta Group marketing policy as applied to the Hotel.

     (2) Marketing at the Hotel level will be established and carried out by Delta for the market where the Hotel is located and other markets which Delta reasonably believes relevant considering the nature of the Hotel.

     (3) Delta agrees to establish for the Hotel, as part of the Operating Plan and Budget, an annual marketing plan for each Operating Year, including, but not limited to:

          (a)  the determination of the sales policy of the Hotel;

          (b) the determination of yearly and long-term objectives regarding occupancy rates, revenues and clientele;

          (c) the establishment of all Hotel rates (including the rates for any lounge, bar, restaurant or conference facilities contained in the Hotel);

                                                                         ANNEX B

          (d)  the setting of any special sales terms;

          (e)  the determination of credit practices;

          (f) the establishment of sales methods and procedures relating to the various clientele segments; and

          (g)  the analysis of results and permanent control.

     (4) Delta agrees to perform appropriate advertising and promotion services at the Hotel level including:

          (a) the definition of the Hotel policy regarding advertising and promotion;

          (b)  the preparation of advertising documents and brochures; and

          (c) the reasonable distribution of such documents in the hotels of the Delta Group, and other sales outlets.

     (5) Delta agrees to make its central sales office available to the Hotel for marketing action intended for specific territories. Delta will assist the Hotel in reaching specific market segments through the drafting of potential clientele lists, the visiting of selected travel agencies, tour operators and corporations and the following up of such activities in the processing of sales orders.

     (6) Delta may undertake advertising campaigns in specific territories through the Delta Group sales offices if necessary, subject to the Approved Operating Plan and Budget.

     (7) Delta agrees to integrate the Hotel in the various trade shows and exhibitions attended by Delta or recommended for the Hotel.

     (8) The Owners consent to the integration of the Hotel's guest list and client list into Delta's guest history and client listing data base, which may be used by hotels in the Delta Group.

9.9 Reservation and Sales Systems.

     (1) The Hotel will be integrated into all reservation systems established and used by the Delta Group including:

          (a) the toll free telephone and reciprocal reservation system among hotels of the Delta Group (the "Delta Reservation System");

          (b) other sales and reservation systems (the "Other Reservation Systems") chosen by the Hotel and available under contract with the Delta Group according to the same terms and conditions negotiated by the Delta Group for the other hotels of

                                                                         ANNEX B

               the Delta Group (including international airlines and independent reservations systems).

     (2) Delta agrees with the Owners that throughout the Term, the Hotel will have the right to benefit from the sales communication systems used by the Delta Group.

     (3) The Owners agree to abide by the reservation charges negotiated or established by Delta with or for the Other Reservation Systems.

     (4) The method of allocation of reservation charges in connection with the Delta Reservation System will be set out in each Approved Operating Plan and Budget. The parties acknowledge and agree that as of January 1, 1997, such charges (expressed in Canadian Dollars) were as follows:

          (a)  an overall charge of $9.00 per available room per month; plus

          (b)  a per transaction fee of:

               (i)  $6.25 per automated reservation booked; or

               (ii) $7.75 per manual telephone reservation booked,

          all  charged monthly.

     (5) The Owners agree to honor all reservations made by Delta in accordance with this Agreement, including those made for the 24 month period after the termination of the appointment of Delta under this Agreement.

     (6) The Hotel will be entitled to benefit from the sales and promotional activities planned for groups undertaken at the national or international level and intended for travel agents, tour operators, incentive groups, conventions, corporations, governmental agencies, international associations and airline companies. These activities will be performed by or through Head Office Personnel.

     (7) Delta agrees to distribute to all sales outlets as determined by Delta, the following:

          (a) information on services and facilities offered by the Hotel and advertising literature published by the Hotel; and

          (b) the individual and group rates established annually by the Hotel, and if necessary, any special rates offered for specific markets.

     (8) The Owners will pay to Delta its annual advertising and marketing charge for the Hotel Premises, (the method of allocation of which will be set out in the Approved Operating Plan and Budget) and the parties acknowledge and agree that as of January 1, 1997, such advertising and marketing charge was $45,000 (Canadian) plus 1.15% of Gross Room Revenue (in Canadian dollar equivalent) per year.

                                                                         ANNEX B

     (9) The Owners agree that the Hotel will abide by all commission agreements negotiated and established by Delta in good faith with third parties who are not Related to Delta, pursuant to which the services described in section 9.9(5) may be offered to hotels in the Delta Group.

9.10 Other Delta Systems. Delta agrees to make available to the Hotel:

     (1) all operational departmental supervision and control and other similar services furnished to other hotels within the Delta Group; and

     (2) all services used by hotels within the Delta Group generally, with regard to the procurement of all Furniture, Fixtures and Equipment and Operating Supplies and Expendables and other goods and services required for the Hotel.

9.11 Performance of Delta's Services.

     (1) In its management of the Hotel and to provide the Hotel with the benefits of volume purchasing, market research in the development of new and used equipment and supplies and design, decorating and other services, Delta may, subject to the Approved Operating Plan and Budget or the prior approval of the Board of Directors, purchase goods, supplies and services from or through Delta or any of its Affiliates, so long as the prices and terms are competitive with the prices and terms of goods and services of equal quality available from others.

     (2) Delta may pay to any of its Affiliates a reasonable fee for the negotiation of contracts for the direct purchase by Delta from independent suppliers of goods, supplies and services so long as the prices and terms thereof when added to the fee are competitive. Such fee and the prices and terms of goods and services charged to the operation of the Hotel will be on the same basis as charged to the operation of hotels owned by Delta Affiliates.

     (3) Subject to the Approved Operating Plan and Budget, Delta may retain an Affiliate or division as a consultant and to perform technical services in connection with any substantial remodelling, repairs, construction or other capital improvement to the Hotel and the Affiliate or division will be reasonably compensated for its services.

9.12 Meetings. The Board of Directors and Delta agree to meet not less frequently than quarterly, upon reasonable written notice from either party, to discuss general Hotel operating procedures, the current Approved Operating Plan and Budget the Operating Plan and Budget for an Operating Year, results of an Operating Year, or any other matter of interest or concern.


                                   ARTICLE 10
                             USE OF UNITS BY OWNERS

10.1 Use of Units by Owners. The parties agree that the terms and conditions set out in Schedule B are binding upon all the Owners and Delta and are hereby incorporated into this Agreement. Each Owner

                                                                         ANNEX B

(other than the Owner of an Executive Unit) will be permitted to use its Unit in accordance with Schedule B and in no other manner whatsoever. If any Owner proposes to book the use of his or her Unit in accordance with Schedule B, Delta will not be responsible if the Unit has been otherwise booked, provided that Delta has complied with Schedule B. Notwithstanding anything contained in Schedule B (including the definition of "Day"), the Owners will be bound by and comply with the check-in and check-out times established by Delta for the use of the Units.

10.2 No Use by Executive Unit Owners. Notwithstanding any other provisions of this Agreement, the Owner of an Executive Unit may not use or authorize or assign to any other Person the right to use or occupy its Executive Unit (except that any such Executive Unit shall be made available for use and occupancy under the terms of this Agreement). The provisions of sections 10.3 through 10.6 shall not be applicable to Executive Unit.

10.3 Daily Cleaning. The Owners will pay, upon checkouts, Delta's daily mandatory clean charge, payable by an Owner for the periods in which the Owner or a person claiming under the Owner uses the Owner's Unit in accordance with Schedule B. As of the Commencement Date, such fees and charges are as follows:


           Unit Type                 Cleaning Fee

           Studio                        $20

           One Bedroom                   $30

Delta may change any of such fees and charges in any Approved Operating Plan and Budget, with the approval of the Board of Directors. In addition, the Owners and those using the Units with the permission of the Owners in accordance with Schedule B will pay the standard charges established by Delta for the following:

     (1)  long distance calls;

     (2)  movie rentals;

     (3)  vending machine charges;

     (4) charges for use of any recreational facilities, including spas, golf courses and racquet sport facilities at the Hotel Premises or off the Hotel Premises pursuant to agreement with third parties; and

     (5)  purchases of other goods and services offered by Delta.

If any Owner does not pay any fee or charge set out in this section 10.3, Delta may deduct such amount from the Owner's Unit Revenue Share. All of the fees and charges set out in this section 10.3 received by Delta will be included in the Gross Revenue.

                                                                         ANNEX B

10.4 No Charge for Common  Property or Common  Facilities.  Except as set out in
section 10.3, Delta will not charge any Owner or any person claiming under the Owner pursuant to Schedule B for the use or enjoyment of its Unit or any portion of the Hotel Premises (including parking), provided that such use is in accordance with this Article 10 and Schedule B.

10.5 Owner Election Not to Use. The Owner will forthwith notify Delta in writing if the Owner determines or discovers at any time that the Owner or any person claiming under such Owner will not use the Unit on any of the days for which the Owner gave notice of the Owners use thereof pursuant to Schedule B and Delta may then rent out the Owner's Unit to Hotel Guests on such days.

10.6 Use by or on Behalf of Owner. No Owner will use or permit any person to use the Owner's Unit or the Common Elements except in accordance with this Article 10 or with the prior written consent of Delta in its sole discretion. The Owner will be responsible for any use of its Unit by the Owner or any person claiming under the Owner in accordance with this Article 10 and any amount payable from any Owner in respect of such use of such Owner's Unit to Delta hereunder. Under no circumstances will the Owner during the Term directly or indirectly charge rent or accept any form of consideration for the use of the Owner's Unit except in accordance with this Agreement.

10.7 Promotional Use by Owner-Sponsor. Notwithstanding any other provision in this Agreement to the contrary, until Owner-Sponsor has sold all of the Units to another Owner, Owner-Sponsor shall have the right to use Units reasonably designated by Delta as models for the promotion and sale of the remaining unsold Units. Delta shall also provide, at no cost to Owner-Sponsor, an office on the Hotel Premises with telephone facilities for use in connection with the promotion and sale of the unsold Units. Owner-Sponsor shall be liable for operating costs in connection with the use of the office on the Hotel Premises (e.g. telephone).

10.8 Additional Personal Use Benefits. Each Owner will have privileges with other Delta hotels managed or operated in North America by Delta or its parent company to reserve rooms at a 25% discount off the rack rate, subject to availability. In addition, each Owner will receive, upon application to Delta or its parent company, membership in the Delta Privilege guest recognition program. The Owner's benefits and continued membership as a Delta Privilege member holder are subject to the rules of the Delta Privilege program, as such rules may be amended by Delta or its parent company from time to time.


                                   ARTICLE 11
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

11.1 Covenants. All of the terms and provisions of this Agreement will be deemed and construed to be "covenants" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

11.2 Representations and Warranties of Delta. Delta represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all times during the Term, as follows:

                                                                         ANNEX B

     (1) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation authorized to do business in Arizona.

     (2) it has full corporate power, authority and legal right to operate the Hotel and to perform and observe the provisions of this Agreement; and

     (3) this Agreement constitutes a binding obligation of Delta enforceable in accordance with its terms; and

covenants that it will, during the Term, preserve and keep in effect, at its own expense and not as a Hotel Expense, its corporate existence, rights and licenses as required to carry on business in the State of Arizona.

11.3 Representations and Warranties of Owners. Each of the Owners represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all during the Term, as follows:

     (1) if such Owner is a corporation, it is a corporation duly authorized to do business under the laws of the State of Arizona;

     (2) it has full power, authority and legal right to own real property in the State of Arizona and to execute and deliver, and to perform and observe the provisions of this Agreement;

     (3) this Agreement constitutes the valid and binding obligations of the Owner enforceable in accordance with its terms; and

covenants that if such Owner is a corporation, it will, during the term of this Agreement, preserve and keep in effect, at its own expense, its corporate existence, rights and licenses to carry on business in the State of Arizona.


                                   ARTICLE 12
                                   TRADEMARKS

12.1 Trademarks. The parties agree that:

     (1) subject to section 12.2, during the Term, the Hotel will at all times be known and designated as follows:

                    "Sedona Golf Resort and Conference Center
                              A Delta Suite Hotel"

          or such other name as may be agreed by Delta and the Board of Directors.

                                                                         ANNEX B

          It is, however, agreed between the parties hereto that the name "DELTA", when used alone or in conjunction with some other work or words, is and will remain the exclusive property of Delta Hotels Limited, a corporation constituted under the laws of Ontario, Canada, which has all rig to the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL"; and

     (2) upon termination of this Agreement for any reason whatsoever or Delta removing the "Delta" brand pursuant to section 12.2, the Owners will remove the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL" from all locations within the Hotel and from all advertising or other materials used by the Hotel, and will cease absolutely the use of the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL" in any trademark thereof with respect to the Hotel. The Owners hereby give Delta a power of attorney to cancel any license agreement granted hereunder for the use of such names.

12.2 Removal of "Delta" Brand. If at any time during the Term, 5 or more Units are not subject to this Agreement (except where such Units are temporarily not subject to this Agreement because of damage resulting from fire, flood or other casualty), then Delta may, at its option, cease to operate or identify the Hotel as part of the Delta Group, in which case:

     (1) Delta may carry out its duties and obligations hereunder through a subsidiary or assign this Agreement to a subsidiary;

     (2) Delta will change the name of the Hotel to remove any references to"Delta"; and

     (3) Delta will not offer any of the Delta Group services described in this Agreement and will not charge for such services accordingly and alternate reservation services and marketing will be provided by Delta or its subsidiary for the fees and charges to be set out in the Approved Operating Plan and Budget or otherwise approved by the Board of Directors.


                                   ARTICLE 13
                                    INSURANCE

13.1 Insurance. Delta will, for itself, the Owners, and the Association, at the sole cost and expense of the Owners, as a Hotel Expense, take out and maintain at all times during the Term:

     (1) insurance in respect of the Hotel Premises and all the Furniture, Fixtures and Equipment, including those in the Units, against loss or damage by fire and all other reasonably insurable perils included in the broad form extended coverage endorsement available under fire policies in an amount not less than the actual replacement cost;

     (2) comprehensive public, products and innkeepers' liability and property damage insurance against claims for personal and bodily injury or death and property damage occurring in or about the Hotel Premises, with a single limit of not less than $50,000,000 per occurrence, wherever practicable, or such higher amount as the Board of Directors and Delta may agree, acting prudently;

                                                                         ANNEX B

     (3) reasonable levels of business interruption insurance, as determined by Delta, acting reasonably;

     (4) worker's compensation insurance to the extent necessary to meet the requirements of the laws of Arizona;

     (5) employer's liability insurance, with a minimum liability limit of $1,000,000;

     (6)  employee honesty insurance in the amount of $500,000 per occurrence;

     (7)  reasonable levels of boiler and machinery insurance; and

     (8) such insurance coverages as are required under the Declaration with limits no less than are required under the Declaration.

in all cases to the extent that such insurance is available.

13.2 Parties Insured. All insurance policies provided for in section 13.1 will, to the extent reasonably possible, include the Owners, Delta and the Association as parties insured as their interests may appear. All insurance policies referred to in section 13.1 will provide that the same may not be cancelled or materially modified until at least 10 days after prior notice to the Board of Directors and Delta. Delta and the Board of Directors will be provided copies of all such policies.

13.3  Insurance  by Delta.  The cost of  furnishing  any  insurance  pursuant to section 13.1 will be borne by the Owners and charged by Delta to the Owners as a Hotel Expense.

13.4 Schedules of Insurance. Delta will provide the Board of Directors with copies of insurance certificates for any insurance obtained pursuant to section
13.1. At least once during each Operating Year, Delta will furnish to the Owners a schedule of insurance, listing the number of the policies of insurance obtained by Delta then outstanding and in force with respect to the Hotel Premises, or any part thereof, the names of the companies issuing such policies, or dates of such policies and the risks covered thereby.


                                   ARTICLE 14
                                      TITLE

14.1 Title. Each Owner represents, warrants, covenants and agrees that:

     (1) it has, and that throughout the Term it will maintain, full ownership of the Owner's Unit and the Furniture, Fixtures and Equipment therein, free and clear of all non-consensual liens and encumbrances except any Security and any other liens or encumbrances which do not materially affect the operation of the Hotel by Delta, and those hereafter approved in writing by Delta;

     (2) the Owner will not remove, and will not permit any person claiming under the Owner to remove, any item of FF&E in the Owner's Unit except in accordance with this Agreement; and

                                                                         ANNEX B

     (3) Delta, in the course of fulfilling its duties and obligations herein, will and may peaceably and quietly possess, manage and operate the Owner's Unit and the Furniture, Fixtures and Equipment therein during the Term.

Each Owner will, at its own expense, undertake and prosecute any appropriate action, judicial or otherwise, to assure peaceful and quiet possession of such Owner's Unit by Delta. Each Owner further agrees that throughout the Term it will observe and perform all terms, covenants, conditions, duties and obligations required under any law, mortgage, or other agreement creating a lien on the Owner's Unit and the Furniture, Fixtures and Equipment therein and pay all property taxes and other charges levied with the property taxes.


                                   ARTICLE 15
                       DEFAULT, OBLIGATIONS ON TERMINATION

15.1 Events of Default. The following will constitute events of default on the part of Delta:

     (1) the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Delta;

     (2) the consent to an involuntary petition in bankruptcy or the failure to vacate within 60 days from the date of entry thereof any order approving an involuntary petition by Delta;

     (3) the entering of an order, judgement, or decree by any court of competent jurisdiction, on the application of a creator, adjudicating Delta a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree will continue unstayed and in effect for a period of 120 consecutive days; and

     (4) the failure of Delta to perform, keep or fulfil any of its material covenants, undertakings, obligations or conditions set forth in this Agreement.

15.2 Remedies for Owners. If Delta is in default pursuant to section 15.1, the Board of Directors may give to Delta notice of its intention to call a meeting of the Owners to terminate the appointment of Delta under this Agreement after the expiration of a period of 15 days from the date of such notice. Notwithstanding the foregoing, with respect to events of default referred to in section 15.1(1) and (4), upon receipt of such notice Delta, promptly and with all due diligence, will proceed to cure the default referred to in section 15.1(4), or if such default is not susceptible of being cured within a 15 day period, Delta will take and continue action to cure such default with all due diligence until the same is cured, such additional period not to exceed 90 days from such notice. Once a cure has been effected the notice will be of no effect. If, following the expiration of such period such default has not been cured, the Owners may, by Special Resolution, terminate the appointment of Delta pursuant to this Agreement. The remedies granted in this section 15.2 will not be in substitution for, but will be in addition to any rights and remedies otherwise available for breach of contract or otherwise.

                                                                         ANNEX B

15.3 Termination by Delta. Delta may terminate its appointment as manager under this Agreement at any time upon 60 days' written notice to the Board of Directors (i) if the Owners fail to make or authorize Delta to make (at the sole cost and expense of the Owners) Capital Expenditures without which the Hotel cannot be operated as a First Class Hotel (and Delta hereby acknowledges and agrees that as of the Commencement Date the capital improvements within the Hotel Premises are sufficient for the Hotel to be operated as a First Class Hotel) or (ii) the number of units subject to this Agreement is less than 200.

Any termination by Delta pursuant to this section 15.3 is without prejudice to any other rights that Delta might otherwise have against the Owners or any of them.

15.4 Remedies for Delta. The Owners acknowledge and agree that if any Owner or Owners are in breach of any of their duties or obligations under this Agreement Delta may seek an injunction or the specific performance by such Owner or Owners of such duties or obligations, instead of or in addition to seeking damages against such Owner or Owners.

15.5 Obligations on Termination. Upon termination or expiry of the appointment of Delta under this Agreement, the following will apply:

     (1) Delta and the Owners will cooperate with respect to all matters relating to the transition of the Management of the Hotel;

     (2) all fees and payments payable to Delta in accordance with this Agreement, other than those referred to in Subsection 15.5(3) will be paid to Delta when due, provided that Delta will not be entitled to any Base Fee, Administrative Fee, Incentive Fee, Delta Marketing and Sales Expenses or Delta Recoveries for any period following such termination or expiry;

     (3) all fees and payments due to Delta in accordance with this Agreement which are computed on an annual or other periodic basis will be annualized, prorated and paid within 30 days after termination of the appointment of Delta under this Agreement, including all deferred, accrued and unpaid fees;

     (4) Delta will peacefully vacate the Hotel Premises and surrender the management of the Hotel to or to the order of the Owners; and

     (5) Delta will deliver to the Owners all the Owners' books and records respecting the Hotel in the custody and control of Delta, and assign and transfer to or to the order of the Owners all of Delta's right, title and interest in and to all licenses and permits, if any, used by Delta in the operation of the Hotel, provided that if Delta has expended any of its own funds in the acquisition of such licenses or permits, the Owners will reimburse Delta therefor if the Owners request assignment and transfer of such licenses and permits.

                                                                         ANNEX B

                                   ARTICLE 16
                       OWNER-SPONSOR, UNITS, DISPOSITIONS

16.1 Initial Agreement by Owner-Sponsor. The parties acknowledge and agree that this Agreement is initially entered into with the Owner-Sponsor, as the owner of all of the Units. The Owner-Sponsor his entered into this Agreement on behalf of all subsequent owners of the Units and each such subsequent owners of the Units will be bound by the terms and conditions of this Agreement insofar as this Agreement relates to such Owner's Unit as though such Owner was a signatory hereto. This Agreement will run with each of the Units and bind the Owners from time to time of all of the Units and all of the Units will continue to be in the Rental Pool in accordance with the terms and conditions of this Agreement. Forthwith upon the completion of the sale of each Unit from the Owner-Sponsor, Owner-Sponsor will provide to Delta the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner-Sponsor and the purchaser.

16.2 Limitation of Owners' Liability. Notwithstanding anything contained in this Agreement, the duties, obligations and liabilities of each Owner pursuant to this Agreement will be limited to:

     (1) with respect to the duties and obligations relating directly to the Units, to such Owner's duties and obligations arising directly in respect of any Unit owned by such Owner; and

     (2) with respect to duties and obligations of the Owners collectively under this Agreement, to such Owner's proportionate share of such duties and obligations, as calculated in accordance with the Percentage Interest, and without limiting the generality of the foregoing:

     (3) Delta will not look to any Owner for the payment of any amount in connection with this Agreement except as is expressly set out herein; and

     (4)  no Owner will be liable for any act or omission of any other Owner.

The duties and obligations of the Owners are several only and not joint duties or obligations.

16.3 Sale of Unit by any Owner. The Owners and Delta agree that if at any time any Owner wishes to sell, lease or otherwise directly or indirectly dispose of its Unit or any interest therein to any person (in this section 16.3 called a "Transferee") (other than by way of financing to any Security Holder):

     (1) prior to entering into any contract or agreement with any Transferee, the Owner will notify the proposed Transferee of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Delta and any bookings of the Unit by the Selling Owner pursuant to this Agreement and the Declaration, notify the proposed Transferee of any bookings of the Unit by the Owner pursuant to Article 10 and provide the proposed Transferee with a true copy of this Agreement;

     (2) the Owner will not directly or indirectly sell, lease or otherwise directly or indirectly dispose of the Unit or any interest therein unless prior to the completion of such

                                                                         ANNEX B

          transaction the proposed Transferee covenants pursuant to an agreement in writing in favor of Delta, in the form and content of Schedule A (modified to change the name of the Owner-Sponsor to the name of the vendor of such Unit), to fully assume and be bound by this Agreement insofar as it relates to such Unit, and Delta will provide the Owner and the Transferee with copies of such agreement, duly executed by Delta, as soon as reasonably possible thereafter;

     (3)  upon  written   request  from  the  Owner,   Delta  will  provide  any
          prospective Transferee therein with details of any bookings of the Unit by the Owner pursuant to Article 10;

     (4) the Owner or the Transferee will notify Delta of the completion of the sale, lease or other disposition of the Unit and provide Delta with reasonable evidence thereof, together with the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner and the Transferee;

     (5) Delta will not be required to make any adjustments as between the Owner and any Transferee and Delta will be deemed to have fully discharged its obligations hereunder if Delta pays the Unit Revenue Share payable to such Owner in accordance with section 6.4 to or to the order of the person who was, according to the records of Delta, the registered owner of the Unit on the days such Unit Revenue Share is payable to such Owner in accordance with section 6.4; and

     (6) subject to Delta's approval, acting reasonably, the Transferee may upon not less than 30 days' notice to Delta, reschedule the use by the Transferee pursuant to Article 10.

16.4 Assumption and Release. Upon the execution and delivery of the assignment and assumption agreement in the form of Schedule A by the vendor (including the Owner-Sponsor as vendor) and purchaser of any Unit and the transfer of title of such Unit to the purchaser thereof:

     (1)  the  vendor  of such  Unit  will  be  released  from  its  duties  and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title, provided that the vendor of such Unit will not be released from any of its duties or obligations under this Agreement in respect of any other Unit owned by such vendor; and

     (2) the purchaser of such Unit will be responsible for all duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title.

16.5 Financing of Units. If title to any Unit is at any time to be subject to any mortgage, assignment of rents or other security registered or to be registered by any Owner against title to its Unit, including any renewals, modifications, replacements or extensions thereof (collectively called the "Security"), then:

     (1) prior to granting any Security, the Owner of such Unit will notify the proposed holder of such Security (the "Security Holder") of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights

                                                                         ANNEX B

          of Delta and the Hotel Guests pursuant to this Agreement and the Owner will provide the Security Holder with a true copy of this Agreement; and

     (2) if the Security Holder in respect of such Security does not agree to the priority of the Declaration and this Agreement over the Security, the Declaration and this Agreement will be subordinate to such Security and Delta will, upon request of the Owner, execute any instrument of postponement or in confirmation of the subordination of the Declaration and this Agreement pursuant to this section 16.5(2) and in such case the Owner will use its best efforts to obtain a non-disturbance agreement in the form of Schedule B from such Security Holder.

16.6 Estoppel Certificates. Delta will, from time to time, upon not less than 10 days' prior notice by any Owner or any Security Holder, execute and deliver to such Owner or Security Holder, a certificate in writing certifying that this Agreement is unmodified and in force (or, if there have been modifications, that the same is in force as modified and stating the modifications), stating such facts as to this Agreement as such Owner or Security Holder reasonably requires, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any duty or obligation contained in this Agreement, and, if so, specifying each such default of which the signer may have knowledge. Any certificate so delivered may be relied upon by such Owner and by any such Security Holder or prospective Security Holder. Delta, upon similar notice, will be entitled to a similar certificate from each Owner.

16.7 Attornment by Delta. Delta agrees to attorn to and become the manager, in accordance with this Agreement, of any purchaser, mortgagee or trustee who becomes entitled to possession of any Unit in accordance with any requirements set out in this Article 16.


                                   ARTICLE 17
                               ASSIGNMENT BY DELTA

17.1 Assignment by Delta. Delta has the right to assign its rights under this Agreement as security to its bankers, provided prior thereto the assignee agrees to be liable hereunder for the obligations of Delta to the Owners upon any enforcement by the assignee of its security comprising Delta's rights under this Agreement. Delta has the further right, so long as it is not then in default under this Agreement, to assign its rights under this Agreement:

     (1)  to an Affiliate of Delta; or

     (2) to any successor assignee of Delta which may result from any merger, transfer, consolidation or reorganization,

provided in any such case that such assignee enjoys the benefits of the organization of Delta and that Delta will continue to be liable for its obligations hereunder and following any such assignment, Delta will deliver to the Board of Directors an agreement pursuant to which such assignee agrees to assume and be bound by all of the provision of this Agreement on terms and conditions determined by Delta, acting reasonably. Except as provided, Delta will not directly or indirectly assign, transfer, convey or otherwise

                                                                         ANNEX B

dispose of this Agreement, any interest in this Agreement or any of its rights or duties and obligations under this Agreement without the Owners' prior approval by Special Resolution.


                                   ARTICLE 18
                                   ARBITRATION

18.1 Arbitration. Where pursuant to the terms and conditions of this Agreement a matter is submitted to arbitration (other than pursuant to sections 2.6 or 2.8), such matter will be settled by arbitration in accordance with this section 18.1. If any such matter is so submitted to arbitration, the arbitration will be final and binding upon the parties and will be conducted as follows:

     (1) The United States Arbitration Act (Title 9, United States Code) and the Commercial Rules of the American Arbitration Association (the "Rules") will apply to the arbitration, except as otherwise provided in this section 18.1.

     (2) Such matter will be determined by a single arbitrator agreed upon by the parties, or, failing agreement on the arbitrator by the date which is 10 days after the party submitting the matter to arbitration has notified the other party that it wishes the matter to be determined by arbitration, the arbitrator will be appointed in accordance with the Rules, upon request by either party at any time after such date.

     (3) The arbitrator will be an experienced hotel consultant or such other person as is approved by Delta and the Board of Directors.

     (4) The arbitrator will make this determination on the basis of written submissions and affidavits (including expert evidence) submitted by the parties, without any hearing, unless the arbitrator determines that a hearing is necessary, and the arbitrator may require the parties to make further and other written submissions or provide further and other affidavits. Each party will receive a copy of each such submission and affidavit.

     (5)  The arbitrator's decision will be final and binding on the parties.

     (6) The parties will share all costs of the arbitrator equally, unless otherwise determined by the arbitrator.

     (7) The parties acknowledge and agree that they have provided for arbitration to determine the matters set out in this section 18.1 so as to promote the efficient, expeditious and inexpensive resolution of the issue. The parties agree to act at all times so as to facilitate, and not frustrate nor delay, such efficient, expeditious and inexpensive resolution of the issue. The arbitrator is authorized and directed to make orders, on his initiative or upon application of either party, to ensure that the arbitration proceeds in an efficient, expeditious and inexpensive manner, and, in particular, to enforce strictly the time limits provided for in the Rules or as set by order of the arbitrator, unless the arbitrator considers it inappropriate to do so. The parties acknowledge and agree that it is their wish that the issue be determined within 30 days after appointment of the arbitrator, subject to an order of the arbitrator extending the date.

                                                                         ANNEX B

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1 Third Party Beneficiary. The Association is a third party beneficiary of this Agreement.

19.2 Cooperation. Subject to the terms and conditions set out in this Agreement, the parties will at all times during the Term act in good faith, cooperate and act reasonably in respect of all matters within the scope of this Agreement.

19.3 United States Funds. Unless otherwise noted, all amounts payable by either party to the other hereunder will be paid in funds of the United States.

19.4 No Waiver of Breach. No failure by Delta or the Owners to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach, will constitute a waiver of any such breach or any subsequent breach of such Covenant, agreement, term or condition. No waiver of any breach will affect or alter this Agreement, but each and every Covenant, agreement, term and condition of this Agreement will continue in full force and effect with respect to any other then existing or subsequent breach.

19.5 Severability of Provisions. If any provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

19.6 Notices. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement will be in writing and addressed to the parties as follows:

     (1)  if to Delta:

          DELTA HOTELS LIMITED
          350 Bloor Street East, Suite 300
          Toronto, Ontario
          M4W IH4

          Attention: Chairman

          Fax No.: (416) 926-7875

          and:

                                                                         ANNEX B

     (2)  if to the Owners:

          (i)  in the case of the Owner-Sponsor:

               UP Sedona, Inc.
               2601 E. Thomas Street, Suite 225
               Phoenix, Arizona  85018

               Attention: President

               Fax No.: (602) 955-8140

          (ii) in the case of any other Owner, to the address of such Owner as notified by such Owner to Delta,

or, in any case, at such other address as the party to whom the notice is sent will have designated in accordance with the provision of this section 19.6. All notices will be delivered personally, transmitted by fax or mailed by postage prepaid mail (provided that in the event of a disruption in mail services, notices will be delivered personally or transmitted by fax). Notices will be deemed to be received:

     (3) on the date of delivery or transmittal thereof if delivered personally or sent by fax; or

     (4)  on the fifth Business Day after the mailing thereof, if sent by mail.

19.7 Successors and Assigns. Subject to section 16.4, this Agreement will enure to the benefit of and will be binding upon the heirs, executors, successors, legal representatives and permitted assigns of the parties.

19.8 Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.

19.9 Waiver. No provision of this Agreement may be changed orally, but only by an instrument in writing signed by the party against which the enforcement of the change is sought.

19.10 Independent Contractor; No Partnership or Joint Venture. For all purposes of this Agreement, Delta and its affiliates shall be and act as independent contractors. Nothing contained in this Agreement will constitute or be deemed to create a partnership or joint venture between the Owners and Delta or its Affiliates.

19.11 Approvals. Except as expressly set out herein, whenever any party hereto is requested to give its approval to any matter, such approval will not be withheld or delayed unreasonably. If a party will desire the approval of the other party hereto to any matter, such party will give notice to such other party that it requests such approval, specifying in such notice the matter (in reasonable detail) as to which such approval is requested.

19.12 Force Majeure. If a party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of Act of God, strike, labor dispute, lockout, threat of

                                                                         ANNEX B

imminent strike, fire, flood, interruption or delay in transportation, war, insurrection or mob violence, requirement or regulation of government, or statute, unavoidable casualties, shortage of labor, equipment or materials, economic or market conditions, plant breakdown or failure of operation equipment or any disabling cause (other than lack of funds), without regard to the foregoing enumeration, beyond the control of either party or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay will not be deemed to be a breach of this Agreement but performance of any of the said obligations or requirements will be suspended during such period or disability and the period of all such delays resulting from any such thing required or permitted by either party to be done is to be done hereunder, it being understood and agreed that the time within which anything is to be done, or made pursuant hereto will be extended by the total period of all such delays.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DELTA HOTELS INTERNATIONAL, INC., a
Delaware corporation


By:
   ----------------------------------------
Its:
   ----------------------------------------

UP SEDONA, INC., an Arizona corporation

By:
   ----------------------------------------
Its:
   ----------------------------------------

UP SEDONA, INC., an Arizona corporation, on behalf of the Owners

By:
   ----------------------------------------
Its:
   ----------------------------------------

                                                                         ANNEX B

                                   SCHEDULE A

                  ASSIGNMENT AND ASSUMPTION OF HOTEL OPERATING
                            AND RENTAL POOL AGREEMENT


"DELTA"           DELTA HOTELS INTERNATIONAL, INC.
 -----            350 Bloor Street East, Suite 300
                  Toronto, Ontario M4W 1H4
                  Fax:  (416) 926-7875



"SELLER"          Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

"PURCHASER"       Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

                  Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

"UNIT"            Sedona Golf Resort and Conference Center
                  Unit
                      ------------

"SALE DATE"                     , 1997
                 --------------

     WHEREAS:

     A. Seller is the owner of the Unit.

                                                                         ANNEX B


     B. Seller and Purchaser have entered into a contract for the sale of the Unit from Seller to Purchaser on the Sale Date.

     C. Seller and Delta are parties to a Hotel Operating and Rental Pool Agreement dated as of _________________________, 1997, among Delta, UP Sedona, Inc., and the Owners of the Units (as defined therein), as amended by the amendments, if any, described in Section 5 below (collectively, the "RENTAL POOL AGREEMENT") in respect of the Sedona Golf Resort and Conference Center; and

     D. The parties are required to enter into this Agreement in accordance with the Rental Pool Agreement.

     THEREFORE, in consideration of the transfer of the Unit from Seller to Purchaser on the Sale date, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the parties agree as follows:

     1. Assignment to Purchaser. Effective as of the Sale Date, Seller hereby absolutely assigns, transfers and conveys, effective from and including the Sale Date, all of Seller's right, title and interest in and to the Rental Pool Agreement insofar as they arise from ownership of and related to the Unit, and all rights and benefits to be derived thereunder (including any amounts payable to Seller thereunder) insofar as such rights and benefits arise from ownership of and related to the Unit.

     2. Direction to Pay. Seller and Purchaser hereby direct Delta to pay any amounts payable under the Rental Pool Agreement in respect to the Unit from and including the Sale Date to Purchaser at the address set out above.

     3. Assumption and Indemnity by Purchaser. Purchaser hereby assumes, from and including the Sale Date, all of the duties and obligations of Seller under the Rental Pool Agreement insofar as such duties and obligations arise from ownership of and relate to the Unit, and covenants and agrees with Seller and Delta to perform and observe all of such duties and obligations from and including the Sale Date, and ratifies the Rental Pool Agreement in all respects.

     4. Other Units Excluded. This Agreement relates only to the Unit and not to any other units in the Development.

     5.  Amendments  to  Rental  Management  Agreement.   Seller  represents  to
Purchaser that the Rental Pool Agreement has not been amended except as follows [none if not completed]:

     6. Miscellaneous. If either Seller or Purchaser is comprised of more than one person, the covenants and agreements of Seller or Purchaser, as the case may be, are joint and several covenants and agreements. This Agreement will be binding upon and inure to the benefit of the

                                                                         ANNEX B

heirs, executors, successors, legal and personal representatives, and assigns of the parties, as applicable.

     7. Purchaser's Acknowledgment. Purchaser acknowledges that Purchaser has received a copy of and has been given an opportunity to read the Rental Pool Agreement (including any amendments set out in Section 5 above).

         Dated:              , 1997.
              ---------------


SELLER:

--------------------------------------,
a(n)
    ----------------------------------

By:
   -----------------------------------
Name:
   -----------------------------------
Its:
   -----------------------------------



PURCHASER:

--------------------------------------,
a(n)
    ----------------------------------

By:
   -----------------------------------
Name:
   -----------------------------------
Its:
   -----------------------------------


--------------------------------------
Name:

--------------------------------------
Name:
3

                                                                         ANNEX B

                                CONSENT OF DELTA

     Delta hereby agrees that Seller is hereby released from all of Seller's duties and obligations under the Rental Pool Agreement arising from and including the Sale Date, insofar as such duties and obligations arise from ownership of or relate to the Unit.

         Dated:              , 1997.
              ---------------
                                           DELTA HOTELS INTERNATIONAL, INC., a
                                           Delaware corporation


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Its:
                                               ------------------------------

                                                                         ANNEX B

                                   SCHEDULE B

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                             USE OF UNITS BY OWNERS

1.   For the purposes of this Schedule B:

     (1) capitalized terms used in this Schedule B and not defined herein have the meanings ascribed to such terms in the Hotel Operating Agreement;

     (2) "Day" means any period of 24 consecutive hours, commencing at 2:00 p.m. on any day and ending at 2:00 p.m. on the immediately following day;

     (3)  "Delta" means Delta Hotels International, Inc.;

     (4) "Hotel Operating Agreement" means the hotel operating and rental pool agreement to which this Schedule B is attached;

     (5)  "Public" means all persons other than the Unit Owner;

     (6) "Registered Owner" means the person shown in the Official Records of Yavapai County, Arizona as owner in fee simple of the Unit;

     (7) "Unit Owner" means the Registered Owner and the spouse, children and parents of such Registered Owner and the parents of the Registered Owner's spouse; and where there is more than one Registered Owner, all the Registered Owners and their spouses, children, parents and the parents of their spouses will together constitute the "Unit Owner" for the Unit and, where the Registered Owner is a corporation, partnership, limited liability company or trust, all directors, officers, shareholders, partners, members, beneficiaries and their respective spouses, children and parents shall constitute the "Unit Owner" for the Unit; and "Unit Owner" will include any person permitted by any of the foregoing to use the Unit free of charge;

     (8) "Use" includes the purpose to which the Unit is put, and includes reside, sleep, inhabit, or otherwise occupy;

     (9)  "Year" means a calendar year.

2. The Unit Owner may use the Unit for up to a maximum of 14 days per Year and for no other Days; any use by the Unit Owner must be reserved by the Registered Owner pursuant to section 4.

3. If a Unit Owner reserves the use of the Unit for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit Owner must reserve the use of the Unit for a minimum of 2 Days. A Unit Owner may use its Unit no more than 4 times per year with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

4. If any Unit Owner wishes to use the Unit, the Registered Owner (or any other person permitted by Delta, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) must first reserve the use of the Unit by a notice in writing to Delta at least six months prior to the commencement of the Period in which the Unit Owner wishes to use the Unit.

                                                                        ANNEX B

5. If the Registered Owner (or any other person permitted by Delta, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) reserves the use of the Unit pursuant to section 4, the Unit Owner:
     (a) shall be entitled to use such Unit during the period or periods so reserved regardless of whether Delta has accepted a reservation from the Public for the use of the Unit for the period or periods reserved by the Registered Owner; and (b) will be deemed to have used the Unit during the period or periods so reserved, whether or not the Unit Owner actually uses or occupies the Unit during such period or periods unless the Unit is available for rental to the Public and at least 30 Days prior to the Unit Owner's scheduled use of the Unit the Registered Owner cancels such reservation, with the approval of Delta, acting reasonably.

6. If the Unit Owner does not use the full amount of Days permitted to be used by the Unit Owner pursuant to section 2 in any calendar year, the Unit Owner will not be entitled to accumulate or otherwise use the unused Days in any future calendar year.

7. Subject to the use by the Unit Owners pursuant to this Schedule B, the Unit will be available at all times for rental to the Public; Delta may accept reservations from the Public for the use of the Unit for any future Day or Days, unless the Registered Owner has already reserved that Day or those Days pursuant to section 4 hereof.

8.   The terms of this Exhibit B do not apply to Executive Units.

                                    ANNEX C

                            CONDOMINIUM DECLARATION

                                      FOR

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                                                         ANNEX C


WHEN RECORDED, RETURN TO:

Michael E. Woolf
O'Connor, Cavanagh, et al.
One E. Camelback Road
Suite 1100
Phoenix, Arizona 85012-1656











                             CONDOMINIUM DECLARATION

                                       FOR

              SEDONA GOLF RESORT & CONFERENCE CENTER, A CONDOMINIUM

                                                                         ANNEX C

                             CONDOMINIUM DECLARATION
                                       FOR
              SEDONA GOLF RESORT & CONFERENCE CENTER, A CONDOMINIUM

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE 1

                                   DEFINITIONS..............................  1

1.1     General Definitions.................................................  1

1.2     Defined Terms.......................................................  1
        1.2.1         "Articles"............................................  1
        1.2.2         "Assessments".........................................  1
        1.2.3         "Assessment Lien".....................................  1
        1.2.4         "Association".........................................  1
        1.2.5         "Board of Directors"..................................  1
        1.2.6         "Buildings"...........................................  1
        1.2.7         "Bylaws"..............................................  1
        1.2.8         "Common Elements".....................................  1
        1.2.9         "Common Expenses".....................................  2
        1.2.10        "Common Expense Assessment"...........................  2
        1.2.11        "Common Expense Liability"............................  2
        1.2.12        "Condominium".........................................  2
        1.2.13        "Condominium Act".....................................  2
        1.2.14        "Condominium Documents"...............................  2
        1.2.15        "Declarant"...........................................  2
        1.2.16        "Declaration".........................................  2
        1.2.17        "Development Rights"..................................  2
        1.2.18        "Eligible Insurer or Guarantor".......................  3
        1.2.19        "Eligible Mortgage Holder"............................  3
        1.2.20        "Executive Unit"......................................  3
        1.2.21        "First Mortgage"......................................  3
        1.2.22        "First Mortgagee".....................................  3
        1.2.23        "Guests...............................................  3
        1.2.24        "Hotel Operating and Rental Pool Agreement"...........  4
        1.2.25        "Hotel Facilities"....................................  4
        1.2.26        "Hotel Furnishings"...................................  4
        1.2.27        "Hotel Operator.......................................  4
        1.2.28        "Improvement".........................................  4
        1.2.29        "Limited Common Elements".............................  4
        1.2.30        "Member"..............................................  4
        1.2.31        "Percentage Interest".................................  4

                                                                         ANNEX C
        1.2.32        "Period of Declarant Control".........................  4
        1.2.33        "Person"..............................................  5
        1.2.34        "Plat"................................................  5
        1.2.35        "Public"..............................................  5
        1.2.36        "Public Rental Residential Use".......................  5
        1.2.37        "Purchaser"...........................................  5
        1.2.38        "Reciprocal Easement".................................  5
        1.2.39        "Rules"...............................................  5
        1.2.40         "Special Declarant Rights"...........................  5
        1.2.41        "Unit"................................................  6
        1.2.42        "Unit Furnishings"....................................  6
        1.2.43        "Unit Owner"..........................................  6
        1.2.44        "Year"................................................  6
        1.2.45        "Zoning Ordinance"....................................  6

                                    ARTICLE 2

             SUBMISSION OF PROPERTY; UNIT BOUNDARIES; ALLOCATION OF
           PERCENTAGE INTERESTS, VOTES AND COMMON EXPENSE LIABILITIES.......  6

2.1     Submission of Property..............................................  6
2.2     Name of Condominium.................................................  6
2.3     Name of Association.................................................  7
2.4     Identifying Numbers of Units........................................  7
2.5     Unit Boundaries.....................................................  7
2.6     Allocation of Common Element Interest and Common
        Expense Liabilities.................................................  7
2.7     Allocation of Votes in the Association..............................  8
2.8     Allocation of Limited Common Elements...............................  8

                               ARTICLE 3

                               EASEMENTS....................................  9

3.1     Utility Easement....................................................  9
3.2     Easements for Ingress and Egress....................................  9
3.3     Unit Owners' Easements of Enjoyment.................................  9
3.4     Declarant's Use for Sales Purposes.................................. 10
3.5     Declarant's Rights and Easements.................................... 11
3.6     Easement for Support................................................ 11
3.7     Common Elements Easement in Favor of the Association and
        Hotel Operator...................................................... 12
3.8     Common Elements Easement in Favor of Unit Owners.................... 12
3.9     Units and Limited Common Elements Easement in Favor of Association
        and Hotel Operator.................................................. 12
3.10    Easement for Unintended Encroachments............................... 13

                                                                         ANNEX C
                                    ARTICLE 4

                        USE AND OCCUPANCY RESTRICTIONS...................... 13

4.1     Public Rental Residential Use....................................... 13
4.2     Hotel Operating and Rental Pool Agreement........................... 13
4.3     Access to Hotel Operator............................................ 14
4.4     Hotel Facilities.................................................... 14
4.5     Compliance with Laws................................................ 14
4.6     No Acts in Contravention of Hotel Operating and Rental
        Pool Agreement...................................................... 14
4.7     Limitation on Right to Lease or Use Unit............................ 14
4.8     Residential Use by Unit Owners...................................... 14
4.9     Antennas............................................................ 15
4.10    Utility Service..................................................... 15
4.11    Improvements and Alterations........................................ 16
4.12    Trash Containers and Collection..................................... 16
4.13    Machinery and Equipment............................................. 16
4.14    Animals............................................................. 16
4.15    Clothes Drying Facilities........................................... 16
4.16    Mineral Exploration................................................. 16
4.17    Diseases and Insects................................................ 17
4.18    Trucks, Trailers, Campers and Boats................................. 17
4.19    Motor Vehicles...................................................... 17
4.20    Towing of Vehicles.................................................. 17
4.21    Signs............................................................... 17
4.22    Lawful Use.......................................................... 17
4.23    Nuisances and Offensive Activity.................................... 17
4.24    Window Coverings.................................................... 18
4.25    Limitation on Leasing of Units...................................... 18
4.26    Furnishings......................................................... 18

                                    ARTICLE 5

             MAINTENANCE AND REPAIR OF COMMON ELEMENTS AND UNITS............ 18

5.1     Repair of Common Elements........................................... 18
5.2     Repair of Units..................................................... 18
5.3     Repair or Restoration Necessitated by Owner......................... 18
5.4     Repair and Recovery Rights of Association........................... 19

                                    ARTICLE 6

                 THE ASSOCIATION; RIGHTS AND DUTIES; MEMBERSHIP............. 19

6.1     Rights, Powers and Duties of the Association........................ 19
6.2     Directors and Officers.............................................. 21
6.3     Rules............................................................... 22
6.4     Composition of Members.............................................. 22
6.5     Personal Liability.................................................. 22
6.6     Implied Rights...................................................... 22

                                                                         ANNEX C

6.7     Voting Rights....................................................... 22
6.8     Voting Procedures................................................... 23
6.9     Transfer of Membership.............................................. 23
6.10    Suspension of Voting Rights......................................... 23
6.11    Conveyance or Encumbrance of Common Elements........................ 23

                                    ARTICLE 7

                                   ASSESSMENTS.............................. 24

7.1     Preparation of Budget............................................... 24
7.2     Common Expense Assessment........................................... 24
7.3     Special Assessments................................................. 25
7.4     Effect of Nonpayment of Assessments; Remedies of the Association.... 25
7.5     Subordination of Assessment Lien to Mortgages....................... 26
7.6     Exemption of Unit Owner............................................. 26
7.7     Certificate of Payment.............................................. 26
7.8     No Offsets.......................................................... 27
7.9     Reserve Fund........................................................ 27
7.10    Surplus Funds....................................................... 27
7.11    Monetary Penalties.................................................. 27
7.12    Transfer Fee........................................................ 27
7.13    Additional Reserves................................................. 27
7.14    Hotel Operating Revenues............................................ 27
7.15    Unit Taxes.......................................................... 28
7.16    Utilities........................................................... 28

                                    ARTICLE 8

                                   INSURANCE................................ 28

8.1     Scope of Coverage................................................... 28
8.2     Fidelity Bonds...................................................... 30
8.3     Payment of Premiums................................................. 30
8.4     Insurance Obtained by Unit Owners................................... 31
8.5     Payment of Insurance Proceeds....................................... 31
8.6     Certificate of Insurance............................................ 31
8.7     Delegation of Insurance Responsibility.............................. 31

                                                                         ANNEX C

                                    ARTICLE 9

                          RIGHTS OF FIRST MORTGAGEES........................ 31

9.1     Notification to First Mortgagees.................................... 31
9.2     Approval Required for Amendment to Declaration, Articles or Bylaws.. 32
9.3     Right of Inspection of Records...................................... 33
9.4     Prior Written Approval of First Mortgagees.......................... 33
9.5     Condemnation or Insurance Proceeds.................................. 34
9.6     Limitation on Partition and Subdivision............................. 34
9.7     Conflicting Provisions.............................................. 34

                                   ARTICLE 10

                        RESERVATION OF DEVELOPMENTAL AND
                           SPECIAL DECLARANT'S RIGHTS....................... 34

10.1    Developmental Rights................................................ 35
10.2    Right to Complete Improvements and Construction Easement............ 35
10.3    Offices, Model Units and Promotional Signs.......................... 35
10.4    Appointment and Removal of Directors and Officers................... 35

                                   ARTICLE 11

                              GENERAL PROVISIONS............................ 35

11.1    Enforcement......................................................... 35
11.2    Severability........................................................ 35
11.3    Duration............................................................ 35
11.4    Termination of Condominium.......................................... 35
11.5    Amendment........................................................... 35
11.6    Remedies Cumulative................................................. 36
11.7    Notices............................................................. 36
11.8    Binding Effect...................................................... 37
11.9    Gender.............................................................. 37
11.10   Topic Headings...................................................... 37
11.11   Survival of Liability............................................... 37
11.12   Construction........................................................ 37
11.13   Joint and Several Liability......................................... 38
11.14   Guests and Tenants.................................................. 38
11.15   Attorneys' Fees..................................................... 38
11.16   Number of Days...................................................... 38
11.17   Declarant's Right to Use Similar Name............................... 38
11.18   Notice of Violation................................................. 38
11.19   No Absolute Liability............................................... 39

                               Exhibits

Exhibit A    Legal Description
Exhibit B    Percentage Interest
Exhibit C    Advance Booking/Use Rights

                                                                        ANNEX C




                             CONDOMINIUM DECLARATION
                                       FOR
              SEDONA GOLF RESORT & CONFERENCE CENTER, A CONDOMINIUM


         This Condominium Declaration for Sedona Golf Resort & Conference Center, a condominium, is made this ____ day of _____________________ , 1997, by UP SEDONA, INC., an Arizona corporation.


                                    ARTICLE 1

                                   DEFINITIONS

     1.1 GENERAL DEFINITIONS Capitalized terms not otherwise defined in this Declaration shall have the meanings specified for such terms in the Arizona Condominium Act, A.R.S. ss.33-1201, et seq., as amended from time to time.

     1.2 DEFINED TERMS. The following capitalized terms shall have the general meanings described in the Condominium Act and for purposes of this Declaration shall have the specific meanings set forth below:

        1.2.1 "ARTICLES" means the Articles of Incorporation of the Association, as amended from time to time.

        1.2.2 "ASSESSMENTS" means the Common Expense Assessments and Special Assessments levied and assessed against each Unit pursuant to Article 7 of this Declaration.

        1.2.3 "ASSESSMENT LIEN" means the lien granted to the Association by the Condominium Act to secure the payment of Assessments, monetary penalties and other charges owed to the Association.

        1.2.4 "ASSOCIATION" means Sedona Golf Resort & Conference Center Condominium Association, an Arizona nonprofit corporation, its successors and assigns.

        1.2.5 "BOARD OF DIRECTORS" means the Board of Directors of the Association.

        1.2.6 "BUILDINGS" means the structures designated as buildings on the Plat.

        1.2.7 "BYLAWS" means the Bylaws of the Association, as amended from time to time.

        1.2.8 "COMMON ELEMENTS" means Tract A on the Plat and all other portions of the Condominium other than the Units.

                                                                         ANNEX C

        1.2.9 "COMMON EXPENSES" means expenditures made by or financial liabilities of the Association, together with any allocations to reserves, including, without limitation, (i) the cost of cleaning, maintenance, management, operation, repair and replacement of the Common Elements and all Improvements thereon; (ii) the cost of centrally metered utilities and trash removal which serve the Units and/or the Common Elements; (iii) the cost of insurance premiums for fire, liability, workers' compensation, errors and omissions and directors, officers and agents liability, and the costs of bonding the members of the Board of Directors, (iv) the cost of compensation, wages, materials, services, supplies and other expenses required for the administration, operation, maintenance and repair of the Condominium, including landscape renovation and maintenance; (v) the costs of rendering to the Unit Owners all services required to be rendered by the Association under the Condominium Documents; (vi) such other funds as may be necessary to provide general operating reserves and reserves for contingencies and replacements deemed appropriate by the Board of Directors; (vii) maintenance, repair and other reimbursement obligations under the Reciprocal Easement attributable to the Condominium; and (viii) the cost of any other item or items incurred by the Association, for any reason whatsoever in connection with the Condominium, for the common benefit of the Unit Owners.

        1.2.10 "COMMON EXPENSE ASSESSMENT" means the assessment levied against the Units pursuant to Section 7.2 of this Declaration.

        1.2.11 "COMMON EXPENSE LIABILITY" means the liability for Common Expenses allocated to each Unit by this Declaration.

        1.2.12 "CONDOMINIUM" means the real property located in Yavapai County, Arizona, which is described in Exhibit A attached to this Declaration, together with all Buildings and other Improvements located thereon.

        1.2.13 "CONDOMINIUM ACT" means the Arizona Condominium Act, A.R.S. ss. 33-1201, et seq., as amended from time to time.

        1.2.14 "CONDOMINIUM DOCUMENTS" means this Declaration and the Articles, Bylaws and Rules.

        1.2.15 "DECLARANT" means UP Sedona, Inc., an Arizona corporation, and its successors and any person or entity to whom it may transfer any Special Declarant Rights.

        1.2.16 "DECLARATION" means this Condominium Declaration, as amended from time to time.

        1.2.17 "DEVELOPMENT RIGHTS" means any right or combination of rights reserved by or granted to the Declarant in this Declaration to do any of the following:

                (i) Add real estate to the Condominium;

                (ii) Create easements, Units, Common Elements or Limited Common Elements within the Condominium, including without limitation the right to enclose the patio allocated to any Unit as a Limited Common Element;

                (iii) Subdivide Units, convert Units into Common Elements or convert Common Elements into Units;

                (iv) Withdraw real estate from the Condominium;

                (v) Make the Condominium part of a larger condominium or planned community;

                (vi) Amend the Declaration during the Period of Declarant Control to comply with the Condominium Act or any other applicable law, or to correct any error or inconsistency in the Declaration provided the amendment does not adversely affect the rights of any Unit Owner;

                (vii) Amend the Declaration during the Period of Declarant Control to comply with (a) the rules or guidelines, in effect from time to time, of any governmental or quasi-governmental entity or federal corporation guaranteeing or insuring mortgage loans or governing transactions involving mortgage instruments, including, without limitation, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal Housing Administration ("FHA") or the Veterans Administration ("VA"), or (d) the rules or requirements of any federal, state or local governmental entity or agency whose approval of the Condominium, the Plat or the Condominium Documents is required by law or requested by Declarant.

        1.2.18 "ELIGIBLE INSURER OR GUARANTOR" means an insurer or governmental guarantor of a First Mortgage who has requested notice of certain matters in accordance with Section 9.1 of this Declaration.

        1.2.19 "ELIGIBLE MORTGAGE HOLDER" means a First Mortgagee who has requested notice of certain matters from the Association in accordance with
Section 9.1 of this Declaration.

        1.2.20 "EXECUTIVE UNIT" means a Unit designated as "EX" on Exhibit "B" attached hereto, which Unit shall not be available for use for occupancy by any Owner, as is more fully set forth in Section 4.8 of this Declaration.

        1.2.21 "FIRST MORTGAGE" means any mortgage or deed of trust on a Unit with first priority over any other mortgage or deed of trust on the same Unit.

        1.2.22 "FIRST MORTGAGEE" means the holder of any First Mortgage.

        1.2.23 "GUESTS" means those Persons who use and occupy the Units from time to time and their permitted additional occupants, invitees and guests, excluding Unit Owners using their Units in accordance with Exhibit "C".

                                                                         ANNEX C

        1.2.24 "HOTEL OPERATING AND RENTAL POOL AGREEMENT" means an agreement entered into by and between the Unit Owners and a Hotel Operator for the purpose of operating the Condominium for Public Rental Residential Use.

        1.2.25 "HOTEL FACILITIES" means that portion of the Common Elements consisting of the front desk, restaurant, conference rooms, fitness rooms, linen closets not included within Units, janitor closets, laundry rooms, offices, lobby areas, mechanical rooms, parking areas, recreation areas and other areas of the Common Elements which are required or reasonably convenient for the use and operation of a hotel facility.

        1.2.26 "HOTEL FURNISHINGS" means those furnishings, including furniture, art work, shutters, blinds, curtains, appliances, decorations, fixtures and other personal property installed or located within the Condominium, but excluding the Unit Furnishings and further excluding any fixtures or personal property owned or leased by the Hotel Operator.

        1.2.27 "HOTEL OPERATOR" means a hotel manager engaged by or on behalf of the Unit Owners pursuant to a Hotel Operating and Rental Pool Agreement to operate and manage the condominium-hotel business for the Condominium, as such Hotel Operator may change from time to time.

        1.2.28 "IMPROVEMENT" means any physical structure, fixture or facility existing or constructed, placed, erected or installed on the land included in the Condominium, including, but not limited to, buildings, private drives, walkways, tennis courts, basketball hoops and poles, pools, spas, paving, fences, walls, hedges, plants, trees, shrubs and landscaping of every type and kind.

        1.2.29 "LIMITED COMMON ELEMENTS" means a portion of the Common Elements specifically designated in this Declaration as a Limited Common Element and allocated by this Declaration or by operation of the Condominium Act for the exclusive use of one or more but fewer than all of the Units.

        1.2.30 "MEMBER" means any Person who is or becomes a member of the Association.

        1.2.31 "PERCENTAGE INTEREST" means for each Unit that percentage applicable to the Unit as more fully set forth on Exhibit "B" attached hereto.

        1.2.32 "PERIOD OF DECLARANT CONTROL" means the time period commencing on the date this Declaration is recorded with the County Recorder of Yavapai County, Arizona, and ending on the earlier of: (i) ninety (90) days after the conveyance of seventy-five percent (75%) of the Units which may be created to Unit Owners other than the Declarant; (ii) four (4) years after all Declarants have ceased to offer Units for sale in the ordinary course of business; or (iii) the date Declarant records an instrument with the County Recorder of Yavapai County relinquishing its right to appoint and remove officers and members of the Board of Directors of the Association.

                                                                         ANNEX C
        1.2.33 "PERSON" means a natural person, corporation, business trust, estate, trust, partnership, limited liability company, association, joint venture, government, governmental subdivision or agency, or other legal or commercial entity.

        1.2.34 "PLAT" means the  Condominium  Plat for Sedona Hotel  Resort,  a condominium,  which  plat has been  recorded  in Book ____ of Maps,  page  ____,
records  of  Yavapai  County,  Arizona,  and  any  amendments,   supplements  or
corrections thereto.

        1.2.35 "PUBLIC" means all Persons other than a Unit Owner and family members of such Unit Owner.

        1.2.36 "PUBLIC RENTAL RESIDENTIAL USE" means use of a Unit for commercial rental to the Public for tourist, visitor and transient traveller accommodation.

        1.2.37 "PURCHASER" means any Person, other than the Declarant, who by means of a voluntary transfer becomes a Unit Owner, except for (i) a Person who purchases a Unit and then leases it to the Declarant for use as a model in connection with the sale of other Units, or (ii) a Person who, in addition to purchasing a Unit, is assigned any Special Declarant Right.

        1.2.38 "RECIPROCAL EASEMENT" means that Reciprocal Easement Agreement with Covenants and Restrictions Affecting Land recorded in Book 3332, page 279, records of Yavapai County, Arizona, which establishes reciprocal rights and obligations between the Condominium and the health club facility located adjacent to the Condominium.

        1.2.39  "RULES"  means  the  rules  and   regulations   adopted  by  the
Association, as amended from time to time.

        1.2.40 "SPECIAL DECLARANT RIGHTS" means any right or combination of rights reserved by or granted to the Declarant in this Declaration or by the Condominium Act to do any of the following:

                (i) Construct Improvements provided for in this Declaration or shown on the Plat;

                (ii) Exercise any Development Right;

                (iii) Maintain sales offices, management offices, models, and signs advertising the Condominium;

                (iv) Use easements through the Common Elements for the purpose of making Improvements within the Condominium; and

                (v) Appoint or remove any officer of the Association or any member of the Board of Directors during the Period of Declarant Control.

                                                                         ANNEX C

        1.2.41 "UNIT" means a portion of the Condominium designated for separate ownership or occupancy, the boundaries of which are described in Section 2.5 of this Declaration.

        1.2.42 "UNIT FURNISHINGS" means those furnishings, including, furniture, art work, shutters, blinds, curtains, appliances, decorations, fixtures and other personal property initially installed by Declarant in each Unit and all replacements, substitutions, supplements and additions thereto.

         1.2.43 "UNIT OWNER" means the record owner, whether one or more Persons, of beneficial or equitable title (and legal title if the same has merged with the beneficial or equitable title) to the fee simple interest of a Unit. Unit Owner shall not include Persons having an interest in a Unit merely as security for the performance of an obligation, or a Guest or lessee, tenant, or licensee of a Unit. Unit Owner shall include a purchaser under a contract for the conveyance of real property, a contract for deed, a contract to convey, an agreement for sale or any similar contract subject to A.R.S. ss. 33-741, et seq. Unit Owner shall not include a purchaser under a purchase contract and receipt, escrow instructions or similar executory contracts which are intended to control the rights and obligations of the parties to executory contracts pending the closing of a sale or purchase transaction. In the case of Units the fee simple title to which is vested in a trustee pursuant to A.R.S. ss. 33-801, et seq., the trustor shall be deemed to be the Unit Owner. In the case of Units the fee simple title to which is vested in a trustee pursuant to a subdivision trust agreement or similar agreement, the beneficiary of any such trust who is entitled to possession of the Unit shall be deemed to be the Unit Owner.

        1.2.44 "YEAR" means a calendar year.

        1.2.45  "ZONING   ORDINANCE"   means  the  Yavapai  County  Zoning  Code
applicable to the Condominium and the applicable zoning and development stipulations of Yavapai County, which limit the use of the Condominium for Public Rental Residential Use.


                                    ARTICLE 2

             SUBMISSION OF PROPERTY; UNIT BOUNDARIES; ALLOCATION OF PERCENTAGE INTERESTS, VOTES AND COMMON EXPENSE LIABILITIES

     2.1 SUBMISSION OF PROPERTY. Declarant hereby submits the real property described on Exhibit A attached to this Declaration, together with all Improvements situated thereon and all easements, rights and appurtenances thereto, to the provisions of the Condominium Act for the purpose of creating a condominium in accordance with the provisions of the Condominium Act and hereby declares that the real property described on Exhibit A attached to this Declaration, together with all Improvements situated thereon, and all easements, rights and appurtenances thereto, shall be held and conveyed subject to the terms, covenants, conditions and restrictions set forth in this Declaration.

     2.2 NAME OF CONDOMINIUM. The name of the Condominium created by this Declaration is Sedona Golf Resort & Conference Center, a condominium.

                                                                         ANNEX C

     2.3 NAME OF ASSOCIATION. The name of the Association is Sedona Golf Resort & Conference Center Condominium Association.

     2.4 IDENTIFYING NUMBERS OF UNITS. The identifying numbers of the Units are as set forth on Exhibit "B" attached hereto.

     2.5 UNIT BOUNDARIES.

        2.5.1 The boundaries of each Unit are the interior unfinished surfaces of the perimeter walls, floors, ceiling, doors and windows of the Unit. All lath, furring, wallboard, plasterboard, plaster, paneling, tiles, wallpaper, paint, finished flooring and any other materials constituting any part of the finished surfaces of the walls, floors and ceilings are part of the Unit, and all other portions of the walls, floors and ceilings are part of the Common Elements.

        2.5.2 Any chute, flue, duct, wire, conduit, bearing wall, bearing column or other fixture, whether located within or outside of the boundaries of a Unit, which serve only that Unit, is a Limited Common Element allocated solely to that Unit, and any portion serving more than one Unit or any portion of the Common Elements is a part of the Common Elements.

        2.5.3 Subject to the provisions of Subsection 2.5.2 of this Declaration, all spaces, interior partitions and other fixtures and Improvements within the boundaries of a Unit are part of the Unit; provided, however, any entryway, vestibule or foyer shown on the Plat which serves as an entrance to more than one Unit shall not be considered part of any Unit so served but shall instead be considered a Limited Common Element allocated to the Units so served.

        2.5.4 Any shutters, awnings, window boxes, doorsteps, stoops, porches, balconies, entryways or patios, and all exterior doors (including doors from any entryway, vestibule or foyer) and windows or other fixtures designed to serve a single Unit, but located outside the Unit's boundaries, are Limited Common Elements allocated exclusively to that Unit.

        2.5.5 In the event of any inconsistency or conflict between the provisions of this Article 2 and the Plat, this Article 2 shall control.

        2.5.6 The physical boundaries of a Unit shall be considered to be the proper boundaries regardless of the settling, rising or lateral movement of the Buildings and regardless of any variances between the boundaries shown on the Plat and the actual physical boundaries.

        2.5.7 Subject to and in accordance with A.R.S. ss. 33-1222, Declarant reserves the right to relocate the boundaries between adjoining Units owned by the Declarant and to reallocate each such Unit's Common Element interest, votes in the Association, and Common Expense Liabilities.

     2.6 ALLOCATION OF COMMON ELEMENT INTEREST AND COMMON EXPENSE LIABILITIES. The allocation of undivided interests in the Common Elements and in the Common Expenses of the Association is based upon the ratio of the initial sales offering price of each of the Units to the aggregate initial sales offering

                                                                         ANNEX C

prices of all of the Units, as such initial sales offering prices are established by Declarant. Nothing herein shall obligate Declarant to sell any Unit for the initial sales offering price and Units may be sold for more or less than the initial sales offering price without any adjustment to the allocation of undivided interests in the Common Elements and the Common Expenses. The percentage interest for each Unit in the Common Elements and the Common Expenses of the Association is set forth on Exhibit B hereto.

     2.7 ALLOCATION OF VOTES IN THE ASSOCIATION. The total votes in the Association shall be equal to the number of Units in the Condominium. The votes in the Association shall be allocated equally among all the Units, with each Unit having one (1) vote.

     2.8 ALLOCATION OF LIMITED COMMON ELEMENTS.

        2.8.1 The following portions of the Common Elements are Limited Common Elements and are allocated to the exclusive use of one or more Units as follows:

                (i) Each first floor Unit is allocated the patio adjoining the Unit, if any, as shown on the Plat;

                (ii) Each second and third floor Unit is allocated the balcony adjoining the Unit, if any, as shown on the Plat;

                (iii) Each Unit to which access is provided via an entryway, vestibule or foyer which serves another Unit, is allocated use of such area, as shown on the Plat, and use is exclusively limited to those Units so served.

                (iv) Any chute, flue, pipe, duct, wire, conduit, bearing wall, bearing column or other fixtures, whether located within or outside of the boundaries of a Unit, which serve only one Unit is a Limited Common Element allocated solely to the Unit served;

                (v) If a chute, flue, pipe, duct, wire, conduit, bearing wall, bearing column or other fixtures lies partially within and partially outside the designated boundaries of a Unit, the portion serving only the Unit is a Limited Common Element allocated solely to the Unit, the use of which is limited to that Unit and any portion serving more than one Unit or a portion of the Common Elements is a part of the Common Elements;

                (vi) Any shutters, awnings, window boxes, doorsteps, stoops, porches and exterior doors and windows or other fixtures designed to serve a single Unit, located outside the boundaries of the Unit, are Limited Common Elements allocated exclusively to the Unit and their use is limited to that Unit; and

                (vi) Any gas, electric or water meter which serves only one Unit is allocated to the Unit it serves.

         2.8.2 A Limited Common Element may be reallocated by an amendment to this Declaration made in accordance with the provisions of A.R.S. ss. 33-1218(B) of the Condominium Act.

                                                                         ANNEX C

        2.8.3 The Board of Directors shall have the right, without a vote of the Members, to allocate as a Limited Common Element any portion of the Common
Elements not previously allocated as a Limited Common Element. Any such allocation by the Board of Directors shall be made by an amendment to this Declaration and an amendment to the Plat if required by the Condominium Act.


                                    ARTICLE 3

                                    EASEMENTS

     3.1 UTILITY EASEMENT. There is hereby created an easement upon, across, over and under the Common Elements for reasonable ingress, egress, installation, replacing, repairing or maintaining of all utilities, including, but not limited to, gas, water, sewer, telephone, cable television and electricity. By virtue of this easement, it shall be expressly permissible for the providing utility company to erect and maintain the necessary equipment on the Common Elements, but no sewers, electrical lines, water lines, or other utility or service lines may be installed or located on the Common Elements except as initially designed, approved and constructed by the Declarant or as approved by the Board of Directors. This easement shall in no way affect any other recorded easements on the Common Elements.

     3.2 EASEMENTS FOR INGRESS AND EGRESS. There is hereby created easements for ingress and egress for pedestrian traffic over, through and across sidewalks, paths, walks, and lanes that from time to time may exist upon the Common Elements. There is also created an easement for ingress and egress for pedestrian and vehicular traffic over, through and across such driveways and parking areas as from time to time may be paved and intended for such purposes except that such easements shall not extend to any Limited Common Elements. Such easements shall run in favor of and be for the benefit of the Hotel Operator, the Unit Owners, Guests and their families and permitted tenants and invitees.

     3.3 UNIT OWNERS' EASEMENTS OF ENJOYMENT.

        3.3.1 Every Unit Owner shall have a right and easement of enjoyment in and to the Common Elements, which right and easement shall be appurtenant to and shall pass with the title to every Unit, subject to the following provisions:

                (i) The right of the Association to adopt reasonable rules and regulations governing the use of the Common Elements;

                (ii) The right of the Association to convey the Common Elements or subject the Common Elements to a mortgage, deed of trust, or other security interest, in the manner and subject to the limitations set forth in the Condominium Act;

                (iii) All rights, easements and restrictions set forth in this Declaration including, but not limited to, the provisions of Section 3.3.2 and the rights and easements granted to the Declarant by Sections 3.4 and 3.5 of this Declaration;

                                                                         ANNEX C

                (iv) The right of the Association to suspend the right of a Unit Owner and any occupant of such Unit Owner's Unit (other than a Guest) to use the Common Elements for any period during which the Unit Owner is in violation of any provision of the Condominium Documents; (v) The right of the Hotel Operator to make use of the Common Elements (including exclusive use of the Hotel Facilities) in accordance with the terms of the Hotel Operating and Rental Pool Agreement; and

                (vi) The right of each Owner to make use of the Common Elements shall be limited to those times when the Owner has the right to occupy its Unit, and then in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

        3.3.2 If a Unit is leased, rented or otherwise made available for hotel use, the Guest and the family members residing with such Guest and any permitted invitees and guests shall have the right to use the Common Elements during the occupancy term, subject to any limitation established pursuant to Section 3.3.3. Unless a Unit Owner is occupying a Unit as a Guest or is exercising its rights to occupy its own Unit pursuant to the rights of occupancy set forth in any Hotel Operating and Rental Pool Agreement then in effect, no Unit Owner shall have the right to occupy or utilize its own Unit or the Common Elements, it being understood that such use rights have been delegated and assigned for the use of the Hotel Operator and Guests pursuant to the Hotel Operating and Rental Pool Agreement.

        3.3.3 The Board of Directors shall have the right to limit the number of guests and invitees of Unit Owners and Guests who may use the Common Elements at any one time and may restrict the use of the Common Elements by Unit Owners, Guests and their respective guests and invitees to certain specified times. The Board of Directors may delegate this right to restrict use of the Common Elements to any Hotel Operator.

        3.3.4 Subject to the assignment set forth in any Hotel Operating and Rental Pool Agreement for the benefit of Guests, a Unit Owner's right and easement of enjoyment in and to the Common Elements shall not be conveyed, transferred, alienated or encumbered separate and apart from a Unit. Such right and easement of enjoyment in and to the Common Elements shall be deemed to be conveyed, transferred, alienated or encumbered upon the sale of any Unit, notwithstanding that the description in the instrument of conveyance, transfer, alienation or encumbrance may not refer to such right and easement.

        3.3.5 Notwithstanding anything to the contrary in this Section 3.3, the right to the use of the Limited Common Elements that are allocated to one or more but less than all of the Units shall be limited to those Persons who have the right to use the Unit to which the Limit Common Elements are appurtenant.

     3.4 DECLARANT'S USE FOR SALES PURPOSES.

        3.4.1 Declarant shall have the right and an easement to maintain sales offices, management offices and models throughout the Condominium and to maintain one or more advertising signs on the Common Elements while the Declarant is selling Units in the Condominium. Declarant reserves the right to place models, management offices and sales offices in any Units owned by

                                                                         ANNEX C

Declarant and on any portion of the Common Elements in such number, of such size and in such locations as Declarant deems appropriate.

        3.4.2 Declarant may from time to time relocate models, management offices and sales offices to different locations within the Condominium. Upon the relocation of a model, management office or sales office from any area constituting a Common Element, Declarant may remove all personal property and fixtures therefrom.

        3.4.3 The Declarant reserves the right to retain all personal property and equipment used in the sales, management, construction and maintenance of the Condominium that has not been represented in writing by Declarant as being property of the Association. The Declarant reserves the right to remove from the Condominium any and all goods and improvements used in development, marketing and construction, whether or not they have become fixtures.

     3.5 DECLARANT'S RIGHTS AND EASEMENTS.

        3.5.1 Declarant shall have the right and an easement on and over the Common Elements to construct the Common Elements and the Units shown on the Plat and all other Improvements the Declarant may deem necessary, and to use the Common Elements and any Units owned by Declarant for construction or renovation related purposes including the storage of tools, machinery, equipment, building materials, appliances, supplies and fixtures, and the performance of work in the Condominium.

        3.5.2 Declarant shall have the right and an easement on, over and under those portions of the Common Elements not located within the Buildings for the purpose of correcting drainage of surface, roof or storm water, for so long as Declarant has any legal obligation to correct drainage. The easement created by this Subsection 3.5.2 expressly includes the right to cut any trees, bushes, or shrubbery, to grade the soil or to take any other action reasonably necessary.

        3.5.3 The Declarant shall have an easement within and through the Units for any access necessary to complete any construction, renovations, warranty work or modifications to be performed by Declarant.

        3.5.4 The Declarant shall have the right and an easement on, over, and through the Common Elements as may be reasonably necessary for the purpose of discharging its obligations and exercising Special Declarant Rights whether arising under the Condominium Act or reserved in this Declaration.

     3.6 EASEMENT FOR SUPPORT. To the extent necessary, each Unit shall have an easement for structural support over every other Unit in the Buildings, the Common Elements and the Limited Common Elements, and each Unit and the Common Elements shall be subject to an easement for structural support in favor of every other Unit in the Buildings, the Common Elements and the Limited Common Elements.

     3.7 COMMON ELEMENTS EASEMENT IN FAVOR OF THE ASSOCIATION AND HOTEL OPERATOR. The Common Elements shall be subject to an easement in favor of the Association and the Hotel Operator and their respective agents, employees and

                                                                         ANNEX C

independent contractors for the purpose of inspection, upkeep, maintenance, repair and replacement of the Common Elements and for the purpose of operating the Condominium as a hotel and exercising all rights of the Association and the Hotel Operator and discharging all obligations of the Association and the Hotel Operator as set forth in this Declaration or in the Hotel Operating and Rental Pool Agreement.

     3.8 COMMON ELEMENTS EASEMENT IN FAVOR OF UNIT OWNERS. The Common Elements shall be subject to the following easements in favor of the Units benefitted:

        3.8.1 For the installation, repair, maintenance, use, removal or replacement of pipes, ducts, heating and air conditioning equipment and systems, electrical, telephone and other communication wiring and cables, plumbing lines and fixtures, fire sprinkler lines and systems, structural systems, and all other utility lines and conduits which are a part of or serve any Unit and which pass across or through a portion of the Common Elements.

        3.8.2 For the installation, repair, maintenance, use, removal or replacement of lighting fixtures, electrical receptacles, panel boards and other electrical installations which are a part of or serve any Unit but which encroach into a part of a Common Element adjacent to such Unit; provided that the installation, repair, maintenance, use, removal or replacement of any such item does not unreasonably interfere with the common use of any part of the Common Elements, adversely affect either the thermal or acoustical character of the Buildings or impair or structurally weaken the Buildings.

        3.8.3 For driving and removing nails, screws, bolts and other attachment devices into the Unit side surface of the stone, block, brick or other masonry walls bounding the Unit and the Unit side surface of the studs which support the dry wall or plaster perimeter walls bounding the Unit, the bottom surface of floor joists above the Unit and the top surface of the floor joists below the Unit to the extent such nails, screws, bolts and other attachment devices may encroach into a part of a Common Element adjacent to such Unit; provided that any such action will not unreasonably interfere with the common use of any part of the Common Elements, adversely affect either the thermal or acoustical character of the Buildings or impair or structurally weaken the Buildings.

        3.8.4 For the maintenance of any lighting devices, outlets, medicine cabinets, exhaust fans, ventilation ducts, registers, grilles and similar fixtures which serve only one Unit but which encroach into any part of the Common Elements.

     3.9 UNITS AND LIMITED COMMON ELEMENTS EASEMENT IN FAVOR OF ASSOCIATION AND HOTEL OPERATOR. The Units and the Limited Common Elements are hereby made subject to the following easements in favor of the Association and the Hotel Operator and their respective agents, employees and independent contractors:

        3.9.1 For inspection of the Units and Limited Common Elements in order to verify the performance of all required items of maintenance, repair and replacement required by the terms of this Declaration or the Hotel Operating and Rental Pool Agreement;

                                                                         ANNEX C

        3.9.2 For inspection, maintenance, repair and replacement of the Common Elements or the Limited Common Elements situated in or accessible from such Units or Limited Common Elements;

        3.9.3 For correction of emergency conditions in one or more units or Limited Common Elements or casualties to the Common Elements, the Limited Common Elements or the Units.

        3.9.4 For the purpose of enabling the Association, the Board of Directors or any other committees appointed by the Board of Directors to exercise and discharge their respective rights, powers and duties under the Condominium Documents and for the purpose of enabling the Hotel Operator to exercise and discharge its respective rights, powers and duties under any Hotel Operating and Rental Pool Agreement.

        3.9.5 For inspection, at reasonable times and upon reasonable notice to the Unit Owner, of the Units and the Limited Common Elements in order to verify that the provisions of the Condominium Documents are being complied with.

     3.10 EASEMENT FOR UNINTENDED ENCROACHMENTS. To the extent that any Unit or Common Element encroaches on any other Unit or Common Element as a result of original construction, shifting or settling, or alteration or restoration authorized by this Declaration or any reason other than the intentional encroachment on the Common Elements or any Unit by a Unit Owner, a valid easement for the encroachment, and for the maintenance thereof, exists.


                                    ARTICLE 4

                         USE AND OCCUPANCY RESTRICTIONS

     4.1 PUBLIC RENTAL RESIDENTIAL USE. All Units shall be used, improved and devoted exclusively to Public Rental Residential Use in accordance with the Zoning Ordinance, subject only to the Unit Owner's limited right to occupy the Unit as described in Section 4.8 below. No use of any Unit shall be permitted which violates the Zoning Ordinance.

     4.2 HOTEL OPERATING AND RENTAL POOL AGREEMENT. Each Unit Owner acknowledges and agrees that the development in which the Units are located is a condominium-hotel project and that rights of the Unit Owner to use the Units and the Common Elements are subject to the terms of the Hotel Operating and Rental Pool Agreement, and that the Condominium shall be operated by the Hotel Operator for the benefit of the Unit Owner pursuant to the terms of such Hotel Operating and Rental Pool Agreement. Each Unit Owner shall subject its Unit to the effect of the Hotel Operating and Rental Pool Agreement and no Unit Owner shall have the right to use or permit its Unit to be used in any manner contrary to the terms of the Hotel Operating and Rental Pool Agreement and this Declaration. If at any time a Hotel Operating Rental Pool Agreement terminates or otherwise expires without a new Hotel Operating and Rental Pool Agreement being in place and effective, the Board of Directors shall arrange for the Condominium to be operated as a condominium-hotel project and the Board of Directors shall have the right to hire such resident managers and other personnel as may be necessary

                                                                         ANNEX C

and appropriate until a new Hotel Operator is engaged pursuant to a new Hotel Operating and Rental Pool Agreement.

     4.3 ACCESS TO HOTEL OPERATOR. The Hotel Operator, its employees, agents, contractors and permittees shall at all times have access to and use of all portions of the Condominium as are reasonably required for the operation of the condominium-hotel from time to time, as determined by the Hotel Operator, acting reasonably, including, without limitation, all Hotel Facilities. During the term of any Hotel Operating and Rental Pool Agreement, the Hotel Operator shall have the exclusive right to (i) make use of the Hotel Facilities; and (ii) make Units available to Guests (who may also have access to the right to use those portions of the Common Elements authorized by Hotel Operator) and no Unit Owner shall interfere with such exclusive rights.

     4.4 HOTEL FACILITIES. The Hotel Operator shall be entitled to set up and maintain within the Common Elements any facilities as are reasonably required by the Hotel Operator in connection with the operation of the condominium-hotel, including, without limitation, the Hotel Facilities and any interior or exterior signage reasonably desired by the Hotel Operator.

     4.5 COMPLIANCE WITH LAWS. The Hotel Operator shall comply with all governmental and other regulatory statutes, laws, bylaws, rules, regulations, codes, ordinances and licensing requirements related to the operation of a condominium-hotel.

     4.6 NO ACTS IN CONTRAVENTION OF HOTEL OPERATING AND RENTAL POOL AGREEMENT. All Unit Owners agree that all bylaws, rules and regulations of the Association shall be consistent with the operation of the Condominium as a condominium-hotel in accordance with the Hotel Operating and Rental Pool Agreement, as in effect from time to time, and that they will not impair, interfere with or adversely affect such operation. The Unit Owners further agree that they will not do any act or thing and shall cause the Association to refrain from doing any act or thing which may impair, interfere with or limit the ability of the Hotel Operator to operate the Condominium as a condominium-hotel in accordance with the Hotel Operating and Rental Pool Agreement.

     4.7 LIMITATION ON RIGHT TO LEASE OR USE UNIT. No Unit Owner shall rent, lease or otherwise use its Unit for any purpose, including personal use by the Unit Owner, except as expressly permitted pursuant to the Hotel Operating and Rental Pool Agreement.

     4.8  RESIDENTIAL  USE BY  UNIT  OWNERS.  Notwithstanding  anything  in this
Article 4 to the contrary, (i) the Unit Owner of an Executive Unit may not use or occupy or authorize or assign to any other Person the right to use or occupy its Executive Unit (except that any such Executive Unit shall be made available for use and occupancy under the terms of the Hotel Operating and Rental Pool Agreement); (ii) the provisions of Subsections 4.8.1 through 4.8.5 shall not be applicable to Executive Units; and (iii) a Unit Owner (other than the Unit Owner of an Executive Unit) may use its Unit only as follows:

                                                                         ANNEX C

        4.8.1 A Unit Owner may use its Unit for not more than fourteen (14) days in any Year. In order to use the Unit, the Unit Owner must reserve the Unit in accordance with the provisions of this Section 4.8.

        4.8.2 A Unit Owner may use its Unit only in accordance with the advance reservation and occupancy duration provisions of Exhibit "C" attached hereto. If a Unit Owner fails to reserve its Unit as provided in Exhibit "C", Subsection
4.8.3 shall be applicable. If a Unit Owner reserves its Unit pursuant to Exhibit "C", but does not actually use the Unit during the time reserved, the Unit Owner shall still be deemed to have used the Unit for the time so reserved unless, at least thirty (30) days prior to the Unit Owner's scheduled use of the Unit, the Unit Owner cancels such reservation with the approval of the Hotel Operator.

        4.8.3 If the Unit Owner does not use the full amount of days permitted to be used by the Unit Owner pursuant to Exhibit "C" in any Year, the Unit Owner shall not be entitled to accumulate or otherwise use the unused days in any future Year.

        4.8.4 Subject to the use by Unit Owners of their Units as permitted by this Article 4 and the rights of Declarant as set forth in Section 3.4, all Units shall be made available at all times for rental to or use by the Public in accordance with the terms of the Hotel Operating and Rental Pool Agreement. The Hotel Operator may accept reservations at any time from the Public for the use of any Unit for any future day or days; however, provided a Unit Owner has booked the use of its Unit in accordance with the terms of Exhibit "C", use of the Unit by the Unit Owner shall take precedence.

        4.8.5 Each Unit Owner acknowledges that at all times while it is occupying and making use of its Unit (or if such Unit Owner has reserved its Unit but does not actually use the Unit during the time reserved, without having provided the Hotel Operator at least thirty (30) days prior written notice of intent not to use the Unit), the Unit Owner will not share in the Rental Pool proceeds for the days the Unit Owner occupies, or is deemed to have occupied the Unit.

     4.9 ANTENNAS. The Board of Directors shall regulate, to the extent permitted under federal, state and local law, any antenna, aerial, satellite television dish or other device for the transmission or reception of television or radio signals or any other form of electromagnetic radiation proposed to be erected, used or maintained outdoors on any portion of the Condominium whether attached to a Building or structure or otherwise. To the extent permitted by applicable law, the prior approval of the Board of Directors shall be required for the installation, use or maintenance of any such device, which approval the Board may condition upon the satisfaction of certain conditions including, but not limited to, the size, placement, height, means of installation and screening of such devices.

     4.10 UTILITY SERVICE. Except for lines, wires and devices existing on the Condominium as of the date of this Declaration and maintenance and replacement of the same, without the prior written approval of the Association, no lines, wires, or other devices for the communication or transmission of electric current or power, including telephone, television, and radio signals, shall be erected, placed or maintained anywhere in or upon the Condominium unless they are installed and maintained underground or concealed in, under, or on Buildings or other structures permitted under this Declaration. No provision hereof shall be deemed to forbid the erection of temporary power or telephone structures incident to the operation of the Condominium as a hotel or construction of Buildings or structures permitted under this Declaration.

                                                                         ANNEX C

     4.11 IMPROVEMENTS AND ALTERATIONS. No structural additions, alterations or improvements shall be made to any Building, Common Area or within a Unit, unless prior to the commencement of each addition, alteration or improvement, the Board of Directors has given its prior written approval (which may be withheld in the sole and absolute discretion of the Board of Directors) and, if required by the Board of Directors, an architect or engineer, licensed in Arizona, certifies that such addition, alteration or improvement will not impair the structural, electrical, mechanical, plumbing or functional integrity of the Building or Unit to or within which such addition, alteration or improvement is to be made.

     4.12 TRASH CONTAINERS AND COLLECTION. No garbage or trash shall be placed or kept on the Condominium except in covered containers of a type, size and style which are approved by the Board of Directors and the Hotel Operator. The Board of Directors or the Hotel Operator shall have the right to subscribe to a trash service for the use and benefit of the Hotel Operator, the Association and all Unit Owners. The Board of Directors and the Hotel Operator together may adopt and promulgate rules and regulations regarding garbage, trash, trash containers and collection. No incinerators shall be kept or maintained in any Unit.

     4.13 MACHINERY AND EQUIPMENT. No machinery or equipment of any kind shall be placed, operated or maintained upon the Condominium except such machinery or equipment as is usual and customary in connection with the use, maintenance or construction of buildings, improvements or structures which are within the uses permitted by this Declaration, and except for such machinery and equipment as the Hotel Operator reasonably deems necessary in order to permit the Hotel Operator to operate the Condominium as a condominium-hotel.

     4.14 ANIMALS. No animals, birds, fowl, poultry or livestock shall be maintained or kept in any Units or on any other portion of the Condominium, except for physical impairment, assistive animals, to the extent that a Unit Owner or Guest or any employee or contractor of the Association or the Hotel Operator requires the use of such assistive animals, and in any such instance, in accordance with any Association rules and regulations which then may be in effect.

     4.15 CLOTHES DRYING FACILITIES. Outside clotheslines or other outside facilities for drying or airing clothes shall not be erected, placed or maintained on the Condominium.

     4.16 MINERAL EXPLORATION. No portion of the Condominium shall be used in any manner to explore for or to remove any water, oil or other hydrocarbons, minerals of any kind, gravel, earth, or any earth substance of any kind.

     4.17 DISEASES AND INSECTS. No Unit Owner shall permit any thing or condition to exist upon the Condominium which could induce, breed or harbor infectious plant diseases or noxious insects.

     4.18 TRUCKS, TRAILERS, CAMPERS AND BOATS. No truck, mobile home, travel trailer, tent trailer, trailer, camper shell, detached camper, recreational vehicle, boat, boat trailer, or other similar equipment or vehicle may be parked, kept, maintained, constructed, reconstructed or repaired on any part of the Condominium, except for temporary parking for Guests which must be in accordance with applicable Association rules and regulations.

                                                                         ANNEX C

     4.19  MOTOR  VEHICLES.   Except  for  emergency  repairs,   no  automobile,
motorcycle, motorbike or other motor vehicle shall be constructed, reconstructed, serviced or repaired on any portion of the Condominium, and no inoperable vehicle may be stored or parked on any portion of the Condominium. No automobile, motorcycle, motorbike or other motor vehicle shall be parked upon any part of the Condominium except in such parking spaces as may exist from time to time on the Common Elements and then only in accordance with parking regulations jointly adopted by the Board of Directors and the Hotel Operator.

     4.20 TOWING OF VEHICLES. The Board of Directors and the Hotel Operator shall have the right to have any truck, mobile home, travel trailer, tent trailer, trailer, camper shell, detached camper, recreational vehicle, boat, boat trailer or similar equipment or vehicle or any automobile, motorcycle, motorbike, or other motor vehicle parked, kept, maintained, constructed, reconstructed or repaired in violation of the Condominium Documents or any parking regulation adopted by the Hotel Operator or the Board of Directors towed away at the sole cost and expense of the owner of the vehicle or equipment. Any expense incurred by the Association or the Hotel Operator in connection with the towing of any vehicle or equipment shall be paid upon demand by the owner of the vehicle or equipment.

     4.21 SIGNS. Except for signs of the Hotel Operator incidental to the operation of the Condominium as a hotel as reasonably determined to be appropriate by the Hotel Operator and any "For Sale" or other advertising signs which Declarant may elect to post in connection with its marketing of the development, no signs (including, but not limited to, "For Sale" or "For Rent" signs) shall be permitted on the exterior of any Unit or Building or any other portion of the Condominium without the prior written approval of the Board of Directors and any Hotel Operator.

     4.22 LAWFUL USE. No immoral, improper, offensive, or unlawful use shall be made of any part of the Condominium. All valid laws, zoning ordinances, and regulations of all governmental bodies having jurisdiction over the Condominium shall be observed. Any violation of such laws, zoning ordinances or regulations shall be a violation of this Declaration.

     4.23 NUISANCES AND OFFENSIVE ACTIVITY. No nuisance shall be permitted to exist or operate upon the Condominium, and no activity shall be conducted upon the Condominium which is offensive or detrimental, or is an annoyance, to any portion of the Condominium or any occupant of the Condominium. No exterior speakers, horns, whistles, bells or other sound devices, except (i) security or other emergency devices used exclusively for security or emergency purposes, or
(ii) sound systems used by or with the consent of the Hotel Operator for outdoor functions and activities in connection with the operation of the Condominium as a hotel, shall be located, used or placed on the Condominium.

     4.24 WINDOW COVERINGS. No reflective materials, including, but without limitation, aluminum foil, reflective screens or glass, mirrors or similar items, shall be installed or placed upon the outside or inside of any windows of a Unit or of any Limited Common Elements allocated to the Unit without the prior written approval of the Board of Directors. No enclosures, drapes, blinds, shades, screens or other items affecting the exterior appearance of a Unit or any Limited Common Elements allocated to the Unit shall be constructed or installed without the prior written consent of the Board of Directors.

                                                                         ANNEX C

     4.25 LIMITATION ON LEASING OF UNITS. No Unit Owner may lease its Unit or permit any Person to use its Unit or any of the Common Elements except in accordance with this Article 4. Under no circumstances will any Unit Owner directly or indirectly charge rent or any form of consideration for the use of such Unit Owner's Unit except in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

     4.26 FURNISHINGS. No Owner may remove, replace, substitute, alter, repair or add to any of the Unit Furnishings or Hotel Furnishings. Redecorating and repair, refurbishment and replacement of Unit Furnishings and Hotel Furnishings shall be scheduled and accomplished by the Hotel Operator, in accordance with the terms of the Hotel Operating and Rental Pool Agreement.


                                    ARTICLE 5

               MAINTENANCE AND REPAIR OF COMMON ELEMENTS AND UNITS

     5.1 REPAIR OF COMMON ELEMENTS. Except as otherwise set forth in Section 5.3, the Association shall clean, maintain, repair and replace all Common Elements and all Limited Common Elements. Subject to the provision of Section 5.3, the expense thereof shall be a Common Expense.

     5.2 REPAIR OF UNITS. The repair and maintenance of the Units and the cost of repairs, refurbishing, replacement and maintenance of all Furnishings shall be the responsibility of the Unit Owners, each of which shall cause its Unit and the Furnishings for such Unit to be maintained in good order and repair, reasonable wear and tear excepted. To enable the Condominium to be properly operated as a hotel, each Owner shall delegate its obligation under this Section to the Hotel Operator under the Hotel Operating and Rental Pool Agreement, and except as set forth in Section 5.3, all costs of such cleaning, repair, maintenance, refurbishing and replacement of the Units and their Furnishing shall be jointly shared by all Unit Owners, as part of the operating costs of the hotel operation.

     5.3 REPAIR OR RESTORATION NECESSITATED BY OWNER. Each Unit Owner shall be liable to the extent permitted by Arizona law, for any damage to such Unit Owner's Unit, any Furnishings within its Unit, or the Common Elements (including the Improvements, landscaping, personal property or equipment) which results from the negligence or willful conduct of the Unit Owner or its family members or invitees (other than Guests). If the Association or Hotel Operator pays the cost of any such repair, maintenance or replacements required by such act of a Unit Owner, the Unit Owner shall pay all such costs upon demand. The Association may enforce collection of any such amounts in the same manner and to the same extent as provided for in this Declaration for the collection of Assessments.

     5.4 REPAIR AND RECOVERY RIGHTS OF ASSOCIATION. It is anticipated that the Hotel Operator will undertake the responsibility to perform the cleaning, repair, maintenance, replacement and refurbishment of the Units, the Unit Furnishings, Hotel Furnishings, Common Elements and Limited Common Elements, pursuant to the terms of the Hotel Operating and Rental Pool Agreement and that the costs thereof will be jointly charged to the Unit Owners. To the extent such

                                                                         ANNEX C

costs are included in the annual proposed operating budget submitted to the Association by the Hotel Operator, such costs relating to the Common Elements and Limited Common Elements shall not be included in initially establishing the annual Assessments to be levied by the Board of Directors pursuant to Section 7.2; however, if at any time (i) a Hotel Operating and Rental Pool Agreement is not in effect; or (ii) such agreement does not provide for the Hotel Operator to pay the costs of complying with Sections 5.1 and 5.2; or (iii) the Hotel Operator is in default under such agreement and is not paying such costs, the Association shall be responsible for assuring compliance with Section 5.1 and 5.2, and any costs incurred by the Association in performing any cleaning, repair, maintenance, refurbishing or replacement obligations of Sections 5.1 or
5.2 shall become Common Expenses and shall be payable in accordance with the terms of Section 7.21 and the Association may enforce collection of any such amounts in the same manner and to the same extent as provided for in this Declaration for the collection of Assessments.


                                    ARTICLE 6

                 THE ASSOCIATION; RIGHTS AND DUTIES; MEMBERSHIP

     6.1 RIGHTS, POWERS AND DUTIES OF THE ASSOCIATION. No later than the date on which the first Unit is conveyed to a Purchaser, the Association shall be organized as a nonprofit Arizona corporation. The Association shall be the entity through which the Unit Owners shall act. Unless the Condominium Documents or the Condominium Act specifically require a vote of the Members, approvals or actions to be given or taken by the Association shall be valid if given or taken by the Board of Directors. The Association shall have such rights, powers and duties as are prescribed by law and as are set forth in the Condominium Documents together with such rights, powers and duties as may be reasonably necessary in order to effectuate the objectives and purposes of the Association as set forth in this Declaration and the Condominium Act. The rights and obligations of the Association under this Declaration may be assigned and delegated to a Hotel Operator to enable the Hotel Operator to comply with its obligations under any Hotel Operating and Rental Pool Agreement. Without limiting the generality of the foregoing, the Association shall have the following rights, powers and duties:

        6.1.1 The Association shall have the right to finance capital improvements in the Condominium by encumbering future Assessments if such action is approved by the written consent or affirmative vote of Unit Owners representing more than fifty percent (50%) of the votes in the Association.

        6.1.2 The Association has the specific duty to make available, during normal business hours, to the Declarant, Eligible Mortgage Holders, Unit Owners, and Eligible Insurers or Guarantors, current copies of the Declaration, Bylaws, Articles, Rules and other books, records and financial statements of the Association as may be requested from time to time by such parties. Such requests shall be in writing, and the Association shall have the right to charge for copying expenses.

        6.1.3 The Association shall control, manage and administer the Common Elements for the benefit of all Unit Owners, subject to the rights granted to the Hotel Operator under any Hotel Operating and Rental Pool Agreement.

                                                                         ANNEX C

        6.1.4 The Association shall assure that the Units and the Common Elements and all Limited Common Elements are kept and maintained in a clean, safe and attractive condition and in a state of good and serviceable repair (reasonable wear and tear excepted) and that all Unit Furnishings and all Hotel Furnishings are properly maintained, repaired and replaced and if not so maintained by the Unit Owners (or on their behalf by the Hotel Operator), the Association is authorized to undertake all such upkeep, maintenance, repair and replacement and recover the cost thereof from any Person(s) responsible therefor.

        6.1.5 Subject to the right of the Association to pay amounts to the Hotel Operator as set forth in this Declaration, the Association shall collect and receive all Assessments levied by the Association and other amounts payable to the Association and shall pay all sums of money properly required to be paid on account of all services, supplies and obligations pertaining to or for the benefit of the Association.

        6.1.6 The Association shall conduct all negotiations with the Hotel Operator on behalf of the Unit Owners, including but not limited to negotiating the terms of the Hotel Operating and Rental Pool Agreement and all extensions, renewals, amendments, supplements and replacements thereto and perform all reasonable obligations undertaken by the Association under any such agreement.

        6.1.7 The Association may:

                (i) purchase, hire or otherwise acquire personal property to enable the Condominium to be used for hotel purposes;

                (ii) borrower money required by it in the performance of its duties or the exercise of its powers, including arranging an operating line of credit, on terms and at rates of interest which are consistent with prudent business practices;

                (iii) secure the repayment of money borrowed by it, and the payment of interest, by negotiable instrument or encumbrance of unpaid Assessments, whether levied or not, or mortgage any property vested in it, or by combination of those means;

                (iv)  invest,  as  it  may  determine,   in  separate  accounts,
Association funds, including but not limited to reserve funds;

                (v) designate by special resolution an area as Limited Common Element and specify the Unit or Units that are to have the use of such Limited Common Element;

                (vi) do all things necessary for the enforcement of this Declaration, the Bylaws and the Rules of the Association, and for the control, management and administration of the Common Elements or other assets of the Association, including removing privileges for the use of certain facilities, or fixing and collecting fines for contravention of the Declaration, Bylaws or Rules;

                (vii) set up and maintain separate contingency reserve funds for such purposes and in such amounts as the Board of Directors deems appropriate;

                                                                         ANNEX C

                (viii) grant, revise, amend and supplement easements over Common Elements (including but not limited to parking areas) for the benefit of any governmental agency (including the County of Yavapai), for the use of the general public and for the benefit of adjoining landowners, upon such terms as the Board of Directors deems to be reasonably prudent;

                (ix) hire a management company, managing agent or executive director and establish committees to assist the Association and the Board of Directors in performing their respective duties and responsibilities; and

                (x) initiate, pursue, compromise, and settle (including dismissal) real estate tax protests and appeals relative to the Condominium, including individual Units, in the name of the Association and/or the individual Unit Owners, and upon request, each Unit Owner will grant to the Association a limited power of attorney, in the form required by any taxing authority, to permit the Association to pursue any such real estate tax protest or appeal on behalf of the respective Unit Owner.

     6.2 DIRECTORS AND OFFICERS.

        6.2.1 During the Period of Declarant Control, the Declarant shall have the right to appoint and remove the members of the Board of Directors and the officers of the Association. Such members of the Board of Directors and officers are not required to be Unit Owners.

        6.2.2 Upon the termination of the Period of Declarant Control, the Unit Owners shall elect the Board of Directors which must consist of at least five
(5) members, at least a majority of whom must be Unit Owners. The Board of Directors elected by the Unit Owners shall then elect the officers of the Association.

        6.2.3 The Declarant may voluntarily surrender its right to appoint and remove the members of the Board of Directors and the officers of the Association before termination of the Period of Declarant Control, and in that event the Declarant may require, for the duration of the Period of Declarant Control, that specified actions of the Association or the Board of Directors, as described in a recorded instrument executed by the Declarant, be approved by the Declarant before they become effective.

     6.3 RULES. The Board of Directors, from time to time and subject to the provisions of this Declaration and the Condominium Act, may adopt, amend, and repeal Rules. The Rules may, among other things, restrict and govern the use of any area by any Guest, any Unit Owner, or by any family member or invitee of such Unit Owner; provided, however, that the Rules may not unreasonably discriminate among Unit Owners and shall not be inconsistent with the Condominium Act, this Declaration, the Articles, Bylaws or any Hotel Operating and Rental Pool Agreement, nor shall such Rules discriminate against the Hotel Operator or unreasonably restrict the Hotel Operator from performing its duties or exercising its rights under the Hotel Operating and Rental Pool Agreement. A copy of the Rules as they may from time to time be adopted, amended or repealed, shall be mailed or otherwise delivered to each Unit Owner and may be recorded.

                                                                         ANNEX C

     6.4 COMPOSITION OF MEMBERS. Each Unit Owner shall be a Member of the Association. The membership of the Association at all times shall consist exclusively of all the Unit Owners. A Unit Owner (including Declarant) of a Unit shall automatically, upon becoming the Unit Owner thereof, be a Member of the Association and shall remain a Member of the Association until such time as such Unit Owner's ownership ceases for any reason, at which time, such Unit Owner's membership in the Association shall automatically cease.

     6.5 PERSONAL LIABILITY. Neither Declarant nor any member of the Board of Directors or of any committee of the Association, any officer of the Association nor any manager or other employee of the Association shall be personally liable to any Member, or to any other person or entity, including the Association, for any damage, loss or prejudice suffered or claimed on account of any act, omission, error or negligence of the Declarant, the Association, the Board of Directors, the manager, any representative or employee of the Association, or any committee, committee member or officer of the Association; provided, however, the limitations set forth in this Section 6.5 shall not apply to any person who has failed to act in good faith or has engaged in wilful or intentional misconduct.

     6.6 IMPLIED RIGHTS. The Association may exercise any right or privilege given to the Association expressly by the Condominium Documents and every other right or privilege reasonably to be implied from the existence of any right or privilege given to the Association by the Condominium Documents or reasonably necessary to effectuate any such right or privilege.

     6.7 VOTING RIGHTS. Subject to Section 6.8 below, each Unit Owner of a Unit, including Declarant, shall be entitled to cast one (1) vote for each Unit owned by such Unit Owner, on any Association matter which is put to a vote of the membership in accordance with this Declaration, the Articles and/or Bylaws.

     6.8 VOTING PROCEDURES. No change in the ownership of a Unit shall be effective for voting purposes unless and until the Board of Directors is given actual written notice of such change and is provided satisfactory proof thereof. The vote for each such Unit must be cast as a unit, and fractional votes shall not be allowed. In the event that a Unit is owned by more than one (1) Person and such Unit Owners are unable to agree among themselves as to how their vote or votes shall be cast, they shall lose their right to vote on the matter in question. If any Member casts a vote representing a certain Unit, it will thereafter be conclusively presumed for all purposes that such Unit Owner was acting with the authority and consent of all other Unit Owners of the same Unit unless objection thereto is made at the time the vote is cast. In the event more than one (1) vote is cast by a Member for a particular Unit, none of the votes shall be counted and all of the votes shall be deemed void.

     6.9 TRANSFER OF MEMBERSHIP. The rights and obligations of any Member other than the Declarant shall not be assigned, transferred, pledged, conveyed or alienated in any way except upon transfer of ownership of a Unit Owner's Unit, and then only to the transferee of ownership to the Unit. A transfer of ownership to a Unit may be effected by deed, intestate succession, testamentary disposition, foreclosure of a mortgage of record, or such other legal process as now in effect or as may hereafter be established under or pursuant to the laws of the State of Arizona. Any attempt to make a prohibited transfer shall be void. Any transfer of ownership to a Unit shall operate to transfer the

                                                                         ANNEX C

membership appurtenant to said Unit to the new Unit Owner thereof. Each Purchaser of a Unit shall notify the Association of its purchase within ten (10) days after becoming the Unit Owner of a Unit.

     6.10  SUSPENSION  OF  VOTING  RIGHTS.  If any Unit  Owner  fails to pay any
Assessments or other amounts due to the Association under the Condominium Documents within fifteen (15) days after such payment is due or if any Unit Owner violates any other provision of the Condominium Documents and such violation is not cured within fifteen (15) days after the Association notifies the Unit Owner of the violation, the Board of Directors shall have the right to suspend such Unit Owner's right to vote until such time as all payments, including interest and attorneys' fees, are brought current, and until any other infractions or violations of the Condominium Documents are corrected.

     6.11 CONVEYANCE OR ENCUMBRANCE OF COMMON ELEMENTS. The Common Elements shall not be mortgaged, transferred, dedicated or encumbered without the prior written consent or affirmative vote of Unit Owners representing at least eighty percent (80%) of the votes of the Members. In addition, any conveyance, encumbrance, judicial sale or other transfer (whether voluntary or involuntary) of an individual interest in the Common Elements shall be void unless the Unit to which that interest is allocated also is transferred.

                                                                         ANNEX C

                                    ARTICLE 7

                                   ASSESSMENTS

     7.1 PREPARATION OF BUDGET.

        7.1.1 At least thirty (30) days before the beginning of each fiscal year of the Association commencing with the fiscal year in which the first Unit is conveyed to a Purchaser, the Board of Directors shall adopt a budget for the Association containing an estimate of the total amount of funds which the Board of Directors believes will be required during the ensuing fiscal year to pay all Common Expenses, excluding any Common Expenses which are proposed to be paid by the Hotel Operator pursuant to the terms of the annual operating budget prepared by the Hotel Operator for the ensuing year. The budget shall separately reflect any Common Expenses to be assessed against less than all of the Units pursuant to Subsection 7.2.4 of this Declaration.

        7.1.2 Within thirty (30) days after the adoption of a budget, the Board of Directors shall send to each Unit Owner the budget or a summary of the budget and a statement of the amount of the Common Expense Assessment assessed against the Unit of the Unit Owner in accordance with Section 7.2 of this Declaration. The failure or delay of the Board of Directors to prepare or adopt a budget for any fiscal year shall not constitute a waiver or release in any manner of a Unit Owner's obligation to pay his allocable share of the Common Expenses as provided in Section 7.2 of this Declaration, and each Unit Owner shall continue to pay the Common Expense Assessment against his Unit as established for the previous fiscal year until notice of the Common Expense Assessment for the new fiscal year has been established by the Board of Directors.

        7.1.3 The Board of Directors is expressly authorized to adopt and amend budgets for the Association, and no ratification of any budget or amended budget by the Unit Owners shall be required.

     7.2 COMMON EXPENSE ASSESSMENT.

        7.2.1 For each fiscal year of the Association commencing with the fiscal year in which the first Unit is conveyed to a Purchaser, the Common Expense Assessment for each Unit shall be determined by multiplying the total estimated Common Expenses set forth in the budget adopted by the Board of Directors (except for the Common Expenses which are to be assessed against less than all of the Units pursuant to Subsection 7.2.4) times the applicable Percentage Interest as set forth on Exhibit "B" attached hereto (the "Common Expense Share"). If the Board of Directors determines during any fiscal year that funds budgeted or available for that fiscal year are or will become inadequate to meet all Common Expenses for any reason, including, without limitation, reduced income and expense reimbursement from the operation of the hotel, or increased Common Expenses, nonpayment of Assessments by Members, or nonpayment of hotel operating costs (including maintenance and repairs of the Common Elements, Unit Furnishings, Hotel Furnishings and Units by the Hotel Operator) the Board of Directors may increase and reallocate the Common Expense Assessment for that fiscal year and the revised Common Expense Assessment for each Unit shall commence on the date designated by the Board of Directors.

                                                                         ANNEX C

        7.2.2 The Common Expense Assessments shall commence as to all Units on the first day of the month following the conveyance of the first Unit to a Purchaser. The first Common Expense Assessment shall be adjusted according to the number of months remaining in the fiscal year of the Association. The Board of Directors may require that the Common Expense Assessments or be paid in installments. For the period from the date upon which this Declaration is recorded through the first day of the month following the conveyance of the first Unit to a Purchaser, the Declarant shall be responsible for assuring that the actual Common Expenses accrued through such date are paid.

        7.2.3 Except as otherwise expressly provided for in this Declaration, all Common Expenses shall be assessed against all of the Units in accordance with Subsection 7.2.1 of this Declaration.

        7.2.4 If any Common Expense is caused by the negligence or other misconduct of any Unit Owner, or if any Unit Owner fails to pay when due any amount owing to the Hotel Operator under the Hotel Operating and Rental Pool Agreement (a "Rental Pool Delinquency"), the Association (i) shall assess any such Common Expense exclusively against such Unit Owner to the extent not covered by insurance; and (ii) may assess any such Rental Pool Delinquency exclusively against such Unit Owner.

        7.2.5 All Assessments, monetary penalties and other fees and charges levied against a Unit shall be the personal obligation of the Unit Owner of the Unit at the time the Assessments, monetary penalties or other fees and charges became due. The personal obligation of a Unit Owner for Assessments, monetary penalties and other fees and charges levied against his Unit shall not pass to the Unit Owner's successors in title unless expressly assumed by them.

     7.3 SPECIAL ASSESSMENTS. In addition to Common Expense Assessments, the Association may levy, in any fiscal year of the Association, a special assessment applicable to that fiscal year only for the purpose of defraying, in whole or in part, the cost of any construction, reconstruction, repair or replacement of a capital improvement of one or more Units and/or the Common Elements, including fixtures and personal property related thereto, or for any other lawful Association purpose, provided that any Special Assessment shall have first been approved by Unit Owners representing two-thirds (2/3) of the votes in the Association who are voting in person or by proxy at a meeting duly called for such purpose. Unless otherwise specified by the Board of Directors, Special Assessments shall be due thirty (30) days after they are levied by the Association and notice of the Special Assessment is given to the Unit Owners.

     7.4 EFFECT OF NONPAYMENT OF ASSESSMENTS; REMEDIES OF THE ASSOCIATION.

        7.4.1 Any Assessment, or any installment of an Assessment, which is not paid within five (5) days after the Assessment first became due shall be deemed delinquent and shall bear interest from the date of delinquency at the rate of interest established from time to time by the Board of Directors.

        7.4.2 All Assessments, monetary penalties and other fees and charges imposed or levied against any Unit or Unit Owner shall be secured by the

                                                                         ANNEX C

Assessment Lien as provided for in the Condominium Act. The recording of this Declaration constitutes record notice and perfection of the Assessment Lien, and no further recordation of any claim of lien shall be required. Although not required in order to perfect the Assessment Lien, the Association shall have the right but not the obligation, to record a notice setting forth the amount of any delinquent assessments, monetary penalties or other fees or charges imposed or levied against a Unit or the Unit Owner which are secured by the Assessment Lien.

        7.4.3 The Association shall have the right, at its option, to enforce collection of any delinquent Assessments, monetary penalties and all other fees and charges owed to the Association in any manner allowed by law including, but not limited to: (i) bringing an action at law against the Unit Owner personally obligated to pay the delinquent amounts and such action may be brought without waiving the Assessment Lien securing any such delinquent amounts; or (ii) bringing an action to foreclose its Assessment Lien against the Unit in the manner provided by law for the foreclosure of a realty mortgage. The Association shall have the power to bid in at any foreclosure sale and to purchase, acquire, hold, lease, mortgage and convey any and all Units purchased at such sale.

     7.5 SUBORDINATION OF ASSESSMENT LIEN TO MORTGAGES. The Assessment Lien shall be subordinate to the lien of any First Mortgage. Any First Mortgagee or any other party acquiring title or coming into possession of a Unit through foreclosure of a First Mortgage, purchase at a foreclosure sale or trustee sale, or through any equivalent proceedings, such as, but not limited to, the taking of a deed in lieu of foreclosure, shall acquire title free and clear of any claims for unpaid Assessments, monetary penalties and other fees and charges against the Unit which became payable prior to such sale or transfer. Any delinquent Assessments, monetary penalties and other fees and charges which are extinguished pursuant to this Section 7.5 may be reallocated and assessed to all Units as at Common Expense. Any Assessments, monetary penalties and other fees and charges against the Unit which accrue prior to such sale or transfer shall remain the obligation of the defaulting Unit Owner.

     7.6 EXEMPTION OF UNIT OWNER. No Unit Owner may exempt itself from liability for payment of Assessments, monetary penalties and other fees and charges levied pursuant to the Condominium Documents by waiver and nonuse of any of the Common Elements or by the abandonment or non-use of its Unit.

     7.7 CERTIFICATE OF PAYMENT. The Association on written request shall issue or cause to be issued to a lienholder, Unit Owner or Person designated by a Unit Owner a recordable statement setting forth the amount of unpaid Assessments against his Unit. The statement shall be furnished within twenty (20) business days after receipt of the request and is binding on the Association, the Board of Directors, and every Unit Owner. In addition, upon receipt of written notice from a Unit Owner or other interested Person, the Association shall furnish to a Purchaser within seven (7) days after receipt of notice of a pending sale of a Unit, a written statement setting forth the amount of the Common Expense Assessment for the Unit and any unpaid Common Expense Assessment, fee or charge currently due from the selling Unit Owner, together with such other information as may be required under the Condominium Act. The Association may charge a reasonable fee in an amount established by the Board of Directors for each such statement.

                                                                         ANNEX C

     7.8 NO OFFSETS. All Assessments, monetary penalties and other fees and charges shall be payable in accordance with the provisions of this Declaration, and no offsets against such Assessments, monetary penalties and other fees and charges shall be permitted for any reason, including, without limitation, a claim that the Association is not properly exercising its duties and powers as provided in the Condominium Documents or the Condominium Act or that insufficient revenue is being generated by the Hotel Operator.

     7.9 RESERVE FUND. To assist the Association in maintaining adequate funds to pay any hotel operation expenses and to establish appropriate reserves therefor, each Purchaser of a Unit from the Declarant shall pay to the Association, immediately upon becoming the Unit Owner of the Unit, a reserve fund payment equal to $150,000 multiplied times the Percentage Interest attributable to the Unit. Such amount shall not be considered as an advance payment of any Assessments levied by the Association pursuant to this Declaration. The Association shall make such reserve fund payment available to the Hotel Operator following the first year's operation of the Hotel to apply against any operating cash reserve required to be funded by the Unit Owners pursuant to the term of the Hotel Operating and Rental Pool Agreement.

     7.10 SURPLUS FUNDS. Surplus funds of the Association remaining after payment of or making provisions for Common Expenses and establishing any reserves may in the discretion of the Board of Directors either be returned to the Unit Owners pro rata in accordance with each Unit Owner's Common Expense Liability or be credited on a pro rata basis to the Unit Owners to reduce each Unit Owner's future Common Expense Assessments or may be added to any contingency or other reserve funds maintained by the Association.

     7.11 MONETARY PENALTIES. In accordance with the procedures set forth in the Bylaws, the Board of Directors shall have the right to levy reasonable monetary penalties against a Unit Owner for violations of the Condominium Documents.

     7.12 TRANSFER FEE. Each Purchaser of a Unit shall pay to the Association immediately upon becoming the Owner of the Unit a transfer fee in such amount as is established from time to time by the Board of Directors.

     7.13 ADDITIONAL RESERVES. The Association may establish and maintain, from Common Expense Assessments, additional reserves to provide for the replacement and capital repairs of the Common Elements, Unit Furnishings, Hotel Furnishings and other Improvements to the Condominium which the Association is obligated to repair, maintain and replace. In determining whether to establish such reserves and the amount of such reserves, the Board of Directors may take into account the reserves provided for in Section 7.9 and any other reserves established by the Hotel Operator pursuant to the Hotel Operating and Rental Pool Agreement which are established for similar purposes. The Association may make such additional reserves available to the Hotel Operator in order to enable the Hotel Operator to comply with its obligations under the Hotel Operating and Rental Pool Agreement to repair or replace Improvements, Unit Furnishings and Hotel Furnishings.

     7.14 HOTEL OPERATING REVENUES.  Notwithstanding  anything contained in this
Article 7 to the contrary, all or any portion of distributions otherwise due and payable to a Unit Owner pursuant to the Hotel Operating and Rental Pool

                                                                         ANNEX C

Agreement may be collected by the Association from the Hotel Operator upon demand and may be used by the Association to pay and offset against all or any portion of the Assessments or other amounts due and payable by such Unit Owner pursuant to this Declaration. The foregoing shall not, however, relieve any such Unit Owner of its obligation to pay Assessments or any deficiencies resulting after the application of revenues from the Hotel Operating and Rental Pool Agreement.

     7.15 UNIT TAXES. Each Unit Owner shall be responsible for all real estate taxes attributable to its Unit and all income, sales, use, privilege, bed, lodging and other taxes attributable to any revenue earned by such Unit Owner in connection with participating in the rental pool arrangement or any other income produced relative to its respective Unit. It is anticipated that the Hotel Operator will file and remit to the appropriate governmental agencies the sales, use, privilege, bed or lodging taxes applicable to the rental pool arrangement.

     7.16 UTILITIES. Utility usage shall be considered a Common Expense and as such shall be governed by the provisions of Subsection 7.1 and 7.2.


                                    ARTICLE 8

                                    INSURANCE

     8.1 SCOPE OF COVERAGE.

        8.1.1 Commencing not later than the date of the first conveyance of a Unit to a Purchaser, the Association shall maintain, to the extent reasonably available, the following insurance coverage from generally acceptable insurance carriers:

                (i) Property insurance on the Common Elements and Units, including Hotel Furnishings and Unit Furnishings but exclusive of all other personal property of Unit Owners, issued under a standard form "All Risk of Direct Physical Loss Form" in an amount equal to the maximum insurable replacement value of the Common Elements and Units, as determined by the Board of Directors; provided, however that the total amount of insurance after application of any deductibles shall not be less than one hundred percent (100%) of the current replacement cost of the insured property, exclusive of land, excavations, foundations and other items normally excluded from a property insurance policy.

                (ii) Broad form comprehensive general liability insurance, for a limit to be determined by the Board, but not less than $1,000,000.00 for any single occurrence. Such insurance shall cover all occurrences commonly insured against for death, bodily injury and property damage arising out of or in connection with the use, ownership or maintenance of the Common Elements. Such policy shall include (i) a cross liability clause to cover liabilities of the Unit Owners as a group to a Unit Owner, (ii) medical payments insurance and contingent liability coverage arising out of the use of hired and nonowned automobiles, and (iii) coverage for any legal liability that results from lawsuits related to employment contracts to which the Association is a party.

                (iii) Worker's compensation insurance to the extent necessary to meet the requirements of the laws of Arizona.

                                                                         ANNEX C

                (iv) Directors' and officers' liability insurance covering all the directors and officers of the Association in such limits as the Board of Directors may determine from time to time.

                (v) Such other insurance as the Association shall determine from time to time to be appropriate to protect the Association, the members of the Board of Directors, the members of any committee or the Board of Directors or the Unit Owners.

                (vi) The insurance policies purchased by the Association shall, to the extent reasonably available, contain the following provisions:

                        (a) Each Unit Owner shall be an insured under the policy with respect to liability arising out of his ownership of an undivided interest in the Common Elements or membership in the Association.

                        (b) There shall be no subrogation with respect to the Association, its agents, servants, and employees against Unit Owners and members of their household.

                        (c) No act or omission by any Unit Owner shall void the policy or be a condition to recovery on the policy.

                        (d) The coverage afforded by such policy shall be primary and shall not be brought into contribution or proration with any insurance which may be purchased by Unit Owners or their mortgagees or beneficiaries under deeds of trust.

                        (e) A "severability of interest" endorsement which shall preclude the insurer from denying the claim of a Unit Owner because of the negligent acts of the Association or other Unit Owners.

                        (f) The Association shall be the insured for use and benefit of the individual Unit Owners (designated by name if required by the insurer).

                        (g) For policies of hazard insurance, a standard mortgagee clause providing that the insurance carrier shall notify the Association and each First Mortgagee named in the policy at least thirty (30) days in advance of the effective date of any substantial change in coverage or cancellation of the policy.

                        (h) Any insurance trust agreement will be recognized by the insurer.

                (vii) Boiler explosion insurance evidenced by the standard form of boiler machinery insurance policy and providing coverage in the minimum amount of $50,000.00 per accident per location.

                                                                         ANNEX C

                (viii) If the Condominium is located in an area identified by the Secretary of Housing & Urban Development as an area having special flood hazards, a "blanket policy" of flood insurance on the Condominium in the lesser of one hundred percent (100%) of the current replacement cost of the Buildings and any other property covered on the required form of policy or the maximum limit of coverage available under the National Insurance Act of 1968, as amended.

                (ix) "Agreed Amount" and "Inflation Guard" endorsements.

        8.1.2 If, at the time of a loss insured under an insurance policy purchased by the Association, the loss is also insured under an insurance policy purchased by a Unit Owner, the Association's policy shall provide primary coverage.

     8.2 FIDELITY BONDS.

        8.2.1 The Association shall maintain blanket fidelity bonds for all officers, directors, trustees and employees of the Association and all other persons handling or responsible for funds of or administered by the Association including, but without limitation, officers, directors and employees of any management agent of the Association, whether or not they receive compensation for their services. The total amount of the fidelity bonds maintained by the Association shall be based upon the best business judgment of the Board of Directors, and shall not be less than the greater of the estimated maximum funds, including reserve funds, in the custody of the Association or the management agent, as the case may be, at any given time during the term of each bond, or the sum equal to three months aggregate Common Expense Assessments on all Units plus reserve funds. Fidelity bonds obtained by the Association must also meet the following requirements:

                (i) The fidelity bonds shall name the Association as an obligee;

                (ii) The bonds shall contain waivers by the issuers of the bonds of all defenses based upon the exclusion of persons serving without compensation from the definition of "employees" or similar terms or expressions;

                (iii) The bonds shall provide that they may not be cancelled or substantially modified (including cancellation from nonpayment of premium) without at least ten (10) days prior written notice to the Association and each First Mortgagee.

        8.2.2 The Association shall require any management agent of the Association to maintain its own fidelity bond in an amount equal to or greater than the amount of the fidelity bond to be maintained by the Association pursuant to Subsection 8.2.1 of this Declaration. The fidelity bond maintained by the management agent shall cover funds maintained in bank accounts of the management agent and shall name the Association as an obligee.

     8.3 PAYMENT OF PREMIUMS. Premiums for all insurance obtained by the Association pursuant to this Article shall be Common Expenses and shall be paid for by the Association.

     8.4 INSURANCE OBTAINED BY UNIT OWNERS. The issuance of insurance policies to the Association pursuant to this Article shall not prevent a Unit Owner from

                                                                         ANNEX C

obtaining insurance for its own benefit and at its own expense covering its Unit, its personal property and providing personal liability coverage.

     8.5 PAYMENT OF INSURANCE PROCEEDS. Any loss covered by property insurance obtained by the Association in accordance with this Article shall be adjusted with the Association and the insurance proceeds shall be payable to the Association and not to any mortgagee or beneficiary under a deed of trust. The Association shall hold any insurance proceeds in trust for Unit Owners and lienholders as their interests may appear, and the proceeds shall be disbursed and applied as provided for in A.R.S. ss. 33-1253.

     8.6 CERTIFICATE OF INSURANCE. An insurer that has issued an insurance policy pursuant to this Article shall issue certificates or memoranda of insurance to the Association and, on written request, to any Unit Owner or First Mortgagee. The insurer issuing the policy shall not cancel or refuse to renew it until thirty (30) days after notice of the proposed cancellation or nonrenewal has been mailed to the Association, each Unit Owner, and each First Mortgagee to whom a certificate or memorandum of insurance has been issued at their respective last known addresses.

     8.7 DELEGATION OF INSURANCE RESPONSIBILITY. The Association shall be deemed to have complied with its obligations under this Article 8 if the insurance required by the terms hereof is obtained by the Hotel Operator. Any such insurance may include the Hotel Operator as a named insured and any such insurance may include business interruption insurance to the extent required in any Hotel Operating and Rental Pool Agreement.


                                    ARTICLE 9

                           RIGHTS OF FIRST MORTGAGEES

     9.1 NOTIFICATION TO FIRST MORTGAGEES. Upon receipt by the Association of a written request from a First Mortgagee or insurer or governmental guarantor of a First Mortgage informing the Association of its correct name and mailing address and number or address of the Unit to which the request relates, the Association shall provide such Eligible Mortgage Holder or Eligible Insurer or Guarantor with timely written notice of the following:

        9.1.1 Any condemnation loss or any casualty loss which affects a material portion of the Condominium or any Unit on which there is a First Mortgage held, insured or guaranteed by such Eligible Mortgage Holder or Eligible Insurer or Guarantor;

        9.1.2 Any delinquency in the payment of Assessments or charges owed by a Unit Owner subject to a First Mortgage held, insured or guaranteed by such Eligible Mortgage Holder or Eligible Insurer or Guarantor or any other default in the performance by the Unit Owner of any obligation under the Condominium Documents, which delinquency or default remains uncured for the period of sixty
(60) days;

                                                                         ANNEX C
        9.1.3 Any lapse, cancellation or material modification of any insurance policy or fidelity bond maintained by the Association;

        9.1.4 Any proposed action which requires the consent of a specified percentage of Eligible Mortgage Holders as set forth in Section 9.2 of this Declaration.

     9.2 APPROVAL REQUIRED FOR AMENDMENT TO DECLARATION, ARTICLES OR BYLAWS.

        9.2.1 The approval of Eligible Mortgage Holders holding First Mortgages on Units owned by Unit Owners who have at least fifty-one percent (51%) of the votes in the Association allocated to Unit Owners of all Units subject to First Mortgages held by Eligible Mortgage Holders shall be required to add or amend any material provisions of the Declaration, Articles or Bylaws which establish, provide for, govern or regulate any of the following:

         (i)    Voting rights;

         (ii) Assessments, assessment liens or subordination of assessment liens;

         (iii) Reserves for maintenance, repair and replacement of Common Elements;

         (iv)   Insurance or fidelity bonds;

         (v)    Responsibility for maintenance and repairs;

         (vi) Expansion or contraction of the Condominium, or the addition, annexation or withdrawal of property to or from the Condominium;

         (vii)  Boundaries of any Unit;

         (viii) Reallocation of interests in the Common Elements or Limited Common Elements or rights to their use;

         (ix) Convertibility of Units into Common Elements or of Common Elements into Units;

         (x)    Use of the Units for other than Public Rental Residential Use;

         (xi) Imposition of any restrictions on a Unit Owner's right to sell or transfer its Unit;

         (xii) A decision by the Association to establish self-management when professional management previously had been required by an Eligible Mortgage Holder;

         (xiii) Restoration or repair of the Condominium (after a hazard damage or partial condemnation) in a manner other than that specified in the Condominium Documents;

                                                                         ANNEX C

         (xiv) Any action to terminate the legal status of the Condominium after substantial destruction or condemnation occurs;

         (xv) Any provisions which expressly benefit First Mortgagees, Eligible Mortgage Holders or Eligible Insurers or Guarantors.

        9.2.2 Any action to terminate the legal status of the Condominium for reasons other than substantial destruction or condemnation of the Condominium must be approved by Eligible Mortgage Holders holding First Mortgages on Units owned by Unit Owners who have at least sixty-seven percent (67%) of the votes in the Association allocated to Unit Owners of all Units subject to First Mortgages held by Eligible Mortgage Holders.

        9.2.3 Any First Mortgagee who receives a written request to approve additions or amendments to the Declaration, Articles or Bylaws, who does not deliver or mail to the requesting party a negative response within thirty (30) days shall be deemed to have approved such request, provided the notice was delivered by certified or registered mail, with a return receipt requested.

        9.2.4 The approvals required by this Section 9.2 shall not apply to amendments that may be executed by the Declarant in the exercise of its Development Rights.

     9.3 RIGHT OF INSPECTION OF RECORDS. Any Unit Owner, First Mortgagee or Eligible Insurer or Guarantor will, upon written request, be entitled to: (i) inspect the current copies of the Condominium Documents and the books, records and financial statements of the Association during normal business hours; (ii) receive within ninety (90) days following the end of any fiscal year of the Association, an audited financial statement of the Association for the immediately preceding fiscal year of the Association, free of charge to the requesting party; and (iii) receive written notice of all meetings of the Members of the Association and be permitted to designate a representative to attend all such meetings.

     9.4 PRIOR WRITTEN APPROVAL OF FIRST MORTGAGEES. Except as provided by statute in case of condemnation or substantial loss to the Units or the Common Elements, unless at least two-thirds (2/3) of all First Mortgagees (based upon one vote for each First Mortgage owned) or Unit Owners (other than the Declarant or other sponsor, developer or builder of the Condominium) of the Units have given their prior written approval, the Association shall not be entitled to:

        9.4.1 By act or omission, seek to abandon or terminate this Declaration or the Condominium;

        9.4.2 Change the pro rata interest or obligations of any individual Unit for the purpose of: (i) levying Assessments or charges or allocating distributions of hazard insurance proceeds or condemnation awards, or (ii) determining the pro rata share of ownership of each Unit in the Common Elements;

        9.4.3 Partition or subdivide any Unit;

                                                                         ANNEX C

        9.4.4 By act or omission, seek to abandon, partition, subdivide, encumber, sell or transfer the Common Elements. The granting of easements for public utilities or for other public purposes consistent with the intended use of the Common Elements shall not be deemed a transfer within the meaning of this Subsection; or

        9.4.5  Use  hazard  insurance  proceeds  for  losses to any Units or the
Common  Elements  for  any  purpose  other  than  the  repair,   replacement  or
reconstruction of such Units or the Common Elements.

Nothing contained in this Section 9.4 or any other provisions of this Declaration shall be deemed to grant the Association the right to partition any Unit without the consent of the Unit Owners thereof. Any partition of a Unit shall be subject to such limitations and prohibitions as may be set forth elsewhere in this Declaration or as provided under Arizona law.

     9.5 CONDEMNATION OR INSURANCE PROCEEDS. No Unit Owner, or any other Person, shall have priority over any rights of any First Mortgagee of the Unit pursuant to its mortgage in the case of a distribution to such Unit Owner of insurance proceeds or condemnation awards for losses to or a taking of Units and/or Common Elements.

     9.6 LIMITATION ON PARTITION AND SUBDIVISION. No Unit shall be partitioned or subdivided without the prior written approval of the Holder of any First Mortgage on such Unit.

     9.7 CONFLICTING PROVISIONS. In the event of any conflict or inconsistency between the provisions of this Article and any other provision of the Condominium Documents, the provisions of this Article shall prevail; provided, however, that in the event of any conflict or inconsistency between the different Sections of this Article or between the provisions of this Article and any other provision of the Condominium Documents with respect to the number or percentage of Unit Owners, First Mortgagees, Eligible Mortgage Holders or Eligible Insurers or Guarantors that must consent to (i) an amendment of the Declaration, Articles or Bylaws, (ii) a termination of the Condominium, or (iii) certain actions of the Association as specified in Sections 9.2 and 9.4 of this Declaration, the provision requiring the consent of the greatest number or percentage of Unit Owners, First Mortgagees, Eligible Mortgage Holders or Eligible Insurers or Guarantors shall prevail; provided, however, that the Declarant, without the consent of any Unit Owner or First Mortgagee being required, shall have the right to amend this Declaration, the Plat, the Articles or the Bylaws as set forth in Section 11.5.3.


                                   ARTICLE 10

                        RESERVATION OF DEVELOPMENTAL AND
                           SPECIAL DECLARANT'S RIGHTS

     Pursuant to the Condominium Act, Declarant reserves all of the development and special declarant rights in the Condominium afforded under A.R.S. ss.
33-1202(14) and (21), respectively, subject to the expiration deadlines set forth below. Specifically, but without limitation, Declarant reserves the following rights:

                                                                         ANNEX C

     10.1 DEVELOPMENTAL RIGHTS. Declarant hereby reserves, during the Period of Declarant Control, all Development Rights under A.R.S. ss. 33-1202(14).

     10.2 RIGHT TO COMPLETE IMPROVEMENTS AND CONSTRUCTION EASEMENT. Declarant hereby reserves the right, for a period of five (5) years following the recordation of this Declaration, to complete the construction of Improvements on the Condominium, and an easement over and through the Condominium, including all Common Elements, for the purpose of doing so. Any damage caused to a Unit or the Common Elements by Declarant or its agents in the use or exercise of such right and/or easement shall be repaired by and at the expense of Declarant.

     10.3 OFFICES, MODEL UNITS AND PROMOTIONAL SIGNS. Declarant reserves the right to maintain offices for sales and management and models as provided in
Section 3.4 above, and to maintain signs on the Common Elements for so long as Declarant owns one or more Units and is actively marketing the Units for sale.

     10.4 APPOINTMENT AND REMOVAL OF DIRECTORS AND OFFICERS. Declarant reserves the right to appoint and remove any officer of the Association or any member of the Board of Directors as set forth in Section 6.2 above, for the time period set forth therein.


                                   ARTICLE 11

                               GENERAL PROVISIONS

     11.1 ENFORCEMENT. The Association, or any Unit Owner, shall have the right to enforce, by any proceeding at law or in equity, all restrictions, conditions, covenants, reservations, liens and charges now or hereafter imposed by the provisions of the Condominium Documents. Failure by the Association or by any Unit Owner to enforce any covenant or restriction contained in the Condominium Documents shall in no event be deemed a waiver of the right to do so thereafter.

     11.2   SEVERABILITY.   Invalidation  of  any  one  of  these  covenants  or
restrictions by judgment or court order shall in no way affect any other provisions which shall remain in full force and effect.

     11.3 DURATION. The covenants and restrictions of this Declaration shall continue in full force and effect and run with and bind the Condominium until terminated in accordance with the provisions of Section 11.4.

     11.4 TERMINATION OF CONDOMINIUM. The Condominium may be terminated only in the manner provided for in the Condominium Act.

     11.5 AMENDMENT.

        11.5.1 Except in cases of amendments that may be executed by a Declarant in the exercise of its Development Rights or under A.R.S. ss. 33-1220, by the Association under A.R.S. ss. 33-1206 or 33-1216(D), or by certain Unit Owners

                                                                         ANNEX C

under A.R.S. ss. 33-1218(B),  33-1222, 33-1223 or 33-1228(B), or in cases where a higher percentage is required by the Condominium Act, the Declaration, including the Plat, may be amended only by a vote of the Unit Owners to which at least sixty-seven percent (67%) of the votes in the Association are allocated.

        11.5.2 An amendment to the Declaration shall not terminate or decrease any unexpired Development Right, Special Declarant Right or Period of Declarant Control unless the Declarant approves the amendment in writing.

        11.5.3 During the Period of Declarant Control, the Declarant shall have the right to amend the Declaration, including the Plat, to (i) comply with the Condominium Act or any other applicable law if the amendment does not adversely affect the rights of any Unit Owner, (ii) correct any error or inconsistency in the Declaration if the amendment does not adversely affect the rights of any Unit Owner, (iii) comply with the rules or guidelines in effect from time to time of any governmental or quasi-governmental entity or federal corporation guaranteeing or insuring mortgage loans or governing transactions involving mortgage instruments, including without limitation, the VA, the FHA, the FNMA or the FHLMC, or (iv) the rules or requirements of any federal, state or local governmental entity or agency whose approval of the Condominium, the Plat or the Condominium Documents is required by law or requested by Declarant.

        11.5.4 To the extent that any First Mortgages insured by the FHA or guaranteed by the VA are held on any of the Units at the time of amendment, and to the extent that it is required by any regulations governing FHA/VA mortgages, during the Period of Declarant Control, any amendment to the Declaration or the Plat must be approved by the VA or the FHA.

        11.5.5 Any amendment  adopted by the Unit Owners  pursuant to Subsection
11.5.1 of this Declaration shall be signed by the President or Vice President of the Association and shall be recorded with the County Recorder of each County in which any portion of the Condominium is located. Any such amendment shall certify that the amendment has been approved as required by this Subsection
11.5.5. Any amendment made by the Declarant pursuant to Subsection 11.5.3 of this Declaration or the Condominium Act shall be executed by the Declarant and shall be recorded with the County Recorder of each County in which any portion of the Condominium is located.

     11.6 REMEDIES CUMULATIVE. Each remedy provided herein is cumulative and not exclusive.

     11.7 NOTICES. All notices, demands, statements or other communications required to be given to or served on a Unit Owner under this Declaration shall be in writing and shall be deemed to have been duly given and served if delivered personally or sent by United States mail, postage prepaid, return receipt requested, addressed to the Unit Owner, at the address which the Unit Owner shall designate in writing and file with the Association or, if no such address is designated, at the address of the Unit of such Unit Owner. A Unit Owner may change his address on file with the Association for receipt of notices by delivering a written notice of change of address to the Association pursuant to this Section 11.7. A notice given by mail, whether regular, certified, or registered, shall be deemed to have been received by the person to whom the notice was addressed on the earlier of the date the notice is actually received or three days after the notice is mailed. If a Unit is owned by more than one person, notice to one of the Unit Owners shall constitute notice to all Unit

                                                                         ANNEX C

Owners of the same Unit. Each Unit Owner shall file its correct mailing address with the Association, and shall promptly notify the Association in writing of any subsequent change of address.

     11.8 BINDING EFFECT. By acceptance of a deed or by acquiring any ownership interest in any portion of the Condominium, each Person, for himself, his heirs, personal representatives, successors, transferees and assigns, binds himself, his heirs, personal representatives, successors, transferees and assigns, to all of the provisions, restrictions, covenants, conditions, rules, and regulations now or hereafter imposed by the Condominium Documents and any amendments thereof. In addition, each such Person by so doing thereby acknowledges that the Condominium Documents set forth a general scheme for the improvement and development of the real property covered thereby and hereby evidences his intent that all the restrictions, conditions, covenants, easements, rules and regulations contained in the Condominium Documents shall run with the land and be binding on all subsequent and future Unit Owners, grantees, purchasers, assignees, and transferees thereof. Furthermore, each such person fully understands and acknowledges that the Condominium Documents shall be mutually beneficial, prohibitive and enforceable by the various subsequent and future
Unit Owners. Declarant, its successors, assigns and grantees, covenants and agrees that no Unit and the membership in the Association and the other rights created by the Condominium Documents related to such Unit shall be separated or separately conveyed, and such membership and other rights shall be deemed to be conveyed or encumbered with the respective Unit even though the description in the instrument of conveyance or encumbrance may refer only to the Unit.

     11.9 GENDER. The singular, wherever used in this Declaration, shall be construed to mean the plural when applicable, and the necessary grammatical changes required to make the provisions of this Declaration apply either to corporations or individuals, or men or women, shall in all cases be assumed as though in each case fully expressed.

     11.10 TOPIC HEADINGS. The marginal or topical headings of the sections contained in this Declaration are for convenience only and do not define, limit or construe the contents of the sections or of this Declaration.

     11.11 SURVIVAL OF LIABILITY. The termination of membership in the Association shall not relieve or release any such former Unit Owner or Member from any liability or obligation incurred under, or in any way connected with, the Association during the period of such ownership or membership, or impair any rights or remedies which the Association may have against such former Unit Owner or Member arising out of, or in any way connected with, such ownership or membership and the covenants and obligations incident thereto.

     11.12 CONSTRUCTION. In the event of any discrepancies, inconsistencies or conflicts between the provisions of this Declaration and the Articles, Bylaws or the Association Rules, the provisions of this Declaration shall prevail.

     11.13 JOINT AND SEVERAL LIABILITY. In the case of joint ownership of a Unit, the liabilities and obligations of each of the joint Unit Owners set forth in, or imposed by, the Condominium Documents shall be joint and several.

                                                                         ANNEX C

     11.14  GUESTS  AND  TENANTS.  Each  Unit  Owner  shall be  responsible  for compliance by his agents, tenants, guests, invitees, licensees and their respective servants, agents, and employees with the provisions of the
Condominium Documents. A Unit Owner's failure to insure compliance by such Persons shall be grounds for the same action available to the Association or any other Unit Owner by reason of such Unit Owner's own noncompliance. Notwithstanding the foregoing, no Unit Owner shall be responsible for the acts or omissions of any Guest who may occupy the Unit Owner's Unit.

     11.15 ATTORNEYS' FEES. In the event the Declarant, the Association or any Unit Owner employs an attorney or attorneys to enforce a lien or to collect any amounts due from a Unit Owner or to enforce compliance with or recover damages for any violation or noncompliance with the Condominium Documents, the prevailing party in any such action shall be entitled to recover from the other party his reasonable attorneys' fees incurred in the action.

     11.16 NUMBER OF DAYS. In computing the number of days for purposes of any provision of the Condominium Documents, all days shall be counted including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the next day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

     11.17 DECLARANT'S RIGHT TO USE SIMILAR NAME. The Association hereby irrevocably consents to the use by any other nonprofit corporation which may be formed or incorporated by Declarant of a corporate name which is the same or deceptively similar to the name of the Association provided one or more words are added to the name of such other corporation to make the name of the Association distinguishable from the name of such other corporation. Within five
(5) days after being requested to do so by the Declarant, the Association shall sign such letters, documents or other writings as may be required by the Arizona Corporation Commission in order for any other nonprofit corporation formed or incorporated by the Declarant to use a corporate name which is the same or deceptively similar to the name of the Association.

     11.18 NOTICE OF VIOLATION. The Association shall have the right to record a written notice of a violation by any Unit Owner of any restriction or provision of the Condominium Documents. The notice shall be executed and acknowledged by an officer of the Association and shall contain substantially the following information: (i) the name of the Unit Owner; (ii) the legal description of the Unit against which the notice is being recorded; (iii) a brief description of the nature of the violation; (iv) a statement that the notice is being recorded by the Association pursuant to this Declaration; and (v) a statement of the specific steps which must be taken by the Unit Owner to cure the violation. Recordation of a Notice of Violation shall serve as a notice to the Unit Owner and to any subsequent purchaser of the Unit that there is a violation of the provisions of the Condominium Documents. If, after the recordation of such notice, it is determined by the Association that the violation referred to in the notice does not exist or that the actual violation referred to in the notice has been cured, the Association shall record a notice of compliance which shall state the legal description of the Unit against which the Notice of Violation was recorded, the recording data of the Notice of Violation, and shall state that the violation referred to in the notice of violation has been cured, or if such be the case, that it did not exist.

     11.19 NO ABSOLUTE LIABILITY. No provision of the Condominium Documents shall be interpreted or construed as imposing on any Unit Owner absolute

                                                                         ANNEX C

liability for damage to the Common Elements or the Units. A Unit Owner shall only be responsible for damage to the Common Elements or Units caused by such Unit Owner's negligence or intentional acts.

                                      UP Sedona, Inc.,
                                      an Arizona corporation



                                      By:___________________________________

                                      Name:_________________________________

                                      Its:__________________________________



STATE OF ARIZONA           )
                           ) ss.
County of Maricopa         )


     The foregoing instrument was acknowledged before me this __________ day of ________________, 1996, by ________________________ the _______________________

of UP Sedona, Inc., an Arizona corporation, on behalf of the corporation.



                                      --------------------------------------
                                      Notary Public

                                      My commission expires:________________

                                                                         ANNEX C



                                    EXHIBIT A


             LEGAL DESCRIPTION OF PROPERTY SUBMITTED TO CONDOMINIUM

                                                                         ANNEX C

                                    EXHIBIT B

                               PERCENTAGE INTEREST


           UNIT NUMBER                         PERCENTAGE INTEREST
           -----------                         -------------------

             1008                                   0.448283%
             1009                                   0.378613%
             1010                                   0.448283%
             1011 EX                                0.436532%
             1012                                   0.448283%
             1013 EX                                0.436532%
             1014                                   0.448283%
             1015                                   0.448283%
             1016                                   0.448283%
             1017                                   0.448283%
             1018                                   0.455404%
             1019                                   0.448283%
             1020                                   0.448283%
             1021                                   0.448283%
             1022                                   0.448283%
             1023                                   0.455404%
             1024                                   0.378613%
             1025                                   0.378613%
             1026                                   0.448283%
             1027                                   0.455404%
             1028                                   0.448283%
             1030                                   0.455404%
             1032                                   0.455404%
             1034                                   0.448283%
             1035                                   0.455404%
             1036                                   0.448283%
             1037                                   0.378613%
             1038                                   0.378613%
             1039                                   0.448283%
             1040                                   0.448283%
             1041                                   0.378613%
             1042                                   0.378613%
             1043                                   0.455404%
             1044                                   0.455404%
             1052 EX                                0.436532%
             1053                                   0.378613%
             1054 EX                                0.436532%
             1055 EX                                0.436532%

                                                                         ANNEX C


           UNIT NUMBER                          PERCENTAGE INTEREST
           -----------                          -------------------

             1056                                   0.448283%
             1057 EX                                0.436532%
             1058                                   0.448283%
             1059                                   0.448283%
             1060                                   0.448283%
             1061                                   0.448283%
             1062                                   0.455404%
             1063                                   0.448283%
             1064                                   0.448283%
             1065                                   0.448283%
             1066                                   0.448283%
             1067                                   0.455404%
             1068                                   0.378613%
             1069                                   0.378613%
             1070                                   0.448283%
             1071                                   0.455404%
             1072                                   0.448283%
             1074                                   0.455404%
             1076                                   0.455404%
             1078                                   0.448283%
             1079                                   0.455404%
             1080                                   0.448283%
             1081                                   0.378613%
             1082                                   0.378613%
             1083                                   0.448283%
             1084                                   0.448283%
             1085                                   0.378613%
             1086                                   0.378613%
             1087                                   0.455404%
             1088                                   0.455404%
             2003                                   0.468459%
             2005                                   0.461338%
             2006                                   0.461338%
             2007                                   0.397128%
             2008                                   0.461338%
             2009                                   0.391669%
             2010                                   0.461338%
             2011                                   0.461338%
             2012                                   0.461338%
             2013                                   0.461338%
             2014                                   0.461338%

                                                                         ANNEX C


           UNIT NUMBER                            PERCENTAGE INTEREST
           -----------                            -------------------

             2015                                    0.461338%
             2016                                    0.461338%
             2017                                    0.461338%
             2018                                    0.468459%
             2019                                    0.461338%
             2020                                    0.461338%
             2021                                    0.461338%
             2022                                    0.461338%
             2023                                    0.468459%
             2024                                    0.391669%
             2025                                    0.391669%
             2026                                    0.461338%
             2027                                    0.468459%
             2028                                    0.461338%
             2030                                    0.468459%
             2032                                    0.461338%
             2034                                    0.454217%
             2035                                    0.468459%
             2036                                    0.454217%
             2037                                    0.391669%
             2038                                    0.384547%
             2039                                    0.461338%
             2040                                    0.454217%
             2041                                    0.391669%
             2042                                    0.384547%
             2043                                    0.468459%
             2044                                    0.461338%
             2047                                    0.468459%
             2049                                    0.461338%
             2051                                    0.397128%
             2052                                    0.454217%
             2053                                    0.391669%
             2054                                    0.454217%
             2055                                    0.461338%
             2056                                    0.454217%
             2057                                    0.461338%
             2058                                    0.454217%
             2059                                    0.461338%
             2060                                    0.454217%
             2061                                    0.461338%
             2062                                    0.461338%

                                                                         ANNEX C


           UNIT NUMBER                           PERCENTAGE INTEREST
           -----------                           -------------------

             2063                                    0.461338%
             2064                                    0.454217%
             2065                                    0.461338%
             2066                                    0.454217%
             2067                                    0.468459%
             2068                                    0.384547%
             2069                                    0.391669%
             2070                                    0.454217%
             2071                                    0.461338%
             2072                                    0.454217%
             2074                                    0.468459%
             2076                                    0.468459%
             2078                                    0.461338%
             2079                                    0.461338%
             2080                                    0.461338%
             2081                                    0.384547%
             2082                                    0.391669%
             2083                                    0.454217%
             2084                                    0.461338%
             2085                                    0.384547%
             2086                                    0.391669%
             2087                                    0.461338%
             2088                                    0.468459%
             3001                                    0.397603%
             3002                                    0.460151%
             3003                                    0.474394%
             3004                                    0.460151%
             3005                                    0.467273%
             3006                                    0.467273%
             3007                                    0.403063%
             3008                                    0.467273%
             3009                                    0.397603%
             3010                                    0.467273%
             3011                                    0.467273%
             3012                                    0.467273%
             3013                                    0.467273%
             3014                                    0.467273%
             3015                                    0.467273%
             3016                                    0.467273%
             3017                                    0.467273%
             3018                                    0.474394%

                                                                         ANNEX C



           UNIT NUMBER                             PERCENTAGE INTEREST
           -----------                             -------------------

             3019                                    0.467273%
             3020                                    0.467273%
             3021                                    0.467273%
             3022                                    0.467273%
             3023                                    0.474394%
             3024                                    0.397603%
             3025                                    0.397603%
             3026                                    0.467273%
             3027                                    0.474394%
             3028                                    0.467273%
             3030                                    0.474394%
             3032                                    0.467273%
             3034                                    0.460151%
             3035                                    0.474394%
             3036                                    0.460151%
             3037                                    0.397603%
             3038                                    0.390482%
             3039                                    0.467273%
             3040                                    0.460151%
             3041                                    0.397603%
             3042                                    0.390482%
             3043                                    0.474394%
             3044                                    0.467273%
             3045                                    0.397603%
             3046                                    0.460151%
             3047                                    0.474394%
             3048                                    0.460151%
             3049                                    0.467273%
             3050                                    0.460151%
             3051                                    0.403063%
             3052                                    0.460151%
             3053                                    0.397603%
             3054                                    0.460151%
             3055                                    0.467273%
             3056                                    0.460151%
             3057                                    0.467273%
             3058                                    0.460151%
             3059                                    0.467273%
             3060                                    0.460151%
             3061                                    0.467273%
             3062                                    0.467273%

                                                                         ANNEX C




             3063                                    0.467273%
             3064                                    0.460151%
             3065                                    0.467273%
             3066                                    0.460151%
             3067                                    0.474394%
             3068                                    0.390482%
             3069                                    0.397603%
             3070                                    0.460151%
             3071                                    0.467273%
             3072                                    0.460151%
             3074                                    0.474394%
             3076                                    0.474394%
             3078                                    0.467273%
             3079                                    0.467273%
             3080                                    0.467273%
             3081                                    0.390482%
             3082                                    0.397603%
             3083                                    0.460151%
             3084                                    0.467273%
             3085                                    0.390482%
             3086                                    0.397603%
             3087                                    0.467273%
             3088                                    0.474394%

              TOTAL                                       100%

                                                                         ANNEX C
                                    EXHIBIT C

                     SEDONA GOLF RESORT & CONFERENCE CENTER

                             USE OF UNITS BY OWNERS

1.      For the purposes of this Exhibit C:

        (1) capitalized terms used in this Exhibit C and not defined herein have the meanings ascribed to such terms in the Declaration;

        (2) "Day" means any period of 24 consecutive hours, commencing at 2:00 p.m. on any day and ending at 2:00 p.m. on the immediately following day;

        (3)     "Public" means all persons other than the Unit Owner;

        (4) "Registered Owner" means the person shown in the Official Records of Yavapai County, Arizona as owner in fee simple of the Unit;

        (5) "Unit Owner" means the Registered Owner and the spouse, children and parents of such Registered Owner and the parents of the Registered Owner's spouse; and where there is more than one Registered Owner, all the Registered Owners and their spouses, children, parents and the parents of their spouses will together constitute the "Unit Owner" for the Unit and, where the
                Registered   Owner  is  a  corporation,   partnership,   limited
                liability company or trust, all directors, officers, shareholders, partners, members, beneficiaries and their respective spouses, children and parents shall constitute the "Unit Owner" for the Unit; and "Unit Owner" will include any person permitted by any of the foregoing to use the Unit free of charge;

        (6) "Use" includes the purpose to which the Unit is put, and includes reside, sleep, inhabit, or otherwise occupy;

        (7)     "Year" means a calendar year.

2. The Unit Owner may use the Unit for up to a maximum of 14 days per Year and for no other Days; any use by the Unit Owner must be reserved by the Registered Owner pursuant to section 4.

3. If a Unit Owner reserves the use of the Unit for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit Owner must reserve the use of the Unit for a minimum of two (2) Days. A Unit Owner may use its Unit no more than 4 times per year with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

4. If any Unit Owner wishes to use the Unit, the Registered Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) must first reserve the use of the Unit by a notice in writing to the Hotel Operator at least six months prior to the commencement of the Period in which the Unit Owner wishes to use the Unit.

                                                                         ANNEX C


5. If the Registered Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) reserves the use of the Unit pursuant to section 4, the Unit Owner: (a) shall be entitled to use such Unit during the period or periods so reserved regardless of whether the Hotel Operator has accepted a reservation from the Public for the use of the Unit for the period or periods reserved by the Registered Owner; and (b) will be deemed to have used the Unit during the period or periods so reserved, whether or not the Unit Owner actually uses or occupies the Unit during such period or periods unless the Unit is available for rental to the Public and at least 30 Days prior to the Unit Owner's scheduled use of the Unit the Registered Owner cancels such reservation, with the approval of the Hotel Operator, acting reasonably.

6. If the Unit Owner does not use the full amount of Days permitted to be used by the Unit Owner pursuant to section 2 hereof in any Year, the Unit Owner will not be entitled to accumulate or otherwise use the unused Days in any future Year.

7. Subject to the use by the Unit Owners pursuant to this Exhibit C, the Unit will be available at all times for rental to the Public; the Hotel Operator may accept reservations from the Public for the use of the Unit for any future Day or Days, unless the Registered Owner has already reserved that Day or those Days pursuant to section 4 hereof.

8.      The terms of this Exhibit C do not apply to Executive Units.

                                                                         ANNEX D











                            ARTICLES OF INCORPORATION

                                       OF

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             CONDOMINIUM ASSOCIATION

                                                                         ANNEX D
                            ARTICLES OF INCORPORATION

                                       OF

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             CONDOMINIUM ASSOCIATION


               In  compliance  with the  requirements  of ss.  10-2301  et seq.,
Arizona  Revised  Statutes,  the  undersigned,   who  is  a  person  capable  of
contracting, does hereby certify:

                                    ARTICLE I

                                      NAME

               The name of the corporation is Sedona Golf Resort and Conference Center Condominium Association (the "Association").

                                   ARTICLE II

                                  DEFINED TERMS

               Capitalized terms used in these Articles of Incorporation without definition shall have the meanings specified for such terms in the Condominium Declaration for Sedona Golf Resort and Conference Center, a condominium, recorded at Recorder's No. ___________, records of Yavapai County, Arizona.

                                   ARTICLE III

                                PRINCIPAL OFFICE

               The principal office of the Association shall be located at _____
__________________.

                                                                         ANNEX D
                                   ARTICLE IV

                                 STATUTORY AGENT

               Michael E. Woolf, whose address is One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1656, and who has been a bona fide resident of the State of Arizona for more than three (3) years last past, is hereby appointed and designated as the initial statutory agent for the Association.


                                    ARTICLE V

                           PURPOSE OF THE ASSOCIATION

               The object and purpose for which the Association is organized is to provide for the management, maintenance and care of the Common Elements and other property owned by the Association or property placed under its jurisdiction and to perform all duties and exercise all rights imposed on or granted to the Association by the Condominium Documents. In furtherance of, and in order to accomplish the foregoing object and purpose, the Association may transact any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

                                   ARTICLE VI

                              CHARACTER OF BUSINESS

               The character of the business which the Association intends to conduct in Arizona is to provide for the management, maintenance and care of the Common Elements and to exercise and perform such other powers and duties as are imposed on or granted to the Association by the Condominium Documents.

                                   ARTICLE VII

                          MEMBERSHIP AND VOTING RIGHTS

               Membership in the Association shall be limited to Unit Owners of Units. Each Unit Owner shall have such rights, privileges and votes in the Association as are set forth in the Condominium Documents.

                                                                         ANNEX D
                                  ARTICLE VIII

                               BOARD OF DIRECTORS

               The number of directors constituting the initial Board of Directors shall be five (5). The names and addresses of the initial directors of the Association who shall serve until the first annual meeting of the Members or until their successors are elected and qualified are as follows:

        Name                                       Mailing Address

---------------------                        ------------------------------
                                             ------------------------------

---------------------                        ------------------------------
                                             ------------------------------

---------------------                        ------------------------------
                                             ------------------------------

---------------------                        ------------------------------
                                             ------------------------------

---------------------                        ------------------------------
                                             ------------------------------

               The Board of Directors shall adopt the initial Bylaws of the Association. The power to alter, amend or repeal the Bylaws is reserved to the Members except to the extent that the consent of Eligible Mortgage Holders may be required in connection with such alteration, amendment or repeal in accordance with the Declaration and except that during the Period of Declarant Control, the Declarant, without the consent of any Unit Owner, shall have the right to amend the Bylaws in order to: (i) comply with the Condominium Act or any other applicable law if the amendment does not adversely affect any Unit Owner; (ii) correct any error or inconsistency in the Bylaws if the amendment does not adversely affect the rights of any Unit Owner; or (iii) comply with the requirements or guidelines in effect from time to time of any governmental or quasi-governmental entity or federal corporation guarantying or insuring
mortgage  loans  or  governing   transactions   involving  mortgage  instruments
including, without limitation, the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal Housing Administration ("FHA") or the Veterans Administration ("VA"). So long as the Declarant owns any Unit, any amendment of the Bylaws must be approved in writing by the Declarant.

                                                                         ANNEX D
                                   ARTICLE IX

                                    OFFICERS

               The following persons shall be the initial officers of the Association and shall hold the positions opposite their names until the first annual meeting of the Association and until their successors have been elected and qualified:

     _________________________                   President
     _________________________                   Vice President
     _________________________                   Secretary/Treasurer


                                    ARTICLE X

                      LIMITATION ON LIABILITY OF DIRECTORS

               The personal liability of a director of the Association to the Association or its Members for monetary damages for breach of his or her fiduciary duties as a director is hereby eliminated to the extent permitted by the Arizona Nonprofit Corporation Act, as it may be amended from time to time.


                                   ARTICLE XI

                                   AMENDMENTS

               These Articles of Incorporation may be amended by Members representing at least seventy-five percent (75%) of the total authorized votes entitled to be cast by Members of the Association; provided that these Articles of Incorporation shall not be amended without the consent of Eligible Mortgage Holders to the extent that such consent is required by the Declaration and further provided, however, that the Declarant, during the Period of Declarant Control, and thereafter the Board of Directors, without a vote of Members, may amend these Articles of Incorporation in order to conform these Articles of Incorporation to the requirements or guidelines of the FNMA, the FHLMC, the FHA, the VA or any federal, state or local governmental agency whose approval of the Condominium, the Plat or the Condominium Documents is required by law or requested by the Declarant or the Association. So long as the Declarant owns any Unit, any amendment to these Articles of Incorporation must be approved in writing by the Declarant.

                                                                         ANNEX D

                                   ARTICLE XII

                                   DISSOLUTION

               The Association may be dissolved with the assent given in writing and signed by Unit Owners representing not less than eighty percent (80%) of the total authorized votes entitled to be cast by the Members provided that the Association shall not be dissolved without the consent of Eligible Mortgage Holders to the extent that such consent is required by the Declaration. Upon dissolution of the Association, other than incident to a merger or consolidation, the assets of the Association shall be dedicated to an appropriate public agency to be used for purposes similar to those for which the Association was created. In the event that such dedication is refused acceptance, such assets shall be granted, conveyed or assigned to any nonprofit corporation, association, trust or other organization to be devoted to such similar purpose.


                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator of the Association is:

            Name                                             Address

     _____________________                        ______________________________

                                                  ______________________________

               Dated this _____ day of ___________________, 1997.




                                                  ______________________________

                                                                         ANNEX D

                  ACCEPTANCE OF APPOINTMENT AS STATUTORY AGENT

               The undersigned, having been designated to act as statutory agent for the Association, hereby accepts such appointment and agrees to act in that capacity until removal or resignation is submitted in accordance with applicable provisions of the Arizona Revised Statutes.


               Dated this _____ day of ___________________, 1997.



                                             -----------------------------------
                                             Michael E. Woolf

                                                                         ANNEX E







                                     BYLAWS

                                       OF

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             CONDOMINIUM ASSOCIATION

                                                                         ANNEX E
                                     BYLAWS

                                       OF

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             CONDOMINIUM ASSOCIATION



                                   ARTICLE I.

                               GENERAL PROVISIONS

         1.1 DEFINED TERMS. Capitalized terms used in these Bylaws without definition shall have the meanings specified for such terms in the Arizona Condominium Act, A.R.S. ss. 33-1201 et seq., and in the Condominium Declaration for Sedona Golf Resort and Conference Center, a condominium, recorded at Recording No. __________________, official records of Yavapai County, Arizona, as amended from time to time.

     1.2 PRINCIPAL OFFICE. The principal office of the Association shall be located at the place designated in the Articles or such other place as may be designated from time to time pursuant to Arizona law. Meetings of Members and the Board of Directors may be held at the principal office of the Association or at such other place as may be designated by the Board of Directors.

     1.3 CONFLICTING PROVISIONS. In the case of any conflict between the Articles and these Bylaws, the Articles shall control; and in the case of any conflict between the Declaration and these Bylaws, the Declaration shall control.

     1.4 CORPORATE SEAL. The Association may have a seal in a form approved by the Board of Directors.

     1.5 DESIGNATION OF FISCAL YEAR. The fiscal year of the Association shall begin on the 1st day of January and end of the 31st day of December of every year, except that the first fiscal year shall begin on the date of incorporation.

     1.6 BOOKS AND RECORDS. The Condominium Documents and all other books, records and papers of the Association shall be available for inspection by any Member and his authorized agents during reasonable business hours at the principal office of the Association where copies may be purchased at reasonable cost, except that the Board of Directors may withhold from disclosure any books, records and papers relating to any of the following: (i) personnel matters or a person's medical records; (ii) communication between an attorney for the

                                                                         ANNEX E

Association and the Association; (iii) pending or contemplated litigation; (iv) pending or contemplated matters relating to enforcement of the Condominium Documents; and (v) meeting minutes or other records of a session of a Board of Directors meeting or Association meeting that is not required to be open to all Unit Owners pursuant to A.R.S. ss. 33-1258. The Association shall not be required to disclose financial and other records of the Association if disclosure would violate any local, state or federal law.

     1.7 OBLIGATION OF ASSOCIATION TO DISCLOSE INFORMATION. Except for a sale of a Unit from the Declarant to a purchaser or an exempt sale pursuant to A.R.S ss. 32-2181.02, the Association shall furnish to a purchaser within seven (7) days (or such longer period of time as may be provided for in A.R.S ss. 33-1260) after receipt of notice of a pending sale, a copy of the Condominium Documents and a dated statement containing: (i) the telephone number and address of a principal contact for the Association, which may be a Manager for the Association, an association management company, an officer of the Association or any other person designated by the Board of Directors; (ii) a statement setting forth the amount of the Common Expense Assessment for the Unit and the unpaid Common Expense Assessment, or installment thereof, any special assessment or other assessment, fee or charge currently due and payable from the selling Unit Owner; (iii) a statement as to whether a portion of the Unit is covered by insurance maintained by the Association; (iv) a statement as to whether the Association has knowledge of any violations of any alterations or Improvements to the Unit that violate any provisions of the Condominium Documents; (v) a statement as to whether the Association has knowledge of any violations of the health or building code with respect to the Unit; and (vi) a statement of case names and case numbers for pending litigation with respect to the Unit filed by the Association against the Unit Owner or filed by the Unit Owner against the Association, except for any information concerning such pending litigation which would violate any applicable rule of attorney-client privilege under Arizona law. The Association may charge the Unit Owner a reasonable fee to compensate the Association for the costs incurred in the preparation of a statement furnished by the Association pursuant to this Section. The Association shall make available to any interested party the amount of any such fee established from time to time by the Association.

     1.8 AMENDMENT.

          1.8.1 Except as provided for in Subsection 1.8.2 below, these Bylaws may only be amended, at a regular or special meeting of the Members, by a vote of the Members entitled to cast more than fifty percent (50%) of the votes entitled to be cast by the Members present in person or by proxy and except to the extent that the consent of Eligible Mortgage Holders may be required in connection with such amendment in accordance with the Declaration. The Bylaws may not be amended by a vote of the Unit Owners if such amendment would be inconsistent with any Hotel Operating and Rental Pool Agreement that the Unit Owners may have entered into.

                                                                         ANNEX E

          1.8.2 During the Period of Declarant Control, the Declarant, without the consent of any Unit Owner, shall have the right to amend these Bylaws in order to: (i) comply with the Condominium Act or any other applicable law if the amendment does not adversely affect any Unit Owner; (ii) correct any error or inconsistency in these Bylaws if the amendment does not adversely affect the rights of any Unit Owner; or (iii) comply with the requirements or guidelines in effect from time to time of any governmental or quasi-governmental entity or federal corporation guaranteeing or insuring mortgage loans or governing transactions involving mortgage instruments including, without limitation, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration or the Veterans Administration. So long as the Declarant owns any Unit, any amendment of the Bylaws must be approved in writing by the Declarant.

     1.9 INDEMNIFICATION. The Association shall have the power to indemnify its Members, directors, officers, employees and agents to the extent and in the manner provided for in the Arizona Nonprofit Corporation Act, A.R.S. ss. 10-2301 et seq, as amended from time to time.

     1.10 NOTICES. All notices, demands, statements or other communications required to be given or served under these Bylaws shall be in writing and shall be deemed to have been duly given and served if hand-delivered or sent by United States mail, postage prepaid or, in the case of a notice pursuant to Section 5.2 of these Bylaws, registered or certified United States mail, return receipt requested, postage prepaid, (i) if to a Unit Owner, at the address which the Unit Owner shall designate in writing and file with the Secretary or, if no such address is designated, at the address of the Unit of such Unit Owner, or (ii) if to the Association, the Board of Directors or to the Managing Agent, at the principal office of the Managing Agent or at such other address as shall be designated by notice in writing to the Unit Owners pursuant to this Section
1.10. A notice given by mail, whether regular, certified or registered, shall be deemed to have been received by the person to whom the notice was addressed on the earlier of the date the notice is actually received or three days after the notice is mailed. If a Unit is owned by more than one person, notice to one of the Unit Owners shall constitute notice to all Unit Owners of the same Unit.

                                    ARTICLE 2

                               MEETINGS OF MEMBERS

     2.1 ANNUAL MEETING. The first Annual meeting of the Members shall be held within one (1) year of the date on which the Association is incorporated, and an annual meeting of the Members shall be held during each calendar year thereafter. The date, time and place of each annual meeting of the Members shall be determined by the Board of Directors.

                                                                        ANNEX E

     2.2 SPECIAL MEETINGS. Special meetings of the Members may be called at any time by the President or by a majority of the Board of Directors or by Unit Owners having at least twenty-five percent (25%) of the votes in the Association.

     2.3 NOTICE OF MEETINGS. Written notice of each meeting of the Members shall be given by, or at the direction of, the Secretary or person authorized to call the meeting by hand-delivering or mailing a copy of each notice, postage prepaid, no fewer than ten (10) nor more than fifty (50) days before such meeting to each Member entitled to vote at the meeting, addressed to the Member's address last appearing on the books of the Association or supplied by such Member to the Association for the purpose of notice. Such notice shall specify the place, day and hour of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called, including the general nature of any proposed amendment to the Declaration or the Bylaws, any changes in Assessments that require approval of the Unit Owners and any proposal to remove a director or officer. The failure of any Unit Owner to receive actual notice of a meeting does not affect the validity of any action taken at that meeting.

     2.4 QUORUM. Except as otherwise provided in the Articles, the Declaration or these Bylaws, the presence in person or by proxy of Members entitled to cast one-tenth (1/10th) of the total authorized votes in the Association shall constitute a quorum at all meetings of the Members. If a quorum shall not be present at any meeting, the Members entitled to vote who are present at such meeting shall have the power to adjourn the meeting for a period of no less than seven days, without notice other than announcement at the meeting, and the Members present in person or by proxy at the time and place announced at the prior adjourned meeting shall constitute a quorum.

     2.5 MULTIPLE OWNERS. If only one of the multiple Unit Owners of a Unit is present at a meeting of the Association, he is entitled to cast all the votes allocated to that Unit. If more than one of the multiple Unit Owners are present, the votes allocated to that Unit may be cast only in accordance with the agreement of a majority in interest of the multiple Unit Owners unless the Declaration expressly provides otherwise. There is majority agreement if any one of the multiple Unit Owners casts the votes allocated to that Unit without protest being made promptly to the person presiding over the meeting by any of the other Unit Owners of the Unit. If a Unit is owned by more then one (1) person and such Unit Owners are unable to agree among themselves as to how their vote or votes shall be cast, they shall lose their right to vote on the matter in question.

     2.6 PROXIES. Votes allocated to a Unit may be cast pursuant to a proxy duly executed by a Unit Owner. If a Unit is owned by more than one person, each Unit Owner of the Unit may vote or register protest to the casting of votes by the other Unit Owners of the Unit through a duly executed proxy. A Unit Owner may not revoke a proxy except by actual notice of revocation to the person presiding over a meeting of the Association. A proxy is void if it is not dated

                                                                         ANNEX E

or purports to be revocable without notice. The proxy is revoked on presentation of a later dated proxy executed by the same Unit Owner. A proxy terminates one year after its date, unless is specifies a shorter term or unless it states that it is coupled with an interest and is irrevocable.

     2.7  SUSPENSION  OF  VOTING  RIGHTS.  If any  Unit  Owner  fails to pay any
Assessments or other amounts due to the Association under the Condominium Documents within fifteen (15) days after such payment is due or if any Unit Owner violates any other provision of the Condominium Documents and such violation is not cured within fifteen (15) days after the Association notifies the Unit Owner of the violation, the Board of Directors shall have the right to suspend such Unit Owner's right to vote until such time as all payments, including interest and attorneys' fees, are brought current, and until any other infractions or violations of the Condominium Documents are corrected.

     2.8 SPECIAL RESOLUTION. Any matter required to be determined by a particular voting percentage under the provisions of the Declaration or a Hotel Operating and Rental Pool Agreement shall be recognized and deemed a requirement hereof.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

     3.1 NUMBER. The affairs of this Association shall be initially managed by a board of five (5) directors. The number of directors may be changed from time to time by the Board of Directors but the number of directors may not be less than five (5) or more than seven (7) and must always be an odd number. During the Period of Declarant Control, the Declarant shall have the right to appoint and remove the members of the Board of Directors who do not have to be Unit Owners. Upon the termination of the Period of Declarant Control, the Unit Owners shall elect the Board of Directors, which must consist of at least five (5) members, at least a majority of whom must be Unit Owners. The Declarant may voluntarily surrender his right to appoint and remove the members of the Board of Directors before termination of the Period of Declarant Control, and in that event the Declarant may require, for the duration of the Period of Declarant Control, that specified actions of the Association or the Board of Directors, as described in a recorded instrument executed by the Declarant, be approved by the Declarant before they become effective.

     3.2 TERM OF OFFICE. The initial members of the Board shall hold office until the first annual meeting of the Members and until their successors are elected and qualified. Commencing with the first annual meeting of the Members, and for the duration of the Period of Declarant Control, all directors shall be elected for a term of one (1) year. At the first annual or special meeting after termination of the Period of Declarant Control, the Members shall elect one (1)

                                                                         ANNEX E

director for a term of one (1) year, two (2) directors for a term of two (2) years and two (2) director for a term of three (3) years. At each annual meeting thereafter, the Members shall elect directors to replace those directors whose terms have expired and all such directors shall be elected for a term of three
(3) years. If the Board increases the number of directors, the newly appointed directors shall serve until the first annual meeting after such increase, at which time the terms of the new directorships shall be designated by the Members.

     3.3 REMOVAL. Except with respect to members of the Board of Directors appointed by the Declarant, at any annual or special meeting of the Members any one or more of the members of the Board of Directors may be removed from the Board of Directors, with or without cause, by a two-thirds (2/3) vote at any meeting of the Unit Owners at which a quorum is present, in person or by proxy, and a successor shall then and there be elected to fill the vacancy thereby created.

     3.4 COMPENSATION. No director shall receive compensation for any service he may render to the Association which is within his duties as a director. However, any director may be reimbursed for his actual expenses incurred in the performance of his duties. A director may receive compensation for services rendered to the Association which are outside his duties as a director if the payment of such compensation is approved by all of the other directors.

     3.5 ACTION TAKEN WITHOUT A MEETING. The directors shall have the right to take any action in the absence of a meeting which they could take at a meeting by obtaining the written consent of all the directors. Any such written consent shall be filed with the minutes of the proceedings of the Board of Directors.

     3.6 VACANCIES. Except with respect to members appointed by the Declarant and vacancies caused by the removal of a member of the Board of Directors by a vote of the Unit Owners as set forth in Section 3.3 of these Bylaws, all vacancies in the Board of Directors shall be filled by a vote of a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Any person so elected shall serve the unexpired portion of the prior director's term. Any newly created directorship shall be deemed a vacancy. Any person elected to fill such a vacancy shall serve until the next annual meeting of the members.

     3.7 MEETINGS.

          3.7.1 Meetings of the Board of Directors, regular or special, shall be held at least annually and may be held by means of conference telephone or other

                                                                         ANNEX E

similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation at such meeting shall constitute presence in person at the meeting.

     3.7.2 Until termination of the Period of Declarant Control, regular meetings of the Board of Directors may be held with or without notice at such time and place as is determined from time to time by the Board. After termination of the Period of Declarant Control, notice to Members of meetings of the Board of Directors shall be by newsletter, conspicuous posting or any other reasonable means as determined by the Board. Any notice of a Board of Directors meeting shall state the time and place of the meeting. An affidavit of notice by an officer of the Association is prima facie evidence that notice was given as prescribed by this subsection. The failure of any Member to receive actual notice of a meeting of the Board of Directors does not affect the validity of any action taken at that meeting.

     3.7.3 Special meetings of the Board of Directors may be called by the President on three (3) business days notice to each director, given in writing, by hand delivery, mail or facsimile, which notice shall state the time, place and purpose of the meeting. Special meetings of the Board shall be called by the President or Secretary in like manner and on like notice on the written request of at least two (2) directors. In addition, after termination of the Period of Declarant Control, notice of special meetings of the Board of Directors shall be given to Members as set forth in Subsection 3.7.2, except that notice to Members of meetings of the Board of Directors is not required if emergency circumstances require action by the Board before notice can be given.

     3.7.4 Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     3.7.5 Regular and special meetings of the Board of Directors are open to all Members and all Members so desiring shall be permitted to attend and listen to the deliberations and proceedings; provided, however, that for regular and special meetings of the Board, Members who are not Board members may not participate in any deliberation or discussion unless expressly so authorized by a vote of the majority of a quorum of the Board. Any portion of a meeting may be closed only if the closed portion of the meeting is limited to consideration of one or more of the following: (i) employment or personnel matters for employees of the Board of Directors or the Association; (ii) legal advice from an attorney for the Board of Directors or the Association; (iii) pending or contemplated litigation; or (iv) pending or contemplated matters relating to enforcement of the Condominium Documents.

                                                                         ANNEX E

     3.8 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. Except as provided in the Condominium Act, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.

     3.9 POWERS AND DUTIES.

          3.9.1 The Board of Directors shall have all of the powers and duties necessary for the administration of the affairs of the Association and may do all such acts and things as are not by the Condominium Act or the Condominium Documents required to be exercised or done by the Members. The Board of Directors may delegate all of the powers granted to the Board of Directors or the officers of the Association by the Act to a hotel operator, if the Members have entered into a Hotel Operating and Rental Pool agreement. In addition to the duties imposed by these Bylaws or by any resolution of the Members that may hereafter be adopted, the Board of Directors shall have the following powers and duties:

               (1) Open bank accounts on behalf of the Association and designate the signatories thereon;

               (2) Make, or contract for the making of, repairs, additions to, improvements to, or alterations of, the Condominium and repairs to the Common Elements, in accordance with the Condominium Documents, after damage or destruction by fire or other casualty, or as a result of condemnation or eminent domain proceedings;

               (3) In the exercise of its discretion, enforce by legal means the provisions of the Condominium Documents;

               (4) Designate,  hire and dismiss the personnel  necessary for the maintenance, operation, repair, replacement of the Common Elements and provide services for the Condominium, and, where appropriate, provide for the compensation of such personnel and for the purchase of equipment, supplies and material to be used by such personnel in the performance of their duties;

               (5) Provide for the operation, care, upkeep and maintenance of all of the Common Elements and services of the Condominium and borrow money on behalf of the Association when required in connection with any one instance relating to the operation, upkeep and maintenance for the Common Elements;

               (6) Prepare and adopt an annual budget for the Association prior to the commencement of each fiscal year;

                                                                         ANNEX E

               (7) Adopt and publish rules and regulations governing the use of the Common Elements and facilities, and the personal conduct of the Members and their guests, lessees, invitees and family members thereon, and establish penalties for the infraction of such rules and regulations;

               (8) In accordance with these Bylaws, suspend the voting rights and the right to use of the Common Elements of a Member;

               (9) Exercise for the Association all powers, duties and authority vested in or delegated to the Association and not reserved to the membership by other provisions of the Condominium Documents;

               (10) Except with respect to members of the Board of Directors appointed by the Declarant, declare the office of a member of the Board to be vacant in the event such member shall be absent from three (3) consecutive regular meetings of the Board of Directors;

               (11) Employ, hire and dismiss such employees as it deems necessary and to prescribe such employees' duties and compensation;

               (12) Cause to be kept a complete record of all its acts and corporate affairs and to present a statement thereof to the Members at the annual meeting of the Members, or at any special meeting when such statement is requested in writing by any Member entitled to vote;

               (13)  Supervise  all  officers,   agents  and  employees  of  the
Association and see that their duties are properly performed;

               (14) Levy, collect and enforce the payment of Assessments in accordance with the provisions of the Declaration;

               (15) Issue, or cause an appropriate officer to issue: (i) upon demand to any interested person, a certificate setting forth whether or not any Assessment has been paid; and (ii) to any lien holder, Member or person designated by a Member, within twenty (20) business days (or such longer period of time as may be provided for in A.R.S ss.33-1256) after receipt of a written request therefor, a recordable statement setting forth the amount of any unpaid Assessment against a Unit. A reasonable charge may be made by the Board for the issuance of such certificates or statements. If a certificate or statement states that an Assessment has been paid, such certificate or statement shall be binding on the Association.

                                                                        ANNEX E

               (16) Procure and maintain adequate property liability and other insurance as required by the Declaration;

               (17)   Cause   all   officers   or   employees    having   fiscal
responsibilities to be bonded, as it may deem appropriate; and

               (18) Cause the Common Elements to be maintained, as more fully set forth in the Declaration; provided, however that this duty is subject to delegation to a hotel operator pursuant to a Hotel Operating and Rental Pool Agreement.

     3.10 MANAGING AGENT. The Board of Directors may employ for the Condominium a "Managing Agent" at a compensation established by the Board of Directors. The Managing Agent shall perform such duties and services as the Board of Directors shall authorize, including, but not limited to, all of the duties listed in the Condominium Act, the Declaration and these Bylaws except for such duties and services that under the Condominium Act or the Declaration may not be delegated to the Managing Agent. The Board of Directors may delegate to the Managing Agent all of the powers granted to the Board of Directors or the officers of the Association by the Act, the Declaration and these Bylaws other than the power:
(i) to adopt the annual budget, any amendment thereto or to assess any Common Expenses; (ii) to adopt, repeal or amend the Rules and Regulations; (iii) to designate signatories on Association bank accounts; (iv) to borrow money on behalf of the Association; (v) to acquire real property and mortgage Units; or
(vi) to allocate Limited Common Elements. Any contract with the Managing Agent must provide that it may be terminated with or without cause and without payment of any penalty or termination fee on no more than thirty (30) days' written notice. The term of any such contract may not exceed three (3) years.


                                    ARTICLE 4

                            OFFICERS AND THEIR DUTIES

     4.1 ENUMERATION OF OFFICERS. The principal officers of the Association shall be the president, vice president, the secretary, and the treasurer. The Board of Directors may create such other offices as the affairs of the Association may require. During the Period of Declarant Control, all officers of the Association shall be appointed and removed by the Declarant. After the termination of the Period of Declarant Control, all officers shall be elected by the Board of Directors. The President must be a member of the Board of Directors. Any other officers may, but need not, be members of the Board of Directors.

     4.2 ELECTION OF OFFICERS. The election of officers shall take place at the first meeting of the Board of Directors following each annual meeting of the Members.

                                                                         ANNEX E

     4.3 TERM. After the termination of the Period of Declarant Control, the officers of the Association shall be elected annually by the Board of Directors and each shall hold office for one (1) year unless he shall sooner resign, or shall be removed, or otherwise disqualified to serve.

     4.4 RESIGNATION AND REMOVAL. Except for officers appointed by the Declarant, any officer may be removed from office with or without cause by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     4.5 VACANCIES. Except for officers appointed by the Declarant, a vacancy in any office may be filled by appointment by the Board of Directors. The officer appointed to such vacancy shall serve for the remainder of the term of the officer he replaces.

     4.6 MULTIPLE OFFICES. Any two or more offices may be held by the same person except the offices of President and Secretary.

     4.7 POWERS AND DUTIES. To the extent such powers and duties are not assigned or delegated to a hotel operator or a Managing Agent, the powers and duties of the officers shall be as follows:

               PRESIDENT. The president shall be the chief executive officer of the Association; shall preside at all meetings of the Board of Directors or the Members; shall see that orders and resolutions of the Board of Directors are carried into effect; sign checks and promissory notes of the Association; deposit monies in bank accounts of the Association; and shall generally manage the business of the Association.

               VICE PRESIDENT. The Vice President shall act in the place and stead of the President in the event of his absence, inability or refusal to act, and shall exercise and discharge such other duties as may be required of him by the Board of Directors.

               SECRETARY. The Secretary shall record the votes and keep the minutes of all meetings and proceedings of the Board of Directors and of the members; keep the corporate seal of the Association and affix it on all papers requiring said seal; serve notice of meetings of the Board of Directors and of the Members; keep appropriate current records showing the Members of the Association together with their addresses, and shall perform such other duties as required by the Board of Directors.

               TREASURER. The Treasurer shall receive and deposit in appropriate bank accounts all monies of the Association and shall disburse such funds as

                                                                         ANNEX E

directed by resolution of the Board of Directors; shall sign checks and promissory notes of the Association; shall keep proper books of account; shall prepare an annual budget and a statement of income and expenditures to be presented to the membership at its regular annual meeting, and deliver a copy of each to the Members; and, in general, perform all the duties incident to the office of treasurer.

     4.8 OFFICERS AUTHORIZED TO EXECUTE AMENDMENTS TO DECLARATION. Any amendments to the Declaration or the Plat which are required by the Condominium Act or the Declaration to be executed by the Association may be executed by either the President or Vice President of the Association.

                                    ARTICLE 5

                               MONETARY PENALTIES

         5.1 POWER OF BOARD OF DIRECTORS TO IMPOSE MONETARY PENALTIES. In accordance with the procedures set forth in this Article, the Board of Directors shall have the right to impose reasonable monetary penalties against any Unit Owner for a violation of any provisions of the Condominium Documents by the Unit Owner, his family, tenants or guests. Any monetary penalty imposed by the Board of Directors shall be imposed only after the procedures set forth in this Article have been complied with.

         5.2 NOTICE OF VIOLATION.

                  5.2.1 The Board of Directors, or any person designated by the Board, may serve a "Notice of Violation" against a Unit Owner for a violation of any provision of the Condominium Documents by the Unit Owner, his family, tenants or guests. A Notice of Violation shall contain (i) a description of the violation, (ii) the approximate time and place at which the violation was observed, (iii) the amount of the fine to be paid by the Unit Owner for such violation, (iv) the name of the person issuing the Notice of Violation, and (v) a statement advising the Unit Owner of the Unit Owner's right to request a hearing pursuant to Section 5.2.4 of the Bylaws.

                  5.2.2 A Notice of Violation shall be deemed to have been served if delivered personally to the Unit Owner named in the Notice of Violation or sent to the Unit Owner by registered or certified United States mail, return receipt requested, postage prepaid. A Notice of Violation served by mail shall be deemed to have been received by the Unit Owner to whom the notice was addressed on the earlier of the date the notice is actually received or three (3) days after the notice is deposited in the United States mail. A Notice of Violation given by mail shall be addressed to the Unit Owner at the address

                                                                         ANNEX E

of the Unit Owner as shown on the records of the Association. If a Unit is owned by more than one person or entity, a Notice of Violation to one of the joint Unit Owners shall constitute notice to all of the joint Unit Owners.

                  5.2.3 The Unit Owner shall pay the fine set forth in the Notice of Violation to the Association within ten (10) days after the Notice of Violation is served on the Unit Owner unless prior to that time the Unit Owner requests a hearing on the violation pursuant to Section 5.2.4 of the Bylaws.

                  5.2.4 Any Unit Owner served with a Notice of Violation may request a hearing on the violation. The request for a hearing must be addressed to the Secretary of the Association and must be actually received by the Association within ten (10) days after the service of the Notice of Violation. Upon receipt of a request for a hearing pursuant to this Section, the President or any other officer of the Association shall schedule a hearing on the violation before the Board of Directors or before a hearing officer or a committee approved by the Board and shall notify the Unit Owner requesting the hearing of the date, time and place of the hearing. The notice of the hearing shall also advise the Unit Owner of his right to produce statements, evidence and witnesses on his behalf and to be represented at the hearing by an attorney. If the hearing on the violation is before the Board of Directors, then the minutes of the meeting of the Board at which the hearing is held shall reflect the fact that the hearing on the violation was held and the action taken by the Board on the violation. If the hearing is held before a hearing officer or a committee appointed by the Board of Directors, then the hearing officer of the committee conducting the hearing shall, within ten (10) days after the conclusion of the hearing, make a written recommendation to the Board on what action the Board should take in the violation. Upon receipt of the recommendation from the hearing officer or the committee, the Board of Directors shall act upon the recommendation. Any fine which is affirmed by the Board following a hearing pursuant to this Section shall be paid by the offending Unit Owner within ten (10) days after a notice of the action of the Board of Directors is served upon the Unit Owner. Service of the notice from the Board of Directors shall be made in the same manner as service of a Notice of Violation pursuant to Section 5.2.2 of the Bylaws.

                  5.2.5 Any fines imposed pursuant to this Article 5 shall be the joint and several liability of all of the joint Unit Owners of a Unit and shall be secured by the Assessment Lien.

                                                                         ANNEX E

                                  CERTIFICATION

     I hereby certify that the foregoing Bylaws were duly adopted by the Board of Directors of the Association on the _____ day of _________________, 1997.

                                    _______________________________
                                    Secretary/Treasurer

                                    ANNEX F


                          PURCHASE CONTRACT AND RECEIPT

                   (SEDONA GOLF RESORT AND CONFERENCE CENTER)

                                                                        ANNEX F

                          PURCHASE CONTRACT AND RECEIPT
                   (SEDONA GOLF RESORT AND CONFERENCE CENTER)


     THIS PURCHASE CONTRACT AND RECEIPT (the "CONTRACT") is entered into between UP SEDONA, INC. an Arizona corporation, with principal offices at the address set forth on the signature page hereof (the "SELLER"), and ____________________ ___________________ whose address is set forth on the signature page hereof (the "BUYER"), who will take title as (check one):

____ an unmarried ____ man, ____ woman,  as sole and separate  property
____ married ____ man, ____woman, as his/her sole and separate property
____ husband and wife as community  property
____ husband and wife as community  property with right of  survivorship
____ joint tenant with right of  survivorship
____ tenants in common
____ trustee(s)  under trust agreement dated  _______________
____ other,  ____  corporation, ____ partnership, ____ limited liability company under the following terms and conditions:

     1. PURCHASE. Seller hereby agrees to sell and Buyer hereby agrees to buy for the price and in accordance with the terms set forth herein, that certain real property, together with all rights and appurtenances thereto, described as follows:

     Unit ____ (the "UNIT") of Sedona Golf Resort & Conference Center, a condominium (the "PROJECT"), recorded in the office of the Recorder of Yavapai County, Arizona, in Book ____ of Maps, Page ____, together with an undivided interest in the common areas thereof (the "COMMON AREA") in accordance with plans and specifications on file in the office of Seller (the "PLANS"), which Buyer hereby acknowledges having reviewed and approved. (The Unit and the interest in the Common Area are collectively referred to as the "PROPERTY".)

The purchase of the Property includes participation by Buyer in a mandatory rental pool for the Project (the "RENTAL POOL"), as more fully described in the Prospectus previously delivered to Buyer, which Buyer acknowledges receiving.

                                                       Buyer's Initials: _______

         2. OWNERS ASSOCIATION AND RENTAL POOL. Upon recordation of the deed from Seller to Buyer for the Property, Buyer will automatically become a member of Sedona Golf Resort & Conference Center Condominium Owners Association (the "ASSOCIATION"), and shall be subject to the terms of the Declaration of

                                                                         ANNEX F

Covenants, Conditions and Restrictions for Sedona Golf Resort & Conference Center, recorded as Instrument No. _______________, records of Yavapai County, Arizona, as the same have been and may be amended from time to time (the "DECLARATION"), the Hotel Operating and Rental Pool Agreement (the "RENTAL POOL AGREEMENT") by and between Seller, the owners of all of the Units within the Project (collectively, the "UNIT OWNERS"), and the hotel operator referred to in the Prospectus (the "HOTEL OPERATOR"), the Articles of Incorporation, Bylaws, Rules and Regulations of the Association. Buyer acknowledges that concurrently with the execution of this Contract, Seller has furnished to Buyer copies of the Declaration, the Rental Pool Agreement, the Articles of Incorporation, Bylaws, and the Rules and Regulations of the Association. At the Closing (as defined below), Buyer shall execute a written instrument reasonably satisfactory to Seller or an execution counterpart of the Rental Pool Agreement confirming that Buyer adopts and ratifies all the terms, covenants, provisions, conditions, and stipulations of the Rental Pool Agreement. Buyer has carefully reviewed the Declaration, the Rental Pool Agreement, Articles of Incorporation, Bylaws, and Rules and Regulations of the Association, and Buyer is familiar with and understands the development objectives for the Project and the use restrictions on the Unit which are consistent with such objectives.

                                                     Buyer's Initials: _________

     3. PURCHASE PRICE AND METHOD OF PAYMENT. The purchase price for the Property to be paid by Buyer and method of payment shall be as follows:

         Purchase Price for Unit
         and Furnishings                                  $ ____________

         Earnest money paid herewith to
         Escrow Agent
         _____ Cash; _____ Check (subject to
         collection if by check):                         $ ____________

         Mortgage Amount due at Closing
         from loan proceeds if Buyer
         elects to obtain financing                       $ ____________

         Balance due at Closing
         (exclusive of Mortgage Amount
         and closing costs)                               $ ____________

The earnest money shall be deposited with Escrow Agent and shall not be released to the Seller until the Closing at which time it shall apply against the purchase price.

     4. FINANCING. If any part of the purchase price for the Property is to be paid from the proceeds of a loan, within five (5) days following execution of this Contract by Buyer, Buyer shall make application for and use its best efforts to obtain a loan from a lender (to be approved in writing by Seller). Within three (3) business days of being requested to do so, Buyer shall furnish all information and truthfully and diligently make, execute and complete all

                                                                         ANNEX F

documents which any lender may request for the prompt loan processing and timely funding. Buyer shall notify Seller within three (3) days from the date that any loan applied for by Buyer is accepted, rejected or modified. If Buyer is approved for a loan in an amount less than that applied for, the difference shall be deposited by Buyer into escrow five (5) business days after notification of the lender's approval for such lesser amount. If (i) Buyer is rejected for a loan by any lender to whom Buyer has made a loan application, or
(ii) Buyer's loan application has not been approved within thirty (30) days from the date of Seller's acceptance of this Contract, or (iii) loan approval is subject to conditions that are unacceptable to Seller, Seller may cancel this Contract, and if Buyer has fully complied in good faith with its obligations under this Paragraph and has done nothing to delay or hinder loan approval, Buyer may cancel this Contract, unless prior to such cancellation Buyer receives written notice of loan approval and Seller approves same. In the event of such cancellation, Seller shall refund to Buyer all sums received from Buyer pursuant to this Contract. Buyer shall be responsible for and shall pay any and all fees and costs in connection with any loan applied for, whether or not this transaction is completed, including but not limited to points, interest, application fees, appraisal costs and credit report fees. The interest rate and fees for any loan applied for by Buyer are matters of concern solely between Buyer and the lender and shall not in any way affect the rights or obligations of the parties hereto. Seller has not agreed to provide a loan to Buyer nor has Seller guaranteed the availability of a loan or any particular loan terms. Seller shall not be responsible for the representations, actions, or omissions made by any lender.

     5. CONSTRUCTION AND COMPLETION.

          (a) Seller shall cause the Project and the Unit to be constructed in substantial conformance with the County-approved Plans subject to substitution of materials, fixtures and appliances of equal or better quality and subject to such changes in the Plans as may be required or approved by any state, federal, county or local government authority. The final inspection and acceptance of the Unit by Yavapai County shall constitute conclusive evidence that the Unit has been constructed in substantial accordance with the Plans and that Seller's construction obligations relative to the Unit have been fully satisfied, subject to the limited warranty items described below. As the Unit will be subject to the Rental Pool Agreement and the Project will be operated as a hotel, Buyer understands that Buyer will not be involved in the selection of furnishings, finishes or other design and/or decorative items relative to the Unit. Buyer understands that the Project will be constructed by , which is licensed as a contractor by the Arizona Registrar of Contractors, license number .

          (b) If not already complete, Seller expects to complete construction of the Project no later than December 31, 1998 (the "EXPECTED COMPLETION DATE"), which may be extended by reason of delays caused by or contributed to as a result of casualties, acts of God, labor difficulties, material or fuel shortages, adverse weather conditions, governmental moratoriums, delays in obtaining governmental permits and approvals, fire, vandalism, unavailability of utilities, or other conditions beyond the control of Seller (the "UNCONTROLLABLE EVENTS"). Buyer's sole remedy for Seller's failure to complete construction of the Project by the Expected Completion Date (as such date may be extended by any Uncontrollable Events) shall be to

                                                                         ANNEX F

terminate this Contract, which shall occur sixty (60) days following written notice of termination received by Seller from Buyer; provided, however, that this Contract shall not be terminated if Seller completes the Project within such sixty (60) day period. If this Contract is so terminated, all earnest money and other amounts paid by Buyer to Seller under this Contract shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Contract. If Buyer does not elect to terminate this Contract during such sixty (60) day period and Seller fails to complete the Project within twenty-four (24) months from the date Buyer executes this Contract, Buyer shall have all rights and remedies available at law or in equity against Seller, including specific performance but excluding incidental or consequential damages (including lost profits). Except as set forth in this paragraph, no representation is made by Seller as to a specific completion date or construction schedule.

          (c) Insulation will be installed in the Unit as follows where construction allows: (i) walls separating refrigerated areas from nonrefrigerated areas: Type: fiberglass batts; thickness: _________ inches; R-value: __________; (ii) ceiling (except over unrefrigerated storage areas):
Type: cellulose or fiberglass batts; thickness: _______________ inches; R-value:
___________ or greater. All thickness and R-values are approximate and R-values do not include the R-value of other wall or ceiling materials. Notwithstanding the foregoing, insulation may be of lesser thickness and R-value than indicated in certain areas where the design of the Unit does not permit greater thickness. Examples of locations where thickness and R-values may vary include locations where studs are placed in walls, at corners and windows and where roof trusses attach to outside walls. The R-values are based on the representation of the manufacturer and/or installer of the insulation and Seller does not warrant or represent that these R-values are correct. Seller has the right to make substitutions as to the type, thickness and R-value of insulation installed in the Unit without obtaining the consent of Buyer, as long as there are no substantial changes in the R-value of the insulation installed in a substantial portion of the Unit.

     6. POSSESSION, ESCROW AND CLOSING.

          (a) Possession of the Property shall remain exclusively with Seller until the Closing and Buyer shall not have the right to take possession or occupancy of the Unit at or following the Closing except as provided in the Rental Pool Agreement.

          (b) Seller and Buyer hereby employ , or such other escrow agent as Buyer and Seller may agree upon (the "ESCROW AGENT"), to act as escrow agent to facilitate the closing of this transaction. This Contract shall serve as escrow instructions to Escrow Agent and the parties do not intend to execute separate instructions. Upon Closing, Escrow Agent shall cause the recording in the appropriate county offices of all necessary documents, disburse all funds, issue to Buyer the title insurance policy referred to below and issue to any lender any required title insurance policy insuring the lender's lien against the Property in the amount of any loan obtained by Buyer. Escrow Agent will not accept payments or tendered performance from Buyer after a cancellation notice has been issued by Seller unless Seller authorizes acceptance of the same in Seller's sole discretion. The parties hereto grant to Escrow Agent the right to

                                                                         ANNEX F

execute on their behalf an Affidavit of Value to enable recording of the deed, using the total purchase price set forth above, unless instructed by the parties to the contrary.

          (c) It is Seller's intention to complete construction of the Project prior to completion of the sale contemplated by this Contract. Accordingly, Closing shall occur on the seventh (7th) day after Seller has notified Buyer that Yavapai County has approved the Project (including the Unit) for occupancy, which may occur prior to the Expected Completion Date. Should Buyer not fully perform all of its payment and performance obligations (including but not limited to execution and delivery of all loan and other closing documents) on or before the date set for the Closing, in addition to all other amounts payable hereunder, Buyer shall pay to Seller to compensate Seller for the delay, interest at twelve percent (12%) per annum on the entire purchase price from the date originally scheduled for the Closing to the date that this transaction is actually completed, unless Seller elects to cancel this transaction by reason of the failure of Buyer to timely complete this transaction on the Closing, or unless such nonperformance by Buyer is caused by Seller's nonperformance of any terms or conditions hereof. Provided Seller completes construction of the Unit as required by the terms hereof, Seller shall not be liable to Buyer for any costs, expenses, liabilities, losses or damages incurred by Buyer as a result of any delay in the Closing, including but not limited to any loss or damage as a result of any increase in commitment fees, points or interest rates assessed or charged by any lender.

     7. CONVEYANCE. Title to the Property shall be conveyed by special warranty deed at the Closing subject only to (i) patent reservations, (ii) taxes and assessments not due and payable at Closing, (iii) any liabilities, charges and obligations imposed upon the Property by reason of inclusion or membership in any electrical, agricultural, hospital, community facilities or other improvement district or any water users association, (iv) the Declaration and any amendments thereto and any matters referred to therein, (v) matters shown on the plat, or which an accurate survey would show, (vi) easements and rights-of-way for roads, canals, ditches, drainage and public utilities, (vii) water rights, (viii) Buyer's purchase money encumbrance, if any, (ix) any other matters of record not adversely affecting marketability of title to the Property; and (x) any other matters agreed to in writing by Buyer, including, without limitation, the Rental Pool Agreement. Once title to the Property has been so conveyed, all claims and demands of Buyer against Seller arising under this Contract or otherwise, including without limitation claims of negligence, shall be waived, released and forever discharged, except, however, any warranty claims arising under Paragraph 12.

     8. CLOSING COSTS AND PRORATIONS. In addition to the purchase price for the Unit, Buyer shall deposit in escrow at least three (3) days prior to the Closing
(i) an amount (determined by Escrow Agent or any lender) equal to all unpaid financing costs (including but not limited to credit reports, appraisal fees, inspection fees, document preparation charges, casualty and liability insurance premiums, lender's title insurance premiums, impound, loan origination fees and points and tax service fees), (ii) all advance payments to the Association as may be required, including, without limitation, the reserve fund payment as required by the Declaration equal to $150,000 multiplied by the Percentage Interest attributable to the Unit under the Declaration, and (iii) all other escrow and recording fees, and the premium for any title insurance which Buyer may elect to purchase. In no event shall Buyer be required to pay more than one percent of the purchase price of the Unit for the items set forth in the immediately preceding subsection (iii), and if such costs and fees exceed such

                                                                         ANNEX F

one percent amount, Seller shall pay any excess. Taxes, general and special assessments, community facilities district assessments and homeowner association assessments ("PRORATE ITEMS") shall be prorated as of the Closing based on the most recent information available to Escrow Agent without adjustment following the Closing; however, if Buyer causes any delay in the Closing, Buyer shall be responsible for all Prorate Items from the date initially established for the Closing regardless of the actual date of Closing. Income and expenses payable under the Rental Pool Agreement shall also be prorated as of the Closing, based upon information provided by the Hotel Operator.

     9. DEFAULT AND REMEDIES.

          (a) If, due to circumstances other than Seller's failure to perform any term or condition hereof, Buyer fails to make any payment when due or to timely perform any other term or condition hereof, Seller may deliver to Buyer and Escrow Agent written notice detailing Buyer's failure of payment or performance. Buyer shall have seven (7) days from receipt of such notice from Seller or Escrow Agent within which to remedy the failure of payment or performance. If, at the expiration of such curative period, Buyer has not cured such failure of payment or performance, Seller's sole right and remedy for Buyer's failure to perform and close escrow shall be to cancel this Contract and any escrow established in connection herewith and retain all amounts paid to or for the benefit of Seller as liquidated damages (and not as a penalty), in consideration for administering this Contract, canceling escrow and taking the Unit off the market, it being acknowledged that the actual damages of Seller would be extremely difficult and impractical to ascertain.

          (b) If Seller fails to complete the Project by the Expected Completion Date (as it may be extended by Uncontrollable Events), Buyer shall have the rights and remedies as set forth in Paragraph 5(b) above. In all other instances, if Seller fails to comply with the terms and conditions of this Contract and if Buyer shall have complied with all of its obligations hereunder, Buyer may deliver to Seller a written notice setting forth in detail the alleged failure of performance by Seller. Seller shall have thirty (30) days from the receipt of such notice from Buyer within which to cure such failure of performance, except that if the required performance cannot reasonably be completed by Seller within said thirty-day period, then Seller shall have a reasonable time within which to complete its performance, not to exceed an additional sixty (60) days. If, at the expiration of such period, Seller shall not have cured such failure of performance, Buyer may, by further notice to Seller, either (i) require Seller to refund all money deposited into escrow by Buyer, whereupon this Contract shall be terminated without liability to either party, or (ii) enforce any other right or remedy available at law or in equity; however, in order to elect specific performance Buyer must tender full and complete performance. In no event shall Seller be responsible to Buyer for incidental or consequential damages, including lost profits. If Buyer does not elect a specific remedy in its initial default notice to Seller, Buyer shall be conclusively deemed to have elected to terminate this Contract and receive a refund of all money deposited into escrow.

                                                                         ANNEX F

          (c) If either party cancels this Contract as permitted herein, Buyer shall have no further right, title or interest in or to the Property.

          (d) If either party commences litigation, arbitration or any regulatory proceeding to enforce any of the terms of this Contract, then the nonprevailing party shall pay to the prevailing party all court costs, arbitration fees, expert witness fees and other expenses of arbitration, regulatory proceeding or suit (including any appeal) in connection therewith, together with reasonable attorneys' fees determined by the court (without a jury), arbitrator or regulatory agency.

     10. NO ORAL CHANGES OR REPRESENTATIONS. Seller wishes to avoid any misunderstanding concerning the purchase of the Property and it is the policy of Seller not to enter into any oral agreement or to ask any buyer to rely on any oral representations concerning the Property or the Project. Buyer should not rely on any representation or promise that is not set forth in writing in this Contract or the Prospectus. No salesperson or broker has any authority to modify the terms hereof nor any authority to make any representation or agreement not contained in this Contract or the Prospectus and no person on behalf of Seller is authorized to make any future oral agreement upon which Buyer may rely to cancel, change or modify any portion of this Contract. This Contract supersedes any and all prior understandings and agreements. This Contract may be amended or modified only by an agreement in writing signed by Buyer and Seller and Seller's authorized agent.

     11. NOTICES. All notices to be given by either party to the other shall be in writing and shall be served by personal delivery or by depositing such notice in the United States mail, certified or registered, addressed and delivered to the party to receive the notice at the addresses set forth herein or at such other address as may be indicated by one party to the other party by written notice. Notices sent by certified or registered mail as set forth above shall be deemed to have been delivered upon the third business day following the day on which such notice is deposited for delivery in any United States Postal Service mail box or branch office established by the United States Postal Service, as evidenced by the postmark.

     12. REPRESENTATIONS AND WARRANTIES.

          (a) Except as otherwise set forth in Paragraph 12(d) below, in lieu of and as a substitute for all implied warranties of any kind relative to construction of the Unit, Seller expressly warrants that it shall repair or
replace  all  defective   materials   and  correct  all  defective   workmanship
incorporated in the Unit if Buyer notifies Seller in writing of the defect within one (1) years from the date of Closing. Such warranty does not apply to (and Seller should have no liability for) defects or damage caused, by way of example and not as a limitation, by (i) normal wear and tear or deterioration,
(ii) any damage caused or made worse by the negligence, improper maintenance, improper operation or alteration of the Unit by anyone other than Seller, (iii) any loss or damage resulting from acts of God, natural disasters or other causes beyond the control of Seller, including but not limited to, fire, explosion, smoke, water, glass breakage, windstorm, hail, lightening, changes which are not reasonably foreseeable in the level of the underground water table, falling trees, aircraft, vehicles, flood and earthquake; (iv) insubstantial variances or

                                                                         ANNEX F

defects; (v) environmental conditions such as overhead, underground or above-ground power lines or facilities, radon or other naturally occurring hazardous environmental conditions; (vii) deferred maintenance items or vandalism or other damage caused by occupants of the Unit; (vii) warranty service which is the responsibility of the manufacturer or supplier of any tangible personal property included within the Unit; or (viii) maintenance and repairs which are the responsibility of the Hotel Operator under the Rental Pool Agreement. Buyer understands and agrees that warranty service may require multiple service calls in order to complete corrective action. Buyer hereby authorizes the Hotel Operator to conduct on Buyer's behalf a walk-through inspection of the Unit and the Project upon completion. Seller shall make agreed upon repairs identified during such walk-through inspection within a reasonable period of time following the Closing.

          (b) THE WARRANTIES CONTAINED IN THIS CONTRACT ARE THE ONLY WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED. TO THE EXTENT PERMITTED BY LAW SELLER HEREBY DISCLAIMS (AND BUYER HEREBY WAIVES AND RELEASES SELLER FROM ALL LIABILITIES IN CONNECTION WITH) ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY OR WORKMANSHIP WHICH EXCEED THE EXPRESS WARRANTY SET FORTH IN PARAGRAPH 12(a) ABOVE. BUYER UNDERSTANDS AND AGREES THAT SELLER'S LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE, IS LIMITED TO THE REMEDY OF REPAIR OR REPLACEMENT AS SET FORTH ABOVE. NO STEPS TAKEN BY SELLER TO CORRECT DEFECTS OR ALLEGED DEFECTS SHALL EXTEND THE WARRANTY PERIOD BEYOND THE ONE-YEAR PERIOD SET FORTH ABOVE. UNDER NO CIRCUMSTANCES SHALL SELLER BE LIABLE TO BUYER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS CONTRACT, MAY BE BROUGHT BY BUYER MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED UNDER THE WARRANTY PROVISIONS OF THIS
SECTION 12.

                                                        Buyer's Initials: ______

     13. ENTRY ON PROPERTY. Seller's field construction personnel and contractors have no authority to make promises or waivers which are binding upon Seller. Buyer agrees not to interfere with the work of such personnel and contractors. Buyer understands that the Project site could be dangerous and prior to closing Buyer shall not enter the Project. Buyer shall be responsible for all injury and damage to persons or property suffered by Buyer or Buyer's family members or guests who enter the Project, and Buyer shall indemnify, defend and hold Seller and its contractors harmless for, from and against any such injuries and damages and all costs and expenses related thereto, including attorneys' fees.

     14. ENVIRONMENTAL NOTICE. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, ABOUT THE EXISTING OR FUTURE SOIL OR ENVIRONMENTAL CONDITIONS ON OR ADJACENT TO THE PROPERTY OR THE PROJECT, INCLUDING POSSIBLE PRESENT OR FUTURE POLLUTION OF THE AIR, WATER OR SOIL FROM ANY SOURCES, INCLUDING BUT NOT LIMITED TO RADON GAS OR UNDERGROUND MIGRATION OR SEEPAGE OF HAZARDOUS SUBSTANCES OR OTHER POLLUTANTS. SELLER EXPRESSLY DISCLAIMS ANY LIABILITY FOR ANY TYPE OF DAMAGE, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, WHICH THE PROPERTY OR ITS INHABITANTS MAY SUFFER BECAUSE OF ANY EXISTING OR FUTURE ENVIRONMENTAL OR OTHER CONDITIONS, INCLUDING BUT NOT LIMITED TO POWER LINES OR RADON, AFFECTING SUCH INHABITANTS, THE LOT OR REAL PROPERTIES IN OR ADJACENT TO THE PROJECT.

     15. BROKERAGE DISCLOSURE. Buyer acknowledges that the agents marketing Units for Seller at the Project are acting solely as the agents of Seller. Seller does not utilize sub-agents; therefore, if Buyer has been shown the Unit by an agent other than one of Seller's Project agents, such agent is the agent of Buyer and solely represents Buyer. Seller shall not pay any broker or agent a commission or any other compensation unless there is a written agreement signed by Seller and the broker or agent detailing the amount of compensation to be paid, the conditions of payment and confirming that the agent or broker is acting solely on behalf of Buyer and not as a sub-agent of Seller and that such agent or broker is legally qualified to be paid compensation for participating in the sale of the Unit.

     16. MISCELLANEOUS.

          (a) If this Contract is signed by more than one Buyer, each Buyer shall be jointly and severally liable hereunder. The numbers and gender used herein shall be deemed to apply to such number and gender as the context requires.

          (b) This Contract shall inure to the benefit of and shall be binding upon the parties, their heirs, personal representatives, successors and assigns, provided, however, neither this Contract nor any rights hereunder may be assigned or transferred by Buyer prior to the Closing without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller, and any such prohibited assignment shall be void.

          (c) Except as otherwise provided herein, no waiver in connection with this Contract shall be effective unless it is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of a breach of any position of this Contract shall not constitute a waiver of the same or a different breach in the future.

          (d) Time is of the essence with respect to the performance of all terms, conditions and provisions of this Contract.

          (e) This Contract shall not be binding upon Seller until accepted by Seller and executed by Seller's authorized representative. Buyer's earnest money deposit is accepted subject to prior sale, and this Contract may be canceled by Seller in the event of prior sale.

          (f) If prior to the Closing all or a substantial portion of the Project shall be destroyed or materially damaged by fire or other casualty, either Buyer or Seller may cancel this Contract, in which event Buyer shall be entitled to a full refund of all amounts paid hereunder, unless Seller agrees to repair and compete construction no later than one year after the date of fire or other casualty, in which event this Contract shall remain in full force and effect.

          (g) This Contract shall be governed and enforced under the laws of the State of Arizona.

          (h) Within five (5) days after request therefor, Buyer and Seller shall execute and deliver any additional documents and provide any additional information required or reasonably requested by the other party, any lender or escrow agent in order to evidence or give effect to the provisions of this Contract, both prior to and following the Closing. If the parties cannot agree upon the terms and conditions of any documents to be executed which are not specifically agreed upon in this Contract, then Escrow Agent's standard form of that particular document shall be used.

     17. ACKNOWLEDGEMENTS AND RIGHTS OF BUYER.

          (a) Buyer understands and accepts that (i) the character and uses of property surrounding and in the vicinity of the Project may change, (ii) there may be minor deviations in the Unit from Seller's standard plans or model units located within the Project and from illustrations and designs shown in promotional materials, (iii) floor plans, maps, landscaping and elevation renderings included within information and promotional brochures may not have been drawn to scale and any square footage or dimensions shown in such materials are only approximations, and (iv) Seller reserves the right to make changes in the design of the Project and in the plans, specifications, materials, size and location of all Project improvements (except that only minor deviations may be made with respect to the Unit).

          (b) Buyer represents that Buyer is purchasing the Property and the participation in the Rental Pool for Buyer's own account.

          (c) Buyer acknowledges that there is no organized market for the resale of the Unit and that this investment is not liquid.

                                                                         ANNEX F

         IN WITNESS WHEREOF, the parties have executed this Contract as of the date set forth below.

APPROVED AND ACCEPTED FOR SELLER:             BUYER:
                                              _________________________
UP SEDONA, INC., an Arizona corporation       a(n)_____________________

ON __________________, 199___                 By:______________________
                                              Name:____________________
                                              Its:_____________________
By:______________________                     Date:____________________
      Authorized Agent
                                              Address:
Address:                                      _________________________
_________________________                     _________________________
_________________________                     _________________________
_________________________
                                              Telephone Number_________
Telephone:_______________
                                              _________________________
                                              State of Residence

                                              _________________________
                                              Citizenship

                                              _________________________
                                              Social Security No.

                                              Mailing Address if Different:
                                              _________________________
                                              _________________________
                                              _________________________


Submitted by the following
broker/representative on
______________________, 199_


_________________________
of_______________________

The broker/representative by transmitting this Purchase Contract acknowledges that the purchase of the Property contracted for by Buyer, based on information obtained from Buyer concerning Buyer's investment objectives, is suitable for Buyer and that Buyer has been informed by broker/representative of the facts relating to liquidity and marketability of the Property. Broker/representative agrees to maintain records confirming Buyer's suitability.

                                                                         ANNEX F
                    ADDENDUM TO PURCHASE CONTRACT AND RECEIPT


     This Addendum to Purchase Contract and Receipt (this "ADDENDUM") is attached to that certain Purchase Contract and Receipt (the "CONTRACT"), dated ___________________, 199__, by and between UP SEDONA, INC., an Arizona corporation ("SELLER") and , a(n) ("BUYER"). Capitalized terms not otherwise defined in this Addendum be as defined in the Contract. In the event of any inconsistency or conflict between the terms of this Addendum and the Contract, the terms of this Addendum shall govern.

     1. DEFINITIONS.

          a. "CASH FLOW DEFICIENCY" means that at any time during the Inducement Period, there is a negative difference between Gross Revenues and Expenses with respect to the Unit which have been earned and incurred during the Inducement Period.

          b. "EXPENSES" shall include all "Hotel Expenses" as defined in the Rental Pool Agreement plus: (1) assessments payable by the Buyer pursuant to the Declaration; (2) real property taxes and assessments for the Unit; and (3) debt service payments which would be payable pursuant to an Imputed Mortgage. Expenses shall exclude, however, (i) any expenses incurred to repair or replace any damage to the Unit or the furniture and furnishings within the Unit as a result of Buyer's intentional or negligent acts; and (ii) any exclusion to the term "Hotel Expenses" as set forth in the Rental Pool Agreement unless specifically included above.

          c. "GROSS REVENUE" shall have the same definition as in the Rental Pool Agreement.

          d. "INDUCEMENT PERIOD" means the period commencing on the Closing Date and expiring one year following the date upon which the Project opens for business and begins accepting paying hotel guests (as determined by the Hotel Operator).

          e. "IMPUTED MORTGAGE" means a loan which, for computation purposes, has a loan to value ratio of seventy-five percent (75%) of the purchase price of the Unit as set forth in Paragraph 3 of the Contract and bears interest at a rate not to exceed eight percent (8%) per annum, computed biannually, amortized over a period of thirty (30) years, which results in a mortgage constant of
 .00724711 on a monthly basis. Therefore, in computing monthly debt service payments for purposes of establishing whether there is a Cash Flow Deficiency, the price of the Unit would be multiplied by 75% and the product would be multiplied by the mortgage constant of .00724711. Seller's obligations under this Addendum are based upon an Imputed Mortgage regardless of whether Buyer pays cash for the Unit or obtains a purchase money loan of more or less than seventy-five percent (75%) of the Unit purchase price.

                                                                         ANNEX F

     2. PAYMENT OF CASH FLOW DEFICIENCY.

          a. If following the end of any calendar month Seller receives notice from the Hotel Operator that there was a Cash Flow Deficiency for the Unit which occurred in the prior month during the Inducement Period, Seller will cause such Cash Flow Deficiency (less any Cash Flow Deficiency amount previously paid by Seller) to be paid to the Hotel Operator, for the account of Buyer (and for distribution and application as set forth in the Rental Pool Agreement), within fifteen (15) days of receipt of such written statement from the Hotel Operator detailing the amount of the applicable Cash Flow Deficiency.

          b. Buyer understands that the amounts to be derived under the Rental Pool Agreement will likely fluctuate from month to month and that while there may be a Cash Flow Deficiency during one or more monthly periods, in other monthly periods Buyer may receive distributions under the Rental Pool Agreement which would have otherwise offset prior Cash Flow Deficiencies, such that at the end of the Inducement Period (i) there may be no actual accumulated Cash Flow Deficiency, or (ii) the total accumulated Cash Flow Deficiency may be less than the total monthly Cash Flow Deficiencies which Seller has paid for the benefit of Buyer during the Inducement Period. Accordingly, at the end of the Inducement Period, based upon the reports of the Hotel Operator, if Seller has paid to Buyer any Cash Flow Deficiencies during the Inducement Period and either (i) there is no aggregate Cash Flow Deficiency, or (ii) the aggregate Cash Flow Deficiency for the term of the Inducement Period is less than the total of the periodic amounts paid by Seller to Buyer under the terms of subparagraph 2(a), Buyer shall immediately remit any overpayments to Seller. If Seller has not received such payment within fifteen (15) days following notice to Buyer requesting repayment, Seller may enforce all rights and remedies available at law or in equity to collect such reimbursement and Buyer hereby irrevocably instructs the Hotel Operator to pay to Seller all amounts which would otherwise be payable to Buyer under the Rental Pool Agreement until such reimbursement amount, together with interest thereon at the rate of twelve percent (12%) per annum from the due date until paid, has been paid in full.

          c. Seller shall have no obligation to Buyer for any Cash Flow Deficiency which may occur at any time after the Inducement Period.


SELLER:

UP SEDONA, INC., an Arizona corporation

By:______________________
Name:____________________
Its:_____________________


BUYER:

_________________________
a(n)_____________________

By:______________________
Name:____________________
Its:_____________________

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

                               [GRAPHIC OMITTED]

================================================================================

Until ______________ all dealers that buy, sell or trade the Units, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as Underwriters and with respect to unsold allotments or subscriptions.











You should rely only on the information contained in this document or incorporated by reference and supplemental literature referred to in this Prospectus. UP Sedona has not authorized anyone to provide you with information that is different. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered by this Prospectus in any State to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made pursuant to this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the proposed hotel condominium project since the respective dates at which information is given as set forth in the Prospectus or since the date of this Prospectus. However, if any material change in the affairs of the proposed hotel condominium project shall occur during the time when a copy of this Prospectus is required to be delivered, UP Sedona will amend or supplement this Prospectus to reflect such change.


                               SEDONA GOLF RESORT
                              AND CONFERENCE CENTER


                                  $42,500,000





                                PROSPECTUS DATED


                              ______________, 1997


================================================================================

                                   APPENDIX A

                    Description of Graphic and Image Material

1.  Location:       Inside Front Cover Page of Prospectus
    Item:           Photographs
    Description:    The  photographs  appearing on the inside front cover of the prospectus are from top to bottom:(a)The Sedona golf resort and conference center, and (b) model of hotel against the surrounding area.

2.  Location:       First Page Front and Back Following Inside Front Cover Page
    Item:           Photographs
    Description:    The photographs appearing on the front and back of the first page after the inside front cover of the prospectus are from top to bottom and front to back: (a) a colored main floor plate indicating units by type and suite numbers, corridors, conference center, restaurant, parking and landscaping, (b) a colored second floor plate showing unit types, suite numbers and corridors, and (c) a colored third floor plate showing unit types and suite numbers,

3.  Location:       Last Page of Prospectus Preceeding Inside Back Cover Page
    Item:           Photographs
    Description:    The photographs appearing on the last page of the prospectus preceeding the inside back cover page are from top to bottom and front to back: (a) a one bedroom OB1 Floor Plan.,
                    (b) a one  bedroom OB2  Floor  Plan., (c) a one bedroom OB3
                    Floor Plan, and (d) a studio ST1 floor plan.

4.  Location:       Inside Back Cover Page of Prospectus
    Item:           Photographs
    Description:    The  photographs  appearing  on the inside back cover of the prospectus are from top to bottom: (a) a general location map of Phoenix to the Grand Canyon, and (b) a map of the Sedona area.

5.  Location:       Page 13 of Prospectus
    Item:           Bar Graph
    Description:    This bar  graph  from  Smith  Travel  Research  outlines  in graphical form, the growth in occupancy and average daily rate for the total U.S. lodging industry from 1991 through 1995.

6.  Location:       Page 14 of Prospectus
    Item:           3 Bar Graphs stacked vertically
    Description:    These bar  graphs  from  Smith  Travel  Research  outline in graphical form, the occupancy, average daily rate and the revenue per available room for the total U.S. full service market and the total U.S. resort market from 1991 through 1995,

7.  Location:       Page 20 of Prospectus
    Item:           3 Bar Graphs stacked vertically
    Description:    These bar graphs  outline in graphical  form, the occupancy, average daily rate and the revenue per available room for the total U.S. full service market, the total U.S. resort market and the Sedona resort market from 1991 through 1995,

8.  Location:       Page 27 of Prospectus
    Item:           Bar Graph
    Description:    This bar  graphs  outline  in  graphical  form,  the  steady history of growth in occupancy, average rate and revenue per
                    available  room  for  Delta  Hotels  Limited,   the  primary
                    competitors of Delta Hotels Limited and Hotels in Canada for 1995 and 1996.

9.  Location:       Page 28 of Prospectus
    Item:           Bar Graph
    Description:    This bar graphs  outline in graphical  form,  the net income per available room for Delta Hotels Limited and for the hotel industry in Canada from 1991 and 1996.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses incurred in connection with the issuance and distribution of the securities being registered hereby are as follows:

         SEC registration fee............................... $12,878.79
         NASD Filing Fee*...................................
         Accountants' fees and expenses*....................
         Legal fees and expenses*...........................
         Printing expenses*.................................
         Miscellaneous fees*................................
                  Total*....................................

         *  To be filed by amendment

ITEM 31. SALES TO SPECIAL PARTIES.

                  None.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

                  None.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Articles of Incorporation (the "Articles") require the Registrant to indemnify any person who is or was a director, officer, employee, or agent of the Corporation against liability for monetary damages for acts or alleged acts and failures to act or alleged failures to act of such person with respect to the Corporation. The effect of the provisions of the Articles and the Arizona Business Corporation Act (the "Business Corporation Act") is described below.

         The Articles and the Business Corporation Act require the Registrant to indemnify all "Outside Directors," as defined below, and officers of the Registrant who are not directors against "liability," as defined below. The Articles and the Business Corporation Act also require the Registrant to indemnify against reasonable "expenses," as defined below, any director who is the prevailing party in the defense of any proceeding to which the director is a party because such person is or was a director of the Registrant. In addition, the Business Corporation Act requires the Registrant to pay expenses to Outside Directors in advance of a final disposition of the proceeding if (1) the director furnishes to the Registrant a written affirmation (an "Affirmation") of his or her good faith belief that (i) his or her conduct was in good faith, (ii) he or she reasonably believed that the conduct was in the best interests of the Registrant or at least not opposed to the Registrant's best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful (the "Standard of Conduct") and (2) the director provides the Registrant with a written undertaking (an "Undertaking") to repay the advance if it ultimately is determined that the director did not meet the Standard of Conduct. However, the Business Corporation Act prohibits the Registrant from advancing expenses to an Outside Director if a court of competent jurisdiction determines before payment that the director failed to meet the Standard of Conduct and a court does not otherwise authorize indemnification.

         The Articles and the Business Corporation Act also require the Registrant to indemnify a director who is not an Outside Director against liability, but only if the Registrant is authorized in the specific case after a determination has been made by either (a) a majority of the members of the Board of Directors who are not at the time parties to the proceeding, (b) special legal counsel, or (c) the shareholders of the Registrant (excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that the director has met the Standard of Conduct (a "Determination"). In addition, the Business Corporation Act prohibits the Registrant from indemnifying a director who is not an Outside Director in connection with a proceeding by or in the right of the Registrant in which the director is adjudged liable to the Registrant, or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. The Business Corporation Act and the Articles permit the Registrant to pay for or reimburse the reasonable expenses of a director who is not an Outside Director in advance of the final disposition of a proceeding if the director furnishes the Registrant with an Affirmation, an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not preclude indemnification under the Business Corporation Act.

         As permitted by the Business Corporation Act, except for situations where the Registrant is required to indemnify its officers who are not also directors against liability, as described above, the Articles require the Registrant to indemnify against liability and permit the Registrant to advance expenses to any officer, employee, or agent who is not a director to the same extent as to a director. However, the Business Corporation Act prohibits the Registrant from indemnifying such persons against liability unless a Determination is made that indemnification is permissible because the person has met the Standard of Conduct. The Business Corporation Act permits the Registrant to pay for or reimburse expenses to an officer, employee, or agent who is not a director in advance of a final disposition of the proceeding, but only if the person furnishes to the Registrant an Affirmation and an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not otherwise preclude indemnification.

         The Articles and the Business Corporation Act permit a director or officer of the Registrant to apply to a court for indemnification, in which case the court may, subject to certain conditions, order the Registrant to indemnify such person for part or all of the person's liability and expenses.

         The Business Corporation Act defines "Outside Director" to mean a director who, when serving as a director, was not an officer, employee or holder of more than 5% of the outstanding shares of any class of stock of the Registrant. "Liability" under the Business Corporation Act means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and include obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred. The Business Corporation Act defines "expenses" as attorney fees and all other costs and expenses reasonably related to a proceeding.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

                  Not Applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements

                      Independent Auditors' Report
                      Balance Sheet as of December 31, 1996
                      Notes to Balance Sheet - December 31, 1996

         (b)      Exhibits

EXHIBIT
NUMBER            EXHIBIT

1.1*      Form of Selling Agent Agreement
3.1       Articles of Incorporation of the Registrant
3.2       Bylaws of the Registrant
4.1*      Form of Certificate evidencing ownership of a Unit
5.1* Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association
8.1* Form of Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, as to the Tax Matters
10.1      Golf Facilities Agreement
10.2 Reciprocal Easement Agreement with Covenants and Restrictions Affecting Land regarding Ridge Spa and Racquet Club
23.1* Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association (included as Exhibits 5.1 and 8.1 hereto)
23.2      Consent of Toback CPA's, P.C.
24.1 Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)
27*       Financial Data Schedule

*        To be filed by amendment

ITEM 36.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the imum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on the 27th day of February, 1997.

                                          UP SEDONA, INC.


                                          By: /s/ William Oliver
                                             --------------------------
                                             William Oliver
                                             President


                                POWER OF ATTORNEY

         KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, William Oliver and Raymond J. Langrish, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                 Position                        Date
       ---------                 --------                        ----

/s/ Victor D. Setton
-------------------------   Chairman of the Board             February 27, 1997
    Victor D. Setton


/s/ William Oliver
-------------------------   President                         February 27, 1997
    William Oliver          (Chief Executive Officer)


/s/ Raymond J. Langrish
-------------------------   Secretary and Treasurer           February 27, 1997
    Raymond J. Langrish     (Chief Financial Officer and
                            Chief Accounting Officer)